As filed with the U.S. Securities and Exchange Commission on November 7, 2024

Registration No. 333-282516

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1405 Pioneer Street,

Brea, California 92821

(714) 613-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Michery

President, CEO and Chairman

1405 Pioneer St

Brea, CA 92821

Tel: (714) 613-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Katherine J. Blair

Michael W. Kelker

Jones Day

555 South Flower Street, 50th Floor

Los Angeles, CA 90071-2300

(213) 489-3939

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2024

PRELIMINARY PROSPECTUS

MULLEN AUTOMOTIVE INC.

30,000,000 Shares of Common Stock

This prospectus of Mullen Automotive Inc., a Delaware corporation (the “Company” or “Mullen”), relates solely to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders” (collectively, with any of such stockholders’ transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “Selling Stockholders”) of up to 30,000,000 shares (“Offered Shares”) of our common stock, par value $0.001 per share (“Common Stock”), issuable upon conversion of convertible notes (the “Notes”) and exercise of warrants to purchase shares of our Common Stock (the “Warrants”). As of November 1, 2024, there were outstanding approximately $20.3 million aggregate principal amount and accumulated interest of Notes, convertible into an aggregate of 10,009,400 shares of Common Stock, and Warrants exercisable, based on a cash exercise, for an aggregate of 166,767 shares of Common Stock, which total amount represents 53.6% beneficial ownership of the shares of Common Stock outstanding as of that date. For a description of the Notes and Warrants, see “Private Placement of Notes and Warrants”. Each share of Common Stock offered under this prospectus has associated with it one right to purchase from us one ten-thousandth of a share of our Series A-1 Junior Participating Preferred Stock, par value $0.001 per share, under our Rights Agreement (as defined herein). Please see the section entitled “Description of Securities— Rights Agreement; Series A-1 Junior Participating Preferred Stock” in this prospectus for a more detailed discussion.

The additional shares of our Common Stock included in this prospectus are being registered for resale pursuant to the terms of the Registration Rights Agreement to cover additional shares of Common Stock that may be issuable under the anti-dilution provisions contained in the terms of the Notes and Warrants and described herein under “Private Placement of Notes and Warrants.”

Our registration of the Offered Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Offered Shares. The Selling Stockholders may sell the Offered Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” of this prospectus. We will not receive any of the proceeds from the Offered Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants.

No underwriter or other person has been engaged to facilitate the sale of our Common Stock in this offering. The Selling Stockholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act, of the shares of Common Stock that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Offered Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest. Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MULN”. On November 6, 2024, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.72 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company”.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should read and carefully consider the risks described in this prospectus under the heading “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus, other than any proceeds from any cash exercise of the Warrants.

Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus, and any accompanying prospectus supplement. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained, in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, development, manufacturing and sales of our vehicles, our operations, prospects, strategies, and the industry in which we operate. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to several factors, including those set forth under the heading “Risk Factors” beginning on page 8 of this prospectus, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information.” The following factors set forth below and under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus.

These risks include, among others, the following:

●	We may not be able to raise additional funding nor generate or obtain sufficient cash flows to service all of our existing and future liabilities when they become due;

●	Our liquidity issues, which can force us to seek protection under federal bankruptcy laws, may impact our business and operations;

●	We have incurred significant losses since inception, and we expect that we will continue to incur losses for the foreseeable future;

●	We will require substantial additional financing to effectuate our business plan;

●	We have not yet manufactured or sold significant number of vehicles to customers. Many of our products are still on the development stage and we may never be able to mass-produce them;

●	There is substantial doubt about our ability to continue as a going concern;

●	We incurred non-cash impairment charges during 2023 which adversely affected our year fiscal 2023 operating results and we may be required to incur additional future impairment and other charges, which could adversely affect our operating results;

●	Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors;

●	The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders;

●	Our outstanding shares of convertible preferred stock contain anti-dilution protection, which may cause significant dilution to our stockholders;

●	Our commitments to issue shares of Common Stock or securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders;

●

Our commitment to issue shares of Common Stock pursuant to the terms of the Notes, the ELOC Purchase Agreement, our preferred stock and Warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price;

●

Pursuant to the terms of the Securities Purchase Agreement, the Company may not be able to sell securities in order to obtain additional financing, which could force us to delay, limit, reduce or terminate our product development efforts or other operations;

●	We may not be able to maintain compliance with the continued listing requirements of the NASDAQ Capital Market;

●	We have not paid, and do not plan to pay, cash dividends on our common stock, so any return on investment may be limited to the value of our common stock;

●	A reverse stock split may decrease the liquidity of the shares of our common stock and may have a dilutive effect on the ownership of existing stockholders;

●	Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve;

●	Our common stock may be subject to the “penny stock” rules in the future, which may be more difficult to resell;

●	Substantial blocks of our total outstanding shares may be sold into the market, which may cause the price of our common stock could decline;

●	Our stock price has been volatile, and the market price of our common stock may drop below the price you pay;

●	Stockholder equity interest may be substantially diluted in any additional equity issuances;

●	We may issue additional shares of common stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks;

●	Our Certificate of Incorporation designates specific courts as the exclusive forum for certain stockholder litigation matters, which could limit the ability of our stockholders to obtain a favorable forum for disputes with us or our directors, officers or employees;

●	The dearth of analyst coverage or negative and inaccurate reporting;

●	Potential acquisitions may disrupt our business and dilute stockholder value;

●	Changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results;

●	We may be unable to develop, manufacture and obtain required regulatory approvals for a car of sufficient quality to appeal to customers on schedule or at all, or may be unable to do so on a large scale;

●	We, our third party partners and our suppliers are subject to substantial regulation and unfavorable changes to, or failure by us, our third party partners or our suppliers to comply with, these regulations could substantially harm our business and operating results;

●	Future changes to regulatory requirements may have a negative impact upon our business;

●	Our currently planned vehicles rely on lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame, potentially subjecting us to litigation, recall, and redesign risks;

●	The efficiency of a battery’s use will decline over time, which may negatively influence customers’ decisions whether to purchase an electric vehicle;

●	We rely on our OEMs, suppliers and service providers for parts and components, any of whom could choose not to do business with us;

●	We will rely on complex machinery for its operations and production, which involve a significant degree of risk and uncertainty in operational performance and costs;

●	Complex software and technology systems need to be developed in coordination with vendors and suppliers, and there can be no assurance that such systems will be successfully developed;

●	We may experience significant delays in the design, manufacture, regulatory approval, launch and financing of our vehicles, which could harm our business and prospects;

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●	We may be unable to meet our projected construction timelines, costs and production ramps at our factories, or we may experience difficulties in generating and maintaining demand for products manufactured there;

●	We may be negatively impacted by any early obsolescence of our manufacturing equipment;

●	The inability of our suppliers, including single or limited source suppliers, to deliver components in a timely manner or at acceptable prices or volumes could have a material adverse effect on our business and prospects;

●	Financial distress of our suppliers could necessitate that we provide substantial financial support, which could increase our costs, affect our liquidity or cause production disruptions;

●	We have a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future, casting doubt on our ability to continue as a going concern;

●	Our business model is untested, and it may fail to commercialize our strategic plans;

●	We may be unable to accurately estimate the supply and demand for our vehicles;

●	Increased costs or disruptions in supply of raw materials or other components could occur;

●	Our vehicles may fail to perform as expected;

●	Our services may not be generally accepted by our users;

●	The automotive market is highly competitive;

●	The automotive industry is rapidly evolving and demand for our vehicles may be adversely affected;

●	We have identified material weaknesses in our internal control over financial reporting;

●	Our future growth is dependent on the demand for and consumers’ willingness to adopt electric vehicles;

●	Government and economic incentives could become unavailable, reduced or eliminated;

●	Our failure to manage our future growth effectively;

●	We may establish insufficient warranty reserves to cover future warranty claims;

●	We may not succeed in establishing, maintaining and strengthening our brand;

●	Doing business internationally may expose us to operational and financial and political risks;

●	We are highly dependent on the services of David Michery, our Chief Executive Officer;

●	We are exposed to risks relating to our relationship with a related party;

●	Our business may be adversely affected by labor and union activities;

●	Our business could be adversely impacted by global or regional catastrophic events;

●	Reservations for our vehicles are cancellable;

●	We face information security and privacy concerns;

●	We may be forced to defend ourselves against alleged patent or trademark infringement claims and may be unable to prevent others from unauthorized use of our intellectual property;

●	Our patent applications may not issue as patents, the patents may expire, our patent applications may not be granted, and our rights may be contested;

●	We may be subject to damages resulting from trade secrets;

●	Our vehicles are subject to various safety standards and regulations that we may fail to comply with;

●	We may be subject to product liability claims;

●	We face risks and uncertainties related to litigation, regulatory actions and government investigations and inquiries;

●	We are or will be subject to anti-corruption, bribery, money laundering, and financial and economic laws;

●	Risk of failure to improve our operational and financial systems to support expected growth;

●	Risk of failure to build our financial infrastructure and improve our accounting systems and controls;

●	The priority of the holders of our debt and preferred stock over the holders of our common stock in the event of liquidation, dissolution or winding up;

●	We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in operating our manufacturing facilities; and

●	Other risks and uncertainties, including those listed under “Risk Factors.”

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all the information you should consider before investing in our securities. You should read this entire prospectus, especially the risks of investing in our securities discussed under the heading “Risk Factors,” and our financial statements and related notes before making an investment decision. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to, the “Company”, “we”, “us”, “our”, “Mullen” and “MULN” refer to Mullen Automotive Inc., a Delaware corporation, and its consolidated subsidiaries. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

Our Company

We are a Southern California-based electric vehicle (“EV”) company that operates in various verticals of businesses focused within the automotive industry. We are currently building and delivering the newest generation of commercial trucks.

There is a significant transformation going on in the motor vehicle landscape. Electric vehicles are quickly becoming mainstream as all major original equipment manufacturers (“OEMs”) have announced billions of dollars of investments to quickly transform their entire product lines from gas powered to electric propulsion. We believe Mullen is at the forefront of this transformation leading the way in commercial trucks.

We entered the commercial truck business executing two opportunistic acquisitions in the fourth quarter of 2022. The first acquisition was Bollinger Motors, Inc. (“Bollinger Motors”). This provided Mullen entry into the medium duty truck classes 4-6, and the Sport Utility and Pick Up Truck EV segments. The second acquisition was of the assets of Electric Last Mile Solutions (“ELMS”), which included a manufacturing plant in Mishawaka, Indiana and all the intellectual property needed to engineer and build Class 1 and Class 3 electric vehicles. We believe that these two acquisitions give Mullen the most complete portfolio coverage in the commercial EV truck market from Class 1 to 6 where there is very little current competition and, in some segments, no other announced entries.

During 2023, we began to equip our second manufacturing plant located in Tunica, Mississippi to become our commercial manufacturing center. Tunica was commissioned with two lines to manufacture the Class 1 and 3 vehicles and began shipping Class 3 trucks in September 2023. Our approach for Class 1 and 3 commercial markets is to prioritize speed-to-market by leveraging other automotive OEMs engineering and tooling while devoting Mullen’s capital on customer and legal requirements for the vehicles to be sold in the North American market. This strategy has required lower capital investment requirements compared to other startup EV companies and an opportunity to gain market share before other entries arrive.

Our portfolio of commercial vehicles currently consists of the Mullen Class 1 Van, the Mullen Class 3, the Bollinger B4 Chassis Cab, and the Mullen I-GO. Our passenger EVs includes the Bollinger B1 SUV and the Bollinger B2 pickup truck.

As part of our strategy to increase our vertical integration of critical systems, in September 2023, we purchased the assets of Romeo Power for $3.5 million. This included battery production lines as well as a significant amount of inventory for pack production and the intellectual property to produce the Legions and Hermes battery systems. In November 2023, we announced a new high-energy facility in Fullerton, California, expanding our overall U.S. footprint, including EV battery development and production capabilities. This new Southern California facility is dedicated to producing next-generation American-made EV battery components, modules, and packs. When in production, we believe the in-house made Mullen battery packs will reduce reliance on third party suppliers and reduce supply chain risks in a very critical area of the vehicle.

Private Placement of Notes and Warrants

On May 14, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors agreed to purchase an aggregate principal amount of $52.6 million of 5% Original Issue Discount Senior Secured Notes convertible into shares of Common Stock (the “Notes”) and five-year warrants exercisable for shares of Common Stock (the “Warrants”). Upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million including the 5% original issue discount, of Notes (the “Initial Notes”), and also received Warrants exercisable, based on a cash exercise, for an aggregate of 47,934 shares of Common Stock (the “Initial Warrants”).

Pursuant to the Securities Purchase Agreement, after the purchase of the Initial Notes and the Initial Warrants, the investors were obligated to purchase an additional principal amount of $39.5 million, or $37.5 million including the 5% original issue discount, of Notes and related Warrants (the “Obligated Purchases”) if (i) the Company has sufficient authorized shares of Common Stock available to cover 250% of the shares of Common Stock underlying the conversion of the Notes and exercise of the Warrants, (ii) the Common Stock has average daily trading volume of $3 million in the previous 10 trading days, (iii) a registration statement covering the shares of Common Stock underlying the conversion of the Notes and exercise of the Warrants has been declared effective, (iv) the Company has obtained stockholder approval of the issuance of the Notes and Warrants in compliance with Nasdaq Listing Rule 5635(d), and (v) the Company is in compliance with the continued listing standards of The Nasdaq Capital Market (the “Funding Conditions”).

For a period beginning on May 14, 2024 and ending on the one year anniversary from the later of (i) the date registration statements registering the shares issuable upon conversion of all of the Notes and exercise of all the Warrants is declared effective or (ii) the date the Company has obtained stockholder approval for the transaction, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions as provided in the Securities Purchase Agreement (the “Additional Investment Right”).

On July 8, 2024, as part of the Additional Investment Right, one investor exchanged 76,923 shares of Series E Preferred Stock for an initial aggregate principal amount of $3.2 million, or $3.0 million including the 5% original issue discount, of Notes and Warrants to purchase 115,042 shares of Common Stock (subject to adjustment) (the “July 8, 2024 Exchange”). On July 9, 2024, as part of the Obligated Purchases, investors purchased an additional initial aggregate principal amount of $10.5 million, or $10.0 million including the 5% original issue discount, of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 383,473 shares of Common Stock. On July 15, 2024, as part of the Obligated Purchases, investors purchased an additional initial aggregate principal amount of $29.0 million, or $27.5 million including the 5% original issue discount, of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 105,455 shares of Common Stock. On September 25 and 27 and October 2, 2024, pursuant to the Additional Investment Rights, the investors purchased an additional initial aggregate principal amount of approximately $13.2 million (or $12.5 million excluding the 5% original issue discount) of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 48,928 shares of Common Stock. As of November 1, 2024, there were outstanding approximately $20.3 million aggregate principal amount and accumulated interest of Notes, convertible into an aggregate of 10,009,400 shares of Common Stock, and Warrants exercisable, based on a cash exercise, for an aggregate of 166,767 shares of Common Stock.

The Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located. The outstanding principal and accrued but unpaid interest on the Notes may be converted by the holder into shares of Common Stock (the “Note Shares”) at the lower of (i) $549.00, (ii) 95% of the closing sale price of the Common Stock on the date that the Initial Registration Statement (defined below) is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $1.16 per share, not subject to adjustment.

In connection with the issuance of the Notes, the holders also received 5-year warrants exercisable for 200% of the shares of Common Stock underlying such Notes at an exercise price equal to 105% of closing sale price of the Common Stock on execution date, subject to further adjustment (the “Warrant Shares”). The Warrants may be exercised for cash or on a cashless basis based upon a predefined Black Scholes Value. In the event that the Company has met certain conditions, including the Funding Conditions, and the stock has increased 250% from the then-conversion price of the Notes for 10 consecutive days, the Company will be entitled to require the holders to exercise the Warrants for cash.

The Notes and Warrants are not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock.

The Company and the Selling Stockholders executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement within five days following the closing of the Securities Purchase Agreement. Such registration statement registered for resale, by the selling stockholders listed therein, up to 200,000 shares of Common Stock issuable upon exercise of the Initial Notes and the Initial Warrants, and was declared effective on May 29, 2024 (the “Initial Registration Statement”). Subsequently, the Company filed additional registration statements that registered for resale, by the selling stockholders listed therein, up to 850,000 and 3,500,000 shares of Common Stock issuable upon exercise of Notes and Warrants, which were declared effective on August 2, 2024 and September 13, 2024, respectively. In the event that (i) sales cannot be made pursuant to the registration statement or the prospectus contained therein is not properly available for any reason for more than five consecutive calendar days or more than an aggregate of 10 calendar days during any 12-month period or (ii) a registration statement is not effective for any reason or the prospectus contained therein is not properly available for use for any reason, and the Company fails to file with the SEC any required reports under the Exchange Act, then the Company has agreed (unless the Registrable Securities are freely tradable pursuant to Rule 144) to make payments to each investor as liquidated damages in an amount equal to 1.5% of such investor’s total committed purchase price for the registrable securities affected by such failure and an additional 1.5% on every 30 day anniversary, with a maximum of 12 payments (except with respect to clause (ii). Such payments will bear interest at the rate of 10% per month (prorated for partial months) until paid in full and may be paid in shares of Common Stock at the option of the Company.

Recent Developments

On August 23, 2024, the Company entered into a Purchase Agreement (the “Agreement”) with VoltiE Group and Volt Mobility Holding Ltd. (“Volt Mobility”) pursuant to which the Company will provide Volt Mobility with commercial electric vehicles (“EVs”), specifically, Class 1 and Class 3 Mullen vehicles and, upon U.S. certification and launch, Bollinger Class 4 vehicles, and chargers at preferred wholesale pricing for the United Arab Emirates (“UAE”) region as its exclusive representative. Volt Mobility, as the Company exclusive representative, will have the ability to set up respective dealers and distributors and service partners throughout the region. Volt Mobility committed to purchase 3,000 Class 3 commercial EVs with an initial deposit of $3.0 million for initial orders of 300 units within 60 days of execution and the balance of 2,700 units in calendar year 2025. As of the date of this prospectus, Volt Mobility has not yet made the deposit nor placed the initial orders. The Company also agreed that it will coordinate with Volt Mobility to set up a fully operational service center in the UAE. In the event of default by any party with respect to any material term and upon 30-day notice, any party may terminate the Agreement in part or in its entirety without any further notice. The Agreement has a term of 16 months and will automatically renew for an additional 12 months unless notice is provided otherwise.

On October 24, 2024, Bollinger Motors issued to Robert Bollinger (the “Lender”) an Amended and Restated Secured Promissory Note (the “Bollinger Note”) for a principal amount of $10.0 million. The Bollinger Note amends and restates a $5.0 million Secured Promissory Note issued by Bollinger Motors to the Lender on October 22, 2024. The Bollinger Note is intended to provide additional capital for Bollinger Motors production and sale of the B4, Class 4 EV truck. The Bollinger Note bears interest at a rate of 15% per annum and has a maturity date of October 30, 2026. An initial interest-only payment is due on November 29, 2024, and then on the first day of each month starting January 1, 2025, based on a payment schedule. The Bollinger Note is secured by the assets of Bollinger Motors, excluding inventory and certain intellectual property. Upon an event of default, such as a failure to pay when due, a breach of any representation, warranty or covenant, bankruptcy, a material adverse change, or any other material breach of the Bollinger Note, the principal amount of the Bollinger Note, together with all accrued interest, will become immediately due and payable. The Bollinger Note contains customary representations, warranties and covenants, including among other things and subject to certain exceptions, covenants that restrict Bollinger Motors from incurring additional indebtedness or allowing any encumbrance with respect to the collateral for the Bollinger Note, other than certain permitted debt and liens (as described in the Bollinger Note), disposing of any collateral and selling all or substantially all of the assets or voting securities of Bollinger Motors.

In October 2024, the Company announced that it will reduce overall spend by executing a 20% reduction in headcount across the Company’s operations, eliminate its passenger vehicle programs, and conduct facility consolidations through termination of property leases and subleasing of non-critical property. Mullen continues to focus on overall near term commercial revenue generation while streamlining operational efficiencies.

On May 21, 2024, the Company entered into the Equity Line of Credit (“ELOC”) Purchase Agreement (the “Purchase Agreement”) with Esousa LLC (the “Investor”), pursuant to which the Investor agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after July 5, 2024, and until the earlier of (i) the 36-month anniversary of the Commencement Date of July 16, 2024, or (ii) the termination of the ELOC Purchase Agreement in accordance with the terms thereof, shares of Common Stock, having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth below. In connection with the ELOC Purchase Agreement, the Company also entered into a registration rights agreement, pursuant to which the Company agreed to file a registration statement and any additional registration statements, with the SEC covering the resale of the shares of the Company’s common stock issued to Investor pursuant to the ELOC Purchase Agreement. In August and September 2024, the Company issued 247,934 shares of Common Stock to Esousa as commitment shares and on October 23, 2023, the Company issued 502,066 shares of Common Stock with proceeds of approximately $1.1 million pursuant to the terms of the ELOC Purchase Agreement. The Company can continue to access the ELOC if it files another registration statement with the SEC.

Reverse Stock Split

Effective September 17, 2024, the Company implemented a reverse stock split at a ratio of 1-for-100 shares (the “September 2024 Reverse Stock Split”). The September 2024 Reverse Stock Split did not change the authorized number of shares or the par value of the Common Stock nor modify any voting rights of the Common Stock. No fractional shares were issued in connection with the September 2024 Reverse Stock Split and each fractional share resulting from the September 2024 Reverse Stock Split were rounded up to the next whole share.

All historical share and per share amounts reflected throughout this prospectus have been adjusted to reflect the September 2024 Reverse Stock Split. However, our periodic and current reports, and all other documents that were filed prior to September 17, 2024 do not give effect to the September 2024 Reverse Stock Split. The following table presents selected share information reflecting on a retroactive basis the reverse stock splits for the periods provided below. The following selected share information has been derived from our audited financial statements for the year ended September 30, 2023 included in this prospectus and our unaudited financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2023, March 31, 2024 and June 30, 2024, filed with the SEC on February 13, 2024, May 14, 2024 and August 12, 2024. Our historical results are not indicative of the results that may be expected in the future, and results of interim periods are not indicative of the results for the entire year.

	Year ended		Three months ended
	September 30,		June 30,		March 31,		December 31,
	2023	2022	2024	2023	2024	2023	2023	2022
Weighted average shares outstanding, basic and diluted - previously reported	612,964	12,365	12,134,899	277,205	6,829,415	91,566	4,007,791	60,470
Weighted average shares outstanding, basic and diluted - post-split	6,130	124	121,349	2,773	68,295	916	40,078	605
Basic and diluted net loss per shares attributable to common stockholders - previously reported	$(1,574.14)	$(63,085.26)	$(7.91)	$(1,114.23)	$(19.39)	$(1,167.18)	$(15.32)	$(6,233.08)
Basic and diluted net loss per shares attributable to common stockholders - post-split	$(157,405.25)	$(6,290,719.73)	$(791.01)	$(111,385.27)	$(1,939.44)	$(116,674.35)	$(1,532.42)	$(622,999.11)

	Nine months ended		Six months ended
	June 30,		March 31,
	2024	2023	2024	2023
Weighted average shares outstanding, basic and diluted - previously reported	7,644,049	142,967	5,410,894	75,847
Weighted average shares outstanding, basic and diluted - post-split	76,441	1,430	54,109	759
Basic and diluted net loss per shares attributable to common stockholders - previously reported	$(37.92)	$(5,544.35)	$(35.83)	$(6,378.47)
Basic and diluted net loss per shares attributable to common stockholders - post-split	$(3,791.92)	$(554,307.36)	$(3,582.96)	$(637,402.07)

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

The Company was originally formed on April 20, 2010, as a developer and manufacturer of electric vehicle technology. On November 5, 2021, the Company completed a reverse merger transaction with Net Element, Inc., which changed its name to “Mullen Automotive Inc.” Our subsidiaries are Mullen Investment Properties LLC, a Mississippi corporation, Ottava Automotive, Inc., a California corporation, Mullen Real Estate, LLC, a Delaware corporation, as well as a 60%-owned subsidiary Bollinger Motors Inc., a Delaware corporation.

Our principal executive offices are located at 1405 Pioneer Street, Brea, California 92821. The telephone number of our principal executive offices is (714) 613-1900. Our website address is http://www.mullensua.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

THE OFFERING

We are registering for resale by the Selling Stockholders named herein the 30,000,000 shares of our Common Stock as described below.

Securities being offered

30,000,000 shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants. As of November 1, 2024, there were outstanding approximately $20.3 million aggregate principal amount and accumulated interest of Notes, convertible into an aggregate of 10,009,400 shares of Common Stock, and Warrants exercisable, based on a cash exercise, for an aggregate of 166,767 shares of Common Stock. The additional shares of Common Stock included in this prospectus are being registered for resale pursuant to the terms of the Registration Rights Agreement to cover additional shares of Common Stock that may be issuable under the anti-dilution provisions contained in the terms of the Notes and Warrants and described herein under “Private Placement of Notes and Warrants.”

Shares of Common Stock outstanding prior to this offering	8,826,009 shares

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of shares of Common Stock by the Selling Stockholders. However, we may receive the proceeds from any exercise of Warrants. See the section of this prospectus titled “Use of Proceeds.”

Market for Common Stock and Ticker Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MULN.” On November 6, 2024, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.72 per share.

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

The number of shares of Common Stock is based on shares of Common Stock outstanding as of November 1, 2024 and excludes, as of that date, the following:

●	Series A Preferred Stock convertible into 4 shares of Common Stock;

●	Series C Preferred Stock convertible into 1 share of Common Stock;

●	Series D Preferred Stock convertible into 1 shares of Common Stock;

●	Shares of Common Stock issuable upon conversion and exercise of Notes and Warrants;

●	Shares of Common Stock that may be issued pursuant to that certain common stock purchase agreement (the “ELOC Purchase Agreement”) with Esousa Holdings, LLC (the “ELOC Purchaser”) pursuant to which the ELOC Purchaser has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after July 5, 2024, and until the earlier of (i) the 36-month anniversary of the commencement date of thereof, or (ii) the termination of the ELOC Purchase Agreement in accordance with the terms thereof, shares of Common Stock, having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth therein;

●	Shares of Common Stock that may be issued pursuant to the CEO Performance Stock Award Agreements (for further information, see the section entitled “Executive Compensation” in the this prospectus); and

●	19,580,913 shares of Common Stock (not subject to adjustment) available for future issuance pursuant to the Company’s 2022 Equity Incentive Plan, as amended.

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, as well as the “Business” section in this prospectus, before engaging in any transaction in our securities.. Any of the risks and uncertainties set forth herein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. Additional risks not currently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. As a result, you could lose all or part of your investment.

Risks Related to this Offering, our Securities, Capital Requirements and Financial Condition

We may not be able to raise additional funding nor generate or obtain sufficient cash flows to service all of our existing and future liabilities when they become due, and we may be forced to take other actions to satisfy our obligations, which may not be successful.

We may be unable to obtain alternative sources of financing in an amount sufficient to fund our existing and future liquidity needs. To date, we have yet to generate any significant revenue from our business operations. Our current working capital and development needs have been primarily funded through the issuance of convertible indebtedness, convertible preferred stock and common stock. We will need significant capital to, among other things, conduct research and development, increase our production capacity, and expand our sales and service network. Our ability to successfully expand our business will depend on many factors, including our working capital needs, the availability of equity or debt financing, and, over time, our ability to generate cash flows from operations. During the nine months ended June 30, 2024, the Company used approximately $145.2 million of cash for operating activities.

The Company’s principal source of liquidity consists of existing cash and restricted cash of approximately $4.0 million as of June 30, 2024. If we are unable to obtain funding or a refinancing or some restructuring of our obligations or other improvement in liquidity, we may not be able to service all our liabilities when they become due. The Company is actively pursuing additional funds and remains discussing with potential financiers (see Note 21 - Subsequent events of the unaudited consolidated financial statements for the period ended June 30, 2024). However, there is no guarantee that the Company will be able to restructure its liabilities and/or secure the necessary financing on favorable terms. If any of our significant obligations are accelerated, we may not be able to repay the obligations that become immediately due and will have severe liquidity restraints.

We are currently evaluating strategic alternatives to address our liquidity issues. Still, we cannot assure you that any of our strategies will yield sufficient funds to meet our working capital or other liquidity needs. Any such alternative measures may be unsuccessful or may not permit us to meet scheduled obligations, which could cause us to default on our obligations. As a result, we may seek bankruptcy court protection to continue our efforts to restructure our business and capital structure. We may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements.

Our liquidity issues, which can force us to seek protection under federal bankruptcy laws, may impact our business and operations.

Due to the uncertainty about our ability to obtain sufficient cash to service current and future liabilities, there is risk that, among other things:

●	third parties’ confidence in our ability to develop and manufacture explore and produce electric vehicles, which could impact our ability to execute on our business strategy;

●	it may become more difficult to retain, attract or replace key employees;

●	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

●	our suppliers, vendors and service providers could renegotiate the terms of our arrangements, terminate their relationship with us or require financial assurances from us.

Seeking bankruptcy court protection could have a material adverse effect on our business, financial condition, results of operations, and liquidity. For as long as a bankruptcy proceeding continued, our senior management would be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing on our business operations. Bankruptcy court protection also could make it more difficult to retain management and other key personnel necessary to the success and growth of our business. In addition, during the period of time we are involved in a bankruptcy proceeding, our customers and suppliers might lose confidence in our ability to reorganize our business successfully and could seek to establish alternative commercial relationships. The occurrence of certain of these events has already negatively affected our business and may have a material adverse effect on our business, results of operations, and financial condition.

We have incurred significant losses since inception and we expect that we will continue to incur losses for the foreseeable future, which makes it difficult to assess our future viability.

We have not been profitable since operations commenced, and we may never achieve or sustain profitability. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields such as the EV industry. Development and deployment of EV technology and vehicles is a highly speculative undertaking and involves a substantial degree of risk. We have not yet commercialized any of our proposed EV products or generated any revenue from sales of such products. We have devoted significant resources to research and development and other expenses related to our ongoing operations.

We will require significant additional capital to continue operations and to execute current business strategy. Mullen cannot estimate with reasonable certainty the actual amounts necessary to successfully complete the development and commercialization of our proposed products and there is no certainty that we will be able to raise the necessary capital on reasonable terms or at all.

We will require substantial additional financing to effectuate our business plan, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development efforts or other operations.

For the years ended September 30, 2023 and 2022, we incurred net losses of $1,006.7 million and $740.3 million, respectively, and net cash used in operating activities was $179.2 million and $65.8 million, respectively. As of June 30, 2024, we had an accumulated deficit of $2,143.3 million. We will need significant capital to, among other things, conduct research and development, increase our production capacity, and expand our sales and service network. We expect to continue to incur substantial operating losses for the next several years as we advance our product development and commercialization efforts. No substantial revenue from operations will likely be available until, and unless, such efforts are successful.

We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business, and that once our cars are in production our level of capital expenditures will be significantly affected by user demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We will likely need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner, or on terms that are acceptable to us, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. In particular, recent disruptions in the financial markets and volatile economic conditions could affect our ability to raise capital. If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable. If we raise additional capital through public or private equity offerings, the ownership interest of our stockholders will be diluted, and the terms of any new equity securities may have preferential rights over our common stock and further may restrict our ability to obtain additional financing even if needed to continue operations. Further, the ability to fund our needs through equity issuances, warrants or convertible debt is or may be limited by covenants in certain of our existing and future funding or other agreements. If we raise additional capital through debt financing, we would have increased debt service obligations and may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt or making capital expenditures, or subject to specified financial ratios, any of which could restrict our ability to develop and commercialize our product candidates or operate as a business.

Additional capital may not be available when we need it, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate our establishment of sales and marketing, manufacturing or distribution capabilities, development activities or other activities that may be necessary to commercialize our proposed products or other development activities. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

We had a limited operating history and have not yet manufactured or sold significant number of vehicles to customers. Many of our products are still on the development stage and we may never be able to mass-produce them.

We were originally formed on April 20, 2010, went public in November 2021 and have a limited operating history in the automobile industry, which is continuously evolving, and has generated minimal revenue to date. Our vehicles are in the development stage and significant deliveries of certain models started only in December 2023. We have limited experience as an organization in high-volume manufacturing of the planned electric commercial vehicles. In addition, as a result of our limited operating history, as well as the limited financing we have received, our management concluded that there was substantial doubt about our ability to continue as a going concern.

As we attempt to transition from research and development activities to commercial production and sales, it is difficult, if not impossible, to forecast our future results, and we have limited insight into trends that may emerge and affect our business. The estimated costs and timelines that we have developed to reach full-scale commercial production are subject to inherent risks and uncertainties involved in the transition from a start-up company focused on research and development activities to the large-scale manufacture and sale of vehicles. There can be no assurance that our estimates related to the costs and timing necessary to complete the design and engineering of our EVs and tool our facilities will prove accurate. These are complex processes that may be subject to delays, cost overruns and other unforeseen issues. For example, the tooling required within our facilities may be more expensive to produce than predicted, or have a shorter lifespan, resulting in additional replacement and maintenance costs, which could have a material adverse impact on our results of operations and financial condition. Similarly, we may experience higher raw material waste in the composite process than we expect, resulting in higher operating costs and hampering our ability to be profitable.

We cannot assure you that we or our partners will be able to develop efficient, automated, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market its electric commercial vehicles. Until such time as, and if, we obtain rights to a manufacturing site with sufficient manufacturing capability and process to meet our current business plan, we are unable to manufacture vehicles in sufficient quantities required for entrance into the marketplace. You should consider our business and prospects in light of the risks and significant challenges it faces as a new entrant into its industry, including, among other things, with respect to its ability to:

●	design and produce safe, reliable and quality vehicles on an ongoing basis;

●	obtain the necessary regulatory approvals in a timely manner;

●	build a well-recognized and respected brand;

●	establish and expand its customer base;

●	successfully market not just our vehicles but also the other services it intends to or may provide;

●	properly price our services, including our charging solutions, financing and lease options, and successfully anticipate the take-rate and usage of such services by users;

●	successfully service its vehicles after sales and maintain a good flow of spare parts and customer goodwill;

●	improve and maintain its operational efficiency;

●	execute and maintain a reliable, secure, high-performance and scalable technology infrastructure;

●	predict its future revenues and appropriately budget for its expenses;

●	attract, retain and motivate talented employees;

●	anticipate trends that may emerge and affect its business;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

●	navigate an evolving and complex regulatory environment.

If we fail to adequately address any or all of these risks and challenges, our business may be materially and adversely affected.

In addition, there can be no assurance that fleet customers will embrace our products in significant numbers. Market conditions, many of which are outside of our control and subject to change, including general economic conditions, the availability and terms of financing, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for our electric commercial vehicles, and ultimately our success.

There is substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to raise additional debt or equity financings or enter strategic partnerships. Since our inception, we have financed our operations through convertible debt and preferred stock financings. We intend to continue to finance our operations through debt or equity financing and/or strategic partnerships. The failure to obtain sufficient financing or strategic partnerships could adversely affect our ability to achieve our business objectives and continue as a going concern.

We incurred non-cash impairment charges during 2023 which adversely affected our year fiscal 2023 operating results and we may be required to incur additional future impairment and other charges, which could adversely affect our operating results.

In connection with our acquisitions and other business combinations, including our acquisition of Bollinger Motors, applicable accounting standards require the net tangible and intangible assets of the acquired business to be recorded on our consolidated balance sheet at their fair values as of the date of acquisition and any excess in the purchase price paid by us over the fair value of net tangible and intangible assets of any acquired business to be recorded as goodwill. Goodwill and indefinite-lived intangible assets are not amortized, but are tested at least annually for impairment or more frequently as events and circumstances dictate. Goodwill is tested for impairment at the reporting unit level, which is generally an operating segment or underlying business component. Indefinite-lived intangible assets are tested for impairment at the individual indefinite-lived intangible asset or asset group level, as appropriate. Finite-lived intangible assets other than goodwill considered long-lived assets for impairment testing purposes, are tested for impairment as events and circumstances dictate, and are required to be amortized over their estimated useful lives and this amortization expense may be significant to our ongoing financial results.

If we determine that the anticipated future cash flows from our reporting units, indefinite-lived intangible assets or asset groups, or long-lived asset groups may be less than their respective carrying values, our goodwill, indefinite-lived intangible assets, and/or long-lived assets may be deemed to be impaired. If this occurs, applicable accounting rules may require us to write down the value of the goodwill, indefinite-lived intangible assets, and/or long-lived assets on our balance sheet to reflect the extent of any such impairment. Any such write-down of goodwill, indefinite-lived intangible assets, and/or long-lived assets would generally be recognized as a non-cash expense in our Consolidated Statements of Earnings for the accounting period during which any such write down occurs. For example, for the fiscal year ended September 30, 2023, we incurred non-cash write-downs of certain assets. We recorded $64.0 million of Bollinger goodwill impairment for twelve months ended September 30, 2023, primarily due to unfavorable market conditions and the decline of market price of our common stock. We also recorded $14.8 million write-downs of property, plant and equipment and other non-current assets and we recorded $5.9 million in intangible asset write-downs due to unfavorable market conditions and decline of the market price of our common stock.

Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors.

We expect our period-to-period financial results to vary based on our operating costs, which we anticipate will fluctuate as the pace at which we continue to design, develop and manufacture new products and increase production capacity by expanding our current manufacturing facilities and adding future facilities, may not be consistent or linear between periods. Additionally, our revenues from period to period may fluctuate as we introduce existing products to new markets for the first time and as we develop and introduce new products. As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet expectations of equity research analysts, ratings agencies or investors, who may be focused only on short-term quarterly financial results. If any of this occurs, the trading price of our stock could fall substantially, either suddenly or over time.

The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

Pursuant to the terms of the Notes and Warrants, they may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause the Selling Stockholder to beneficially own more than 9.99% of our then outstanding shares of Common Stock. However, we do not have the right to control the timing and amount of any sales by the Selling Stockholders of the shares registered for resale hereunder. In addition, these restrictions do not prevent the Selling Stockholders from selling shares of Common Stock received in connection with such conversions or exercises and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Stockholders could sell more than 9.99% of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 9.99% at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our Common Stock hereunder may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our outstanding shares of convertible preferred stock contain anti-dilution protection, which may cause significant dilution to our stockholders.

As of November 1, 2024, we had outstanding 8,826,009 shares of Common Stock. As of that same date, we also had outstanding 648 shares of Series A Preferred Stock convertible into an aggregate of 4 shares of Common Stock, 458 shares of Series C Preferred Stock convertible into an aggregate of 1 share of Common Stock and 363,097 shares of Series D Preferred Stock convertible into an aggregate of 1 shares of Common Stock. The issuance of shares of Common Stock upon the conversion of such shares of preferred stock would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

In addition, preferred stock and warrants generally contain weighted average anti-dilution provisions which, subject to limited exceptions, would increase the number of shares issuable upon conversion of such securities (by reducing the conversion or exercise price) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at a price per share lower than the conversion price then in effect.

Our commitments to issue shares of Common Stock or securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders.

The outstanding principal and accrued but unpaid interest on the Notes may be converted by the holder into shares of Common Stock at the lower of (i) $549.00, (ii) 95% of the closing sale price of the Common Stock on the date that the Initial Registration Statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five trading days prior to such conversion date, provided, that the conversion price will not be less than $1.16 per share, not subject to adjustment. The Warrants are exercisable for 200% of the shares of Common Stock underlying the Notes at an exercise price equal to 105% of closing sale price of the Common Stock on execution date, subject to further adjustment

Finally, for a period beginning on May 14, 2024 and ending on the one year anniversary from the later of (i) the date registration statements registering the shares issuable upon conversion of all Notes and exercise of all Warrants is declared effective or (ii) the date the Company has obtained stockholder approval for the transaction, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions as provided in the Securities Purchase Agreement.

The Company has also adopted the CEO Award Incentive Plan 2022, approved by the Board and by stockholders in 2022, and the CEO Award Incentive Plan 2023, approved by the Board and by stockholders in 2023. Under these plans, the Chief Executive Officer is entitled to share-based awards generally calculated as 1-3% of then outstanding number of shares of common stock, issuable upon achievement of specific financial and operational targets (milestones) that are supposed to significantly increase value of the Company. Total shares of common stock to be issued under the Plans will depend on probability of the milestone achievement and on the number of shares of common stock outstanding on the day a milestone is achieved. See further details in the item 11 and in the notes to the financial statements.

The issuance of additional shares Common Stock or issuance of shares Common Stock upon the conversion of shares of Notes and exercise of the Warrants or upon sales pursuant to the ELOC Purchase Agreement, would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

Our commitment to issue shares of Common Stock pursuant to the terms of the Notes, the ELOC Purchase Agreement, our preferred stock and Warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Notes, the ELOC Purchase Agreement, our preferred stock and Warrants has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

The Selling Stockholders may participate in short sales of our Common Stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

Pursuant to the terms of the Securities Purchase Agreement, the Company may not be able to sell securities in order to obtain additional financing, which could force us to delay, limit, reduce or terminate our product development efforts or other operations.

During the period commencing on the execution date of the Securities Purchase Agreement and ending on the date immediately following the 90th day after the latest of: (i) the execution date and (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities under the Registration Statement has been declared effective by the SEC. The Company may file more than one registration statement to register all shares of Common Stock issuable pursuant to the Notes and Warrants, including additional Notes and Warrants that may be issued pursuant to the Additional Investment Right.

If the Company agrees, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights (the “Lock-up Period”) and is unable to sell securities, then we may not have the necessary financing to carry out our business plan. If adequate funds are not available to us on a timely basis, we may be required to delay, limit, reduce or terminate our establishment of sales and marketing, manufacturing or distribution capabilities, development activities or other activities that may be necessary to commercialize our proposed products or other development activities. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

We may not be able to maintain compliance with the continued listing requirements of the NASDAQ Capital Market.

Our Common Stock is listed on the Nasdaq Capital Market. To maintain that listing, we must satisfy minimum financial and other requirements including, without limitation, a requirement that our closing bid price be at least $1.00 per share.

On September 16, 2024, we received formal notice from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the closing bid price for our Common Stock, for the previous 30-consecutive business day period, the Company no longer satisfied the minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Staff further indicated that, based upon the Company’s implementation of one or more reverse stock splits within the past two years at a cumulative ratio of 250 shares or more to one in contravention of Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”).

Effective September 17, 2024, the Company implemented a reverse stock split at a ratio of 1-for-100 shares. In order to evidence full compliance with the Bid Price Rule, the Company must evidence a closing bid price of at least $1.00 per share for a minimum of 10, but generally not more than 20, consecutive business days. On October 16, 2024, the Company received formal notice from Nasdaq confirming that it had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and the previously scheduled Nasdaq hearing before the Panel was canceled.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Bid Price Rule, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. Accordingly, if in the future the Company is not in compliance with the Bid Price Rule and effectuates another reverse stock split, Nasdaq may determine that it is not in the public interest to maintain our listing, even if we regain compliance with the Bid Price Rule. In addition to the September 2024 Reverse Stock Split, the Company previously effected a 1-for-25 reverse stock split on May 4, 2023, a 1-for-9 reverse stock split on August 11, 2023 and a 1-for-100 reverse stock split on December 21, 2023.

If our Common Stock ceases to be listed for trading on the Nasdaq Capital Market, we would expect that our Common Stock would be traded on one of the three tiered marketplaces of the OTC Markets Group (the “OTC Mkts”). If Nasdaq were to delist our Common Stock, it would be more difficult for our stockholders to dispose of our Common Stock and more difficult to obtain accurate price quotations on our Common Stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange. The OTC Markets are generally regarded as a less efficient trading market than The Nasdaq Capital Market or Global Market or the New York Stock Exchange.

Although the OTC Mkts do not have any listing requirements, to be eligible for quotation on the OTC Mkts, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. If we are delisted to the OTC Mkts and no market is ever developed for our common stock or warrants, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all.

We have not paid cash dividends on our common stock in the past and do not expect to pay dividends on our common stock in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the near future. We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, cash requirements, contractual restrictions, business prospects and other business and economic factors affecting us at such time as the Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

A reverse stock split may decrease the liquidity of the shares of our common stock and may have a dilutive effect on the ownership of existing stockholders.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, a reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that a reverse stock split will increase the market price of our common stock by a multiple of the reverse stock split ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. A reverse stock split will reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, which will also have the effect of increasing the number of shares of common stock available for issuance. The issuance of additional shares of our common stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

In addition, a reverse stock split will reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of a reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Our common stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our common stock is currently not considered “penny stock” since they are listed on the NasdaqCM, if we are unable to maintain that listing and our common stock are no longer listed on the NasdaqCM, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our warrants will not be classified as a “penny stock” in the future.

Substantial blocks of our total outstanding shares may be sold into the market. If there are substantial sales or issuances of shares of our common stock, the price of our common stock could decline.

The price of our common stock could decline if there are substantial sales or issuances of shares of our common stock, particularly sales by significant stockholders or if there is a large number of shares of our common stock available for sale.

Although common stock held by directors, executive officers and other affiliates are subject to volume limitations under Rule 144 under the Securities Act, and various vesting agreements, the market price of the shares of our common stock could decline as a result of the sale of a substantial number of our shares of common stock in the public market or the perception in the market that our significant stockholders or the holders of a large number of such shares of common stock intend to sell their shares.

Furthermore, issuances of shares of our common stock pursuant to the equity and financing agreements that we may continue to utilize or enter into will continue to dilute the percentage ownership of our stockholders and may dilute the market price, the per share projected earnings (if any) or book value of our common stock.

Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate

Our stock price has been volatile, and the market price of our common stock may drop below the price you pay.

Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, has subjected the market price of our shares to wide price fluctuations regardless of our operating performance. The market price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control, including those described under “Risks Related to Our Business and Operations” and the following:

●	changes in financial estimates by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

●	downgrades by any securities analysts who follow our common stock or publications of these analysts of inaccurate or unfavorable research about our business;

●	future sales of our common stock by our officers, directors and significant stockholders;

●	market conditions or trends in our industry or the economy as a whole;

●	investors’ perceptions of our prospects;

●	announcements by us of significant contracts, acquisitions, joint ventures or capital commitments; and

●	changes in key personnel.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

Stockholder equity interest may be substantially diluted in any additional equity issuances.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

We may issue additional shares of common stock, including under our equity incentive plan. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of common stock, including under our equity incentive plan. Any such issuances of additional shares of common stock:

●	may significantly dilute the equity interests of our investors;

●	could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our common stock.

Our Certificate of Incorporation designates specific courts as the exclusive forum for certain stockholder litigation matters, which could limit the ability of our stockholders to obtain a favorable forum for disputes with us or our directors, officers or employees.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers or other employees for breach of fiduciary duty, other similar actions, any other action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or our Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware), unless we consent in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit our stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors, officers and other employees. Furthermore, our stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, prospects, financial condition and operating results.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will depend on the research and reports that securities or industry analysts publish about us or our business. We do not control these analysts. As we are a publicly reporting company in the United States, we may attract research coverage and the analysts who publish information about our common stock will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our stock price, our stock price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline and result in the loss of all or a part of your investment in our Company.

Risks Related to our Business and Operations

Potential acquisitions may disrupt our business and dilute stockholder value.

In 2022 we have acquired a controlling interest in an entity (Bollinger Motors, Inc.) and, in 2023, we have acquired significant part of assets of another entity (Electric Last Mile Solutions, Inc.). We have sought merger or acquisition partners that are culturally similar and have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale or expanded services.

Acquiring related electric businesses involve various risks commonly associated with acquisitions, including, among other things:

●	potential exposure to unknown or contingent liabilities of the target entity;

●	exposure to potential asset quality issues of the target entity;

●	difficulty and expense of integrating the operations and personnel of the target entity;

●	potential disruption to our business;

●	potential diversion of our management’s time and attention;

●	the possible loss of key employees and customers of the target entity;

●	difficulty in estimating the value of the target entity; and

●	potential changes in banking or tax laws or regulations that may affect the target entity.

We regularly evaluate merger and acquisition opportunities and conduct due diligence activities related to possible transactions with other businesses. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Acquisitions typically involve the payment of a premium over book and market values, and, therefore, some dilution of our tangible book value and net income per share of common stock may occur in connection with any future transaction. Furthermore, failure to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from an acquisition could have a material adverse effect on our financial condition and results of operations.

Changes in tax laws may materially adversely affect our business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, and failure to appropriately comply with such tax laws, statutes, rules and regulations could result in sanctions by regulatory agencies, civil money penalties and/or reputational damage, which could adversely affect our business, prospects, financial condition and operating results. Future guidance from the Internal Revenue Service (the “IRS”) with respect to the Tax Cuts and Jobs Act (the “Tax Act”) may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. The CARES Act has already modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act or any newly enacted federal tax legislation. Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations and the deductibility of expenses under the Tax Act or future reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges, and could increase our future U.S. tax expense.

We may be unable to develop, manufacture and obtain required regulatory approvals for cars of sufficient quality to appeal to customers on schedule or at all, or may be unable to do so on a large scale.

Our business depends in large part on our ability to develop, manufacture, market and sell or lease our EVs. Our ability to effectively compete in the EV market will depend in large part on our entry into the EV market through the offering of competitively priced vehicles to a wider variety of potential buyers.

The continued development and the ability to start manufacturing our vehicles are and will be subject to risks, including with respect to:

●	our ability to secure necessary funding;

●	our ability to accurately manufacture vehicles within specified design tolerances;

●	obtaining required regulatory approvals and certifications;

●	compliance with environmental, safety, and similar regulations;

●	securing necessary components, services, or licenses on acceptable terms and in a timely manner;

●	delays in delivering final component designs to our suppliers;

●	our ability to attract, recruit, hire, retain and train skilled employees;

●	quality controls that prove to be ineffective or inefficient;

●	delays or disruptions in our supply chain including raw material supplies;

●	our ability to maintain arrangements on reasonable terms with our manufacturing partners and suppliers, engineering service providers, delivery partners, and after sales service providers; and

●	other delays, backlog in manufacturing and research and development of new models, and cost overruns.

Our ability to develop, manufacture and obtain required regulatory approvals for a vehicle of sufficient quality to appeal to customers on schedule and on a large scale is unproven, and the business plan is still evolving. We may be required to introduce new vehicle models and enhanced versions of existing models. To date, we have limited experience, as a company, designing, testing, manufacturing, marketing and selling or leasing our electric vehicles and therefore cannot assure you that we will be able to meet customer expectations. Any failure to develop such manufacturing processes and capabilities within our projected costs and timelines would have a material adverse effect on our business, prospects, operating results and financial condition.

We, our third party partners and our suppliers are subject to substantial regulation and unfavorable changes to, or failure by us, our third party partners or our suppliers to comply with, these regulations could substantially harm our business and operating results.

Our EVs, and motor vehicles in general, as well as our third-party partners and our suppliers are or will be subject to substantial regulation under federal, state and local, and foreign laws. We continue to evaluate requirements for licenses, approvals, certificates and governmental authorizations necessary to manufacture, deploy or service our vehicles in the jurisdictions in which it plans to operate and intends to take such actions necessary to comply. We may experience difficulties in obtaining or complying with various licenses, approvals, certifications and other governmental authorizations necessary to manufacture, deploy or service our vehicles in any of these jurisdictions. If we, our third-party partners or our suppliers are unable to obtain or comply with any of the licenses, approvals, certifications or other governmental authorizations necessary to carry out our operations in the jurisdictions in which they currently operate, or those jurisdictions in which they plan to operate in the future, our business, prospects, financial condition and operating results could be materially adversely affected. We expect to incur significant costs in complying with these regulations. Regulations related to the electric and alternative energy vehicle industry are evolving and we face risks associated with changes to these regulations, including but not limited to:

●	increased support for other alternative fuel systems, which could have an impact on the acceptance of our vehicles; and

●	increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

To the extent the laws change, our vehicles may not comply with applicable federal, state and local, or foreign laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition, and operating results would be adversely affected.

Our vehicles will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame, and, if such results occur, bodily injury or death could result and could subject us to lawsuit, product recalls, or redesign efforts.

The battery packs within our proposed vehicles will make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, once our vehicles are commercially available, a field or testing failure of battery packs in our vehicles could occur, which could result in bodily injury or death and could subject us to lawsuit, product recalls, or redesign efforts, all of which would be time consuming and expensive and could harm our brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications, the social and environmental impacts of cobalt mining, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could seriously harm our business and reputation.

The efficiency of a battery’s use over time when driving electric vehicles will decline over time, which may negatively influence potential customers’ decisions whether to purchase an electric vehicle.

The cells used in EV battery modules degrade over time, influenced primarily by the age of the cells and the total energy throughput over the life of the EV. This cell degradation results in a corresponding reduction in the vehicle’s range. Although common to all EVs, cell degradation, and the related decrease in range, may negatively influence potential customer’s EV purchase decisions.

We are substantially reliant on our relationships with OEMs, suppliers and service providers for the parts and components in our vehicles, as well as for the manufacture of our initial vehicles. If any of these OEMs, suppliers or service partners choose to not do business with us, then we would have significant difficulty in procuring and producing our vehicles and our business prospects would be significantly harmed.

Collaboration with third parties for the manufacturing of vehicles is subject to risks with respect to operations that are outside our control. We could experience delays to the extent our current or future partners do not continue doing business with us or fail to meet agreed upon timelines, experience capacity constraints or otherwise are unable to deliver components or manufacture vehicles as expected. There is a risk of potential disputes with partners, and we could be affected by adverse publicity related to our partners whether or not such publicity is related to their collaboration with us. In addition, although we intend to be involved in material decisions in the supply chain process, given that we also rely on our partners to meet our quality standards, there can be no assurance that we will be able to maintain high quality standards.

We may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party, and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business.

We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. It is expected that our manufacturing plant will consist of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing plant components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, and seismic activity and natural disasters. Should operational risks materialize, they may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

There are complex software and technology systems that need to be developed in coordination with vendors and suppliers in order to reach production for our EVs, and there can be no assurance such systems will be successfully developed.

Our vehicles will use a substantial amount of third-party and in-house software codes and complex hardware to operate. The development of such advanced technologies is inherently complex, and we will need to coordinate with our vendors and suppliers in order to reach production for our EVs. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. Thus, our potential inability to develop the necessary software and technology systems may harm our competitive position.

We are relying on third-party suppliers to develop a number of emerging technologies for use in our products, including solid-state polymer battery technology. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that our suppliers will be able to meet the technological requirements, production timing, and volume requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics we anticipate in our business plan. As a result, our business plan could be significantly impacted, and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects, and results of operations.

We may experience significant delays in the design, manufacture, regulatory approval, launch and financing of our vehicles, which could harm our business and prospects.

Any delay in the financing, design, manufacture, regulatory approval or launch of our vehicles, including entering into agreements for platform sharing, supply of component parts, and manufacturing, could materially damage our brand, business, prospects, financial condition and operating results and could cause liquidity constraints. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we delay the launch of our vehicles, our growth prospects could be adversely affected as we may fail to establish or increase our market share. We rely on third-party suppliers for the provision and development of the key components and materials used in our vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components, we could experience delays in delivering on our timelines.

We may be unable to meet our projected construction timelines, costs and production ramps at our factories, or we may experience difficulties in generating and maintaining demand for products manufactured there.

Our ability to increase production of our vehicles on a sustained basis, make them affordable in the U.S. market by accessing supply chains and workforces and streamline delivery logistics is dependent on the construction and ramp of our current and future factories. The construction of and commencement and ramp of production at these factories are subject to a number of uncertainties inherent in all new manufacturing operations, including ongoing compliance with regulatory requirements, procurement and maintenance of construction, environmental and operational licenses and approvals for additional expansion, supply chain constraints, hiring, training and retention of qualified employees and the pace of bringing production equipment and processes online with the capability to manufacture high-quality units at scale. Moreover, we will have to establish and ramp production of our proprietary battery cells and packs at our factories, and we additionally intend to incorporate sequential design and manufacturing changes into vehicles manufactured at each factory. If we experience any issues or delays in meeting our projected timelines, costs, capital efficiency and production capacity for our new factories, expanding and managing teams to implement iterative design and production changes there, maintaining and complying with the terms of any debt financing that we obtain to fund them or generating and maintaining demand for the vehicles we manufacture there, our business, prospects, operating results and financial condition may be harmed.

We may be negatively impacted by any early obsolescence of our manufacturing equipment.

We depreciate the cost of our manufacturing equipment over their expected useful lives. However, product cycles or manufacturing technology may change periodically, and we may decide to update our products or manufacturing processes more quickly than expected. Moreover, improvements in engineering and manufacturing expertise and efficiency may result in our ability to manufacture our products using less of our currently installed equipment. Alternatively, as we ramp and mature the production of our products to higher levels, we may discontinue the use of already installed equipment in favor of different or additional equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and our results of operations may be harmed.

We will be dependent on our suppliers, a significant number of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our vehicles in a timely manner and at prices and volumes acceptable to us could have a material adverse effect on our business, prospects and operating results.

While we plan to obtain components from multiple sources whenever possible, many of the components used in our vehicles will be purchased by us from a single source. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components, we may be unable to do so in the short term (or at all) at prices or quality levels that are acceptable to us. In addition, we could experience delays if our suppliers do not meet agreed upon timelines or experience capacity constraints.

Any disruption in the supply of components, whether or not from a single source supplier, could temporarily disrupt production of our vehicles until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects.

If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions.

We expect to purchase various types of equipment, raw materials and manufactured component parts from our suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, we may be required to provide substantial financial support to ensure supply continuity or would have to take other measures to ensure components and materials remain available. Any disruption could affect our ability to deliver vehicles and could increase our costs and negatively affect our liquidity and financial performance.

We are an early-stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future. There is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss since our inception and particularly incurred losses in the operation of its business related to research and development activities since our inception. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant deliveries of our vehicles. Even if we are able to successfully develop, manufacture, and sell or lease our vehicles, there can be no assurance that they will be commercially successful.

We expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things: design, develop and manufacture our vehicles; build up inventories of parts and components for our vehicles; increase our sales and marketing activities; develop our distribution infrastructure; and increase our general and administrative functions to support our growing operations. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Our independent registered public accounting firm has included an emphasis of matter paragraph regarding our ability to continue as a going concern in its opinion on our September 30, 2023, consolidated financial statements due to our lack of revenues and insufficient capital for us to fund our operations.

Our business model has yet to be tested and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses while establishing or entering new markets, setting up operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays, and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business model will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditure. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

We may not be able to accurately estimate the supply and demand for our vehicles, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriate budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We will be required to provide forecasts of our demand to our suppliers several months prior to the scheduled delivery of products to our prospective customers. Currently, there is no historical basis for making judgments on the demand for our vehicles or our ability to develop, manufacture, and deliver vehicles, or our profitability in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of vehicles to our customers could be delayed, which would harm our business, financial condition and operating results.

We could experience cost increases or disruptions in the supply of raw materials or other components used in our vehicles. If we are unable to establish an arrangement for the sustainable supply of batteries for our vehicles, our business would be materially and adversely harmed.

We may be unable to adequately control the costs associated with our operations. We expect to incur significant costs related to procuring raw materials required to manufacture and assemble our vehicles. The prices for these raw materials fluctuate depending on factors beyond our control. Our business also depends on the continued supply of battery cells for our vehicles. We are exposed to multiple risks relating to availability and pricing of quality solid-state polymer battery cells and lithium-ion battery cells.

Furthermore, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials or components would increase our operating costs and could reduce our margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages, which would result in increased costs in raw materials to us or impact our prospects.

If our vehicles fail to perform as expected, our ability to develop, market, and sell or lease our electric vehicles could be harmed.

Once production commences, our vehicles may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair, recalls, and design changes. Our vehicles will use a substantial amount of software code to operate, and software products are inherently complex and often contain defects and errors when first introduced. We have a limited frame of reference by which to evaluate the long-term performance of our systems and vehicles. There can be no assurance that we will be able to detect and fix any defects in the vehicles prior to their sale to consumers. If any of our vehicles fail to perform as expected, we may need to delay deliveries and/or initiate product recalls, and/or compensate damages to our dealers or customers, possibly exceeding the revenues received upon sales, - which could adversely affect our brand in our target markets and could adversely affect our business, prospects, and results of operations.

Our services may not be generally accepted by our users. If we are unable to provide quality customer service, our business and reputation may be materially and adversely affected.

Our servicing may primarily be carried out through third parties certified by us. Although such servicing partners may have experience in servicing other vehicles, they will initially have limited experience in servicing our vehicles. There can be no assurance that our service arrangements will adequately address the service requirements of our customers to their satisfaction, or that us or any of our proposed service partners will have sufficient resources to meet these service requirements in a timely manner as the volume of vehicles we deliver increases.

The automotive market is highly competitive, and we may not be successful in competing in this industry.

Both the automobile industry generally, and the electric vehicle segment, in particular, are highly competitive, and we will be competing for sales with both internal combustion engine (“ICE”) vehicles and other EVs. Many of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products, including their electric vehicles. We expect competition for electric vehicles to intensify due to increased demand and a regulatory push for alternative fuel vehicles, continuing globalization, and consolidation in the worldwide automotive industry. Factors affecting competition include product quality and features, innovation and development time, pricing, reliability, safety, fuel economy, customer service, and financing terms. Increased competition may lead to lower vehicle unit sales and increased inventory, which may result in downward price pressure and adversely affect our business, financial condition, operating results, and prospects.

The automotive industry and our technology are rapidly evolving and may be subject to unforeseen changes. Developments in alternative technologies, including but not limited to hydrogen, may adversely affect the demand for our electric vehicles.

We may be unable to keep up with changes in EV technology or alternatives to electricity as a fuel source and, as a result, our competitiveness may suffer. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells, or compressed natural gas, or improvements in the fuel economy of the ICE, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any failure by us to successfully react to changes in existing technologies could materially harm our competitive position and growth prospects.

We have identified material weaknesses in our internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Our management has concluded that our internal control over financial reporting was not effective as of September 30, 2023 due to material weaknesses, certain policies and procedures that are not all formalized in a written procedure format that is up to date, absence of formalized review of key controls processes and/or insufficiently formalized documentation evidencing, certain design deficiencies in management and analytical review of controls associated with the financial close process, lack of in-house accounting expertise, and lack of disclosure controls and procedures to ensure the Company properly presents certain related party disclosures. Management is working to remediate our current material weaknesses and prevent potential future material weaknesses by implementing procedures such as, hiring additional qualified accounting and financial reporting personnel, and further reviewing and enhancing our accounting processes, which are further described under “Item 9A. Controls and Procedures” of this Report. We may not be able to fully remediate any future material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. If we are not able to maintain effective internal control over financial reporting, our financial statements and related disclosures may be inaccurate, which could have materially adverse effects on our business and our stock price.

Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. The effectiveness of our controls and procedures may be limited by a variety of factors, including:

●	faulty human judgment and simple errors, omissions, or mistakes;

●	fraudulent action of an individual or collusion of two or more people;

●	inappropriate management override of procedures; and

●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial control.

Our ability to comply with the annual internal control report requirements will depend on the effectiveness of our financial reporting and data systems and controls across our company. We expect these systems and controls to involve significant expenditures and to become increasingly complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial, and management controls, and our reporting systems and procedures. Our inability to successfully remediate our existing or any future material weaknesses or other deficiencies in our internal control over financial reporting or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause us to fail to meet our financial reporting obligations or result in material misstatements in our financial statements, which could limit our liquidity and access to capital markets, adversely affect our business and investor confidence in us, and reduce our stock price.

Our future growth is dependent on the demand for, and upon consumers’ willingness to adopt, electric vehicles.

Our future growth is dependent on the demand for, and upon consumers’ willingness to adopt electric vehicles, and even if electric vehicles become more mainstream, consumers choosing us over other EV manufacturers. Demand for electric vehicles may be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in downward price pressure and adversely affect our business, prospects, financial condition, and operating results.

In addition, the demand for our vehicles and services will highly depend upon the adoption by consumers of new energy vehicles in general and electric vehicles in particular. The market for alternative fuels, hybrid and EVs is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

Other factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

●	perceptions about EV quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, whether or not such vehicles are produced by us or other manufacturers;

●	perceptions about the limited range over which EVs may be driven on a single battery charge;

●	concerns over access to charging and charging stations, as well as the time required to charge EVs

●	perceptions about the limited range over which EVs may be driven on a single battery charge;

●	fuel prices, including volatility in the cost of fossil fuels

●	competition, including from other types of alternative fuel, including hydrogen or compressed natural gas (CNG) vehicles, plug-in hybrid EVs and high fuel-economy internal combustion engine vehicles

●	the availability of new energy vehicles, including plug-in hybrid EVs;

●	concerns over access to charging and charging stations, as well as the time required to charge EVs;

●	electric grid capacity and reliability;

●	government regulations, ESG restrictions, and economic incentives

●	the environmental consciousness of consumers, and their adoption of EVs;

●	perceptions of overall EV vehicle safety, such as those relating to battery combustibility;

●	perceptions about and the actual cost of alternative fuel.

Any of the factors described above may cause current or potential customers not to purchase EVs in general, and our EVs in particular. If the market for EVs does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be affected.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

Any reduction, elimination, or discriminatory application of government subsidies and economic incentives because of policy changes, or the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or for other reasons, may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or our electric vehicles in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

While certain tax credits and other incentives for alternative energy production, alternative fuel and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

In addition, we may apply for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies, and our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives. If we are not successful in obtaining any of these additional incentives and we are unable to find alternative sources of funding to meet our planned capital needs, our business and prospects could be materially adversely affected.

If we fail to manage our future growth effectively, we may not be able to develop, manufacture, market and sell or lease our vehicles successfully.

We intend to expand our operations significantly, which will require hiring, retaining and training new personnel, controlling expenses, establishing facilities, and implementing administrative infrastructure, systems and processes. In addition, because our electric vehicles are based on a different technology platform than traditional ICE vehicles, individuals with sufficient training in electric vehicles may not be available to be hired, and we will need to expend significant time and expense training employees we hire. We also require sufficient talent in additional areas such as software development. Furthermore, as we are a relatively young company, our ability to train and integrate new employees into our operations may not meet the growing demands of our business, which may affect our ability to grow. Any failure to effectively manage our growth could materially and adversely affect our business, prospects, operating results and financial condition.

For example, to manage the expected growth of our operations and increasing complexity, we will need to improve our operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our billing and reporting. Our current and planned systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our customers, cause harm to our reputation and brand and could also result in errors in our financial and other reporting.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

Once we have achieved significant sales of our products to customers, we will need to maintain warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our vehicles, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

We may not succeed in establishing, maintaining and strengthening the Mullen brand, which would materially and adversely affect customer acceptance of our vehicles and components and our business, revenues and prospects.

Once our vehicles are in high volume production, our business and prospects will heavily depend on our ability to develop, maintain and strengthen the Mullen brand. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen the Mullen brand will depend heavily on the success of our marketing efforts. The automobile industry is intensely competitive, and we may not be successful in building, maintaining and strengthening our brand. Many of our current and potential competitors, particularly automobile manufacturers headquartered in the United States, Japan, the European Union and China, have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Doing business internationally creates operational and financial risks for our business.

Our business plan includes eventual expansion into other international markets. Conducting and launching operations on an international scale requires close coordination of activities across multiple jurisdictions and time zones and consumes significant management resources. If we fail to coordinate and manage these activities effectively, our business, financial condition or results of operations could be adversely affected. International sales entail a variety of risks, including currency exchange fluctuations, challenges in staffing and managing foreign operations, tariffs and other trade barriers, unexpected changes in legislative or regulatory requirements of foreign countries into which we sell our products and services, difficulties in obtaining export licenses or in overcoming other trade barriers, laws and business practices favoring local companies, political and economic instability, difficulties protecting or procuring intellectual property rights, and restrictions resulting in delivery delays and significant taxes or other burdens of complying with a variety of foreign laws.

We are highly dependent on the services of David Michery, our Chief Executive Officer.

We are highly dependent on the services of David Michery, our founder and Chief Executive Officer. Mr. Michery is the source of many, if not most, of the ideas and execution driving us. If Mr. Michery were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged.

We are exposed to risks relating to our relationship with a related party.

Prior to its spinoff as a separate entity and the closing of the Merger on November 5, 2021, the Company operated as a division of Mullen Technologies, Inc. (“MTI”), an entity in which the Company’s CEO has a controlling financial interest and of which he is also CEO and Chairman. The Company and MTI entered into a Transaction Services Agreement pursuant to which the Company incurred approximately $1.2 million and $0.9 million of disbursements on behalf of MTI during the years ended September 30, 2022 and 2023, respectively. On March 31, 2023, the Company converted approximately $1.4 million of the advances to a note receivable from MTI. For a further description, see the notes to the consolidated financial statements included elsewhere in this prospectus to the Company’s consolidated financial statements.

In all related party transactions, there is a risk that even if the Company personnel negotiating on behalf of the Company with the related party are striving to ensure that the terms of the transaction are arms-length, the related party’s influence may be such that the transaction terms could be viewed as favorable to that related party. Plus, the related part transaction could be perceived as a potential conflict of interest since the transaction may benefit the related party. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors.

Our business may be adversely affected by labor and union activities.

Although none of our employees are currently represented by a labor union, it is common throughout the automobile industry generally for many employees at automobile companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results.

Our business could be adversely impacted by global or regional catastrophic events.

Our business could be materially adversely affected by terrorist acts, widespread outbreaks of infectious diseases (such as COVID-19), government responses emplaced to limit the impact of infectious diseases (such as shelter-in-place directives), or the outbreak or escalation of wars including, but not limited to, the invasion of Ukraine by the Russian Federation. Such events in the geographic regions in which we do business, including escalations of political tensions and military conflicts in the U.S., Europe, Asia, and any governmental sanctions enacted in reaction thereto, could result in a global energy crisis, economic inflation, supply-chain disruptions, or the confiscation or destruction of our facilities; all and any of these outcomes could have material, adverse impacts on our results of operations, financial condition, and cash flows.

Reservations for our vehicles are cancellable.

The potentially long wait from the time a reservation is made until the time the vehicle is delivered, and any delays beyond expected wait times, could impact user decisions on whether to ultimately make a purchase. Any cancellations could harm our financial condition, business, prospects, and operating results.

Failure of information security and privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

We expect to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. We will transmit and store confidential and private information of our customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

We have adopted information security policies and deployed measures to implement the policies, including, among others, encryption technologies, and plans to continue to deploy additional measures as we grow. However, advances in technology, an increased level of sophistication and diversity of our products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or other factors can still result in a compromise or breach of the measures that we use. If we are unable to protect our systems, and hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to our liabilities to the owners of confidential information or even subject us to fines and penalties. In addition, complying with various laws and regulations could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business.

In addition, we will need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the United States, Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (“GDPR”), which became effective on May 25, 2018, and the State of California adopted the California Consumer Privacy Act of 2018 (“CCPA”). Both the GDPR and the CCPA impose additional obligations on companies regarding the handling of personal data and provide certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under the GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject us to legal and reputational risks.

Compliance with any additional laws and regulations could be expensive and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against us by governmental entities or others, and damage to our reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders we receive.

We may need to defend ourselves against patent or trademark infringement claims, and we may not be able to prevent others from unauthorized use of our intellectual property, which may be time-consuming and would cause us to incur substantial costs and harm our business and competitive position.

Companies, organizations, or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell, lease or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease selling or leasing, incorporating certain components into, or using vehicles or offering goods or services that incorporate or use the challenged intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

●	redesign our vehicles or other goods or services; or

●	establish and maintain alternative branding for our products and services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Further, we may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. We rely or will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect our rights in our technology. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take may not prevent misappropriation. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

Patent, trademark, and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which, would adversely affect our business, prospects, financial condition and operating results.

Patent applications that we may file may not issue as patents and any patents that may be granted to us may expire and may not be extended, our rights may be contested, circumvented, invalidated or limited in scope, or our rights may not protect us effectively, all of which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to theirs.

We cannot be certain that we are the first inventor of the subject matter to which we may file a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application for the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

We cannot assure you that we will be granted patents pursuant to any applications that we may file. Even if we file patent applications and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The claims under any patents that are issued from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that are issued from our applications. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

Many of our employees were previously employed by other automotive companies or by suppliers to automotive companies. We may be subject to claims that we or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Our vehicles are subject to motor vehicle standards and substantial regulation, and the failure to satisfy such mandated safety standards or regulations, or unfavorable changes to such regulations, would have a material adverse effect on our business and operating results.

All vehicles sold must comply with international, federal, and state motor vehicle safety standards. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by us to have our future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on our business and operating results.

Additionally, our electric vehicles, and the sale of motor vehicles in general, are subject to substantial regulation under international, federal, state, and local laws. We expect to incur significant costs in complying with these regulations. Regulations related to the electric vehicle industry and alternative energy are currently evolving and we face risks associated with changes to these regulations.

To the extent the laws change, our vehicles may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected. Further, certain federal, state and local laws and industry standards currently regulate electrical and electronics equipment. Our vehicles may become subject to additional international, federal, state, and local regulation in the future. Compliance with these regulations could be burdensome, time consuming, and expensive.

Our vehicles are subject to environmental and safety compliance with various federal and state regulations, including regulations promulgated by the Environmental Protection Agency, the National Highway Traffic and Safety Administration and various state boards, and compliance certification is required for each new model year. The cost of these compliance activities and the delays and risks associated with obtaining approval can be substantial. The risks, delays and expenses incurred in connection with such compliance could be substantial.

Internationally, there may be laws in jurisdictions we have not yet entered or laws we are unaware of in jurisdictions we have entered that may restrict our sales or other business practices. Even for those jurisdictions we have analyzed, the laws in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with our ability to sell or lease vehicles directly to consumers could have a negative and material impact on our business, prospects, financial condition and results of operations.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, even those without merit, which could harm our business, prospects, operating results, and financial condition. The automobile industry experiences significant product liability claims and we face inherent risk of exposure to claims in the event our vehicles do not perform as expected or malfunction resulting in personal injury or death. Our risks in this area are particularly pronounced given we have limited field experience for our vehicles. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of other future vehicle candidates, which would have material adverse effect on our brand, business, prospects and operating results. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

We face risks and uncertainties related to litigation, regulatory actions and government investigations and inquiries.

We are, and may in the future become, subject to various litigations, other claims, suits, regulatory actions and government investigations and inquiries. See the description of certain current legal proceedings described under “Note 19, Contingencies and Claims”, of the notes to the consolidated financial statements included elsewhere in this prospectus.

In addition, from time to time, we may be involved in other legal proceedings arising in the ordinary course of business, including those relating to employment matters, relationships with collaboration partners, intellectual property disputes, and other business matters. Any such claims or investigations may be time-consuming, costly, divert management resources, or otherwise have a material adverse effect on our business or result of operations.

The results of the current legal proceedings and any future legal proceedings cannot be predicted with certainty and adverse judgments or settlements in some or all of these legal proceedings may result in materially adverse monetary damages or injunctive relief against us. Any such payments or settlement arrangements in current or future litigation, could have a material adverse effect on our business, operating results or financial condition. Even if the plaintiffs’ claims are not successful, current or future litigation could result in substantial costs and significantly and adversely impact our reputation and divert management’s attention and resources, which could have a material adverse effect on our business, operating results and financial condition, and negatively affect the price of our common stock. In addition, such legal proceedings may make it more difficult to finance our operations.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibit non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation. Our policies and procedures designed to ensure compliance with these regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

Failure to improve our operational and financial systems to support our expected growth, increasingly complex business arrangements and rules governing revenue and expense recognition and any inability to do so will adversely affect our billing and reporting.

To manage the expected growth and increasing complexity of our operations, we will need to improve our operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our billing and reporting. Our current and planned systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our customers, cause harm to our reputation and brand and could also result in errors in our financial and other reporting.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we will operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the regulations of the Nasdaq CM, the rules and regulations of the SEC, expanded disclosure requirements, accelerated reporting requirements and more complex accounting rules. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. The Company must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in its Form 10-K filings. We may experience difficulty in meeting these reporting requirements in a timely manner.

We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. We expect that we will need to implement a new internal system to combine and streamline the management of our financial, accounting, human resources and other functions. However, such a system would likely require us to complete many processes and procedures for the effective use of the system or to run our business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management’s attention. In addition, we may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by the Nasdaq CM, the SEC or other regulatory authorities.

All of our debt obligations and our senior equity securities will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up, and our outstanding senior securities restrict our ability to pay dividends on our common stock.

If we were to liquidate, dissolve or wind up, our common stock would rank below all debt claims against us and claims of all of our outstanding shares of preferred stock. As a result, holders of common stock of the combined company will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the combined company until after all our obligations to our debt holders have been satisfied and holders of senior equity securities have received any payment or distribution due to them.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in operating our manufacturing facilities.

Our operations are subject to international, federal, state and local environmental laws and regulations relating to the use, handling, storage, disposal of and exposure to hazardous materials and batteries. Environmental, health and safety laws and regulations are complex and evolving. For example, regulations regarding battery storage, recycling, disposal and processing are relatively new and the current lack of industry standards may increase our cost of compliance. Moreover, we may be affected by future amendments to such laws or other new environmental, health and safety laws and regulations which may require a change in our operations, potentially resulting in a material adverse effect on our business, prospects, results of operations and financial condition. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury, fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations could result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations.

Contamination at properties we currently or will own and operate, we formerly owned or operated, that are adjacent or near our properties, or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our manufacturing facilities that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business prospects and operating results.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock by the Selling Stockholders.

We may receive proceeds from the exercise of the Warrants and issuance of the shares of our Common Stock issuable upon exercise of the Warrants. If all of the Warrants mentioned above were exercised for cash in full, the proceeds would be approximately $102.9 million. We intend to use the net proceeds of such Warrant exercise, if any, for general working capital. We can make no assurances that any of the Warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

DIVIDEND POLICY

We have not historically declared any dividends on common stock. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as any earnings will be used to help generate growth. The decision on the payment of dividends in the future rests within the discretion of the Board of Directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other relevant factors. There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information that management believes is relevant to an understanding and assessment of our consolidated financial condition and results of operations. You should read this discussion in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. This discussion and analysis of our financial condition and results of operations also contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those set forth under the section entitled “Risk Factors.”

General

This Management Discussion & Analysis (“MD&A”) is intended to supplement and complement the consolidated financial statements and accompanying notes of the Company. The information provided herein should be read in conjunction with the Company’s audited consolidated financial statements for the years ended September 30, 2023 and 2022 and the accompanying notes thereto.

In connection with the Merger Agreement (as defined below), and as disclosed in our Current Report on Form 8-K filed with the SEC on November 12, 2021, our fiscal year end changed from December 31 to September 30, effective for our fiscal year ended September 30, 2022. As a result, and unless otherwise indicated, references to our fiscal year 2023 and prior years mean the fiscal year ended on September 30 of such year.

Cautionary Note Regarding Forward-Looking Statements

This MD&A includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. The forward-looking statements contained in this Report are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section titled “Risk Factors” in above. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under the section titled “Risk Factors” in above may not be exhaustive. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this Report. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this Report, those results or developments may not be indicative of results or developments in subsequent periods.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Mullen Investment Properties LLC, a Mississippi corporation, Ottava Automotive, Inc., a California corporation, Mullen Real Estate, LLC, a Delaware corporation, as well as a majority-owned subsidiary Bollinger Motors Inc., a Delaware corporation. Intercompany accounts and transactions have been eliminated. The financial statements reflect the consolidated financial position and results of operations, which have been prepared in accordance with Generally Accepted Accounting Principles in the United States. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year.

Operating segments

The Company is currently comprised of two major operating segments:

●	Bollinger Motors. The Company acquired the controlling interest of Bollinger Motors Inc. (60% on a fully diluted basis) in September 2022. This acquisition positions Mullen into the medium duty truck classes 4-6, along with the Sport Utility and Pick Up Trucks EV segments.

●	Mullen/ELMS. By November 30, 2022, Mullen acquired ELMS’ manufacturing plant in Mishawaka Indiana and all the intellectual property needed to engineer and build Class 1 and Class 3 electric vehicles.

Reverse Stock Splits and NASDAQ listing rules compliance

We completed three reverse stock splits during the calendar year ending December 31, 2023 to regain compliance with NASDAQ Listing Rule 5550(a)(2). In May 2023, we completed a 1-for-25 reverse split of our outstanding shares of common stock. In August 2023, we completed a 1-for-9 reverse split of our outstanding shares of common stock. In December 2023, we completed a 1-for-100 reverse stock split of our outstanding shares of common stock. In September 2024, we completed a 1-for-100 reverse stock split of our outstanding shares of common stock.

Components of Results of Operations

We are an early-stage company, and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical or projected results of operations.

Comparison of the Three Months Ended June 30, 2024 to the Three Months Ended June 30, 2023

The following table sets forth our historical operating results for the periods indicated:

	Three Months Ended June 30,
	2024	2023	$ Change	% Change
	(dollar amounts, except percentages)
Revenue
Vehicle sales	$65,235	$308,000	$(242,765)	(79)%

Costs and expenses applicable to sales and revenues
Cost of goods sold	26,222	248,669	(222,447)	(89)%
Other inventory costs and expenses	9,786	—	9,786	—%
Total cost of goods sold and other inventory expenses	36,008	248,669	(212,661)	(86)%
Gross profit / (loss)	29,227	59,331	(30,104)	(51)%

Operating expenses:
General and administrative	47,477,377	31,777,812	15,699,565	(49)%
Research and development	14,292,744	22,088,011	(7,795,267)	35%
Impairment of right-of-use assets	30,060	—	30,060	—%
Loss from operations	$(61,770,954)	$(53,806,492)	$(7,964,462)	(15)%

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(4,261,718)	(248,413,090)	244,151,372	98%
Other financing costs - ELOC commitment fee	(6,000,000)	—	(6,000,000)	—%
Other financing costs - initial recognition of warrants	(13,652,762)	—	(13,652,762)	—%
Gain/(loss) on derivative liability revaluation	2,218,148	(241,168)	2,459,316	1,020%
Gain/(Loss) on other warrants revaluation	82,938	—	82,938	—%
Gain/(loss) on extinguishment of debt	(690,346)	206,081	(896,427)	(435)%
Loss on financing	—	(8,934,892)	8,934,892	100%
Gain/(loss) on disposal of fixed assets	(103,973)	1,346	(105,319)	(7,825)%
Interest expense	(8,277,802)	(608,332)	(7,669,470)	(1,261)%
Other income, net	829,056	826,378	2,678	0%
Total other income (expense)	(29,856,459)	(257,163,677)	227,307,218	88%
Net loss before income tax benefit	$(91,627,413)	$(310,970,169)	$219,342,756	71%

Income tax benefit/ (provision)	(1,200)	(456,191)	454,991	100%
Net loss	(91,628,613)	(311,426,360)	219,797,747	71%

Net loss attributable to noncontrolling interest	(4,267,796)	(2,568,126)	(1,699,670)	(66)%
Net loss attributable to stockholders	$(87,360,817)	$(308,858,234)	$221,497,417	72%

Waived/(accrued) accumulated preferred dividends and other capital transactions with Preferred stock owners	(8,627,095)	(13,125)	(8,613,970)	(65,630)%

Net loss attributable to common stockholders after preferred dividends	$(95,987,912)	$(308,871,359)	$212,883,447	69%

Net Loss per Share	(7.91)	(1,114.23)

Weighted average shares outstanding, basic and diluted	12,134,899	277,205

Revenues

We are an early-stage company that has only recently started to generate notable revenues. As we expand vehicle production and commercialization, we expect the majority of our revenue to be derived from sales of commercial vehicles.

We plan to ramp up production and reach sufficient revenue levels in subsequent periods – primarily from sales of Commercial Delivery Vehicles (Class 1 – 6). As we continue to develop our product line, we expect additional revenue streams in the future, also from the sales of Sport Utility Vehicles (“SUVs”) and the flexible leasing of our electric vehicles (“EVs”).

In accordance with accounting standards, we recognize revenue from the sale of electric vehicles upon transfer of control to a customer. Generally, the control is transferred to the customer at the point of delivery. Still, certain contracts with our dealers contain a return provision stating that they may return unsold vehicles after 1 year. Since the Company does not have sufficient relevant statistics of returns yet, we defer revenue recognition until such dealer has sold the vehicles or until there is sufficient evidence to justify a reasonable estimate for consideration to which the Company expects to be entitled.

The tables below disclose information on deliveries of vehicles, revenue recognized, and payments received from our customers over the recent periods.

Invoiced during the 3 months ended June 30, 2024 (in thousand dollars)
Vehicle type	Units invoiced	Amount invoiced	Cash received	Revenue recognized
Mullen 3 (UU)	3	195.6	—	—
Urban Delivery (UD1)	12	315.7	65.2	65.2
Total	15	$511.3	$65.2	$65.2

Cost of Revenues

The costs of revenues primarily include vehicle components and parts, labor costs, and other relevant costs and expenses applicable to sales and revenues, such as provisions for estimated warranty expenses and an allowance to bring the value of inventories down to net realizable value.

Research and Development

Research and development expenses decreased by $7.8 million, or 35%, from $22.1 million through the three months ended June 30, 2023, to $14.3 million through the three months ended June 30, 2024. Research and development expenses are primarily comprised of external fees and internal costs for engineering, homologation, prototyping, and other expenses related to preparation for the production of electric vehicles such as Mullen Five EV, which has subsequently been eliminated, and Mullen One EV cargo van.

General and Administrative

General and administrative expenses include all non-production expenses incurred in a given period. This includes professional fees, salaries, rent, repairs and maintenance, utilities and office expenses, employee benefits, depreciation and amortization, advertising and marketing, settlements and penalties, taxes, licenses, and other expenses. We expense advertising costs as incurred. General and administrative expenses increased by approximately $15.7 million, or 49%, from approximately $31.8 million in the three months ended June 30, 2023, to approximately $47.5 million in the three months ended June 30, 2024, primarily due to decreases in compensation to employees, partially offset by increases in professional fees, employee benefits, utilities, depreciation expense, and advertising and promotions expenses.

Other financing costs

The Company recognized other financial costs (on initial recognition of derivative liabilities and other warrants, and ELOC commitment fee) during the three months ended June 30, 2024 in the amount of $23.9 million, vs $248.4 million over the same period of the previous year. The change of $224.5 million, or 90%, was mainly due to the fact that investments during the three months ended June 30, 2024 were lower than investments during the three months ended June 30, 2023 (see Notes 7 - Debt and 8- Warrants and Other Derivative Liabilities and Fair Value Measurements to the financial statements).

Interest Expense

Interest expense increased by approximately $7.7 million, or 1261%, from approximately $0.6 million through the three months ended June 30, 2023 to approximately $8.3 million through the three months ended June 30, 2024, primarily due to a conversion of debt which resulted in an $8.1 million debt discount being recognized in the three months ended June 30, 2024.

Net Loss

The net loss attributable to common stockholders (after preferred dividends) was approximately $96.0 million, or $7.91 net loss per share, for the three months ended June 30, 2024, as compared to a net loss attributable to common stockholders after preferred dividends of approximately $308.9 million, or $1,114.23 loss per share, for the three months ended June 30, 2023 (giving effect to reverse stock splits, see below).

Comparison of the nine months ended June 30, 2024 to the nine months ended June 30, 2023

The following table sets forth our historical operating results for the periods indicated:

	Nine Months Ended
	June 30,
	2024	2023	$ Change	% Change
	(dollar amounts, except percentages)
Revenue
Vehicle sales	$98,570	$308,000	$(209,430)	(68)%

Costs and expenses applicable to sales and revenues
Cost of goods sold	34,962	248,669	(213,707)	(86)%
Other inventory costs and expenses	14,486	—	14,486	—%
Total cost of goods sold and other inventory expenses	49,448	248,669	(199,221)	(80)%
Gross profit / (loss)	49,122	59,331	(10,209)	(17)%

Operating expenses:
General and administrative	138,615,121	144,186,161	(5,571,040)	4%
Research and development	54,486,237	51,188,991	3,297,246	(6)%
Impairment of goodwill	28,846,832	—	28,846,832	—%
Impairment of right-of-use assets	3,197,668	—	3,197,668	—%
Impairment of intangible assets	73,447,067	—	73,447,067	—%
Loss from operations	$(298,543,803)	$(195,315,821)	$(103,227,982)	(53)%

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(4,261,718)	(504,373,115)	500,111,397	99%
Other financing costs - ELOC commitment fee	(6,000,000)	—	(6,000,000)	—%
Other financing costs - initial recognition of warrants	(13,652,762)	—	(13,652,762)	—%
Gain/(loss) on derivative liability revaluation	(888,075)	(89,462,559)	88,574,484	99%
Gain/(Loss) on other warrants revaluation	82,938	—	82,938	—%
Gain/(loss) on extinguishment of debt	(655,721)	(6,246,089)	5,590,368	90%
Loss on financing	—	(8,934,892)	8,934,892	100%
Gain/(loss) on disposal of fixed assets	(477,838)	386,377	(864,215)	(224)%
Gain on lease termination	—	—	—	—%
Interest expense	(8,795,525)	(5,414,185)	(3,381,340)	(62)%
Other income, net	2,318,164	2,044,258	273,906	13%
Total other income (expense)	(32,330,537)	(612,000,205)	579,669,668	95%
Net loss before income tax benefit	$(330,874,340)	$(807,316,026)	$476,441,686	59%

Income tax benefit/ (provision)	3,890,100	520,385	3,369,715	648%
Net loss	(326,984,240)	(806,795,641)	479,811,401	59%

Net loss attributable to noncontrolling interest	(45,796,565)	(6,748,302)	(39,048,263)	(579)%
Net loss attributable to stockholders	$(281,187,675)	$(800,047,339)	$518,859,664	65%

Waived/(accrued) accumulated preferred dividends and other capital transactions with Preferred stock owners	(8,670,441)	7,387,811	(16,058,252)	(217)%
Net loss attributable to common stockholders after preferred dividends	$(289,858,116)	$(792,659,528)	$502,801,412	63%

Net Loss per Share	(37.92)	(5,544.35)

Weighted average shares outstanding, basic and diluted	7,644,049	142,967

Revenues

See above for a discussion of accounting policy on revenue recognition. This table discloses information on vehicle deliveries, revenue recognized, and payments received from our customers over nine months ended June 30, 2024.

Invoiced during the 9 months ended June 30, 2024 (in thousand dollars)
Vehicle type	Units invoiced	Amount invoiced	Cash received	Revenue recognized
Mullen 3 (UU)	134	8,739.4	652.2	—
Urban Delivery (UD1)	243	8,085.1	98.6	98.6
Total	377	$16,824.5	$750.8	$98.6

Cost of Revenues

See above for a description of the cost of revenues.

Research and Development

Research and development expenses increased by $3.3 million, or 6%, from approximately $51.2 million through the nine months ended June 30, 2023 to approximately $54.5 million through the nine months ended June 30, 2024. Research and development expenses are primarily comprised of external fees and internal costs for engineering, homologation, prototyping costs, and other expenses related to preparation for the production of electric vehicles such as Mullen Five EV, which has subsequently been eliminated, Mullen One EV cargo van, etc.

General and Administrative

General and administrative expenses include all non-production expenses incurred by us in any given period. This includes expenses such as professional fees, employee compensation and benefits, rent, repairs and maintenance, utilities and office expenses, depreciation and amortization, advertising and marketing, settlements and penalties, taxes, licenses, and other expenses. We expense advertising costs as incurred. General and administrative expenses decreased by approximately $5.6 million, or 4%, from approximately $144.2 million in the nine months ended June 30, 2023, to approximately $138.6 million in the nine months ended June 30, 2024, primarily due to decreases in professional fees and compensation to employees, partially offset by increases in advertising and promotions expenses, employee benefits, and depreciation expense.

Impairment

The net loss for the nine months ended June 30, 2024 included impairment charges totaling $105.5 million, mainly due to present uncertainty of availability of future funding required to support the business and decrease of Company’s market capitalization. These write-downs include Bollinger’s goodwill of $28.8 million, intangible assets of Bollinger ($58.5 million) and ELMS ($15.1 million), and the write-down of right-of-use assets of $3.2 million.

Other financing costs and revaluation of liabilities

The Company recognized other financial costs (on initial recognition of derivative liabilities and other warrants, and ELOC commitment fee) during the nine months ended June 30, 2024 in the amount of $23.9 million vs $504.4 million over the same period of the previous year. The change of $480.5 million, or 95%, was mainly due to the fact that investments during the nine months ended June 30, 2024 were lower than investments during the nine months ended June 30, 2023 (see Notes 7 - Debt and 8- Warrants and Other Derivative Liabilities and Fair Value Measurements to the financial statements).

Similarly, the derivative liability revaluation loss has decreased by $88.7 million from $89.5 million to $0.8 million. These changes are due to the fact that less warrants were issued and outstanding during the nine months ended June 30, 2024 and the monetary value of relevant obligations has significantly decreased in comparison to the nine months ended June 30, 2023 (see Notes 7- Debt and 8 - Warrants and Other Derivative Liabilities and Fair Value Measurements to the financial statements).

Interest Expense

Interest expense increased by approximately $3.4 million, or 62%, from approximately $5.4 million through the nine months ended June 30, 2023 to approximately $8.8 million through the nine months ended June 30, 2024, primarily due to a conversion of debt which resulted in an $8.1 million debt discount being recognized in the three months ended June 30, 2024.

By accounting standards, applying the effective interest method will, in the next quarter ending September 2024, result in higher interest costs in respect of the convertible notes issued by the Company in May 2024.

Net Loss

The net loss attributable to common stockholders (after preferred dividends) was approximately $289.9 million, or $37.92 net loss per share, for the nine months ended June 30, 2024, as compared to a net loss attributable to common stockholders after preferred dividends of approximately $792.7 million, or $5,544.35 loss per share, for the nine months ended June 30, 2023 (giving effect to reverse stock splits, see below).

Comparison of the Year Ended September 30, 2023 to the Year Ended September 30, 2022

The following table sets forth our historical operating results for the periods indicated:

	Year Ended September 30,
	2023	2022	$ Change	% Change
	(dollar amounts, except percentages)
Revenue
Vehicle sales	$366,000	$—	$366,000	100%
Cost of sales	(273,882)	—	(273,882)	100%
Gross Margin	$92,118	$—	$92,118	100%

Operating expenses:
General and administrative	215,846,132	75,338,256	140,507,876	187%
Research and development	77,387,336	21,650,840	55,736,496	257%
Impairment of goodwill	63,988,000	—	63,988,000	100%
Impairment of property, plant, and equipment, and other non-current assets	14,770,000	—	14,770,000	100%
Impairment of intangible assets	5,873,000	—	5,873,000	100%
Loss from Operations	$(377,772,350)	$(96,989,096)	$(280,783,254)	289%

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(506,238,038)	(484,421,258)	(21,816,780)	5%
Gain / (loss) on derivative liability revaluation	(116,256,212)	(122,803,715)	6,547,503	(5)%
Gain / (loss) extinguishment of debt, net	(6,246,089)	33,413	(6,279,502)	(18,794)%
Loss on financing	(8,934,892)	—	(8,934,892)	100%
Gain / (loss) on sale of fixed assets	386,377	(50,574)	436,951	(864)%
Loss on lease termination	(125,000)	—	(125,000)	100%
Interest expense	(4,993,140)	(26,949,081)	21,955,941	(81)%
Penalty for insufficient authorized shares	—	(3,495,000)	3,495,000	(100)%
Other income (expense), net	2,532,034	(5,647,841)	8,179,875	(145)%
Net loss before income tax benefit	$(1,017,647,310)	$(740,323,152)	$(277,324,158)	37%

Income tax benefit/ (provision)	10,988,482	(1,600)	10,990,082	(686,880)%
Net loss	$(1,006,658,828)	$(740,324,752)	$(266,334,076)	36%

Net loss attributable to noncontrolling interest	(34,404,246)	(791,946)	(33,612,300)	4,244%
Net loss attributable to stockholders	$(972,254,582)	$(739,532,806)	$(232,721,776)	31%

Waived/(Accrued) accumulated preferred dividends	7,360,397	(40,516,440)	47,876,837	(118)%

Net loss attributable to common stockholders after preferred dividends	$(964,894,185)	$(780,049,246)	$(184,844,939)	24%

Net Loss per Share	(1,574.14)	(63,085.26)

Weighted average shares outstanding, basic and diluted	612,964	12,365

Revenues

We are a development stage company and have only recently started to generate notable revenues. Vehicle production and deliveries began in June 2023. As we expand production and commercialization of vehicles, we expect the majority of our revenue to be derived from sales of commercial vehicles. We are planning to ramp up production and reach sufficient revenue levels in subsequent periods – primarily from sales of Commercial Delivery Vehicles (Class 1 – 6). As we continue to develop our product line, we expect additional revenue streams in the future, also from the sales of Sport Utility Vehicles (“SUVs”) and the flexible leasing of our electric vehicles (“EVs”).

In accordance with accounting standards, we recognize revenue from the sale of electric vehicles upon transfer of control to a customer. In general, the control is transferred at the point of delivery to the customer but certain contracts with our dealers contain a return provision, stating that they may return unsold vehicles after 1 year. Since the Company does not have sufficient relevant statistics of returns yet, we defer revenue recognition until the vehicles have been sold by such dealer or until there is sufficient evidence to justify a reasonable estimate for consideration to which the Company expects to be entitled. Payments from customers are generally expected to be received within 30 days after delivery.

The tables below disclose information on deliveries of vehicles, revenue recognized, revenue deferred, and payments received from our customers over the recent periods.

Invoiced during the year ended September 30, 2023

#	Type	Units Invoiced	Amount invoiced	Cash received	Revenue recognized
1	Urban Delivery (UD0)	25	366,000	366,000	366,000
2	Mullen 3 (UU)	10	652,200	652,200	-
	Total	35	$1,018,200	$1,018,200	$366,000

Invoiced during the quarter ended December 31, 2023

#	Type	Units Invoiced	Amount invoiced	Cash received	Revenue recognized
1	Mullen 3 (UU)	131	8,543,820	-	-
2	Urban Delivery (UD1)	100	3,363,500	-	-
	Total	231	$11,907,320	$-	$-

Cost of Goods Sold

The costs of goods sold primarily include vehicle components and parts, labor costs, amortized tooling costs, provisions for estimated warranty expenses, and other relevant costs associated with the production of these vehicles.

Research and Development

Research and development expenses increased by approximately $55.7 million or 257% from approximately $21.7 million through the twelve months ended September 30, 2022, to approximately $77.4 million through the twelve months ended September 30, 2023. Research and Development costs are expensed as incurred. To date, our research and development expenses have consisted primarily of engineering and consulting services in connection with the development and design of our EVs. As we ramp up for commercial operations, we expect research and development expenses to increase as we continue to invest in new vehicle model design and development of technology.

General and Administrative

G&A expenses include all non-production expenses incurred by us in any given period. This includes expenses such as professional fees, salaries, rent, repairs and maintenance, utilities and office expense, employee benefits, depreciation and amortization, advertising and marketing, settlements and penalties, taxes, licenses and other expenses. We expense advertising costs as incurred. General and administrative expenses increased by approximately $140.5 million or 187% from approximately $75.3 million in the twelve months ended September 30, 2022, to approximately $215.8 million in the twelve months ended September 30, 2023, primarily due to increases in marketing, listing and regulatory fees, office expenses, settlements and penalties, and payroll related expenses with the growth of personnel and resources.

Interest Expense

Interest expense decreased by approximately $22.0 million or 81% from approximately $26.9 million through the twelve months ended September 30, 2022, to approximately $5.0 million through the twelve months ended September 30, 2023, primarily due to a decrease in convertible debt that has been fully converted in Q1 and Q2 of the 2023 fiscal year.

Impairment

Due to unfavorable market conditions and decline of the market prices of the Company’s common stock, we have tested long-lived asset for recoverability. As a result of the impairment test performed on September 1, 2023 by independent professional appraisers, the Company has recognized impairment losses in amount of $84,631,000 that related to goodwill (Bollinger segment), property, plant, and equipment, and intangible assets (ELMS/Mullen segment). See more details below.

Net Loss

The net loss attributable to common stockholders (after preferred dividends) was $964.9 million, or $1,574.14 net loss per share, for the twelve months ended September 30, 2023, as compared to a net loss attributable to common stockholders after preferred dividends of $780.0 million, or $63,085.26 loss per share, for the twelve months ended September 30, 2022.

Liquidity and Capital Resources

To date, we have yet to generate any significant revenue from our business operations. We have funded our capital expenditure and working capital requirements by selling equity securities, as further discussed below. Our ability to successfully expand our business will depend on many factors, including our working capital needs, the availability of equity or debt financing, and, over time, our ability to generate cash flows from operations.

The Company’s principal source of liquidity consists of existing cash and restricted cash of approximately $4.0 million as of June 30, 2024 and approximately $155.7 million as of September 30, 2023. During the nine months ended June 30, 2024, the Company used approximately $145.2 million of cash for operating activities. During the twelve months ended September 30, 2023, the Company used approximately $179.2 million of cash for operating activities. The net working capital deficit on June 30, 2024 amounted to approximately $59.0 million, or $10.4 million, after excluding derivative and warrant liabilities, Series E Preferred Stock liability, ELOC commitment fees, and liabilities to issue stock that are supposed to be settled by issuing common stock without using cash. The net working capital on September 30, 2023 was positive and amounted to approximately $58.5 million, or approximately $133.3 million after excluding derivative liabilities and liabilities to issue stock that are supposed to be settled by issuing common stock without using cash. For the nine months ended June 30, 2024, the Company incurred a net loss of $327.0 million, and as of June 30, 2024, our accumulated deficit was $2,143.3 million. For the year ended September 30, 2023, the Company has incurred a net loss of $1,006.7 million and, as of September 30, 2023, our accumulated deficit is $1,862.2 million. This creates substantial doubt about the Company’s ability to continue as a going concern, as its cash on hand may be insufficient to meet its working capital and capital expenditure requirements for a period of at least twelve months from the date of the filing of the Quarterly Report on Form 10-Q for the period ended June 30, 2024.

If the Company does not secure adequate funding to fulfill its current liabilities, it anticipates seeking bankruptcy protection in various jurisdictions within 30 days of publishing these financial statements. The Company anticipates that its available funds will be insufficient to cover its obligations for at least the next twelve months from the date of that the Quarterly Report on Form 10-Q for the period ended June 30, 2024 was filed. Consequently, there is significant uncertainty regarding the Company’s ability to continue operating. The Company is actively pursuing additional funds (see Note - 21 Subsequent Events). However, there is no guarantee that the Company will be able to restructure its debts and/or secure the necessary financing on favorable terms.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt, or entering other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, given the impact of the economic downturn on the U.S. and global financial markets, the Company may be unable to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

Despite these efforts, there can be no assurance that our plans will be successful in alleviating the substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty, such as the potential need to liquidate assets, restructure operations, or make other significant changes to the business model.

Debt

To date, our current working capital and development needs have been primarily funded through the issuance of convertible notes with warrants, convertible preferred stock with warrants, and common stock.

The short-term debt includes loans due within twelve months from the balance sheet date, in addition to loans that have matured and remain unpaid. Management plans to renegotiate matured loans with creditors for favorable terms, such as reducing interest rates, extending maturities, or both; however, there is no guarantee favorable terms will be reached. Until negotiations with creditors are resolved, these matured loans remain outstanding and will be classified as short-term debt on the balance sheet. Interest and fees on loans are being accounted for within accrued interest.

On May 14, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors for the sale of Senior Secured Convertible Notes (“Convertible Notes”) and five-year warrants exercisable for shares of common stock (the “Warrants”). The investors have purchased senior secured convertible notes of $52.6 million, or $50.0 million, including the 5% original issue discount, bearing 15% interest and maturing in 4 months.

The holder may convert the outstanding principal and accrued but unpaid interest on the Notes into shares of common stock at the lower of (i) $5.49, (ii) 95% of the closing sale price of common stock on the date the Company’s registration statement on Form S-1 is declared effective (i.e. $3.61) or (iii) 95% of the lowest daily volume weighted average price in the five (5) trading days before such conversion date, provided that the conversion price will not be less than $1.16 per share.

As security for payment of the amounts due and payable under the Convertible Notes, the Company collaterally assigned and granted to the Holder a continuing security interest in all of the Company’s right, title, and interest in, to, and under the property of the Company, whether then or hereafter owned, existing, acquired or arising and wherever then or hereafter located (subject to certain exceptions). The Convertible Notes are senior in right of payment to all other current and future notes to which the Company is a party. The Convertible Notes also impose restrictions on the Company, limiting additional debt, asset liens, stock repurchases, outstanding debt repayment, dividends distribution, and affiliate transactions, except for specified exceptions.

In connection with the issuance of the Convertible Notes, the holder also received 5-year warrants exercisable for 200% of the shares of common stock underlying such Notes. The Warrants also provide for a cashless exercise pursuant to which the holder may receive a “net number” of shares of common stock determined according to a formula prescribed by the contract.

For a period beginning on May 14, 2024, and ending on the one-year anniversary from the date registration statements registering the shares issuable upon conversion of all of the Notes and exercise of all the Warrants is declared effective, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions.

The Company also signed a commitment letter agreement with an investor for a total investment of $100 million through the issuance of Senior Secured Convertible Notes and Warrants. The Convertible Notes will accrue interest at 15%, include a 5% Original Issue Discount, and have a maturity of four months. They will be issued in eight tranches of $12.5 million over 13 months. The investor will receive a $4 million non-refundable commitment fee, payable in registered common stock. Other conditions are similar to those described above. The completion of this transaction remains contingent upon mutual consent and the execution of final documentation by both parties.

The following is a summary of our indebtedness as of June 30, 2024:

Type of Debt	Net Carrying Value Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured notes	$2,385,004	$2,385,004	$—	0.00 - 10.00%	2019 - 2021
Matured loan advances	332,800	332,800	—	0.00 - 10.00%	2016 - 2018
Convertible notes	5,021,891	5,021,891	—	15%	September, 2024
Less: debt discount to convertible notes	(5,007,305)	(5,007,305)	—		September, 2024
Total Debt	$2,732,390	$2,732,390	$—

The following is a summary of our debt as of September 30, 2023:

	Net Carrying Value
	Unpaid Principal				Contractual
Type of Debt	Balance	Current	Long-Term	Interest Rate	Maturity
Matured notes	$2,398,881	$2,398,881	$—	0.00 - 10.00%	2019 - 2021
Real Estate note	5,000,000	5,000,000	—	8.99%	2023-2024
Loan advances	332,800	332,800	—	0.00 - 10.00%	2016 - 2018
Less: debt discount	(270,189)	(270,189)	—	NA	NA
Total Debt	$7,461,492	$7,461,492	$—

Scheduled Debt Maturities

The following are scheduled debt maturities as of June 30, 2024:

	Year Ended September 30,
	2024 (3 months)	2025	2026	2027	2028	Thereafter	Total
Total Debt	$7,739,695	$—	$—	$—	$—	$—	$7,739,695

Cash Flows

The following table provides a summary of our cash flow data for the nine months ended June 30, 2024 and 2023:

	Nine Months Ended June 30,
Net cash provided by (used in):	2024	2023
Operating activities	$(145,182,897)	$(113,627,945)
Investing activities	(14,053,838)	(107,449,762)
Financing activities	7,504,168	364,134,630

The following table provides a summary of our cash flow data for the years ended September 30, 2023 and 2022:

	Years Ended September 30,
Net cash provided by (used in):	2023	2022
Operating activities	$(179,172,191)	$(65,795,610)
Investing activities	(107,923,309)	(47,154,109)
Financing activities	358,416,885	197,282,630

Cash Flows used in Operating Activities

Our cash flow used in operating activities to date has been primarily comprised of costs related to research and development, payroll and other general and administrative activities. Net cash used in operating activities was $145.2 million in the nine months ended June 30, 2024, a 28% increase from $113.6 million net cash used during the nine months ended June 30, 2023. Net cash used in operating activities was $179.2 million in the twelve months ended September 30, 2023, a 172% increase from $65.8 million net cash used during the twelve months ended September 30, 2022.

Cash Flows used in Investing Activities

To date, our cash flows used in investing activities have been comprised mainly of equipment purchases.

Net cash used in investing activities was $14.1 million in the nine months ended June 30, 2024, an 87% decrease from $107.4 million used in investing activities during the nine months ended June 30, 2023. The primary factor of the change was the acquisition of ELMS assets during the three months ended December 31, 2022.

Net cash used in investing activities was $107.9 million in the year ended September 30, 2023, a 129% increase from $47.1 million used in investing activities the year ended September 30, 2022. The primary factor in the increased cash outflows was the ELMS assets acquisition.

Cash Flows provided by Financing Activities

Through June 30, 2024, we have financed our operations primarily through the issuance of convertible notes and equity securities.

Net cash provided by financing activities was $7.5 million for the nine months ended June 30, 2024, as compared to $364.1 million net cash obtained from financing activities for the nine months ended June 30, 2023, when we issued convertible notes in lieu of preferred shares. During the nine months ended June 30, 2024, we issued senior secured convertible notes and warrants in return for $12.5 million cash and fully settled a mortgage loan of $4.9 million.

Net cash provided by financing activities was $358.4 million for the year ended September 30, 2023 primarily due to issuance of preferred shares and other convertible instruments in lieu of preferred shares, as compared to $197.3 million net cash provided by financing activities for the year ended September 30, 2022.

Scheduled Debt Maturities

The following are scheduled debt maturities as of September 30, 2023:

	Years Ended September 30,
	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Total Debt	$2,717,804	$4,743,688	$—	$—	$—	$—	$—	$—	$7,461,492

Contractual Obligations and Commitments

The following tables summarize our contractual obligations and other commitments for cash expenditures as of June 30, 2024, and the years in which these obligations are due:

Operating Lease Commitments

Years Ended September 30,	Scheduled Payments
2024 (3 months)	$945,167
2025	6,500,102
2026	5,077,875
2027	5,029,859
2028	4,830,545
Thereafter	7,352,924
Total Future Minimum Lease Payments	$29,736,472

New lease contracts

On November 1, 2023, the Company entered a 5-year lease agreement for premises of approximately 122,000 sq. ft. in Fullerton, California, designated for light manufacturing and distribution of electric vehicle batteries. Base rent is $2,992 thousand for the first year (and increases approximately 4% every year) and additional operating expenses are approximately $715 thousand in the first year with subsequent annual recalculation. Security deposit payable to the landlord is approximately $1 million.

Non-convertible secured promissory note

On December 18, 2023, Mullen entered into a Debt Agreement to issue a non-convertible secured promissory note (the “Note”) with a principal amount of $50 million, purchased for $32 million, reflecting an $18 million original issue discount. The Note, which does not include conversion rights, stock, warrants, or other securities, aims to raise capital for the Company’s manufacturing operations. The issuance of this non-convertible Note is scheduled for the first trading day when all closing conditions are met. By January 15, 2024, the loan has not been received.

The Note will incur 10% annual interest, escalating to 18% post-Event of Default. It matures three months post-issuance. The Note’s terms allow for accelerated repayment upon default, requiring the Company to pay the principal, accrued interest, and other due amounts. The Note is secured by the Company’s assets and imposes restrictions on the Company, limiting additional debt, asset liens, stock repurchases, outstanding debt repayment, and affiliate transactions, except for specified exceptions. It mandates prepayment of the principal from net proceeds of any subsequent financing.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, as defined under SEC rules.

Critical Accounting Policies and Estimates

Our financial statements have been prepared by U.S. GAAP. In the preparation of these financial statements, our management is required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Management considers an accounting judgment, estimate, or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates, and assumptions could have a material impact on the consolidated financial statements. Our significant accounting policies are described in Note 3 to the consolidated financial statements.

In preparing the financial statements, management applied critical estimates and assumptions while performing impairment tests for goodwill and other noncurrent assets. We identified Bollinger and ELMS/Legacy Mullen (refer to Note 4— Segment information) as our reporting units for the purposes of assessing impairments.

We review our noncurrent asset groups for impairment whenever events or changes in circumstances indicate that the carrying amount of such asset groups may not be recoverable. Such conditions could include significant adverse changes in the business climate, current period operating or cash flow losses, significant declines in forecasted operations, or a current expectation that an asset group will be disposed of before the end of its useful life. The recoverability of noncurrent asset groups to be held and used is measured by a comparison of the carrying amount of the asset group to future undiscounted net cash flows expected to be generated by the asset group. Suppose the asset group is considered to be impaired. In that case, the impairment recognized is the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Due to a prolonged decrease in our market capitalization, including a significant decline in stock price and budgeted performance targets not achieved as compared to acquisition date budgets, we assessed noncurrent assets for impairment.

Critical accounting estimates for goodwill and indefinite-lived intangibles assets impairment tests

Our goodwill and indefinite-lived intangible assets, which primarily consist of in-process research and development assets and patents, pertain to the Bollinger acquisition on September 7, 2022 (refer to Note 4 for more details).

Fair value determinations require significant judgment and are sensitive to changes in underlying assumptions, estimates, and market factors. Estimating the fair value of the reporting units and in-process research and development assets requires us to make assumptions and estimates regarding our future plans, as well as industry, economic, and regulatory conditions. These assumptions and estimates include estimated future annual net cash flows, income tax considerations, discount rates, long-term growth rates, contributory asset charges, and other market factors. If current expectations of future growth rates and margins are not met, if market factors outside of our control, such as discount rates, or income tax rates, change, or if management’s expectations or plans otherwise change, including updates to our long-term operating plans, then our reporting units or in-process research and development assets might become impaired in the future. Additionally, any decisions to divest certain non-strategic assets could in the future lead to goodwill or in-process research and development assets impairments.

We utilize the discounted cash flow method under the income approach to estimate the fair value of our reporting units. Some of the more significant assumptions inherent in estimating the fair value include the estimated future annual net cash flows for the reporting units (including net sales, cost of products sold, sales, general, and administrative costs (“SG&A”), depreciation and amortization, working capital, and capital expenditures), income tax rates, long-term growth rates, and a discount rate that appropriately reflects the risks inherent in each future cash flow stream. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, estimated product line growth rates, management’s plans, and comparable company market multiples.

We utilize the excess earnings method under the income approach to estimate the fair value of our in-process research and development assets. Some of the more significant assumptions inherent in estimating the fair values include the estimated future annual net cash flows for the in-process research and development assets (including net sales, cost of products sold, and SG&A), contributory asset charges, income tax considerations, economic depreciation rate, a discount rate that reflects the level of risk associated with the future earnings attributable to the in-process research and development assets, and management’s intent to invest in the in-process research and development assets indefinitely. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, estimated product line growth rates, management’s plans, and comparable company market multiples.

As a result of our quantitative impairment assessment of goodwill, we reassessed the fair value of the reporting units and recorded a goodwill impairment loss of $63,988,000 within the consolidated statement of operations. As a result of our quantitative impairment assessment of in-process research and development assets, we determined that the fair value exceeded the carrying amount and as such, no impairment loss was recorded.

The discount rate and long-term growth rate used to estimate the fair value of our reporting units, and the carrying amount of goodwill used in our quantitative impairment assessment were as follows:

	Goodwill Carrying Amount	Discount Rate	Long-Term Growth Rate
Reporting units	$92,834,832	50%	3%

The discount rate and economic depreciation rate used to estimate the fair value of our in-process research and development assets, and the carrying amount used in our quantitative impairment assessment were as follows:

	Indefinite-lived Intangible Assets Carrying Amount	Discount Rate	Economic Depreciation Rate
In-process research and development assets (excess earnings method)	$58,304,612	55%	10%

Assumptions used in impairment assessments are made at a point in time and therefore, they are subject to change based on the facts and circumstances present at each annual and interim impairment assessment date. Additionally, these assumptions are generally interdependent and do not change in isolation. However, as it is reasonably possible that changes in assumptions could occur, as a sensitivity measure, we have presented the estimated effects of isolated changes in discount rates and long-term growth rates on the fair values of our reporting units. We have also presented the estimated effects of isolated changes in discount rates and economic depreciation rate on the fair value of the in-process research and development assets. These estimated changes in fair value are not necessarily representative of the actual impairment that would be recorded in the event of a fair value decline.

If we had changed the following assumptions used to estimate the fair value of the reporting units and in-process research and development assets as part of the quantitative impairment assessment, these isolated changes, which are reasonably possible to occur, would have led to the following increase/(decrease) in the aggregate fair value of reporting units and in-process research and development assets, respectively, as follows:

	Discount Rate		Long-Term Growth Rate
	250-Basis-Point		50-Basis-Point
	Increase	Decrease	Increase	Decrease
Reporting units	$(19,000,000)	$20,000,000	$-	$-

	Discount Rate		Economic Depreciation Rate
	250-Basis-Point		250-Basis-Point
	Increase	Decrease	Increase	Decrease
In-process research and development assets (excess earnings method)	$(9,000,000)	$10,000,000	$(11,000,000)	$13,000,000

Critical accounting estimates for impairment of assets of the Bollinger segment

Our goodwill and indefinite-lived in-process research and development assets, as well as patents, pertain to the Bollinger acquisition on September 7, 2022. As a result of impairment tests performed by management during the nine months ended June 30, 2024, impairment was recognized in the financial statements: including $28.8 million for goodwill, $58.5 million for indefinite-lived in-process research and development assets, as well as $1.3 million for right-of-use assets. No additional material impairment was recognized during the last three months ended June 30, 2024. The impairment has been recognized primarily due to the present uncertainty of the availability of future funding required to support this segment and the decrease in the Company’s market capitalization.

Critical accounting estimates for impairment of assets of the ELMS/Mullen segment

As a result of impairment tests performed by management during the nine months ended June 30, 2024, impairment was also recognized in respect of part of right-of-use assets in the amount of $1.9 million, as well as engineering design intangible assets with a carrying amount of $15.1 million which belong to the ELMS/Mullen segment. No additional material impairment was recognized during the last three months ended June 30, 2024. The primary reasons for the impairment of these assets were sales slower than expected and a decrease in the Company’s market capitalization.

Estimating the fair value of the reporting units and certain assets requires us to make assumptions and estimates regarding our future plans, as well as industry, economic, and regulatory conditions. These assumptions and estimates include estimated future annual net cash flows, income tax considerations, discount rates, long-term growth rates, contributory asset charges, and other market factors. Assumptions used in impairment assessments are made at a point in time. Therefore, they are subject to change based on the facts and circumstances present at each annual and interim impairment assessment date. Fair value determinations require significant judgment and are sensitive to changes in underlying assumptions, estimates, and market factors.

Critical accounting estimates for other long-lived assets impairment tests

Our long-lived assets primarily consist of equipment, real property and finite-lived intangible assets subject to amortization, which for us are capitalized engineering design assets. The long-lived assets primarily pertain to Legacy Mullen and to assets acquired as part of the ELMS asset acquisition by November 30, 2022 (refer to Note 4 for more details).

We review our long-lived asset groups for impairment whenever events or changes in circumstances indicate that the carrying amount of such asset groups may not be recoverable. Such conditions could include significant adverse changes in the business climate, current period operating or cash flow losses, significant declines in forecasted operations, or a current expectation that an asset group will be disposed of before the end of its useful life. Recoverability of long-lived asset groups to be held and used is measured by a comparison of the carrying amount of the asset group to future undiscounted net cash flows expected to be generated by the asset group. If the asset group is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Due to a prolonged decrease in our market capitalization, including a significant decline in stock price and budgeted performance targets not achieved as compared to acquisition date budgets, we assessed the long-lived assets for impairment.

We utilized the discounted cash flow method under the income approach to estimate the fair value of our long-lived assets. Some of the more significant assumptions inherent in estimating the fair value include the estimated future annual net cash flows for the long-lived assets (including net sales, cost of products sold, SG&A, depreciation and amortization, working capital, and capital expenditures), income tax rates, long-term growth rates, and a discount rate that appropriately reflects the risks inherent in each future cash flow stream. We selected the assumptions used in the financial forecasts using historical data, supplemented by current and anticipated market conditions, management’s plans, and comparable company market multiples. Impairment losses on long-lived assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal. As a result of our impairment assessment of long-lived assets, we reassessed the fair value of the long-lived assets and recorded an impairment loss of $20,643,000 within the consolidated statement of operations.

The discount rates and long-term growth rates used to estimate the fair values of our long-lived assets, as well as the long-lived assets carrying amount used in our impairment assessment were as follows:

	Long-lived Assets Carrying Amount	Discount Rate	Long-Term Growth Rate
Other long-lived assets	$110,330,000	35%	3%

Assumptions used in impairment assessments are made at a point in time and require significant judgment; therefore, they are subject to change based on the facts and circumstances present at each assessment date. Additionally, these assumptions are generally interdependent and do not change in isolation. However, as it is reasonably possible that changes in assumptions could occur, as a sensitivity measure, we have presented the estimated effects of isolated changes in discount rates and long-term growth rates on the fair values of our long-lived assets. These estimated changes in fair value are not necessarily representative of the actual impairment that would be recorded in the event of a fair value decline.

If we had changed the following assumptions used to estimate the fair value of the long-lived assets as part of the impairment assessment, these isolated changes, which are reasonably possible to occur, would have led to the following increase/(decrease) in the aggregate fair value of the long-lived assets:

	Discount Rate		Long-Term Growth Rate
	250-Basis-Point		50-Basis-Point
	Increase	Decrease	Increase	Decrease
Other long-lived assets	$(22,000,000)	$26,000,000	$-	$(1,000,000)

Recent Accounting Pronouncements

Accounting standard updates issued but not yet effective were assessed and determined to be either not applicable or not expected to have a material impact on our consolidated financial statements.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect our transactions and our dispositions of the assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria set forth in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that our internal control over financial reporting was not effective as of September 30, 2023 due to material weaknesses described below.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. In conducting our review of our internal control over financial reporting, we identified the following material weaknesses described below.

■	Based on management’s review of key accounting and information technology policies and procedures, we have determined that although such policies and procedures exist, they are not all formalized in a written procedure format that is up to date.

■	As a result of absence of formalized review of key controls across several business processes and/or insufficiently formalized documentation evidencing such review, management’s ability to evaluate the design and monitor the effective operation of these preventative and detective internal controls is limited. Accordingly, management’s ability to timely detect, prevent and remediate deficiencies and potential risks has been assessed as inadequate.

■	The Company identified certain design deficiencies in its management and analytical review controls associated with the financial close process. These deficiencies, individually or in the aggregate, combined with inadequate compensating controls, created a reasonable possibility that a material misstatement to the consolidated financial statements might not be prevented or detected on a timely basis.

■	The Company lacks in-house accounting expertise to identify rights and obligations reflected in non-standard agreements, requiring specialized accounting for complex transactions.

■	The Company’s internal control system as well as disclosure controls and procedures failed to ensure the Company properly presents certain related party disclosures in the financial statements for the year ended September 30, 2022, as further discussed in the Note 20 to the financial statements for the year ended September 30, 2023.

During the year ended September 30, 2023, these control deficiencies did not result in identified material misstatements in our consolidated financial statements; however, the control deficiencies described above created a more than remote possibility that a material misstatement in the consolidated financial statements would not be prevented or detected on a timely basis. Therefore, our management concluded that the deficiencies represent material weaknesses.

Based on the performance of additional procedures by management designed to ensure reliability of financial reporting, the Company’s management has concluded that, notwithstanding the material weaknesses described above, the consolidated financial statements, included in this prospectus, fairly present, in all material respects, the Company’s financial position, results of operations, and cash flows as of the dates, and for the periods presented, in conformity with U.S. GAAP.

Remediation Efforts to Address the Material Weaknesses and Other Changes in Internal Control Over Financial Reporting

The aforementioned material weaknesses were first identified in 2022. While the Company has significantly improved its internal control over financial reporting, the material weaknesses remain un-remediated as of September 30, 2023, and the Company’s remediation efforts continued to take place in 2024.

During the year ended September 30, 2023 and the period ended June 30, 2024, management completed the following actions in accordance with the remediation plan:

■	Hired critical leadership roles with sufficient public company and internal control experience, and experience and knowledge in GAAP financial reporting matters, responsible for designing, implementing, and monitoring our internal controls.

■	Identified, prioritized and implemented several of the critically important accounting policies and procedures, e.g., additional analytical reviews of financial statements before they get filed; controls to enhance communication between departments of the Company intended to timely capture events that require disclosures or journal entries; using GAAP Disclosure and SEC Reporting Checklists etc.

■	Designed, developed, and deployed a number of systems and IT tools to enable the effectiveness and consistent execution of controls over timely and accurate accounting for certain transactions, such as warrant liabilities, stock-based compensation to employees and stock-based compensation to non-employees, in accordance with relevant US GAAP.

■	Engaged third-party accounting consulting firm to assist us in documenting our application of GAAP on complex transactions such as significant asset acquisitions, equity-based compensation, debt, and equity financing transactions.

■	Improvement of accounting policies and procedures.

■	Development of systems and IT tools to enable the effectiveness and consistent execution of controls over timely and accurate accounting for certain transactions.

■	Consulting with independent accounting firm on accounting and valuation matters.

In addition to the remedial actions taken to date, the Company is considering the full extent of the procedures to implement in order to remediate the material weaknesses described above. Currently, the remediation plan has includes and includes:

■	revising and enhancing effectiveness of the controls put in place during previous periods, including those mentioned above.

■	continuing to implement processes and controls to better manage and monitor our financial reporting risks, including enhancing the usage of technology and tools.

■	continuing professional training and education on accounting subjects for accounting staff.

■	enhancing management review controls related to our financial statement close and financial reporting involving estimates, judgments, and assumptions.

■	augmenting the design of the financial statement closing and financial reporting process including documentation of accounting treatment of significant and unusual transactions.

The actions that we are taking are subject to ongoing management review and audit committee oversight. We believe these measures will aid to remediate the control deficiencies that gave rise to the material weaknesses, but the material weaknesses will not be considered fully remediated until controls have been designed and implemented for a sufficient period of time, and properly tested for our management to conclude that the control environment is operating effectively.

We are committed to continuing to improve our internal control processes, and, as we continue to evaluate and work to improve our internal control over financial reporting, we may take additional measures to address control deficiencies, or we may modify certain of the remediation measures described above.

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating our disclosure controls and processes as well as internal control over financial reporting, we recognize that any controls and procedures, no matter how well designed and implemented, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of controls and procedures must reflect the fact that there are resource constraints, and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Because of its inherent limitations, any internal control system, no matter how well designed and operated, is based upon certain judgments and assumptions, and cannot provide absolute assurance that its objectives will be met. Similarly, an evaluation of controls cannot provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, have been detected. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

BUSINESS

References in this Annual Report to the “Company”, “we”, “us”, “our” or similar references, or “Mullen,” mean Mullen Automotive Inc., a Delaware corporation, and its subsidiaries Ottava Automotive, Inc., a California corporation, Mullen Real Estate, LLC., a Delaware corporation, Mullen Investment Properties LLC, a Mississippi corporation, and Bollinger Motors, Incorporated a consolidated subsidiary.

Background

We are a Southern California-based electric vehicle company that operates in various verticals of businesses focused within the automotive industry. The Company was originally formed on April 20, 2010, as a developer and manufacturer of electric vehicle technology. During 2021, the Company completed a merger with Net Element, Inc., a Delaware-incorporated company1. The Company changed its name from “Net Element, Inc.” to “Mullen Automotive Inc.” The Nasdaq Stock Market, LLC (Nasdaq Capital Market) ticker symbol for the Company’s common stock changed from “NETE” to “MULN” at the opening of trading on November 5, 2021. The CUSIP number of the common stock is 62526P 406.

The Company

Mullen Automotive is a Southern California-based automotive company that is building and delivering the newest generation of Commercial Trucks.

The company entered the Commercial Truck Business executing two opportunistic acquisitions in the fourth quarter of 2022. On September 7, 2022, the first acquisition was announced of Bollinger Motors. The purchase price was $148.6 million in cash and stock for a 60.0% controlling interest, which gives Mullen the majority ownership of Bollinger Motors, Inc. This provided Mullen entry into the medium duty truck classes 4-6, and the Sport Utility and Pick Up Truck EV segments.

The second acquisition was in October 2022, when the U.S. Bankruptcy Court approved the Company acquisition ELMS’ (Electric Last Mile Solutions) assets in an all-cash purchase. With this transaction, Mullen acquired ELMS’ manufacturing plant in Mishawaka Indiana and all the intellectual property needed to engineer and build Class 1 and Class 3 electric vehicles.

These two acquisitions give Mullen the most complete portfolio coverage in the Commercial EV truck market from Class 1 to 6 where there is very little current competition and, in some segments, no other announced entries.

Mullen’s Tunica Mississippi manufacturing plant was equipped during 2023 to become the Commercial Manufacturing Center. Tunica was commissioned with two lines to manufacture the Class 1 and 3 vehicles and began shipping Class 3 trucks in September 2023.

[1]	The Merger was accounted for as a reverse merger transaction, in which Mullen Automotive-California is treated as the acquirer for financial accounting purposes. For more information on the Merger, see “The Merger and Related Transactions.”

Company Overview

Our Strength and Strategy

●	Experienced and proven team in the Electric Vehicle (“EV”) space. Our executive team has extensive experience in the automotive original equipment manufacturing (“OEM”) space. They have a detailed understanding of the product development cycle from blank sheet to post launch activities in both the Commercial and Retail segments. The team brings expertise in all the critical areas required to be successful - studio design, engineering product development, energy storage systems, supply chain management, manufacturing, and sales & service.

●	Manufacturing Plants. Mullen owns two manufacturing plants in ready condition; Tunica and Mishawaka. Unlike many other new EV companies who must still invest time and money to acquire manufacturing capacity, Mullen has this capability and capacity today.

●	Unique plan. Our approach for Class 1 and 3 Commercial Markets is to prioritize speed-to-market by leveraging other OEMS engineering and tooling and spending Mullen’s capital on the required Customer and legal requirements for the vehicles to be sold in the North American market. This results in with lower capital investment requirements compared to other startup EV companies and an opportunity to gain market share before other entries arrive. This strategy has been executed with both launches (Class 1 and 3) in fourth calendar quarter of 2023.

Our Market Opportunity

There is a significant transformation going on in the motor vehicle landscape. Electric vehicles are quickly becoming mainstream as all major OEM’s have announced billions of dollars of investments to quickly transform their entire from gas powered to electric propulsion. Mullen is at the forefront of this transformation leading the way in Commercial Trucks

●	Policy changes at the state and national level have put pressure on many commercial fleets to purchase a portion of their fleet in Electric starting in 2023 and rapidly increasing through the decade ahead. They also have put in place aggressive rebates and credits to support early adoption.

●	Many companies are stating aggressive adoption targets to voluntarily reduce their overall carbon footprint and their vehicle fleet is a high leverage point to reach those targets.

●	As more entries come to market and the overall volume of available EV’s increase, the supply industry is able to produce lower cost EV components improving the affordability of the vehicles.

●	The truck market use cases are highly varied. In urban duty cycles, electric powered trucks have become an economic option where the overall Total Cost of Ownership (TCO) has equaled or in some case become lower than the gas alternatives.

●	Many of the large OEM’s that have historically provided the vehicles to the Commercial market have aggressive investment plans that have started with their high-volume Retail/Passenger vehicles and therefore left the commercial trucks until later years.

The Importance of Commercial and Fleet Business Segments

Fleet and Commercial segments represent a large portion of the total U.S. commercial market and includes Government, Commercial and Rental segments. Mullen’s Fleet First strategy takes advantage of segments vacated by competitors and allows a first mover advantage for the company. Our goal is to build strong customer relationships with fleet operators to capture a significant market opportunity as the broad trend of vehicle electrification continues.

The decisions for Fleet Customer to purchase an EV versus a gas-powered vehicle is pragmatic, a business decision relying on cost variables and company strategies rather than the decision processes that a retail customer includes in their purchase decision. There are generally well-known routes and duty cycles that allow a good match between range capabilities of the vehicles and required range, making the early adoption of EV’s in the Commercial space.

Our Commercial Portfolio of Vehicles

●	Mullen Class 1 Van: The Mullen ONE van features specifications offering a good fit for a variety of applications including package delivery. Riding on a 120-inch wheelbase and measuring in at 186 inches long, 65 inches wide, and 75 inches tall, it has 160 cubic-feet of cargo volume accessible via dual sliding side doors or a tall rear liftgate. It features a curb weight of 3,198 pounds and can carry a maximum payload of 1,683 pounds up to 110 miles with its 42kWh battery. Turning radius is approximately 20 feet, about the same as the smaller Ford Transit van. In this segment, all other EOMS’s have withdrawn their gas entry so the Mullen ONE will initially have no competition from the legacy manufacturers, in both gas and electric.

●	Mullen ONE

●	Mullen Class 3: The Mullen THREE is a Class 3 commercial electric vehicle targeting over 5,684 pounds of max payload, 11,000 pounds gross vehicle weight rating (GVWR) and approximately 120 miles of range with its 89 KwH battery. The tilt cab chassis design of the vehicle is configurable and can be outfitted with a dry box, flat bed, stake bed, and other customizable cargo options. The cab-over design not only provides great visibility for the driver, but also results in a tight turning circle of approximately 38 ft, which makes this truck extremely maneuverable on narrow city streets. We believe the introduction of the Mullen 3 will sell to several target use cases, including delivery, construction, landscaping, towing, and refrigerated groceries.

Mullen THREE

Bollinger B4 Chassis Cab: The all-new Bollinger B4 chassis is designed from the ground up with fleet efficiency as its first priority. With a GVWR of 15,500 pounds, the Bollinger B4 can carry over 7,325 lbs. of payload when equipped with dual battery packs. With a 158 in. wheelbase, this chassis can be upfitted with a body length up to 18 ft., yet still be capable of an impressive turning circle, making this truck an excellent choice for urban and semi-urban driving. Every aspect of these trucks has been streamlined to be as versatile as possible. The cab forward design provides better visibility and frees up space behind the driver for more cargo area. Bollinger Class 4 production launch begins in the second half of calendar 2024. Bollinger is also planning to launch Class 5 and Class 6 vehicles in the coming years.

●	Mullen I-GO: Perfect for international urban markets, the Mullen I-GO bridges the gap between the growing demand for quick deliveries and space constraints in dense cities. The I-GO commercial EV is certified, and ready for sale in initial markets of UK, Germany, Spain, France, and Ireland. The I-GO is a small L7E class vehicle with dimensions that include a 96 inch wheelbase and gross vehicle weight of 1,753 lbs.

Bollinger B1 and B2

BOLLINGER B1 SUV

By designing an electric all wheel-drive SUV from the ground up, the Bollinger Motors team created a new platform of electric trucks capable of exceptional off road performance, combined with never-before-seen cargo and utility features. The Bollinger electric truck dual-motor drivetrain offers outstanding horsepower and torque, 50/50 weight distribution, unbeatable traction and best-in-class ground clearance boasting a 10“ to 20” adjustable ride height.

BOLLINGER B2 PICKUP

The Bollinger B2 electric pickup truck is the big brother of the B1 with identical DNA. It offers the same functionality inside and out, except in a long-bed pickup truck version. This electric truck features a six-foot bed that is capable of carrying 16-foot long cargo through a patented full-vehicle-length pass-through with gates closed.

Battery Technology

The Company plans to use is using Li-Ion technology for its first vehicles supplied from world leader CATL. Lithium Iron Phosphate chemistry has proven to be the best combination for Commercial vehicles when balancing cost and performance.

As part of our strategy to increase our vertical integration of critical systems, Mullen purchased the assets of Romeo Power in September 2023 for $3.5 million. This included battery production lines as well as a significant amount of inventory for pack production and the IP to produce the Legions and Hermes battery systems. Mullen recently announced addition of a new facility in Fullerton California for the Romeo equipment to be installed. When in production, the in-house made Mullen battery packs will reduce reliance on third party suppliers and reduce supply chain risks in a very critical area of the vehicle.

Romeo Production Lines being installed in new Mullen Battery Facility

Solid State Development

The company is engaged in current product development and testing on solid state polymer technology with two suppliers. We are planning to first test the modules that have been engineered to be installed in the Class 1 Cargo Van, and subsequently perform drivable vehicle testing vehicle in the first calendar quarter of 2024. The Company plans to introduce this technology into the production Commercial vehicle lines after full vehicle testing and certification has been completed.

Our Vehicle Manufacturing Approach

We have a 124,700 sq ft facility located in Tunica, Mississippi that was purchased during 2021 and there is a 15,000 square-foot expansion for incoming inventory and finished product shipping commencing in the first calendar quarter of 2024. After equipment installation, debug trials and final quality control buy-off, the Class 3 line produced and shipped its first vehicles in September 2023. Following that, the Class 1 assembly line began production in November.

Passenger Division Manufacturing Operations

Through the ELMS asset acquisition, Mullen acquired a 675,000 sq ft manufacturing facility. This was the original manufacturing plant for General Motors Hummer H2 production, and later the Mercedes-Benz R-Class. There have been many upgrades to the plant by the prior owners and most importantly the plant has been converted to manufacture Electric Vehicles. The plant is currently planned to produce the Bollinger B1 and B2 vehicles.

Mullen Commercial Sales, Service and Distribution

The commercial sales and distribution plan is to form partnerships with strong existing top performing commercial dealerships that will cover the National fleet business requirements.

On December 13, 2022, the Company announced Randy Marion Isuzu LLC as its first dealer group partner for Mullen’s commercial EV lineup. The Marion group have signed two significant Purchase orders the first for 6,000 Class 1 vehicles in December 2022 valued at $200 million and the second for 1,000 Class 3 trucks valued at $63 million.

Additional large commercial dealers have been identified and will be added in 2024 to expand the national coverage, based on criteria driven by potential customers, size of fleets and state incentives.

Government Procurement Programs

The Company also plans to focus on U.S. Government vehicle procurement programs. The Biden administration issued an executive order in 2021 focused on revitalizing the electric-vehicle (EV) program of the U.S. government, requiring the replacement of the government’s entire fleet of about 650,000 vehicles with American-made EVs. The Company focus is establishing Mullen’s EV lineup within the overall federal fleet procurement process. with a partner organization RRDS that has extensive experience in Government sales. The application for approval for sales was submitted jointly with RRDS on November 24, 2023.

After Sales Strategy

To ensure all Customers nationwide have access to fast response for required servicing of their vehicles, Mullen has partnered with Amerit Fleet Solutions using both their facilities and mobile vehicles. Amerit technicians have been trained and are ready to service beginning with first Customer deliveries.

Vehicle Fleet Connectivity

To assist fleets to improve their operating costs, safety and productivity, Mullen offers their Advanced Telematics System Pulse which provides Driver and Fleet Manager connectivity to the vehicles with real time alerts for vehicle location, routing, maintenance alerts, and battery state of charge.

Marketing Strategy

Consumer Marketing of Commercial Vehicles

Beginning in 2023, the Company commenced the Ride and Drive tour featuring vehicles from Mullen's line of consumer and commercial EVs with stops across the United States. The Mullen EVs featured on tour included:

●	Mullen GT High-Performance Electric Sports Car

●	Mullen ONE Class 1 Commercial EV Cargo Van

●	Mullen THREE Class 3 Commercial Low Cab Forward

●	Bollinger B2 Electric Pickup Truck

The 13 tour stops in 2023 were at speedways and other exciting venues with focus on the south, northeast, Midwest and western part of the U.S.

The tour was provided Mullen with the opportunity to increase brand awareness, allow potential customers to test drive the vehicles for themselves. experience the technology firsthand, and gather consumer feedback.

Commercial Vehicle Marketing

In 2023, we began planning and executing a strategic marketing initiative surrounding Mullen’s new commercial products, the Mullen ONE and the Mullen THREE. These initiatives included Email Blasts, Social Media, Paid Advertising, Press Releases, Editorial Content, Sponsorships and sixteen regional and national tradeshows. Mullen is working with key partner-agencies on advertising, tradeshows and events, social media and videography. In the upcoming year, we will execute commercial marketing initiatives through regional and national tradeshows, extended online presence, event partnership initiatives and broadened sales outreach.

In addition to the tradeshow attendance, the commercial vehicle lineup was available for test drives on the Strikingly Different Tour. Various commercial customers discussed their particular use case for fleet vehicles with our knowledgeable sales team and experienced the commercial vehicles firsthand.

On August 24th, 2023, Mullen held a Commercial Vehicle Launch event to provide attendees the opportunity to visit Mullen’s Tunica facility, learn about the manufacturing process, participate in product walk around and test drive the Mullen ONE and Mullen THREE. Attendees included local county and state leadership, media, investors and customers.

Commercial and Advertising

During 2023, the commercial team’s marketing and advertising efforts focused on building brand awareness, generating and nurturing leads and educating customers about our products. We have partnered with multiple fleet publishers to create email, print, web, and social marketing campaigns. We have leveraged Mullen’s social media platforms and online presence to keep our brand top of mind. We have purchased segmented lists of customers & companies that are purchasing similar vehicles to the Mullen ONE and Mullen THREE, with geographic locations in green states.

The Commercial Marketing team is building on the successful marketing efforts of 2023 to enhance our strategic approach for 2024. We will continue to maintain our web presence, marketing outreach, and participation in national tradeshows. Our sales team is engaged in attending several regional tradeshows and increasing our pilot program availability. We are also launching an upfitter partnership program to include our vehicles in various upfitter booths at local, regional and national tradeshow events. Our marketing and advertising efforts are being expanded into industry segment publications and we are increasing our online visibility.

Commercial Sales Outreach

We have leveraged our sales team’s 100+ years of experience in the fleet sector to build relationships with potential customers, upfitters, fleet management companies and dealerships. Our team engaged contacts via cold calling/emailing, events, incoming website leads, third-party site leads, referrals and personal relationships.

We successfully built a pilot program for large fleets and organizations to test our vehicles across their use case and environment. The pilot program is a critical piece to our overall go to market strategy and has provided resourceful feedback for product development, interest and sales volume.

The sales team has actively participated in dealer training, test drive availability, networking with upfitters, and preparing and inspecting demonstration units.

Commercial Dealer Engagement

Working hand in hand with our initial dealer partner, we have armed their sales team with all of the pertinent information about our Commercial Product line enabling them to successfully sell our vehicles. Mullen’s team launched an initial sales kick off covering topics including commercial vehicle walkarounds, product overviews, marketing initiatives, advertising support, upfitter readiness, Mullen’s Commercial Dealer Portal, Commercial Pulse, aftersales support, sales strategies and sales initiatives. Mullen will continue training initiatives in the coming weeks ensuring synergies between the commercial brand and Randy Marion Automotive Group (RMA).

Research and Development

As an emerging automaker, we will rely heavily on research and development to establish and strengthen our market position. We previously conducted our research and development activities in Irvine, California, for the Mullen FIVE, which has been eliminated, and currently primarily conduct research and development activities at our Troy, Michigan and Oak Park Michigan facilities for our Commercial Platforms. During the fiscal year ended September 30, 2023, we incurred research and development expense of approximately $77.4 million. Expenses consisted primarily of personnel costs for our teams in engineering as well as contract and professional services that included the production of several demonstrator vehicles.

Intellectual Property

We place a strong emphasis on our innovative approach and proprietary designs which bring intrinsic value and uniqueness to our product portfolio. As part of our business, we seek to protect the underlying intellectual property rights of these innovations and designs such as with respect to patents, trademarks, trade secrets and other measures, including through employee and third-party nondisclosure agreements and other contractual arrangements. Our success depends in part upon our ability to protect our core technology and intellectual property. We have nondisclosure and invention assignment agreements with our consultants and employees, and we seek to control access to and distribution of our proprietary information through non-disclosure agreements with our vendors and business partners.

Trademarks and Patents

We plan to file additional applications for the registration of our trademarks and issuances of patents in the United States and foreign jurisdictions as our business expands under current and planned distribution arrangements. Protection of registered trademarks and issued patents in some jurisdictions may not be as extensive as the protection provided by the United States. There are no assurances given that pending applications will be granted or that they will, if granted, contain all of the claims currently included in the applications. Refer to Intellectual Property Table.

	Patents		Trademarks
Company	U.S.	Non U.S.	U.S.	Non U.S.	Status	Total	Comments
Mullen Automotive	15	122	37	53	Issued/Registered	227	Not included are 95 patents pending
Bollinger Motors	8	12	8	10	Issued/Registered	38	Not included are 4 trademarks pending/allowed; 16 patents are pending
Total						265

Trade Secrets

We own certain intellectual property, including trade secrets, which we seek to protect, in part, through confidentiality agreements with employees and other parties. Even where these agreements exist, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.

We intend to protect our legal rights concerning intellectual property by all appropriate legal action. Consequently, we may become involved from time to time in litigation to determine the enforceability, scope, and validity of any of the foregoing proprietary rights. Any patent litigation could result in substantial cost and divert the efforts of management and technical personnel.

Government Regulation and Credits

We operate in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which we are subject govern, among others, water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; the protection of the environment, natural resources and endangered species; and the remediation of environmental contamination. Compliance with such laws and regulations at an international, regional, national, state and local level is an important aspect of our ability to continue our operations.

Environmental standards applicable to us are established by the laws and regulations of the countries in which we operate, including standards adopted by regulatory agencies as well as the permits and licenses required by such agencies. Each of these sources is subject to periodic modifications and we anticipate increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, and possibly orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Emissions

In the Unites States, Europe and China, there are vehicle emissions performance standards that may provide an opportunity for us to sell emissions credits.

United States

The United States Environmental Protection Agency (EPA) issues NMOG + NOx and GHG CO2 emissions credits per §§ 86.1811 and 86.1816 and the fleet-average evaporative emission standards from § 86.1813 as described in 40 CFR part 1037, current Model Year Passenger Cars, Light-Duty Trucks, and Medium-Duty Vehicles Regulation and are paid in relation to vehicles sold and registered in the U.S. (section 177 states).

California has greenhouse gas emissions standards that closely follow the standards of the EPA. The registration and sale of Zero-Emission Vehicles (ZEVs) in California will earn us ZEV credits that we can sell to other Original Equipment Manufacturers (OEMs). Other states within the United States have adopted similar standards include Colorado, Connecticut, Delaware, Maine, Maryland, Massachusetts, New Jersey, New Mexico, New York, Oregon, Pennsylvania, Rhode Island, Vermont, Washington state and Washington D.C. (Section 177 states). “Section 177 state” means a state that is administering the California ZEV requirements pursuant to section 177 of the federal Clean Air Act (42 U.S.C. § 7507). We intend to take advantage of these regimes by registering and selling ZEVs in these other states.

ZEV credits in California are calculated under the 13 California Code of Regulations (CCR) § 1962.2 Zero-Emission Vehicle Standards for 2018 through 2025 Model Year Passenger Cars, Light-Duty Trucks, and Medium-Duty Vehicles Regulation and are paid in relation to ZEVs sold and registered in California including Battery Electric Vehicles (BEVs) and Fuel Cell Electric Vehicles (FCEVs).

The ZEV program assigns ZEV credits to each vehicle manufacturer. Vehicle manufacturers are required to maintain ZEV credits equal to a set percentage of non-electric vehicles sold and registered in California.

Each vehicle sold and registered in California earns a number of credits based on the drivetrain type and the all-electric range (“AER”) of the vehicle under the Urban Dynamometer Driving Schedule Test Cycle. Plug-in hybrid vehicles (“PHEVs”) receive between 0.4 and 1.3 credits per vehicle sold and registered in California. Battery electric and fuel cell vehicles receive between one and four credits per vehicle sold in California, based on range.

The credit requirement was 7% in 2019 which required about 3% of sales to be ZEVs. The credit requirement will rise to 22% in 2025, which will require about 8% of sales to be ZEVs.

If a vehicle manufacturer does not produce enough EVs to meet its quota, it can choose to buy credits from other manufacturers who do or pay fines for each credit such manufacturer is short. This could provide an opportunity for us to sell credits to other manufacturers that may not have met their quota.

EPA / CARB Emissions and Certificate of Conformity / Executive Order

The United States Clean Air Act requires that we obtain a Certificate of Conformity (CoC) issued by the EPA and a California Executive Order (EO) issued by the California Air Resources Board (CARB) concerning emissions for our vehicles. A Certificate of Conformity is required for vehicles sold in states covered by the Clean Air Act’s standards, and an Executive Order is required for vehicles sold in states that have sought and received a waiver from the EPA to utilize California standards. CARB sets the California standards for emissions control for certain regulated pollutants for new vehicles and engines sold in California. States that have adopted the California standards as approved by EPA also recognize the Executive Order for sales of vehicles. There are currently eight states (Colorado, Maryland, Massachusetts, New Jersey, New York, Oregon, Vermont and Washington state) which have adopted the California standard for heavy-duty vehicles.

The Greenhouse Gas Rule was incorporated into the Clean Air Act on August 9, 2011. Even though Mullen’s vehicles have zero-emissions, Mullen is still required to seek an EPA Certificate of Conformity for the Greenhouse Gas Rule and a CARB Executive Order for the CARB Greenhouse Gas Rule. Annual fees must be paid per the EPA’s Motor Vehicle and Engine Compliance Program (MVECP) that are required per every model year of compliant Light-Duty Vehicles, Light-Duty Trucks, Medium-Duty Vehicles and Heavy-Duty Vehicles.

Mullen has received EPA Certificate of Conformity for both Class 1 and Class 3 vehicles. In addition, the California EO has been issued by the CARB for the Mullen ONE. Approval by CARB for the Mullen THREE is expected in January 2024.

Vehicle Safety and Testing

Our vehicles will be subject to, and will be required to comply with, numerous regulatory requirements established by the National Highway Traffic Safety Administration (NHTSA), including applicable United States Federal Motor Vehicle Safety Standards (FMVSS). All Mullen products will fully comply with all applicable FMVSS without the need for any exemptions and expect our future vehicles to either fully comply or comply with limited exemptions related to specific new technologies.

As a registered manufacturer with NHTSA, we must self-certify that our vehicles comply with all applicable FMVSSs, before the vehicles can be sold in the U.S. Some examples of FMVSS rules that will apply to our vehicles are crashworthiness, crash avoidance and specific Electric Vehicle (EV) requirements. We will also be required to comply with other federal regulations administered by multiple departments within the Federal Government; the Department of Transportation (DOT), including but not limited to 49 CFR Part 541;Theft Prevention Act requirements, 49 CFR Part 575; Consumer information requirements, Early Warning Reporting requirements regarding warranty claims, field reports, 49 CFR Part 573; Defect and Noncompliance Responsibility, 49 CFR Part 577; Defect and Noncompliance Notification, the Federal Communications Commission (FCC), including but not limited to 47 CFR Part 15; Radio Frequency Devices and the EPA; including but not limited to 40 CFR Part 86; Control of Emissions from New and In-Use Highway Vehicles and Engines, 40 CFR Part 600; Fuel Economy and Greenhouse Gas Exhaust Emissions of Motor Vehicles.

The Automobile Information and Disclosure Act requires manufacturers of motor vehicles to disclose certain information regarding the manufacturer’s suggested retail price, optional equipment and pricing. In addition, this law allows inclusion of city and highway ‘fuel economy’ ratings, as determined by the EPA, as well as crash test ratings as determined by the NHTSA if such tests are conducted.

Human Capital Resources

Talent Attraction and Capability Assessment

Where and how we source our talent evolves as conditions and opportunities change. From a capability perspective, we are leveraging best practices in assessments and talent management to current capabilities and future pipeline while reinforcing a culture of belonging, empowerment, and innovation.

Diversity and Inclusion

We strive to attract a pool of diverse and exceptional candidates and support their career growth once they become employees. In addition, we seek to hire based on talent rather than solely on educational pedigree. We also believe that our ability to retain our workforce is dependent on our ability to foster an environment that is sustainably safe, respectful, fair, and inclusive of everyone and promotes diversity, equity and inclusion inside and outside of our business.

Our Employees

As of September 30, 2023, we employed 326 full-time employees. Most of our employees are engaged in automotive, finance, and engineering related functions. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are represented by a labor union or subject to a collective bargaining agreement.

Properties

Our corporate headquarters is in Brea, CA, where we occupy approximately 24,730 rentable square feet under a sublease that expires in March 2026 with lease payments of $34,403 per month. We use this space primarily for our senior management, technology, product design, sales and marketing, finance, legal, human resources, general administrative and information technology teams.

On August 1, 2022, the Company announced the opening of its Automotive Development Center in Irvine, CA. The 16,000 square foot facility houses the Automotive Team, which includes Engineering Design and Development, Styling, Program Management, Marketing and Finance. In August 2022, the lease was modified to include the second floor of the building. The leased space increased to 31,603 square feet, and the lease payments are approximately $79,000 per month which includes rent, insurance, and CAM.

Our Battery Innovation Center is located in Monrovia, CA. We lease 71,753 square foot space. Lease payments are $85,737 per month.

We own the manufacturing facility located in Robinsonville, Tunica County, MS, which was purchased in November 2021. The Advanced Manufacturing Engineering Center is 124,000 square foot engineering facility on 100 acres.

On November 30, 2022, the Company purchased an automobile manufacturing facility in Mishawaka, St. Joseph County, IN as part of the ELMS asset acquisition. The site gross area is 1,392,395 square feet. The Mishawaka assembly plant consists of a body shop, paint shop, general assembly area, and water treatment plant.

The Company leases 31,002 square feet of office space in Troy, MI. The lease payments are $22,750 per month. The Detroit EV Team is comprised of Engineering and Technology Teams.

Bollinger Motors maintains its offices within a 36,300 square foot building located in Oak Park, MI and has operated at this facility since August 2020. The lease payments for this facility were approximately $25,000 per month during 2022. Bollinger Motors entered into a new five-year lease agreement for this Oak Park facility which became effective January 1, 2023 with initial lease payments of approximately $27,000 per month. Additionally, Bollinger Motors still maintains a lease in Ferndale, MI from where the company previously operated prior to August 2020. The lease payments for this facility were approximately $6,000 per month in 2023. However, the Ferndale facility was subleased for the entirety of 2023 with sublease income of approximately $7,000 per month. The sublease is in place until October 2024 when this lease is set to expire.

On August 1, 2023, Bollinger Motors executed a lease agreement for a building at 26650 Harding Ave, Oak Park, MI, adjacent from their Oak Park headquarters. The five-year lease provides 10,774 square feet of space at an annual rate of $7 per square foot. The space is intended as a mixed-use space, including supplemental warehousing, vehicle storage and repair, and office space.

On November 1, 2023, the Company entered a 5-year lease agreement for premises of approximately 122,000 sq. ft. in Fullerton, California, designated for light manufacturing and distribution of electric vehicle batteries. Base rent is $2,992 thousand for the first year (and increases approximately 4% every year) and additional operating expenses are approximately $715 thousand in the first year with subsequent annual recalculation. Security deposit payable to the landlord is approximately $1 million.

Legal Proceedings

Set forth below are material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject. For further information, also see “Contingencies and Claims” of the notes to the consolidated financial statements included elsewhere in this prospectus.

International Business Machines (“IBM”)

This claim was filed in the Supreme Court of the State of New York on May 7, 2019. This matter arises out of a contract dispute between Mullen and IBM related to a joint development and technology license agreement, patent license agreement, and a logo trademark agreement. On November 9, 2021, the court, pursuant to an inquest order, awarded damages in favor of IBM and on December 1, 2021, the court entered a judgment in favor of IBM in the amount of $5,617,192. On February 2, 2022, IBM filed a Motion to Amend the Judgment it had obtained to add Mullen Automotive and Ottava as Judgment Debtors. Mullen filed an Appeal on April 8, 2022. A settlement was reached in which Mullen paid the full amount of the Judgment with interest, for a total of approximately $5,900,000, but maintained its Appeal rights. IBM then filed a Motion to Dismiss the Appeal based on Mullen’s payment of the Judgment. Mullen filed an Opposition to the same on July 18, 2022, and the hearing of the matter was set for July 25, 2022. The Court took the same under submission, and a decision has still not been issued. The Appeal remains pending.

The Company has recognized the amounts paid ($5.9 million) as losses on settlement in the year ended September 30, 2022 and does not expect any additional losses to be reasonably possible.

The GEM Group

On September 21, 2021, the GEM Group filed an arbitration demand and statement of claim against Mullen seeking declaratory relief and damages. This matter arises out of an alleged breach of a securities purchase agreement dated November 13, 2020. On June 7, 2023, the arbitrator held oral argument on issues related to liability. The arbitrator has not yet issued his decision on issues related to liability. Briefing and oral argument on issues of damages, if necessary, will be scheduled after the arbitrator issues its decision on liability.

On June 13, 2023, the GEM Group requested permission to file a motion for interim relief based on its belief that Mullen may not be able to satisfy its obligations should the arbitrator ultimately rule in the GEM Group’s favor. Despite Mullen’s objections, the arbitrator authorized the GEM Group to file an application. On July 12, 2023, the GEM Group filed an Application for Interim Award of Relief. Mullen filed its response on July 19, 2023. On August 3, 2023, the Arbitrator issued his Decision and Order on Application for Interim Measures requiring Mullen to deposit $7,000,000 into an interest-bearing escrow account with a commercial bank or brokerage firm. The arbitrator also ordered that all interest earned on the escrow account shall become the property of the party determined in the arbitration to be entitled to the principal and that the amounts held in escrow shall be released only upon further order of the arbitrator, a court or other tribunal of competent jurisdiction, or by agreement of the parties.

On November 17, 2023, the arbitrator issued the Partial Final Award on Liability, finding that Mullen and Mullen Technologies, Inc. (“MTI”) had repudiated and breached the securities purchase agreement and a related agreement (the “GEM Agreements”). On December 28, 2023, Mullen and MTI filed a complaint against the GEM Group and Christopher F. Brown in the United States District Court for the Southern District of New York, alleging, among other things, that the GEM Group and Mr. Brown engaged in an unlawful securities transaction under the federal securities laws by entering into the GEM Agreements while the GEM Group was operating as an unregistered dealer. The complaint seeks an order declaring, among other things, that the GEM Agreements are void ab initio.

On January 24, 2024, the arbitrator ordered Mullen to deposit an additional $24,114,921 into escrow on or before March 9, 2024. The GEM Group moved to the United States District Court to confirm that second interim order. On January 29, 2024, the parties completed the briefing on the issues of damages and allocation. On April 8, 2024, the District Court stayed the action filed by Mullen and MTI against the GEM Group and Christopher F. Brown.

On May 10, 2024, the arbitrator issued his final award, awarding the GEM Group $26,752,627 in damages for breach of the relevant agreements and $3,830,943.26 in attorney fees and certain administrative costs. On June 11, 2024, the United States District Court confirmed the second interim order. On July 10, 2024, Mullen moved into the United States District Court for the Southern District of New York for an order vacating the arbitration awards and denying GEM’s anticipated motion to confirm those awards.

The Company has paid $7 million and accrued additional expected settlement expenses as of June 30, 2024.

Mullen Stockholder Litigation

Margaret Schaub v. Mullen Automotive Inc.

On May 5, 2022, Plaintiff Margaret Schaub, a purported stockholder, filed a putative class action complaint in the United States District Court Central District of California against the Company, as well as its Chief Executive Officer, David Michery, and the Chief Executive Officer of a predecessor entity, Oleg Firer (the “Schaub Lawsuit”). This lawsuit was brought by Schaub both individually and on behalf of a putative class of the Company’s shareholders, claiming false or misleading statements regarding the Company’s business partnerships, technology, and manufacturing capabilities, and alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder. The Schaub Lawsuit seeks to certify a putative class of shareholders, and seeks monetary damages, as well as an award of reasonable fees and expenses.

On August 4, 2022, the Court issued an order consolidating the Schaub Lawsuit with the later-filed Gru Lawsuit (discussed below), and appointing lead plaintiff and lead counsel.

On September 23, 2022, Lead Plaintiff filed her Consolidated Amended Class Action Complaint (“Amended Complaint”) against the Company, Mr. Michery, and the Company’s predecessor, Mullen Technologies, Inc., premised on the same purported violations of the Exchange Act and Rule 10b-5, seeking to certify a putative class of shareholders, and seeking an award of monetary damages, as well as reasonable fees and expenses.

On August 14, 2024, the parties entered a Stipulation and Agreement of Settlement to settle the securities class action matter subject to payment of $7,250,000 to be paid by the Company and the Company's D&O insurers. The settlement is subject to the Court's final approval.

As of June 30, 2024, the Company has created a provision for losses expected to arise from this litigation.

Jeff Witt v. Mullen Automotive Inc.

On August 1, 2022, Jeff Witt and Joseph Birbigalia, purported stockholders, filed a derivative action in the United States District Court for the Central District of California against the Company as a nominal defendant, Mr. Michery, Mr. Firer, and current or former Company directors Ignacio Novoa, Mary Winter, Kent Puckett, Mark Betor, William Miltner and Jonathan New (the “Witt Lawsuit”). The Witt lawsuit asserts claims for breach of fiduciary duty, unjust enrichment, abuse of control, waste of corporate assets, and violation of Section 14 of the Exchange Act primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Witt Lawsuit seeks monetary damages, as well as an award of reasonable fees and expenses.

On November 8, 2022, the Court consolidated this matter and the Morsy Lawsuit (see below) into one case. The case currently is stayed.

On August 21, 2024, the parties entered a Stipulation and Agreement of Settlement to settle the Witt matter subject to certain governance enhancements and payment of $500,000 in attorney's fees to be paid by the Company's D&O insurers. The settlement is subject to the Court's final approval.

Hany Morsy v. David Michery, et al.

On September 30, 2022, Hany Morsy, a purported stockholder, filed a derivative action in the United States District Court for the Central District of California against the Company as a nominal defendant, Mr. Michery, Mr. Firer, former Company officer and director, Jerry Alban, and Company directors Mr. Novoa, Ms. Winter, Mr. Puckett, Mr. Betor, Mr. Miltner, and Mr. New (the “Morsy Lawsuit”). This lawsuit asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and violation of Section 14 of the Exchange Act primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Morsy Lawsuit seeks to direct the Company to improve its corporate governance and internal procedures, and also seeks monetary damages, pre-judgment and post-judgment interest, restitution, and an award of reasonable fees and expenses.

On November 8, 2022, the Court consolidated this matter and the Witt Lawsuit (see above) into one case, and stayed the consolidated action (as discussed above).

Chosten Caris v. David Michery

On April 27, 2023, Chosten Caris, a purported stockholder, filed a complaint against Mr. Michery in the Eighth Judicial Circuit In and For Alachua County, Florida (the “Caris Lawsuit”). On May 17, 2023, Mr. Michery removed the Caris Lawsuit to the United States District Court for the Northern District of Florida. This lawsuit purports to seek damages for claims arising under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. The Caris Lawsuit also seeks punitive damages.

Trinon Coleman v. David Michery et al.

On December 8, 2023, Trinon Coleman, a purported stockholder, filed a derivative action in the Court of Chancery for the State of Delaware against the Company as a nominal defendant, Mr. Michery, and Company directors Mr. Puckett, Ms. Winter, Mr. Betor, Mr. Miltner, and Mr. New (the “Coleman Lawsuit”). This lawsuit asserts claims for breach of fiduciary duty, insider trading, and unjust enrichment primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Coleman Lawsuit seeks to direct the Company to improve its corporate governance and internal procedures, and seeks monetary damages and an award of reasonable fees and expenses. The case currently is stayed.

No loss provision has been accrued regarding this matter as of June 30, 2024, as the Company can reasonably estimate neither the probability of the loss nor its magnitude (if any) based on all information presently available to management.

Martis v. Michery et al.

On March 14, 2024, Marius Martis, a purported stockholder, filed a shareholder derivative action in the United States District Court for the District of New Jersey, purportedly in the right and for the benefit of the Company as a nominal defendant, against others. This lawsuit purported to seek damages for claims relating to the Net Element, Inc. (“Net Element”) merger and Net Element’s divestiture of a payment processing business, arising under Sections 10(b), 14(a), 20, 21D and 29(b) of the Exchange Act, as well as claims for breach of fiduciary duty. June 13, 2024, the plaintiffs filed a notice of voluntary dismissal.

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of the date of this prospectus are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position	Director Class
David Michery	58	Chief Executive Officer, President, and Chairman of the Board	Class I
Jonathan New	64	Chief Financial Officer
Calin Popa	62	President—Mullen Automotive
Chester Bragado	46	Chief Accounting Officer
John Taylor	64	President & SVP of Global Manufacturing
Mary Winter	33	Secretary and Director	Class I
Ignacio Novoa	41	Director	Class I
Kent Puckett	60	Director	Class II
Mark Betor	69	Director	Class II
William Miltner	63	Director	Class III
John Anderson	70	Director	Class III

Pursuant to the Second Amended and Restated Certificate of Incorporation, as amended, the Company’s Board of Directors is classified into three classes with staggered three-year terms designated as follows:

●	Class I - David Michery, Mary Winter, and Ignacio Novoa whose terms will expire in 2025 at our annual meeting of stockholders or until their respective successors are elected and qualified;

●	Class II - Kent Puckett and Mark Betor, whose terms will expire at our annual meeting of stockholders in 2026.

●	Class III - William Miltner and John Anderson whose terms will expire at our annual meeting of stockholders in 2027.

At each annual meeting of stockholders, the successors to directors whose terms expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until the successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in Mullen’s control of management. These directors may be removed for cause by the affirmative vote of the holders of at least two-thirds (2/3) of Mullen’s voting stock.

David Michery has served as the Chairman of the Board, President and Chief Executive Officer of the Company since the closing of the Merger in November 2021 and held those same positions at Mullen Technologies since its inception in 2018. His automotive experience began with the acquisition of Mullen Motor Company in 2012. Mr. Michery brings over 25 years within executive management, marketing, distressed assets, and business restructuring. He acquired the assets of Coda Automotive, formerly an independent EV manufacturer, through bankruptcy as an entryway into the EV business. We believe that Mr. Michery is qualified to serve as a director because of his operational and historical expertise gained from serving as our Chief Executive Officer, and his experience within various businesses, including automotive.

Jonathan New was appointed by the Board as Chief Financial Officer of the Company, effective September 19, 2022. He served as a director of the Company from November 2021 until September 19, 2022. From January 2020 until September 2022, Mr. New served as the Chief Financial Officer of Motorsport Games, Inc. (NASDAQ: MSGM), a racing game developer, publisher and esports ecosystem provider. Previously, from July 2018 to January 2020, Mr. New was Chief Financial Officer of Blink Charging Co (NASDAQ: BLNK), an owner, operator and provider of electric vehicle charging equipment and networked electric vehicle charging services, and, from 2008 to July 2018, he was Chief Financial Officer of Net Element, Inc., a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment. Mr. New is a Florida Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Calin Popa has served as President of the Automotive Electric Vehicles Division of the Company and of its predecessor, Mullen Technologies, since 2017. He has 34 years of experience within the automotive industry. Previously, Mr. Popa was Vice President of Manufacturing Engineering at Karma Automotive, LLC, f/k/a Fisker Automotive, from 2010 to 2017. Mr. Popa has held senior positions within product development, vehicle launch and manufacturing at well-known companies, including MAN, Ford, and Chrysler.

Chester A. Bragado has served as Chief Accounting Officer since March 2023. Mr. Bragado brings over 20 years of diverse expertise in accounting, finance, and organizational leadership to his role as Chief Accounting Officer at Mullen Automotive. Prior to that, since 2021, Mr. Bragado served as Vice President, Finance and Controller at Sambazon, an international organic food manufacturer, from 2020 to 2021, he was Financial Reporting Director at Loop Media, a digital video company, and from 2017 to 2020, he was Controller at Custom Foods LLC/Marie Callender. Mr. Bragado has consulted and audited Fortune 500 companies throughout his expansive 20 plus year career, which includes roles as an external auditor at PricewaterhouseCoopers and increasing responsibilities in Corporate Accounting, SEC reporting, and internal audit at various other public and private companies. Mr. Bragado graduated from the University of California, Riverside, with a BA in Business Administration and holds a California CPA license and is currently an executive MBA candidate at UCLA Anderson School of Management.

John Taylor is the President & SVP of Global Manufacturing at Mullen. From 2010 to April 2013, he was employed at Tesla being one of the first 50 employees and, leading the advanced manufacturing engineering group. Mr. Taylor played a critical role in opening the Fremont facility and manufacturing operations for the Tesla Model S and architecture for future projects. Mr. Taylor started his automotive career at General Motors (“GM”) in 1982. At GM, he was involved in eleven major automotive vehicle launches serving as launch manager, operations manager, and machine and equipment manager, among other roles. Mr. Taylor graduated from the Philpot School of Automotive Design in Detroit in 1987.

Mary Winter has served as director of the Company since November 2021 and has been a director of Mullen Technologies since 2018. Ms. Winter has been an integral part of Mullen since inception. She currently serves as the Secretary of the Company and Board of Directors. Formerly, she was the Vice President of Operations for Mullen Technologies since 2014. We believe that Ms. Winter is qualified to serve as a director because of her business and operational knowledge of Mullen.

Ignacio Novoa has served as a director of the Company since July 2022. Mr. Novoa has been a realtor at Las Lomas Realty since January 2015. Prior to that, from August 2008 to March 2021, Mr. Nova served as police officer with the Federal Reserve Police and, from September 2008 to March 2013, as program security at Northrup Grumman. Mr. Novoa has also served as a director of DRIVEiT since January 2024. We believe that Mr. Novoa is qualified to serve as a director because of his experience in managing real estate.

Kent Puckett has served as a director of the Company since November 2021 and has served on the board of Mullen Technologies since 2018.. Previously, Mr. Puckett served as the Chief Financial Officer of Mullen Technologies from 2012 to 2018. Mr. Puckett has also served as a director of DRIVEiT since January 2024. Mr. Puckett has many years of experience as a CFO with a proven track record of establishing cross-functional partnerships to deliver stellar results. He has led many companies in their audit and disclosure requirements, creating operations, marketing, and sales division budgets of multi-million dollars, and being accountable for the allocation of resources to exceed profit and sales goals. Mr. Puckett has a B.S. in Business Administration from Pensacola Christian College, and Advanced Studies in Management, Finance, Compliance, Insurance, Financial Consulting, Taxation and Financial Reporting, with an emphasis on Public Companies reporting and audit requirements. We believe that Mr. Puckett is qualified to serve as a director because of his finance and accounting background and experience.

Mark Betor has served as a director of the Company since November 2021 and a director of Mullen Technologies since 2018. Mr. Betor has also served as a director of DRIVEiT since January 2024. Mr. Betor is a retired businessman and law enforcement officer. Since retirement, he has been involved with real estate investments and private business. We believe that Mr. Betor is qualified to serve as a director because of his vast experience within investments and private businesses.

William Miltner has served as a director of the Company since the closing of the Merger. He has served as a litigation attorney for over 30 years. He is the co-founder of Miltner & Menck, APC, a full-service law firm, in San Diego, CA. Mr. Miltner successfully co-founded and co-managed the law firm of Perkins & Miltner, LLP, a respected San Diego litigation firm for 13 years. In 2006, when co-founder David Perkins left the practice of law, Miltner Law Group, APC, was founded. Mr. Miltner has represented many publicly traded and private companies including residential developers, construction contractors, title insurance companies and banking and lending institutions. His substantial experience includes representing and defending clients in complex real property, general business, construction, title insurance and lender litigation and transactional matters. Mr. Miltner is member of the American and San Diego County Bar Associations and American Business Trial Lawyers Association. He was admitted to The State Bar of California in 1988. We believe that Mr. Miltner is qualified to serve as a director because of his knowledge and experience within law practice areas and litigation matters.

John K. Andersen has served as director of the Company since September 2022. Mr. Andersen owned and operated various businesses since 1972, concentrating on real estate investment and management, primarily of multi-family residential units along with commercial sales and leases, in California, Utah and Wyoming, since 1980. From 1986 to 1996, Mr. Anderson was a partner in a large real estate company with over 300 sales agents and an escrow company, loan company and other real estate services. Since 2013, he has been a director and officer of Eminence Escrow, Inc. and, since 2015, he has owned and operated DNJ Investments, Inc., both of which provide escrow services. We believe that Mr. Anderson is qualified to serve as a director because of his extensive and in-depth experience in operating and growing businesses.

Corporate Governance

Director Independence

The Board determined that Mary Winter, Kent Puckett, Mark Betor and John K. Andersen, qualify as independent directors, as defined under the listing rules of the Nasdaq, and the Board consists of a majority of “independent directors” as defined under the rules of the SEC and Nasdaq listing requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit, as discussed below.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the "Investor Relations—Governance" section of our Internet website at http://www.mullensua.com. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary at 1405 Pioneer Street, Brea, California 92821, phone (714) 613-1900, e-mail address InvestorRelations@mullenusa.com.

Committees of the Board of Directors

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board of Directors consists of Kent Puckett, Chair, Mark Betor, and John K. Andersen. The Board determined that Kent Puckett is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The primary functions of the Audit Committee include, among other things:

●	reviewing and approving the engagement of the independent registered public accounting firm to perform audit services and any permissible non-audit services for the Company;

●	evaluating the performance of the Company’s independent registered public accounting firm and deciding whether to retain their services;

●	monitoring the rotation of partners on the engagement team of the Company’s independent registered public accounting firm;

●	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with the Company’s independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

●	considering and approving or disapproving all related party transactions for the Company;

●	reviewing, with the Company’s independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of the Company’s financial controls;

●	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting, or auditing matters.

Each member of the Audit Committee satisfies the independence requirements under Nasdaq Capital Market listing standards and Rule 10A-3(b)(1) of the Exchange Act and is a person who the Board of Directors has determined has the requisite financial expertise required under the applicable requirements of Nasdaq Capital Market. In arriving at this determination, the Board of Directors examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Compensation Committee

The Compensation Committee of the Board of Directors consists of Kent Puckett, Chair, John K. Andersen, and Mark Betor. The functions of the Compensation Committee include, among other things:

●	determining the compensation and other terms of employment of the Company’s chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

●	reviewing and recommending to the full Board of Directors the compensation of the Board of Directors;

●	evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for the Company, as well as reviewing and recommending to the Board of Directors the adoption, modification or termination of the Company’s plans and programs;

●	establishing policies with respect to equity compensation arrangements;

●	if required, reviewing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Board of Directors its inclusion in the Company’s periodic reports to be filed with the SEC; and

●	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Board of Directors has determined that each member of the Compensation Committee is independent under Nasdaq Capital Market listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee of the Board of Directors currently consists of Mark Betor, Chair, Mary Winter and Kent Puckett. The functions of the Nominating and Corporate Governance Committee include, among other things, the following:

●	reviewing periodically and evaluating director performance on the Board of Directors and its applicable committees, and recommending to the Board of Directors and management areas for improvement;

●	interviewing, evaluating, nominating and recommending individuals for membership on the Board of Directors;

●	reviewing and recommending to our board of directors any amendments to the Company corporate governance policies; and

●	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance committee and the adequacy of its charter.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under Nasdaq Capital Market listing standards.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information about the compensation earned during the years ended September 30, 2024 and 2023, as applicable, to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at September 30, 2024, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)		Total ($)
David Michery	2024	750,000	-	2,500,000	-		3,250,000
Chief Executive Officer	2023	750,000	-	48,879,463	-		49,629,463

Jonathan New	2024	499,795	-	-	1,598,610	(2)	2,098,405
Chief Financial Officer	2023	425,000	10,000	198,300	-		633,300

Chester Bragado	2024	392,192	-	1,533,000	-		1,925,192
Chief Accounting Officer

(1)	Represents share-based compensation based on the grant date fair value of common stock computed in accordance with FASB ASC Topic 718, i.e. for common stock earned per labor contract – market price of the shares on the date immediately preceding the employment contract date, for common stock earned by CEO per Award Incentive Plans – market price of the shares on the date immediately preceding the date when the shares have been issued (see the list of performance awards in the CEO Performance Award chapter, and the list of achieved milestones in the CEO Performance Award Table below). The stock-based compensation to Mr. Michery for the year ended September 30, 2024 in the enclosed statements of operations is different due to revaluation of a liability accrued per FASB ASC Topic 718 that have not been earned and paid by September 30, 2024, but will probably be earned and paid later. See the Company’s financial statements for discussion of stock-based compensation.
(2)	Represents grant date fair value, computed in accordance with FASB ASC Topic 718, of a 5-year option to purchase 3,000 shares of common stock, awarded in May 2024, vested immediately, with an exercise price of $486 (giving effect to reverse stock splits, including 1:100 reverse stock split effectuated in September 2024).

The primary elements of compensation for the Company’s named executive officers are base salary, bonus and equity-based compensation awards. The named executive officers also participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis.

Base Salary

The base salary payable to our named executive officers is intended to provide a fixed component of compensation that reflects the executive’s skill set, experience, role, and responsibilities.

Bonus

Although we do not have a written bonus plan, the Board may, in its discretion, award bonuses to our executive officers on a case-by-case basis. These awards are structured to reward named executive officers for the successful performance of Mullen as a whole and of each participating named executive officer as an individual. The bonus amounts awarded were on an entirely discretionary basis. In addition, as described under the heading “Employment and Severance Agreements,” the chief executive officer is eligible under the terms of their respective employment agreements to receive set bonus amounts based on Mullen’s achievement of certain financial milestones.

Share-based Compensation

2022 Equity Incentive Plan

On July 26, 2022, at the 2022 Annual Meeting, the Company’s stockholders approved the 2022 Equity Incentive Plan (the “2022 Plan”). Additional details about the 2022 Plan are set forth in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 10, 2023.

The 2022 Plan provides for grants of stock options, stock appreciation rights, stock awards and restricted stock units, all of which are sometimes referred to individually, to employees, consultants, non-employee directors of the Company and its subsidiaries. Stock options may be either incentive stock options, as defined in Section 422 of the Internal Revenue Code, or non-qualified stock options. The 2022 Plan initially reserved for issuance 4 shares of common stock (giving effect to the Company’s reverse stock splits), and on August 3, 2023, the stockholders approved an increase of the number of reserved shares by 52,000,000, and on September 13, 2024, the stockholders approved an increase of the number of reserved shares by 11,000,000 (not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company).

During the years ended September 30, 2024 and 2023, Mr. Michery earned 1 share and 1,135 shares of Common Stock, respectively; Mr. New earned 1 share (and received an option to purchase shares in lieu of the employment shares) and 1 share of Common Stock, respectively; and Mr. Bragado earned 2,738 shares and 1 share of Common Stock, respectively; (giving effect to the Company’s reverse stock splits, including a 1:100 reverse stock split effectuated in September 2024).

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have a formal policy with respect to the grant of equity incentive awards to our executive officers or any formal equity ownership guidelines applicable to them.

Clawback Policy

In November 2023, the Board of Directors adopted a clawback policy that may be applied in the event of a material financial restatement. The clawback policy covers current and former executive officers and includes all incentive compensation. Specifically, in the event of an accounting restatement, the Company must recover, reasonably promptly, any excess incentive compensation received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting is or was based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered will be the excess of the incentive compensation paid based on the erroneous data over the incentive compensation that would have been paid had it been based on the restated results.

Outstanding Equity Awards at Fiscal Year End 2024

Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
David Michery	-	-	-	-	-
Jonathan New	3,000	-	-	$486	5/16/2024
Chester Bragado	-	-	-	-	-

CEO Performance Awards

On May 5, 2022, the Company entered into to a Performance Stock Award Agreement (the “2022 PSA Agreement”) pursuant to which the Company agreed to grant performance equity awards to the Chief Executive Officer (“2022 CEO Performance Award”) and on July 26, 2022, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of common stock to the Company’s Chief Executive Officer, David Michery, pursuant to the 2022 PSA Agreement. On June 8, 2023, since only a few milestone opportunities remained under the 2022 PSA Agreement and certain of them have lapsed, the Compensation Committee further (1) determined that the grant of performance equity awards to the Chief Executive Officer (“2023 CEO Performance Award”) pursuant to the 2023 Performance Stock Award Agreement (the “2023 PSA Agreement” and together with the 2022 PSA Agreement, the “PSA Agreements”) was advisable and in the best interests of the Company and its stockholders and (2) approved entering into the 2023 PSA Agreement and the grant of the 2023 CEO Performance Award. On August 3, 2023, at the 2023 Annual Meeting, the Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(c), of the issuance of shares of common stock to the Company’s Chief Executive Officer, David Michery, pursuant to the 2023 PSA Agreement.

Pursuant to each PSA Agreement, Mr. Michery is eligible to receive shares of common stock of the Company based on the achievement of milestones as described below, and within each milestone the achievement of certain performance tranches, with each tranche representing a portion of shares of common stock that may be issued to Mr. Michery upon achievement of such tranche. Upon the achievement of each tranche of one of the milestones and subject to Mr. Michery continuing as the Chief Executive Officer as of the date of satisfaction of such tranche and through the date the Compensation Committee determines, approves and certifies that the requisite conditions for the applicable tranche have been satisfied, the Company will issue shares of its common stock as specified in the tranche. Each milestone must be achieved within the performance period specified for such milestone. The latest milestone that may be achieved is December 31, 2024 under the 2022 PSA Agreement, and December 31, 2025 under the 2023 PSA Agreement.

2022 PSA Agreement - Description of Milestones

●	Vehicle Delivery Milestones: For each of the following five vehicle delivery milestone that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of the Company’s then-current total issued and outstanding shares of common stock: (i) Delivery of the Company’s Class One Van to customers for a pilot program under the captured fleet exemption by the end of December 2022; (ii) Procuring full USA certification and homologation (or vehicle approval process) for the sale and delivery of its Class One Van by end of August 2023; (iii) Full USA certification and homologation of the Dragonfly RS sports car by August 2024; (iv) Producing a drivable prototype of its Mullen 5 vehicle for consumers to test by end of October 2023; and (v) Producing a drivable prototype of its Mullen 5 RS High Performance vehicle for consumers to test by end of January 2023.

On October 3, 2022, the Company delivered its Class One Van to Hotwire Communications, a South Florida-based telecommunications company and Internet Service Provider for a pilot program under the captured fleet exemption. On August 20, 2023, a drivable porotype of the Mullen 5 vehicle was part of the Mullen road tour and available for consumers to test drive. The other milestones mentioned above have expired.

●	Capital Benchmark Milestones: For each $100 million raised (a “Capital Tranche”), and subject to an aggregate maximum raised of $1.0 Billion in equity or debt financing between the date of the award agreement and the end of July 2024, the Company will issue a number of shares of common stock equal to 1% of the Company’s then-current total issued and outstanding shares of common stock; as of the date a Capital Tranche is achieved. Additionally, if the Company is included in the Russell Index, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares as of the date the Company is approved to be included on the Russell Index. On June 7, 2022, the Company entered into a Securities purchase agreement which, along with subsequent amendments, allowed the Company to raise more than $400 million to date through the issuance of preferred stock, prefunded warrants and common stock in lieu of preferred stock and other warrants.

On June 27, 2022, the Company joined the Russell 2000 and 3000 Indexes.

●	Feature Milestone: If Mullen enters into an agreement with a manufacturer or provider of equipment, accessory, feature or other product (collectively, “Feature”) by the end of 2023 that sets the Company or its vehicle apart from its competitors or that provides the Company a first mover or first disclosure advantage over its competitors for the Feature, the Company will issue to Mr. Michery a number of shares of common stock equal to 5% of the Company’s then-current total issued and outstanding shares of common stock as of the date the Feature milestone is achieved. On September 1, 2022, the Company announced that it signed partnership with Watergen Inc. to develop and equip Mullen’s portfolio of electric vehicles with technology that will produce fresh drinking water from the air for in-vehicle consumer and commercial application. On October 12, 2022, the Company entered into the Distributorship Agreement whereby Watergen will be integrating its unique atmospheric water generating and dehumidifying technology into the Company’s vehicles and granting exclusivity to the Company for the integration design developed specifically for its vehicles.

●	Distribution Milestone: For each vehicle distribution milestone set forth below that is satisfied by entering into a joint venture or other distribution agreement by December 31, 2024, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock for each distribution milestone achieved: (i) agreement with an established local, US dealer or franchise network; and (ii) agreement with an established Latin American or other non-US based dealer or franchise network. On November 8, 2022, the Company entered into an agreement into an agreement to appoint Newgate Motor Group as the marketing, sales, distribution and servicing agent for the Mullen I-GO in Ireland and the United Kingdom. On December 12, 2022, the Company entered into a Dealer Agreement with Randy Marion Isuzu, a large USA dealer, to purchase and distribute the Company’s vehicles.

2023 PSA Agreement - Description of Milestones

●	Vehicle Completion Milestones: For each vehicle completion Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock: (i) Procuring full USA certification and homologation of its Class Three Van by end of December 2023; (ii) Full USA certification and homologation of the Bollinger B1 sports car by end of June 2025; and (iii) Full USA certification and homologation of the Bollinger B2 sports car by end of June 2025. The milestone described in (i) has expired.

●	Revenue Benchmark Milestones: For each $25 Million of revenue recognized by the Company (each a “Revenue Tranche”), and subject to an aggregate maximum of recognized revenue of $250 Million between the date of grant and the end of December 2025, the Company will issue to Mr. Michery a number of shares of common stock equal to 1% of Mullen’s then-current total issued and outstanding shares of common stock as of the date a Revenue Tranche is achieved.

●	Battery Development Milestones: For each Battery Development Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock: (i) the Company either directly or in collaboration with a joint venture partner develops or produces new and more advanced battery cells by the end of December 2024; (ii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 1 vehicle by the end of December 2024; (iii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2024.

●	JV-Acquisition Milestones: If Mullen enters into a partnership, joint venture, purchase and sale agreement or similar transaction by the end of 2025 where the Company acquires a majority interest in an enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock as of date the JV-Acquisition Milestone is achieved.

●	Accelerated Development Milestone: If Mullen acquires a facility with existing equipment that allows the Company to expedite scaling of battery pack production in the USA, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock as of date the Accelerated Development Milestone is achieved. On September 6, 2023, the Company acquired the battery production assets of Romeo Power including intellectual property, machinery and equipment that allows the Company to expedite scaling of battery pack production in the USA.

To date, the following shares of common stock have been issued pursuant to the PSA Agreements based on the achievement of the milestones and tranches listed in the table below (giving effect to the Company’s reverse stock splits); the Company has not issued any shares pursuant to the PSA Agreements since the last date indicated below:

CEO Performance Award Table

Date	Tranche	% of O/S Shares	Shares O/S	Shares Issued (after RSSs)	Stock Price (after RSSs)	Stock Compensation ($)
9/21/2022	PSA2022. Russell Index Tranche	2%	214	5	$789,160	$3,945,799
10/12/2022	PSA2022. Features Milestone	5%	399	20	561,054	11,221,088
11/9/2022	PSA2022. Non-USA Distribution	2%	548	11	604,383	6,648,217
11/30/2022	PSA2022. Capital Benchmark (>$200 mln)	2%	640	13	442,545	5,753,090
12/16/2022	PSA2022. USA Distribution	2%	753	16	635,124	10,161,979
2/16/2023	PSA2022. Vehicle Delivery - Pilot	2%	371	8	709,128	5,673,024
6/13/2023	PSA2022. Capital Benchmark (>$300 mln)	1%	2,926	30	20,185	605,542
7/5/2023	PSA2022. Capital Benchmark (>$400 mln)	1%	7,149	72	5,262	378,877
10/10/2023	PSA2022. Vehicle Delivery - Mullen 5	2%	18,441	369	2,671	985,468
10/10/2023	PSA2023. Accelerated development milestone	2%	24,848	497	2,672	1,327,840
Total Shares Awarded				1,041		$46,700,924

Employment and Severance Agreements

We have entered into employment agreements with each of our named executive officers described below.

Chairman of the Board, President and Chief Executive Officer

Effective June 1, 2021, David Michery and the Company entered into an employment agreement pursuant to which Mr. Michery receives an annual salary of $750,000 plus incentive compensation and 1,000,000 shares of common stock each year (which equals, unless the Board of Directors resolve otherwise, 1 share of common stock giving effect to reverse stock splits, including 1:100 reverse stock split effectuated in September 2024). Mr. Michery is also entitled to reimbursement compensation for all reasonable expenses up to $500,000 per year.

In the event (a) the Company terminates Mr. Michery’s employment without cause, (b) Mr. Michery leaves as a result of constructive discharge by the Company, (c) of Mr Michery’s death, or (d) there is a change of control of the Company or the Company’s stockholders receive a proxy request or tender offer for a transaction which could result in a change of control and Mr. Michery at his option terminates his employment, then the Company is obligated to pay Mr. Michery (i) his then-current annual compensation multiplied by a number of years equal to 10 minus the number of complete years since the date of the agreement, to be paid within 90 days of termination, and (ii) an amount equal to 10% of the Company’s market capitalization at such time, to be paid 180 days after termination. To the extent that Mr. Michery’s benefits from any pension or any other retirement plan or program (whether tax qualified or not) are not fully vested at the time of such termination, the Company will obtain and pay the premium upon an annuity policy to provide the benefits as though Mr. Michery had been fully vested on the date of termination. Upon termination for cause, the employment agreement will terminate, except for certain provisions such as post-employment noncompetition and nonsolicitation, and the Company will not be obligated to make any further payments, except for any remaining payments of annual compensation, benefits which are required by applicable law to be continued, and reimbursement of expenses.

Pursuant to the agreement, “cause” means conviction of or a plea of no contest to a felony, or incapacity due to alcoholism or substance abuse. “Constructive discharge” means (a) diminution in title(s), responsibilities, or the then-current annual compensation, (b) failure by the Company to comply with the compensation provisions of the agreement, (c) location of place of employment outside the United States, and (d) engagement in any material and intentional breach by the Company of its principal obligations under the agreement which is not remedied within 15 business days after receipt of written notice. A “change of control” means a sale of all or substantially all of the assets of the Company, or any transaction, or any series of transactions consummated in a 12-month period, pursuant to which any person acquires (by merger, acquisition, or otherwise) all or substantially all of the assets of the Company or the then outstanding equity securities of the Company and the Company is not the surviving entity, the Company being deemed surviving if and only if the majority of the Board of Directors of the ultimate parent of the surviving entity were directors of the Company prior to its organization.

During a disability, the Company will continue to pay to Mr. Michery his full amount of his then-current annual compensation for the one-year period next succeeding the date upon which such disability has been certified, as well as a prorated amount of any incentive compensation which would have been paid at the end of the year. Thereafter, if the disability continues, the agreement will terminate and all of Mr. Michery’s obligations will cease and Mr. Michery will be entitled to receive the benefits, if any, as may be provided by any insurance to which he may have become entitled as well as the acceleration of the exercise date of any incentive stock options granted prior to disability. A “disability” means a written determination by an independent physician mutually agreeable to the Company and Mr. Michery that he is physically or mentally unable to perform his duties of CEO under the agreement and that such disability can reasonably be expected to continue for a period of six consecutive months or for shorter periods aggregating 180 days in any 12-month period.

The agreement contains non-competition and non-solicitation covenants. For one year after voluntary separation from the Company, Mr. Michery cannot engage in competitive business activity within the Company territory; prevents him from participating in any transaction that occurred within 24-month period preceding from incident in questions; and prevents him from contacting employees for any business and employment opportunities.

Chief Financial Officer

On September 19, 2022, the Company entered into an employment agreement with Jonathan New. After the changes effectuated on 10/2/2023, he receives an annual salary of $500,000 and 1 share of common stock per year (giving effect to the Company’s reverse stock splits). If Mr. New is terminated for any reason other than due to negligence, failure to deliver services or perform at the level hired or for any other just cause, he is entitled to a payment of $200,000, paid in the Company’s usual payroll cycle.

Chief Accounting officer

In March 2023, the Company entered into an employment agreement with Chester Bragado. Starting from 11/27/2023, he receives an annual salary of $400,000 and 1 share of common stock per year (giving effect to the Company’s reverse stock splits). If Mr. Bragado is terminated for any reason other than due to negligence, failure to deliver services or perform at the level hired or for any other just cause, he is entitled to a payment of six monthly salaries, paid in the Company’s usual payroll cycle.

Consulting Agreements

William Miltner

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner is also an elected Director for the Company, beginning his term in August 2021. For the fiscal year ending September 30, 2024, Mr. Miltner received $1,180,733 for services rendered. Mr. Miltner has been providing legal services to us since 2020.

Mary Winter

On October 26, 2021, the Company entered into a consulting agreement with Mary Winter, Corporate Secretary and Director, to compensate for corporate secretary services and director responsibilities for the period from October 1, 2021, to September 30, 2024, in the amount of $60,000 annually or $5,000 per month. For the fiscal year ending September 30, 2024, Ms. Winter has received $60,000 in consulting payments.

Change of Control Agreements – CEO and Non-Employee Directors

On August 11, 2023, the Company entered into Change in Control Agreements with each non-employee director (John Andersen, Mark Betor, William Miltner, Ignacio Novoa, and Kent Puckett) and David Michery, its Chief Executive Officer. Pursuant to the Change in Control Agreements with each non-employee director, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and such non-employee director will receive $5 million. Pursuant to the Change in Control Agreement with Mr. Michery, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and Mr. Michery will receive an aggregate percentage of the transaction proceeds as follows: 10% of the transaction proceeds that are up to and including $1 billion; plus an additional 5% of transaction proceeds that are more than $1 billion and up to $1.5 billion; and an additional 5% of transaction proceeds that are more than $1.5 billion. A change in control, as defined in the agreements occurs upon (i) any person becoming the beneficial owner of 50% or more of the total voting power of the Company’s then outstanding voting securities, (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change in Control Agreements), or (iii) the consummation of a merger or consolidation of the Company (except when the total voting power of the Company continues to represent at least 50% of the surviving entity), any liquidation, or the sale or disposition by the Company of all or substantially all of its assets.

Non-Employee Director Compensation

For the fiscal year ended September 30, 2023, our non-employee directors received compensation for service on our board of directors and committees of our board of directors as follows:

●	Each non-employee director was entitled to receive $25,000 annually as a cash retainer for he/she board service, with additional annual cash retainers of (i) $2,000 for each member of our compensation committee or nominating and governance committee; (ii) $5,000 for the chairman of our compensation committee or nominating and governance committee; (iii) $8,000 for each member of our audit committee; and (iv) $45,000 for the chairman of our audit committee. All cash retainers were paid quarterly in arrears.

●	Additionally, each non-employee director received an annual stock option award under the Company’s equity plan to purchase such number of shares of our common stock equal to $75,000 divided by the closing trading price of our common stock on the date of each such grant, which vest one year from the date of grant. Upon the occurrence of certain corporate events, including a change of control of the Company, all such stock option awards immediately vest.

Our non-employee directors are entitled to reimbursement of ordinary, necessary and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of our board of directors or committees thereof. In the event our non-employee directors were required to attend greater than four in-person meetings or 12 telephonic meetings during 2023, such non-employee directors were entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 12 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

The following table sets forth information regarding compensation earned by each person who served as a non-employee member of our board of directors during 2024.

Name of Director	Fees earned and payable in cash ($)	Awards earned and payable in stock ($)	Total ($)
John K. Anderson	$67,000	122,730	189,730
Mark Betor	99,500	125,080	224,580
William Miltner	52,000	101,140	153,140
Mary Winter	57,000	108,073	165,073
Ignacio Novoa	52,000	126,220	178,220
Kent Puckett	109,500	129,904	239,404
Total	$437,000	713,148	1,150,148

Effective July 1, 2023, the Company’s Board of Directors approved the following compensation for non-employee directors for service on the Board and its committees:

●	Each non-employee director will receive $50,000 annually as a cash retainer for their Board service, with additional annual cash retainers of (i) $5,000 for each member of the Company’s Compensation Committee or Nominating and Corporate Governance Committee; (ii) $7,500 for the Chairman of the Compensation Committee or Nominating and Corporate Governance Committee; (iii) $10,000 for each member of the Audit Committee; (iv) $45,000 for the chair of the Audit Committee; and (v) $25,000 to the Lead Independent Director. All cash retainers are paid quarterly in arrears.

●	Additionally, each non-employee director shall receive an annual stock award under the Company’s equity plan equal to $100,000 divided by the closing trading price of the Company’s common stock on the date of each such grant.

●	The non-employee directors are entitled to reimbursement of ordinary, necessary, and reasonable out-of-pocket travel expenses incurred in connection with attending in-person meetings of the Board or committees thereof. In the event non-employee directors are required to attend greater than four in-person meetings or 15 telephonic meetings during any fiscal year, such non-employee directors will be entitled to additional compensation in the amount of $500 for each additional telephonic meeting beyond the 15 telephonic meeting threshold, and $1,000 for each additional in-person meeting beyond the four in-person meeting threshold.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our common stock by (i) each person who is known to us to beneficially own more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. The table below reflects the 1:25 reverse stock split that was effected on May 4, 2023, the 1:9 reverse stock split that was effected on August 11, 2023, the 1:100 reverse stock split that was effected on December 21, 2023, and the 1:100 reverse stock split that was effected on September 17, 2024, where each fractional share resulting from such reverse stock splits held by a stockholder was rounded up to the next whole share. Beneficial ownership is determined in accordance with SEC rules and regulations.

Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of November 1, 2024:

Class	Number of Shares	As converted to common stock	Votes/Share	Number of Votes
Common Stock	8,826,009	N/A	One/share	8,826,009
Series A Preferred Stock	648	4	One/share beginning November 5, 2024	648
Series B Preferred Stock	0	0	One/share on an as-converted to common basis	0
Series C Preferred Stock	458	1	One/share on an as-converted to common basis	1
Series D Preferred Stock	363,097	1	One/share, only protective voting	363,097
Series E Preferred Stock	0	0	One/share on an as-converted to common basis	0

Each share of Series A Preferred Stock is entitled to 1 vote per share. Each share of Series C Preferred Stock is entitled to one vote for each share of common stock into which such share of Series C Preferred Stock can then be converted. Each share of Series D Preferred Stock is entitled to one vote for each share. Holders of the Series D Preferred Stock have no voting rights except a majority of the outstanding Series D Preferred Stock, voting separately, is required for approval of the authorization or issuance of an equity security having a preference over the Series D Preferred Stock, amendment of the Company’s Certificate of Incorporation or bylaws that adversely affect the rights of the Series D Preferred Stock, merger or consolidation of the Company, or dissolution, liquidation or bankruptcy, as set forth in Section 8 of the Certificate of Designation for Series D Preferred Stock.

Under the terms of the Preferred Stock and warrants, a holder may not convert or exercise, as applicable, the Preferred Stock or warrants into common stock to the extent such exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99%, as applicable, of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination common stock issuable upon conversion of other convertible securities which have not been converted or exercised. The number of shares in the table does not reflect this limitation.

To our knowledge, except as otherwise noted below and subject to applicable community property laws, each person or entity named in the following table has the sole voting and investment power with respect to all shares that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Mullen Automotive Inc. 1405 Pioneer Street, Brea, CA 92821.

	Common Stock(1)		Total Voting Power(2)
Name of Beneficial Owners	Shares	%	%
Named Executive Officers and Directors
David Michery	1,099	*%	*%
Jonathan New (3)	3,001	*	*
Chester Bragado	-	*	*
Mary Winter	1	*	*
Jonathan K. Andersen	1	*	*
Mark Betor	1	*	*
William Miltner	1	*	*
Ignacio Novoa	1	*	*
Directors and Executive Officers as a Group (11 Persons)	4,106	*	*
5% Beneficial Owners:
Esousa Holdings, LLC (4)	4,881,337	9.9%	9.9%
JADR Capital 2 Pty Ltd (5)	4,264,504	9.9%	9.9%
Jim Fallon (6)	702,866	7.6%	7.6%

*	Less than 1%.

(1)	In computing the number of shares of common stock beneficially owned by a person and the percentage of beneficial ownership of that person, shares of common stock underlying notes, options, warrants or shares of Preferred Stock held by that person that are convertible or exercisable, as the case may be, within 60 days of the Record Date are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Percentage total voting power represents voting power with respect to all outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock; and excludes the Series D Preferred Stock, which is only entitled to limited voting rights. Percentage total voting power also excludes shares of common stock issuable upon exercise of warrants.
(3)	Includes options to purchase 3,000 shares of Common Stock.
(4)	Consists of (i) 4,754,338 shares of Common Stock issuable upon conversion of Notes, (ii) 126,998 shares of Common Stock issuable upon cash exercise of Warrants, and (iii) 1 share of Common Stock issuable upon conversion of 458 shares of Series C Preferred Stock held by Esousa Holdings, LLC, which may be deemed to be beneficially owned by Michael Wachs, who serves as the sole managing member for Esousa Holdings, LLC. The address for Esousa Holdings, LLC and Michael Wachs is 211 E 43rd St, 4th Fl, New York, NY 10017.
(5)	Consists of (i) 4,231,606 shares of Common Stock issuable upon conversion of Notes, and (ii) 32,898 shares of Common Stock issuable upon cash exercise of Warrants, which may be deemed to be beneficially owned by Justin Davis-Rice, who serves as the Director of JADR Capital 2 Pty Ltd. The address for JADR Capital 2 Pty Ltd is Suite 61.06, 25 Martin Place, Sydney NSW 2000 Australia.
(6)	Consists of (i) 698,203 shares of Common Stock issuable upon conversion of Notes; and (ii) 4,663 shares of Common Stock issuable upon cash exercise of Warrants. The address for Jim Fallon is 137 West 83rd St, Apt 5W, New York, NY 10024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Directors

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner is also an elected Director for the Company, beginning his term in August 2021. For the fiscal year ending September 30, 2024, Mr. Miltner received $1,180,733 for services rendered. Mr. Miltner has been providing legal services to us since 2020.

On October 26, 2021, the Company entered into a consulting agreement with Mary Winter, Corporate Secretary and Director, to compensate for corporate secretary services and director responsibilities for the period from October 1, 2021, to September 30, 2024, in the amount of $60,000 annually or $5,000 per month. For the fiscal year ending September 30, 2024, Ms. Winter has received $60,000 in consulting payments.

Transition Services Agreement with MTI

Prior to its spinoff as a separate entity and the closing of the Merger on November 5, 2021, the Company operated as a division of Mullen Technology, Inc. (MTI), an entity in which the Company’s CEO and Chairman of the Board of directors David Michery has a controlling financial interest and of which he was CEO and Chairman during the fiscal years ended September 30, 2023 and 2022.

Subsequent to the spinoff transaction and Merger on November 5, 2021, the Company, in accordance with Transition Services Agreement dated May 12, 2021 between the Company and MTI (the “TSA”), processed and disbursed payroll and related compensation benefits for 11 employees that provided services only to MTI and rent costs for facilities utilized by MTI pursuant to the TSA. The terms of the TSA require MTI to repay monthly the amounts advanced by the Company, with the lower of the prime rate plus 1% or the maximum rate under applicable law charged on the unpaid amounts. The terms of the TSA do not provide for any other payment processing service fee from MTI to the Company except the interest fee on overdue advance balances.

The Company incurred approximately $1.2 million and $0.9 million of disbursements on behalf of MTI during the years ended September 30, 2022 and 2023, respectively. No amounts have been collected for the funds advanced through September 30, 2023.

On March 31, 2023, the Company converted approximately $1.4 million of these advances to MTI to a note receivable from MTI. The note bears interest at 10% per year and matures on March 31, 2025 with a default rate of 15% per annum. By the end of the 2023 fiscal year, the note principal has been increased by additional $0.4 million. Remaining advances, note and interest receivable as at September 30 2023 and 2022 are presented within non-current assets of the consolidated balance sheets.

On January 16, 2024, the Company terminated the Transition Services Agreement between the Company and Mullen Technologies, Inc., and received payment in full settlement of all amounts outstanding (including outstanding notes receivable, advances and related interest) of approximately $2.7 million.

Similarly, during the fiscal year ended September 30, 2024, the Company paid $55 thousand for certain expenses of other companies under control of the Company’s CEO and $25 thousand was reimbursed by September 30, 2024.

MTI Business Acquisition

On July 18, 2024, the Company entered into an Asset Purchase Agreement with Mullen Technologies, Inc. (“MTI”), pursuant to which the Company assumed a lease for premises located in Oceanside, California and all equipment and inventory in the premises, as well as staffing and other infrastructure for vehicle sales and repairs for consideration of $1.4 million. The Company’s CEO has a controlling financial interest and is Chairman of MTI.

DRIVEiT

Some of the Company’s executive officers and directors also hold positions at DRIVEiT, a start-up enterprise in the business of operating electronic vehicle superstores and to which the Company will initially be providing its inventory of new commercial EVs. David Michery, the Company’s Chairman Chief Executive Officer, President and Chairman, is also Chairman of the Board of Directors of DRIVEiT. Jonathan New, Chief Financial Officer, is also Chief Financial Officer of DRIVEiT. Kent Puckett, a director and chair of audit committee of Mullen, is also a director of DRIVEiT, and Ignacio Novoa and Mark Betor serve as directors for both companies. Makayla Brown is the Director of Operations for Mullen and serves as a director DRIVEiT. Related party transactions that present difficult conflicts of interest, could result in disadvantages to Mullen.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to Five Billion (5,000,000,000) shares of Common Stock, par value $0.001 per share. Pursuant to an amendment to our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) filed on July 26, 2022 increasing our authorized Preferred Stock, the Company originally had 500,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), authorized, of which Two Hundred Thousand (200,000) shares were designated as “Series A Preferred Stock,” Twelve Million (12,000,000) shares were designated as “Series B Preferred Stock,” Forty Million (40,000,000) shares were designated as “Series C Preferred Stock,” Four Hundred Thirty-Seven Million Five Hundred Thousand One (437,500,001) shares were designated as “Series D Preferred Stock,” and Seventy Six Thousand Nine Hundred Fifty (76,950) shares were designated as “Series E Preferred Stock.” Pursuant to the terms of our Certificate of Incorporation, upon conversion of shares of Preferred Stock, such shares so converted are cancelled and not issuable. As of November 1, 2024, we are authorized to issue up to 126,263,159 shares of Preferred Stock, of which 83,859 shares remain designated as Series A Preferred Stock, 50,000 shares remain designated as Series A-1 Junior Participating Preferred Stock, 6,432,681 shares remain designated as Series B Preferred Stock, 24,874,079 shares remain designated as Series C Preferred Stock, 84,572,538 shares remain designated as Series D Preferred Stock and 0 shares remain designated as Series E Preferred Stock.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock.

Common Stock

Holders of our Common Stock are each entitled to cast one vote for each share held of record on all matters presented to stockholders, and shall be entitled to notice of any shareholders’ meeting, in accordance with the bylaws. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of capital stock may elect all directors. Holders of our Common Stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that we will pay dividends in the foreseeable future. Holders of our do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers of the shares of such series, and the preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market price of our Common Stock.

Voting Rights

Except as otherwise expressly provided by the Certificate of Incorporation or as provided by law, the holders of shares of Common Stock and Preferred Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series A, B, C, D or E Preferred Stock must be approved by a majority in interest of the affected Series of Preferred Stock, as the case may be. Each holder of Common Stock, Series B Preferred Stock, Series C Preferred Stock and Series E Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder, each holder of Series D Preferred Stock will have the right to one vote per share held of record by such holder, and each holder of Series A Preferred Stock will have the right to 1,000 votes per share held of record by such holder; provided, however, that after November 5, 2024, each holder of Series A Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder.

Series A Preferred Stock

Series A Preferred Stock generally have the following terms:

●	Conversion. The Series A Preferred Stock is convertible at the option of each holder at any time on a 100-for-1 basis (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Common Stock). The Series A Preferred Stock will automatically convert into shares of Common Stock on a 100-for-1 basis (as so adjusted) upon the earlier of (i) a Qualified Public Offering (as such term is defined in the Certificate of Incorporation) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series A Preferred Stock.

●	Redemption Rights. The Series A Preferred Stock is not redeemable.

●	Liquidation, Dissolution, and Winding Up. Upon the completion of a distribution pursuant to a Liquidation Event to the Series B Preferred Stock and Series C Preferred Stock, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any proceeds to the holders of the Common Stock, by reason of their ownership thereof, $1.29 per share for each share of the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series A Preferred Stock), plus declared but unpaid dividends on such share. “Liquidation Event” is as defined in the Certificate of Incorporation and, subject to certain exceptions, includes a sale or other disposition of all or substantially all of the company’s assets, certain mergers, consolidations and transfers of securities, and any liquidation, dissolution or winding up of the Company.

Series B Preferred Stock

Series B Preferred Stock generally have the following terms:

●	Conversion. The Series B Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series B Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series B Conversion Price, as applicable, in effect on the date the certificate is surrendered for conversion. “Series B Original Issue Price” means $8.84 per share for each share of the Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series B Preferred Stock). The initial “Series B Conversion Price” is the Series B Original Issue Price, subject to adjustment as set forth in the Certificate of Incorporation. Based on this formula, the Series B Preferred Stock is currently convertible into Common Stock on a 1-for-1 basis. The Series B Preferred Stock will automatically convert into shares of Common Stock upon the earlier of (i) a Qualified Public Offering (as such term is defined in the Certificate of Incorporation) or (ii) the date specified by written consent or agreement of the holders of the then outstanding shares of Series B Preferred Stock. The Series B Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the Certificate of Incorporation.

●	Liquidation, Dissolution, and Winding Up. In the event of any Liquidation Event, the holders of the Series B Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the Common Stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price plus declared but unpaid dividends.

Series C Preferred Stock

Series C Preferred Stock generally have the following terms:

●	Conversion. The Series C Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series C Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series C Conversion Price, as applicable, in effect on the date the certificate is surrendered for conversion. The initial “Series C Conversion Price” is the Series C Original Issue Price, subject to adjustment as set forth in the Certificate of Incorporation. All of the Series C Preferred Stock shall automatically convert into Common Stock at any such time as (i) the shares underlying the Series C Preferred Stock are subject to an effective registration statement, (ii) the trading price for the Common Stock is more than two times the Series C Conversion Price for twenty (20) trading days in any period of thirty (30) consecutive trading days on Nasdaq CM and (iii) the average daily trading dollar volume of the Common Stock during such twenty trading days is equal to or greater than $4.0 million. The Series C Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the Certificate of Incorporation.

●	Dividends. The Series C Preferred Stock bears a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series C Original Issue Price plus unpaid accrued and accumulated dividends. “Series C Original Issue Price” means $8.84 per share for each share of the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series C Preferred Stock). Dividends on the Series C Preferred Stock are prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s Common Stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $2 million.

●	Redemption Rights. There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares are redeemable by the Company at any time, provided that if the Company issues notice to redeem, investor shall have fifteen (15) days to convert such shares to Common Stock prior to the date of redemption. The redemption price is equal to the Series C Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series C Redemption Price”). The conditions to the redemption are as follows: (i) the shares have been issued and outstanding for at least one (1) year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series C Conversion Price (as such term is defined in the Certificate of Incorporation) for twenty (20) trading days in any period of thirty (30) consecutive trading days on the Nasdaq CM. In addition to the above, the shares are also redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

○	Year 1: No Redemption

○	Year 2: Redemption at 120% of the Series C Redemption Price

○	Year 3: Redemption at 115% of the Series C Redemption Price

○	Year 4: Redemption at 110% of the Series C Redemption Price

○	Year 5: Redemption at 105% of the Series C Redemption Price

○	Year 6 and thereafter: Redemption at 100% of the Series C Redemption Price

●	Liquidation, Dissolution, and Winding Up. Upon the completion of a distribution pursuant to a Liquidation Event to the Series B Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the Series A Preferred Stock or the Common Stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price plus declared but unpaid dividends.

Series D Preferred Stock

Series D Preferred Stock generally have the following terms:

●	Voting Rights. Except as provided by law, the Series D Preferred Stock will have no voting rights except that approval from a majority in interest of the Series D Preferred Stock, voting as a separate class, is required in the case of (i) a voluntary dissolution, liquidation or winding up of the Company or voluntary petition for bankruptcy or assignment for the benefit of creditors, (ii) a merger or consolidation of the Company with or into another entity, (iii) a Liquidation Event (as defined in the Company’s Certificate of Incorporation), (iv) any amendment to the Certificate of Incorporation or the Company’s bylaws which adversely affects the rights, preferences and privileges of the Series D Preferred, or (v) any authorization or issuance of any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over or parity with the Series D Preferred Stock.

●	Conversion. The Series D Preferred Stock is automatically converted into shares of Common Stock at the applicable Conversion Rate at the time in effect immediately upon (A) the issuance of shares of Common Stock underlying the Series D Preferred Stock being registered pursuant to the Securities Act and such registration remaining effective, (B) the trading price for the Company’s Common Stock being more than two times the Series D Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of Common Stock during such 20 trading days is equal to or greater than $27.5 million. The Series D Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series D Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series D Conversion Price (the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series D Conversion Price” is the Series D Original Issue Price, subject to adjustment as set forth in the Certificate of Incorporation. The Series D Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the Certificate of Incorporation.

●	Dividends. The Series D Preferred Stock bears a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series D Original Issue Price plus unpaid accrued and accumulated dividends. “Series D Original Issue Price” means for each share of the Series D Preferred Stock the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series D Preferred Stock). Dividends on the Series D Preferred Stock will be prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a PIK if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s Common Stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $27.5 million.

●	Redemption Rights. There is no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares will be redeemable by the Company at any time, provided that if the Company issues notice to redeem, investors shall have 15 days to convert such shares to Common Stock prior to the date of redemption. The redemption price will be equal to the Series D Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series D Redemption Price”). The conditions to the redemption will be follows: (i) the shares have been issued and outstanding for at least one year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series D Conversion Price (as such term is defined in the Certificate of Incorporation) for 20 trading days in any period of 30 consecutive trading days on the Nasdaq CM. In addition to the above, the shares will also be redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

○	Year 1: No Redemption

○	Year 2: Redemption at 120% of the Series D Redemption Price

○	Year 3: Redemption at 115% of the Series D Redemption Price

○	Year 4: Redemption at 110% of the Series D Redemption Price

○	Year 5: Redemption at 105% of the Series D Redemption Price

○	Year 6 and thereafter: Redemption at 100% of the Series D Redemption Price

●	Liquidation, Dissolution, and Winding Up. In the event of any Liquidation Event, the holders of the Series D Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the Common Stock by reason of their ownership thereof, an amount per share equal to the Series D Original Issue Price plus declared but unpaid dividends.

Series E Preferred Stock

Series E Preferred Stock generally have the following terms:

●	Conversion and Exchange. The Series E Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock, determined by dividing the Series E Original Issue Price by the Series E Conversion Price in effect on the date of conversion. “Series E Original Issue Price” means $39.00 per share for each share of the Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series E Preferred Stock). The initial “Series E Conversion Price” means $3.90 per share, subject to adjustment. Based on this formula, each share of Series E Preferred Stock is currently convertible into 10 shares of Common Stock. Shares of Series E Preferred Stock may be exchanged pursuant to the terms of the Settlement Agreement. If any shares of Series E Preferred Stock are converted, redeemed or reacquired by the Company, such shares may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock. The Series E Preferred Stock will not be convertible by a holder to the extent that such holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, as further described in the Certificate of Designation.

●	Voting Rights. Holders of the Series E Preferred Stock are entitled to vote on an as-converted-to-Common-Stock basis, have full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock, and are entitled to vote together with the Common Stock with respect to any question upon which holders of Common Stock have the right to vote. In addition, approval of holders of a majority of the shares of Series E Preferred Stock, voting as a separate class, is required to (i) alter or change the powers, preferences or rights of the Series E Preferred Stock so as to affect them adversely, (ii) amend the Certificate of Incorporation or other charter documents in a manner adverse to the holders of Series E Preferred Stock, (iii) increase the number of authorized shares of Series E Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

●	Dividends. Holders of the Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends will be paid on shares of Series E Preferred Stock.

●	Liquidation, Dissolution, and Winding Up. In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of the Series E Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the Common Stock, but subject to and after the distribution of proceeds to the Series A preferred stock, Series C preferred stock and Series D preferred stock, by reason of their ownership thereof, an amount per share equal to the Series E Original Price (as described above), plus declared but unpaid dividends on such share.

Rights Agreement; Series A-1 Junior Participating Preferred Stock

On May 1, 2024, the Board of Directors of the Company declared a dividend distribution of one right (a “Right”), for each outstanding share of Common Stock and Preferred Stock. The dividend was payable to holders of record as of the close of business on May 13, 2024. In connection with the distribution of the Rights, the Company entered into a Rights Agreement (the “Rights Agreement”), dated as of May 1, 2024, between the Company and Continental Stock Transfer & Trust Company, as rights agent.

Issuance of Rights

Each holder of Common Stock and Preferred Stock (i.e., Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock) as of the Record Date received a dividend of one Right per share of Common Stock and Preferred Stock, as applicable. One Right will also be issued together with each share of Common Stock and each share of a series of Preferred Stock the terms of which provide for the holders thereof to be issued Rights issued by the Company after the Record Date and prior to the Distribution Date (as defined in below), and in certain circumstances, after the Distribution Date. New certificates for Common Stock and Preferred Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date:

●	the Rights will not be exercisable;

●	the Rights will be evidenced by the certificates for Common Stock or Preferred Stock, as applicable (or, in the case of book entry shares, by notation in book entry) and not by separate rights certificates; and

●	the Rights will be transferable by, and only in connection with, the transfer of Common Stock or Preferred Stock.

Distribution Date; Beneficial Ownership

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and Preferred Stock and each Right will become exercisable to purchase one ten-thousandth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.001 per share, of the Company (each whole share, a share of “A-1 Preferred Stock”) at a purchase price of $30.00 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a share of A-1 Preferred Stock would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The “Distribution Date” is the earlier of:

●	ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 10% or more of the Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 10% or more of the outstanding Common Stock on the date the Rights Agreement was executed, by obtaining beneficial ownership of additional shares of Common Stock) other than as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions; and

●	ten business days (or such later date as the Board shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company and certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” any Common Stock if such person or any affiliated or associated person of such person:

●	is considered a “beneficial owner” of the Common Stock under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of the Rights Agreement;

●	has the right to acquire the Common Stock, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Stock) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) securities tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered securities are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined below), or (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights;

●	has the right to vote or dispose of the Common Stock pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

●	has an agreement, arrangement, or understanding with another person who beneficially owns Common Stock and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Stock or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

Certain synthetic interests in securities created by derivative positions-whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable on a Schedule 13D-are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

Exempt Persons and Transactions

The Board of Directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”), so long as such determination is made prior to such time as such Person becomes an Acquiring Person. Any Person will cease to be an Exempt Person if the Board of Directors makes a contrary determination with respect to such Person regardless of the reason therefor. In addition, the Board of Directors may, in its sole and absolute discretion, exempt any transaction from triggering the Rights Agreement, so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person.

Issuance of Rights Certificates

As soon as practicable after the Distribution Date, the Rights Agent will mail rights certificates to holders of record of Common Stock and Preferred Stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

Expiration of Rights

The Rights will expire on the earliest of (a) 5:00 p.m., New York time, on May 1, 2025, (b) the time at which the Rights are redeemed (as described below), and (c) the time at which the Rights are exchanged in full (as described below) (the earliest of (a), (b) and (c) being herein referred to as the “Expiration Date”).

Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a)	Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

(b)	Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

Redemption

At any time prior to the earlier of (a) a person becoming an Acquiring Person and (b) the Expiration Date (as defined in the Rights Agreement), the Board may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Exchange of Rights

At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the outstanding Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company may substitute shares of A-1 Preferred Stock (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for Common Stock at an initial rate of one one-thousandth of a share of A-1 Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per share of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or one ten-thousandth of a share of A-1 Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

Adjustments to Prevent Dilution; Fractional Shares

The Board may adjust the Purchase Price, the number of shares of A-1 Preferred Stock or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the A-1 Preferred Stock, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, (c) if holders of the A-1 Preferred Stock are granted certain rights, options, or warrants to subscribe for A-1 Preferred Stock or convertible securities at less than the current market price of the A-1 Preferred Stock, or (d) upon the distribution to holders of the A-1 Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of A-1 Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of A-1 Preferred Stock), and in lieu thereof, an adjustment in cash may be made based on the market price of the A-1 Preferred Stock on the last trading date prior to the date of exercise.

No Stockholder Rights Prior to Exercise; Tax Considerations

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth above.

Amendment of Rights Agreement

The Company, by action of the Board, may supplement or amend any provision of the Rights Agreement in any respect without the approval of any registered holder of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) otherwise change, amend, or supplement any provisions of the Rights Agreement in any manner that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person shall adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees) or shall cause the Rights Agreement to become amendable other than in accordance with the amendment provision contained therein. Without limiting the foregoing, the Company may at any time before any person becomes an Acquiring Person amend the Rights Agreements to make provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and Bylaws, as amended contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms. These provisions are as follows:

●	Stockholder Meetings. Under our bylaws, only the Board of Directors, the chairman of the Board, the chief executive officer, or the president (in the absence of a chief executive officer) may call special meetings of stockholders.

●	No Cumulative Voting. Our Certificate of Incorporation and bylaws do not provide for cumulative voting in the election of directors.

●	Amendment of Provisions in the Certificate of Incorporation. The Certificate of Incorporation will generally require the affirmative vote of the holders of at least a majority of the outstanding voting stock in order to amend any provisions of the Certificate of Incorporation concerning, among other things:

○	the required vote to amend certain provisions of the Certificate of Incorporation; and

○	the reservation of the Board of Director’s right to amend the amended and restated bylaws.

●	Amendment of the bylaws. An amendment of the bylaws by stockholders requires the affirmative vote of the holders of at least a majority of the outstanding voting stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Potential Effects of Authorized but Unissued Stock

We have shares of Common Stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved Common Stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

PRIVATE PLACEMENT OF NOTES AND WARRANTS

Note and Warrant Financing

On May 14, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors agreed to purchase an aggregate principal amount of $52.6 million of 5% Original Issue Discount Senior Secured Notes convertible into shares of Common Stock (the “Notes”) and five-year warrants exercisable for shares of Common Stock (the “Warrants”). Upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million including the 5% original issue discount, of Notes (the “Initial Notes”) and also received Warrants exercisable, based on a cash exercise, for an aggregate of 47,934 shares of Common Stock (the “Initial Warrants”).

Pursuant to the Securities Purchase Agreement, after the purchase of the Initial Notes and the Initial Warrants, the investors were obligated to purchase an additional principal amount of $39.5 million (the “Second Closing”), or $37.5 million including the 5% original issue discount, of Notes and related Warrants (the “Obligated Purchases”) if (i) the Company has sufficient authorized shares of Common Stock available to cover 250% of the shares of Common Stock underlying the conversion of the Notes and exercise of the Warrants, (ii) the Common Stock has average daily trading volume of $3 million in the previous 10 trading days, (iii) a registration statement covering the shares of Common Stock underlying the conversion of the Notes and exercise of the Warrants has been declared effective, (iv) the Company has obtained stockholder approval of the issuance of the Notes and Warrants in compliance with Nasdaq Listing Rule 5635(d), and (v) the Company is in compliance with the continued listing standards of The Nasdaq Capital Market (the “Funding Conditions”).

For a period beginning on May 14, 2024 and ending on the one year anniversary from the later of (i) the date registration statements registering the shares issuable upon conversion of all of the Notes and exercise of all the Warrants is declared effective or (ii) the date the Company has obtained stockholder approval for the transaction, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions as provided in the Securities Purchase Agreement (the “Additional Investment Rights”).

On July 8, 2024, as part of the Additional Investment Right, one investor exchanged 76,923 shares of Series E Preferred Stock for an initial aggregate principal amount of $3.2 million, or $3.0 million including the 5% original issue discount, of Notes and Warrants to purchase 11,542 shares of Common Stock (subject to adjustment) (the “July 8, 2024 Exchange”). On July 9, 2024, as part of the Obligated Purchases, investors purchased an additional initial aggregate principal amount of $10.5 million, or $10.0 million including the 5% original issue discount, of Notes and also received Warrants exercisable for an aggregate of 38,348 shares of Common Stock. On July 15, 2024, as part of the Obligated Purchases, investors purchased an additional initial aggregate principal amount of $29.0 million, or $27.5 million including the 5% original issue discount, of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 105,455 shares of Common Stock. On September 25 and 27 and October 2, 2024, pursuant to the Additional Investment Rights, the investors purchased an additional initial aggregate principal amount of approximately $13.2 million (or $12.5 million excluding the 5% original issue discount) of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 48,928 shares of Common Stock. As of November 1, 2024, there were outstanding approximately $20.3 million aggregate principal amount and accumulated interest of Notes, convertible into an aggregate of 10,009,400 shares of Common Stock, and Warrants exercisable, based on a cash exercise, for an aggregate of 166,767 shares of Common Stock.

During the period commencing on the execution date and ending on the date immediately following the 90th day after the latest of: (i) the execution date, (ii) the date on which a registration statement (or registration statements) registering for resale all Registrable Securities has been declared effective by the SEC and (iii) the Company has agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of (or make any announcement) any equity security or any equity-linked or related security, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights. The Company also agreed not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the Notes and Warrants and the other transaction documents.

The Notes and Warrants are not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the Common Stock.

Description of the Notes

The Notes accrue interest at a rate of 15% per annum, have an original issue discount of 5% and mature four months from the date of issuance. As security for payment of the amounts due and payable under the Notes, the Company granted a continuing security interest in all of its right, title and interest in, its assets, whether owned, existing, acquired or arising and wherever located.

The outstanding principal and accrued but unpaid interest on the Notes may be converted by the holder into shares of Common Stock (the “Note Shares”) at the lower of (i) $549.00, (ii) 95% of the closing sale price of the Common Stock on the date that the Initial Registration Statement is declared effective, or (iii) 95% of the lowest daily volume weighted average price in the five (5) trading days prior to such conversion date, provided, that the conversion price will not be less than $1.16 per share, not subject to adjustment.

Upon any event of default, the interest rate automatically increases to 20% per annum. An event of default includes the following:

●	failure to obtain stockholder approval by within 45 calendar days after the closing date for the initial closing;

●	failure to maintain sufficient reserves of authorized and unissued Common Stock to redeem 250% of the maximum number of shares issuable upon conversion of all the Notes then outstanding;

●	failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;

●	failure to timely deliver the shares upon conversion of the Note for a period of five business days

●	failure to pay to the holder any amount due under the Note or any other related transaction document;

●	failure to remove within five business days any restrictive legend from issued upon conversion or exercise of any securities acquired by the holder under the Securities Purchase Agreement;

●	the occurrence of any default under or acceleration prior to maturity of any indebtedness (with certain exclusions) in an aggregate amount in excess of $300,000, subject to any cure or grace period provided, or a payment default under any such indebtedness, if such default remains uncured for a period of 10 consecutive trading days;

●	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings instituted by or against the Company, which have not been dismissed within 30 days;

●	the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

●	the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of 30 consecutive days;

●	a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any person pursuant to any litigation, with respect to the payment of cash, securities and/or other assets with an aggregate fair value in excess of $300,000 are rendered against, agreed to or otherwise accepted by, the Company and which judgments are not, within 30 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; provided, that any judgment which is covered by insurance or an indemnity from a credit worthy party will not be included in calculating the $300,000 amount;

●	the Company breaches any representation or warranty when made, or any covenant or other term or condition of the Note or any other related transaction document, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of 10 consecutive trading days after the delivery by holder of written notice thereof;

●	any provision of the Note or any other related transaction document cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company denies in writing that it has any liability or obligation purported to be created under any transaction document; and

●	failure to file annual or quarterly reports within the required periods.

Description of the Warrants

In connection with the issuance of the Notes, the holder also received 5-year warrants exercisable for 200% of the shares of Common Stock underlying such Notes at an exercise price equal to $607.00 (105% of closing sale price of the Common Stock on execution date), subject to further adjustment (the “Warrant Shares”).

The Warrants provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of Common Stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A= The total number of shares with respect to which the Warrant is then being exercised.

B= The Black Scholes Value (as described below).

C= The lower of the two Closing Bid Prices of the Common Stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $1.00 (as may be adjusted).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable cashless exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of five years (regardless of the actual remaining term of the Warrant).

The Company will have the option to require the holders to exercise the Warrants for cash, if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

Conversion of the Notes; Exercise of the Warrants

The Company must reserve out of authorized and unissued shares a number of shares of Common Stock equal to 250% of the maximum number of shares of Common Stock that are issuable upon conversion of the Notes and exercise of the Warrants. If the Company fails to timely deliver shares upon conversion of the Notes or exercise of the Warrants, the Company will be required to either (A) pay the holder in cash for each trading day on which shares are not delivered 5% of the product of the number of shares not so issued multiplied by the closing sale price of the Common Stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of Common Stock in anticipation of delivery of shares upon conversion of the Note or exercise of the Warrant, as applicable, cash in an amount equal to holder’s total purchase price of such shares.

The exercise price and number of shares issuable upon conversion of the Notes or exercise of the Warrants, as applicable, will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional Common Stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during restricted period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any Common Stock, issued or sold or deemed to have been issued or sold for a consideration per share less than a price equal to the current conversion price of the Notes or exercise price of the Warrants (a “Dilutive Issuance”), then immediately after such issuance, the conversion price or exercise price, as applicable, will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A= The total number of Note/Warrant Shares with respect to which the Note may be converted or the Warrant may be exercised.

B= The total number of shares of Common Stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C= The total number of shares of Common Stock actually issued or issuable under the Dilutive Issuance.

EP1= The Conversion Price or Exercise Price, as applicable, in effect immediately prior to a Dilutive Issuance.

EP2= The Conversion Price or Exercise Price, as applicable, immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $40.00 per share of Common Stock (as may be adjusted) with respect to the Note or $1.00 per share of Common Stock (as may be adjusted) with respect to the Warrant.

“Restricted period” means the period commencing on the purchase date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Notes and Warrants provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 14, 2024, with the investors, pursuant to which the Company agreed to prepare and file one or more registration statements with the SEC covering the resale of the Note Shares and the Warrant Shares no later than 5 days following the closing date (the “Filing Deadline”), and to have the initial registration statement declared effective the earlier of 45 days after the closing date (or 15 days for any additional registration statement) and the second business day after the Company is notified by the SEC that such registration statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company also agreed to provide certain piggyback registration rights to the investors. In addition, pursuant to the Registration Rights Agreement, the Company is required to use its reasonable best efforts to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act, under Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”), or otherwise shall have ceased to be “Registrable Securities” (as defined therein). The Company may not file another registration statement that does not relate to the Registrable Securities until the 30th day anniversary of the first date on which the resale by the investors is covered by one or more registration statement.

In the event that (i) the Company fails to file a registration statement by the Filing Deadline, (ii) a registration statement is not declared effective on or prior to the Effectiveness Deadline, (iii) sales cannot be made pursuant to the registration statement or the prospectus contained therein is not properly available for any reason for more than five (5) consecutive calendar days or more than an aggregate of ten (10) calendar days during any 12-month period, (iv) a registration statement is not effective for any reason or the prospectus contained therein is not properly available for use for any reason, and the Company fails to file with the SEC any required reports under the Exchange Act, then the Company has agreed (unless the Registrable Securities are freely tradable pursuant to Rule 144) to make payments to each investor as liquidated damages in an amount equal to 1.5% of such investor’s total committed purchase price for the Registrable Securities affected by such failure and an additional 1.5% on every 30 day anniversary, with a maximum of 12 payments (except with respect to clause (iv). Such payments will bear interest at the rate of 10% per month (prorated for partial months) until paid in full and may be paid in shares of Common Stock at the option of the Company.

The Company has granted the investors customary indemnification rights in connection with the Registration Rights Agreement. The investors have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders are those held by the Selling Stockholders or issuable to the Selling Stockholders, upon the conversion of Notes and the exercise of Warrants. For additional information regarding the issuances of those shares of Common Stock pursuant to the conversion of the Notes and exercise of the Warrants, see section “Private Placement of Notes and Warrants” above. We are registering the Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the purchase and ownership of our securities and as described below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder as of November 1, 2024, assuming conversion of the Notes and cash-basis exercise of the Warrants on that date, without regard to any limitations on exercises, and excluding any shares of Common Stock underlying additional Notes and Warrants that may be issued pursuant to the Additional Investment Rights pursuant to the terms of the Securities Purchase Agreement. The second column does not give effect to the shares of Common Stock issuable pursuant to the ELOC Purchase Agreement. The third column lists the maximum number of shares of Common Stock being offered by this prospectus by each of the Selling Stockholders. The additional shares of our Common Stock listed in the third column include shares that may be issuable under the anti-dilution provisions contained in the terms of the Notes and Warrants.

Under the terms of the Notes and the Warrants, a Selling Stockholder may not convert the Notes into Common Stock or exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon conversion of shares of the preferred stock which have not been converted or exercise of the Notes and Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares of Common Stock registered pursuant hereto. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (1)	Percentage of Shares of Common Stock Owned After Offering
Esousa Holdings, LLC (2)	4,881,337	21,678,000	-	-
JADR Capital 2 Pty Ltd (3)	4,264,504	6,720,000	-	-
Jim Fallon (4)	702,866	960,000	-	-
Jess Mogul (5)	175,559	240,000	-	-
Michael Friedlander (6)	62,490	216,000	-	-
Philip Bannister (7)	44,653	96,000	-	-
Matthew Krieger (8)	25,877	60,000	-	-
Mario Silva (9)	18,882	30,000	-	-

(1)	Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus. Also assumes the sale of all shares of Common Stock offered pursuant to the prospectuses dated May 29, 2024, August 2, 2024 and September 6, 2024 included as part of a registration statements on Form S-1 (File No. 333-279565, 333-281063 and 333-281994), respectively.
(2)

Consists of (i) 4,754,338 shares of Common Stock issuable upon conversion of Notes, (ii) 126,998 shares of Common Stock issuable upon cash exercise of Warrants, and (iii) 1 share of Common Stock issuable upon conversion of 458 shares of Series C Preferred Stock held by Esousa Holdings, LLC, which may be deemed to be beneficially owned by Michael Wachs, who serves as the sole managing member for Esousa Holdings, LLC. The address for Esousa Holdings, LLC and Michael Wachs is 211 E 43rd St, 4th Fl, New York, NY 10017.

(3)	Consists of (i) 4,231,606 shares of Common Stock issuable upon conversion of Notes, and (ii) 32,898 shares of Common Stock issuable upon cash exercise of Warrants, which may be deemed to be beneficially owned by Justin Davis-Rice, who serves as the Director of JADR Capital 2 Pty Ltd. The address for JADR Capital 2 Pty Ltd is Suite 61.06, 25 Martin Place, Sydney NSW 2000 Australia.
(4)	Consists of (i) 698,203 shares of Common Stock issuable upon conversion of Notes; and (ii) 4,663 shares of Common Stock issuable upon cash exercise of Warrants. The address for Jim Fallon is 137 West 83rd St, Apt 5W, New York, NY 10024.
(5)	Consists of (i) 174,556 shares of Common Stock issuable upon conversion of Notes; and (ii) 1,003 shares of Common Stock issuable upon cash exercise of Warrants. The address for Jess Mogul is 347 W 87 St, Apt 2R, New York, NY 10024.
(6)	Consists of (i) 62,068 shares of Common Stock issuable upon conversion of Notes; and (ii) 422 shares of Common Stock issuable upon cash exercise of Warrants. The address for Michael Friedlander is 46 Tarryhill Rd, Tarrytown, NY 10591.
(7)	Consists of (i) 44,243 shares of Common Stock issuable upon conversion of Notes; and (ii) 410 shares of Common Stock issuable upon cash exercise of Warrants. The address for Philip Bannister is 103 High Street East Williston, NY 11596.
(8)	Consists of (i) 25,621 shares of Common Stock issuable upon conversion of Notes; and (ii) 256 shares of Common Stock issuable upon cash exercise of Warrants. The address for Matthew Krieger is 55 Sunnyside Pl., Irvington, NY 10533.
(9)	Consists of (i) 18,765 shares of Common Stock issuable upon conversion of Notes; and (ii) 117 shares of Common Stock issuable upon cash exercise of Warrants. The address for Mario Silva is 33 New St, Purchase, NY 10577.

Esousa

On May 21, 2024, the Company entered into the ELOC Purchase Agreement with Esousa, pursuant to which Esousa has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after July 5, 2024, and until the earlier of (i) the 36-month anniversary of the commencement date of July 16, 2024, or (ii) the termination of the ELOC Purchase Agreement in accordance with the terms thereof, shares of Common Stock, having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth therein. Pursuant to the ELOC Purchase Agreement, the Company issued to Esousa an aggregate of 247,935 shares of Common Stock as commitment shares and on October 23, 2024, the Company issued 502,066 shares of Common Stock.

In connection with the ELOC Purchase Agreement, the Company also entered into a registration rights agreement with Esousa, pursuant to which the Company agreed to file a registration statement, and any additional registration statements, with the SEC covering the resale of the shares of the Company’s Common Stock issued to Esousa pursuant to the ELOC Purchase Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by it and, if the Selling Stockholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Jones Day, Los Angeles, California.

EXPERTS

The consolidated financial statements of Mullen Automotive, Inc.. as of September 30, 2023, and for the fiscal year ended September 30, 2023, included in this Prospectus, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report and included herein. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing. Their report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Daszkal Bolton LLP, independent registered public accounting firm, has audited the consolidated financial statements of Mullen Automotive Inc. (the “Company”) as of September 30, 2022 and for the year ended September 30, 2022, as set forth in their report included herein. The report of Daszkal Bolton LLP contains an explanatory paragraph about the ability of the Company to continue as a going concern. The consolidated financial statements of the Company are included in this prospectus and elsewhere in this registration statement in reliance of Daszkal Bolton LLP’s report, given on their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.mullenusa.com.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

MULLEN AUTOMOTIVE INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2024 and 2023

F-1

MULLEN AUTOMOTIVE INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2024	September 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,549,367	$155,267,098
Restricted cash	414,536	429,372
Inventory	37,834,884	16,807,013
Prepaid expenses and prepaid inventories	25,759,754	24,955,223
Accounts receivable	-	671,750
TOTAL CURRENT ASSETS	67,558,541	198,130,456
Property, plant, and equipment, net	83,254,664	82,032,785
Intangible assets, net	27,939,106	104,235,249
Right-of-use assets	11,787,983	5,249,417
Related party receivable	-	2,250,489
Goodwill, net	-	28,846,832
Other noncurrent assets	1,789,472	960,502
TOTAL ASSETS	$192,329,766	$421,705,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$29,247,841	$13,175,504
Accrued expenses and other current liabilities	43,378,664	41,610,788
Warrant liabilities	25,778,961	-
Series E Preferred Stock (76,950 authorized, 76,923 shares issued and outstanding with redemption value of $41 per share)	8,605,241	-
ELOC commitment fee liability	6,000,000	-
Derivative liabilities	3,751,217	64,863,309
Liability to issue shares	4,416,255	9,935,950
Lease liabilities, current portion	2,226,906	2,134,494
Notes payable, current portion	2,732,390	7,461,492
Refundable deposits	421,772	429,372
TOTAL CURRENT LIABILITIES	126,559,247	139,610,909
Liability to issue shares, net of current portion	437,358	1,827,889
Lease liabilities, net of current portion	12,338,011	3,566,922
Deferred tax liability	-	3,891,900
TOTAL LIABILITIES	$139,334,616	$148,897,620

Contingencies and claims (Note 19)

STOCKHOLDERS’ EQUITY
Preferred stock; $0.001 par value; 126,263,156 preferred shares authorized;
Preferred Series D; 84,572,538 shares authorized; 363,097 and 363,097 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively (preference in liquidation of $159,000 and $159,000 at June 30, 2024 and September 30, 2023, respectively)	363	363
Preferred Series C; 24,874,079 shares authorized; 458 and 1,211,757 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively (preference in liquidation of $4,049 and $10,696,895 at June 30, 2024 and September 30, 2023, respectively)	-	1,212
Preferred Series A; 83,859 shares authorized; 648 and 648 shares issued and outstanding at June 30, 2024 and September 30, 2023, respectively (preference in liquidation of $836 and $836 at June 30, 2024 and September 30, 2023, respectively)	1	1
Common stock; $0.001 par value; 5,000,000,000 and 5,000,000,000 shares authorized at June 30, 2024 and September 30, 2023, respectively; 16,058,994 and 2,871,707 shares issued and outstanding at June 30, 2024 and September 30, 2023 respectively (*)	16,059	2,872
Additional paid-in capital (*)	2,178,269,431	2,071,110,126
Accumulated deficit	(2,143,349,712)	(1,862,162,037)
TOTAL STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO THE COMPANY’S STOCKHOLDERS	34,936,142	208,952,537
Noncontrolling interest	18,059,008	63,855,573
TOTAL STOCKHOLDERS’ EQUITY	52,995,150	272,808,110
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$192,329,766	$421,705,730

(*)	Adjusted retroactively for reverse stock splits, see Note 1 - Description of Business and Basis of Presentation

See accompanying notes to these unaudited consolidated financial statements.

F-2

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
Revenue
Vehicle sales	$65,235	$308,000	$98,570	$308,000

Costs and expenses applicable to sales and revenues
Cost of goods sold	26,222	248,669	$34,962	248,669
Other inventory costs and expenses	9,786	-	14,486	-
Total cost of goods sold and other inventory expenses	36,008	248,669	49,448	248,669
Gross profit / (loss)	29,227	59,331	49,122	59,331

Operating expenses:
General and administrative	$47,477,377	$31,777,812	$138,615,121	$144,186,161
Research and development	14,292,744	22,088,011	54,486,237	51,188,991
Impairment of goodwill	-	-	28,846,832	-
Impairment of right-of-use assets	30,060	-	3,197,668	-
Impairment of intangible assets	-	-	73,447,067	-
Loss from operations	(61,770,954)	(53,806,492)	(298,543,803)	(195,315,821)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(4,261,718)	(248,413,090)	(4,261,718)	(504,373,115)
Other financing costs - ELOC commitment fee	(6,000,000)	-	(6,000,000)	-
Other financing costs - initial recognition of warrants	(13,652,762)	-	(13,652,762)	-
Gain/(loss) on derivative liability revaluation	2,218,148	(241,168)	(888,075)	(89,462,559)
Gain/(loss) on other warrants revaluation	82,938	-	82,938	-
Gain/(loss) on extinguishment of debt	(690,346)	206,081	(655,721)	(6,246,089)
Loss on financing	-	(8,934,892)	-	(8,934,892)
Gain/(loss) on disposal of fixed assets	(103,973)	1,346	(477,838)	386,377
Interest expense	(8,277,802)	(608,332)	(8,795,525)	(5,414,185)
Other income, net	829,056	826,378	2,318,164	2,044,258
Total other income (expense)	(29,856,459)	(257,163,677)	(32,330,537)	(612,000,205)
Net loss before income tax benefit	$(91,627,413)	$(310,970,169)	$(330,874,340)	$(807,316,026)

Income tax benefit/ (provision)	(1,200)	(456,191)	3,890,100	520,385
Net loss	(91,628,613)	(311,426,360)	(326,984,240)	(806,795,641)

Net loss attributable to noncontrolling interest	(4,267,796)	(2,568,126)	(45,796,565)	(6,748,302)
Net loss attributable to stockholders	$(87,360,817)	$(308,858,234)	$(281,187,675)	$(800,047,339)

Waived/(accrued) accumulated preferred dividends and other capital transactions with Preferred stock owners	(8,627,095)	(13,125)	(8,670,441)	7,387,811

Net loss attributable to common stockholders after preferred dividends and other capital transactions with Preferred stock owners	$(95,987,912)	$(308,871,359)	$(289,858,116)	$(792,659,528)

Net Loss per Share (*)	$(7.91)	$(1,114.23)	$(37.92)	$(5,544.35)

Weighted average shares outstanding, basic and diluted (*)	12,134,899	277,205	7,644,049	142,967

(*)	Adjusted retroactively for reverse stock splits, see Note 1 - Description of Business and Basis of Presentation

See accompanying notes to these unaudited consolidated financial statements.

F-3

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

for the three and nine months ended June 30, 2024

(unaudited)

	Preferred Stock, total
	(see Note 9 for details)		Common Stock		Paid-in		Accumulated	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Capital		Deficit	Interest	Equity
Balance, October 1, 2023 (*)	1,575,502	$1,576	2,871,707	$2,872	$2,071,110,126	-	$(1,862,162,037)	$63,855,573	$272,808,110
Cashless warrant exercise	-	-	5,552,919	5,552	67,826,882		-	-	67,832,434
Issuance of common stock for conversion of convertible notes and interest	-	-	2,281,377	2,281	8,824,069		-	-	8,826,350
Common stock issued to settle other derivative liability	-	-	1,022,500	1,023	3,268,158		-	-	3,269,181
Common stock issued to settle legal commitment	-	-	110,598	111	639,145		-	-	639,256
Share-based compensation	-	-	3,898,852	3,899	35,271,813		-	-	35,275,712
Preferred stock dividends	-	-	-	-	(66,412)		-	-	(66,412)
Extinguishment of Series C P/S by issuance of Series E P/S	(1,211,299)	(1,212)	-	-	-		-	-	(1,212)
Financial result from exchange of Series C P/S for Series E P/S	-	-	-	-	(8,604,029)		-	-	(8,604,029)
Common stock issued to avoid fractional shares on reverse stock split	-	-	321,041	321	(321)		-	-	-
Noncontrolling interest	-	-	-	-	-		-	(45,796,565)	(45,796,565)
Net Loss	-	-	-	-	-	-	(281,187,675)	-	(281,187,675)
Balance, June 30, 2024	364,203	$364	16,058,994	$16,059	$2,178,269,431	-	$(2,143,349,712)	$18,059,008	$52,995,150

Balance, April 1, 2024	1,575,502	$1,576	7,974,442	$7,974	$2,151,067,184	-	$(2,055,988,895)	$22,326,804	$117,414,643
Cashless warrant exercise	-	-	2,312,152	2,312	8,665,087		-	-	8,667,399
Issuance of common stock for conversion of convertible notes and interest	-	-	2,281,377	2,281	8,824,069		-	-	8,826,350
Common stock issued to settle other derivative liability	-	-	1,022,500	1,023	3,268,158		-	-	3,269,181
Common stock issued to settle legal commitment	-	-	110,598	111	639,145		-	-	639,256
Share-based compensation	-	-	2,357,925	2,358	14,432,884		-	-	14,435,242
Preferred stock dividends	-	-	-	-	(23,067)		-	-	(23,067)
Extinguishment of Series C P/S by issuance of Series E P/S	(1,211,299)	(1,212)	-	-	-		-	-	(1,212)
Financial result from exchange of Series C P/S for Series E P/S	-	-	-	-	(8,604,029)		-	-	(8,604,029)
Noncontrolling interest	-	-	-	-	-		-	(4,267,796)	(4,267,796)
Net Loss	-	-	-	-	-	-	(87,360,817)	-	(87,360,817)
Balance, June 30, 2024	364,203	$364	16,058,994	$16,059	$2,178,269,431	-	$(2,143,349,712)	$18,059,008	$52,995,150

(*)	Adjusted retroactively for reverse stock splits, see Note 1 - Description of Business and Basis of Presentation

See accompanying notes to these unaudited consolidated financial statements.

F-4

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

for the three and nine months ended June 30, 2023

(unaudited)

	Preferred Stock, total					Common Stock
	(see Note 9 for details)		Common Stock		Paid-in	Owed but not Issued		Accumulated	Noncontrolling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Interest	Equity
Balance, September 30, 2022 (*)	5,721,897	$5,721	37,043	$37	$948,598,587	-	$-	$(889,907,455)	$98,259,819	$156,956,709
Cashless Warrant exercise	-	-	512,147	511	493,804,634	171,256	172	-	-	493,805,317
Issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	273,363,635	273,364	253,735	254	196,550,236	-	-	-	-	196,823,854
Issuance of common stock for conversion of convertible notes	-	-	23,576	24	153,222,213	-	-	-	-	153,222,237
Issuance of common stock for conversion of preferred stock	(277,511,343)	(277,510)	12,338	12	277,499	-	-	-	-	-
Reclassification of derivatives to equity upon authorization of sufficient number of shares	-	-	-	-	47,818,882	-	-	-	-	47,818,882
Warrants exercised for receivable and financing loss	-	-	5,279	5	14,974,802	-	-	-	-	14,974,807
Shares issued to settle note payable	-	-	2,758	3	13,736,400	-	-	-	-	13,736,403
Shares issued to extinguish penalty	-	-	1,022	1	5,519,999	-	-	-	-	5,520,000
Preferred shares series AA issued to officers	1	-	-	-	25,000	-	-	-	-	25,000
Preferred shares series AA refund	(1)	-	-	-	(25,000)	-	-	-	-	(25,000)
Share-based compensation	-	-	19,730	20	68,391,614	-	-	-	-	68,391,634
Preferred stock dividends waiver	-	-	-	-	7,387,810	-	-	-	-	7,387,810
Noncontrolling interest	-	-	-	-	-	-	-	-	(6,748,302)	(6,748,302)
Net Loss	-	-	-	-	-	-	-	(800,047,339)	-	(800,047,339)
Balance, June 30, 2023	1,574,189	$1,574	867,628	$867	$1,950,282,678	171,256	$172	$(1,689,954,794)	$91,511,517	$351,842,014

Balance, March 31, 2023 (*)	1,574,580	$1,575	140,313	$140	$1,550,162,281	6,589	$7	$(1,381,096,560)	$94,079,643	$263,147,085
Cashless Warrant exercise	-	-	450,219	450	190,182,692	164,667	165	-	-	190,183,307
Issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	273,363,635	273,364	253,735	254	196,550,236	-	-	-	-	196,823,854
Issuance of common stock for conversion of preferred stock and dividends	(273,364,026)	(273,365)	12,151	12	273,352	-	-	-	-	-
Share-based compensation	-	-	11,210	11	13,127,242	-	-	-	-	13,127,253
Preferred stock dividends waiver (accrual)	-	-	-	-	(13,125)	-	-	-	-	(13,125)
Noncontrolling interest	-	-	-	-	-	-	-	-	(2,568,126)	(2,568,126)
Net Loss	-	-	-	-	-	-	-	(308,858,234)	-	(308,858,234)
Balance, June 30, 2023 (*)	1,574,189	$1,574	867,628	$867	$1,950,282,678	171,256	$172	$(1,689,954,794)	$91,511,517	$351,842,014

(*)	Adjusted retroactively for reverse stock splits, see Note 1 - Description of Business and Basis of Presentation

See accompanying notes to these unaudited consolidated financial statements.

F-5

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(326,984,240)	$(806,795,641)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	29,174,038	71,015,371
Deferred income taxes	(3,890,100)	(445,808)
Depreciation and amortization	17,768,083	10,991,239
Impairment of intangible assets	73,447,067	-
Impairment of goodwill	28,846,832	-
Impairment of right-of-use assets	3,197,668	-
Other financing costs - ELOC commitment fee	6,000,000	-
Other financing costs - Initial recognition of derivative liabilities	4,261,718	504,373,115
Other financing costs - initial recognition of warrants	13,652,762	-
Revaluation of derivative liabilities	888,075	89,462,559
Loss/(gain) on other warrants revaluation	(82,938)	-
Loss/(gain) on extinguishment of debt	655,721	6,246,089
Loss/(gain) on assets disposal	477,838	-
Amortization of debt discount	8,366,613	442,091
Non-cash interest and other operating activities	-	(1,656,288)
Non-cash financing loss on over-exercise of warrants	-	8,934,892
Issuance of warrants to suppliers	-	6,814,000

Changes in operating assets and liabilities:
Accounts receivable	671,750	-
Inventories	(21,027,871)	-
Prepaids and other assets	(279,024)	(14,089,476)
Accounts payable	18,788,174	6,013,276
Accrued expenses and other liabilities	1,757,670	4,835,588
Deferred tax liability	-	-
Right-of-use assets and lease liabilities	(872,733)	231,048
Net cash used in operating activities	(145,182,897)	(113,627,945)

Cash Flows from Investing Activities
Purchase of equipment	(14,053,838)	(14,328,228)
Purchase of intangible assets	-	(204,660)
ELMS assets purchase	-	(92,916,874)
Net cash used in investing activities	(14,053,838)	(107,449,762)

Cash Flows from Financing Activities
Proceeds from issuance of notes payable with attached warrants	12,450,000	170,000,000
Proceeds from issuance of common stock and prefunded warrants	-	196,999,970
Payment of notes payable	(4,945,832)	(20,685,000)
Reimbursement for over issuance of shares	-	17,819,660
Net cash provided by financing activities	7,504,168	364,134,630

Change in cash	(151,732,567)	143,056,923
Cash and restricted cash (in amount of $429,372), beginning of period	155,696,470	84,375,085
Cash and restricted cash (in amount of $414,536), ending of period	$3,963,903	$227,432,008

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$37,458	$122,500

Supplemental Disclosure for Non-Cash Activities:
Exercise of warrants recognized earlier as liabilities	$67,826,884	$391,057,576
Right-of-use assets obtained in exchange of operating lease liabilities	11,867,625	-
Convertible notes and interest - conversion to common stock	8,136,004	153,222,236
Extinguishment of accounts payable with recognition of derivatives	4,623,655	-
Common stock issued to settle other derivative liability	3,293,965	-
Common stock issued to extinguish other liabilities	639,146	-
Common stock issued to extinguish liability to issue stock	-	66,752,533
Reclassification of derivatives to equity upon authorization of sufficient number of shares	-	47,818,882
Waiver of dividends by stockholders	-	7,387,810
Warrants issued to suppliers	-	6,814,000
Debt conversion to common stock	-	1,096,787
Extinguishment of operational liabilities by sale of property	-	767,626
Preferred stock converted to common stock	-	273,364
Prefunded warrants converted to common stock	-	250,466
Extinguishment of financial liabilities by sale of property	-	231,958

See accompanying notes to these unaudited consolidated financial statements.

F-6

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Mullen Automotive Inc., a Delaware corporation (“Mullen”, “we” or the “Company”), is a Southern California-based electric vehicle company that operates in various verticals of businesses within the automotive industry.

Mullen Automotive Inc., a California corporation (“Previous Mullen”), was originally formed on April 20, 2010, as a developer and manufacturer of electric vehicle technology and operated as the Electric Vehicle (“EV”) division of Mullen Technologies, Inc. (“MTI”) until November 5, 2021, at which time Previous Mullen underwent a capitalization and corporate reorganization by way of a spin-off to its shareholders, followed by a reverse merger with and into Net Element, Inc., which was accounted for as a reverse merger transaction, in which Previous Mullen was treated as the acquirer for financial accounting purposes (the “Merger”). The Company changed its name from “Net Element, Inc.” to “Mullen Automotive Inc.” and the Nasdaq ticker symbol for the Company’s common stock changed from “NETE” to “MULN” on the Nasdaq Capital Market at the opening of trading on November 5, 2021. Mullen is building and delivering the newest generation of commercial trucks through the Bollinger Motors and Electric Last Mile Solutions (“ELMS”) acquisitions.

Since acquiring a controlling interest in Bollinger Motors, Inc. in September 2022, Mullen has strategically expanded into the medium-duty truck segments (Classes 4-6) and the electric Sport Utility and Pickup Truck markets. In October 2022, Mullen successfully completed a significant acquisition of assets from ELMS, which included a manufacturing facility in Mishawaka, Indiana, and all necessary intellectual property for the design and production of Class 1 and Class 3 electric vehicles. The first electric vehicles, produced at our Tunica, Mississippi plant, were successfully delivered to customers in August 2023.

Since starting production, we have invoiced 412 vehicles, totaling $17.8 million. For the nine months ended June 30, 2024, we delivered 377 vehicles valued at $16.8 million. The Company will not recognize revenue or accounts receivable until payment is received, and the return policy for the vehicles no longer applies once the dealer sells the vehicles to the final customer.

Basis of Presentation and Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Mullen Investment Properties LLC, a Mississippi corporation, Ottava Automotive, Inc., a California corporation, Mullen Real Estate, LLC, a Delaware corporation, Mullen Advanced Energy Operations, LLC, a California corporation, as well as a 60%-owned (on a fully dilutive basis) subsidiary Bollinger Motors Inc., a Delaware corporation. Intercompany accounts and transactions, if any, have been eliminated. Noncontrolling interest presented in these consolidated financial statements relates to the portion of equity (net assets) in subsidiaries not attributable, directly or indirectly, to Mullen. Net income or loss are allocated to noncontrolling interests by multiplying the relative ownership interest of the noncontrolling interest holders for the period by the net income or loss of the entity to which the noncontrolling interest relates.

These unaudited interim consolidated financial statements and the accompanying notes have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the results of operations for the periods presented. The condensed consolidated financial statements for any interim period are not necessarily indicative of the results to be expected for the full year or for any other future years or interim periods. Comprehensive loss is not separately presented as the amounts are equal to net loss for the three and nine months ended June 30, 2024 and 2023. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended September 30, 2023 filed with the Securities and Exchange Commission (“SEC”) on January 16, 2024.

F-7

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reverse Stock Splits

During the calendar year ended December 31, 2023, we completed 3 reverse stock splits in order to regain compliance with NASDAQ Listing Rule 5550(a)(2). In May 2023, we completed a 1-for-25 reverse split of our outstanding shares of common stock. In August 2023, we completed a 1-for-9 reverse split of our outstanding shares of common stock. In December 2023, we completed a 1-for-100 reverse split of our outstanding shares of common stock.

On January 24, 2024, the Company received formal notice from The Nasdaq Stock Market LLC confirming the Company had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). On March 6, 2024, the Company received formal notice from Nasdaq confirming that it had regained compliance with the annual shareholder meeting requirement set forth in Nasdaq Listing Rule 5620(a).

As a result of the reverse stock splits, the number of shares of common stock that can be issued upon exercise of warrants, preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split, was appropriately adjusted pursuant to their applicable terms for the reverse stock splits. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant was increased, pursuant to their terms, in inverse proportion to the split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of common stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the reverse stock splits. The reverse stock splits did not change the authorized number of shares or the par value of the common stock nor modified any voting rights of the common stock.

No proportionate adjustment was made to the number of shares reserved for issuance pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to an amendment to the 2022 Plan approved by stockholders in August 2023, increasing the maximum aggregate number of shares of common stock and stock equivalents available for the grant of awards under the 2022 Plan by an additional 52,000,000 shares, which amount is not subject to any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company.

No fractional shares were issued in connection with the reverse stock splits. All shares of common stock that were held by a stockholder were aggregated subsequent to the reverse stock split and each fractional share resulting from such aggregation held by a stockholder was rounded up to the next whole share. As a result, an additional 321,048 shares were issued for the benefit of stockholders that would otherwise obtain fractional shares upon reverse stock split in December 2023.

The number and par value of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were not affected by the reverse stock splits, but their conversion ratios have been proportionally adjusted. There were no outstanding shares of Series B Preferred Stock as of the effective date of the reverse stock splits.

The Company retroactively adjusted its historical financial statements to reflect the reverse stock splits (See Note 10 - Loss per share for reverse stock splits effect on loss per share). All issued and outstanding common stock and per share amounts contained in the financial statements have been adjusted to reflect the reverse stock splits for all periods presented. The common stock and additional paid-in-capital line items of the financial statements were adjusted to account for the reverse stock splits for all periods presented (with $833,431 value of common stock decreased and additional paid-in-capital increased on September 30, 2022).

F-8

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – LIQUIDITY, CAPITAL RESOURCES, AND GOING CONCERN

These consolidated financial statements have been prepared on the basis that assumes the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

During the nine months ended June 30, 2024, the COVID-19 pandemic did not have a material impact on our operating results. The Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months from the date of filing this report. The Company’s principal source of liquidity consists of existing cash and restricted cash of approximately $4.0 million as of June 30, 2024. During the nine months ended June 30, 2024, the Company used approximately $145.2 million of cash for operating activities. The net working capital deficit on June 30, 2024 amounted to approximately $59.0 million, or $10.4 million after excluding derivative and warrant liabilities, Series E Preferred Stock liability, ELOC commitment fees, and liabilities to issue stock that may be settled by issuing common stock, rather than cash. For the nine months ended June 30, 2024, the Company incurred a net loss of $327.0 million and, and as of June 30, 2024, our accumulated deficit was $2,143.3 million. There is substantial doubt about the Company’s ability to continue as a going concern because the cash on hand is insufficient to meet its working capital and capital expenditure requirements for a period of at least twelve months from the date of the filing of this Form 10-Q.

If the Company does not secure adequate funding to fulfill its current liabilities, it anticipates seeking bankruptcy protection in various jurisdictions within 30 days of publishing these financial statements. The Company is actively pursuing additional funds. However, there is no guarantee that the Company will be able to restructure its debts and/or secure the necessary financing on favorable terms.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies are defined as those that reflect significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. See our 2023 Annual Report for a detailed discussion of our significant accounting policies.

Use of Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the consolidated financial statements and the reported amounts of total expenses in the reporting periods. Estimates are used for, but not limited to, cash flow projections and discount rates for the calculation of goodwill impairment, fair value, and impairment of long-lived assets, including intangible assets, inventory reserves, accrued expenses, fair value of financial instruments, depreciable lives of property and equipment, income taxes, contingencies, valuation of preferred stock and warrants. Additionally, the rates of interest on several debt agreements have been imputed where there was no stated interest rate within the original agreement. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results may differ materially from these estimates.

F-9

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Risks and Uncertainties

We operate within an industry that is subject to rapid technological change, intense competition, and significant government regulation. It is subject to significant risks and uncertainties, including competitive, financial, developmental, operational, technological, required knowledge of industry governmental regulations, and other risks associated with an emerging business. The Company is dependent on its suppliers, including single-source suppliers. It depends on the ability of these suppliers to deliver the necessary components of our products in a timely manner at prices, quality levels, and volumes acceptable to us. Any one or combination of these or other risks could have a substantial impact on our future operations and prospects for commercial success.

Business Combination

Business acquisitions are accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations”. FASB ASC 805 requires the reporting entity to identify the acquirer, determine the acquisition date, recognize and measure the identifiable tangible and intangible assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity, and recognize and measure goodwill or a gain from the purchase. The acquiree’s results are included in the Company’s consolidated financial statements from the date of acquisition. Assets acquired and liabilities assumed are recorded at their fair values, and the excess of the purchase price over the amounts assigned is recorded as goodwill. Adjustments to fair value assessments are recorded to goodwill over the measurement period (not longer than twelve months). The acquisition method also requires that acquisition-related transaction and post-acquisition restructuring costs be charged to expense.

Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and so near their maturity (generally, with original maturities of three months or less) that they present insignificant risk of changes in value because of changes in interest rates.

Restricted Cash

Cash obtained from customer deposits is held by the Company and is restricted from use to fund operations. Refundable deposits were $414.5 thousand as of June 30, 2024.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various advance payments made for goods or services to be received in the future.

Inventory

Inventories are stated at the lower of cost or net realizable value and consist of raw materials, work in progress, and finished goods. The cost of inventories is determined using the standard cost method, which approximates actual cost on a first-in, first-out basis. This method includes direct materials, direct labor, and a proportionate share of manufacturing overhead costs based on normal capacity. Regular reviews are performed to identify and account for variances between the standard costs and actual costs. Any variances identified are recognized in the cost of revenues during the period in which they occur.

F-10

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company regularly reviews its inventories for excess and obsolete items by assessing their net realizable value (“NRV”). The NRV is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This analysis considers demand forecasts, product life cycles, product development plans, and current market conditions. Allowance is recognized to reduce the carrying value of the inventories to their net realizable value. Once inventory is written down, a new, lower-cost basis is established, and the inventory is not subsequently written up if market conditions improve. All such inventory write-downs are included as a component of the cost of revenues in the period in which the write-down occurs. Adjustments to these estimates and assumptions could impact our financial position and results of operations.

Property, Plant, and Equipment, net

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated economic useful lives of the assets. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

Estimated Useful Lives

Description	Estimated useful lives
Buildings	20 to 30 years
Furniture and equipment	3 to 7 years
Computer and software	1 to 5 years
Machinery, shop and testing equipment	3 to 7 years
Leasehold improvements	Shorter of the estimated useful life or the underlying lease term
Vehicles	5 years
Intangibles	5 to 10 years

Expenditures for major improvements are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in operations. Company management continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, plant, and equipment may not be recoverable in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Income Taxes

Income taxes are recorded in accordance with ASC 740, “Income Taxes”. The Company and its less than 100% owned subsidiaries are filing separate tax returns, and we calculate the provision for income taxes by using a “separate return” method. Section 174 deduction and R&D credits are calculated using consolidated tax return rules and are allocated among its members. Tax effects of significant unusual or infrequently occurring items are excluded from the estimated annual effective tax rate calculation and recognized in the interim period in which they occur.

We recognize deferred tax assets and liabilities for the expected future tax consequences of events included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-11

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the “more likely than not” threshold for financial statement recognition and measurement. These are transactions that occur during the ordinary course of business for which the ultimate tax determination may be uncertain. As of June 30, 2024 and 2023, there were no material uncertain tax positions.

The Company’s income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a full valuation allowance against the value of our U.S. and state net deferred tax assets because the recoverability of the tax assets does not meet the “more likely than not” requirement as of June 30, 2024 and September 30, 2023.

Intangible Assets, net

Intangible assets consist of acquired and developed intellectual property. In accordance with ASC 350, “Intangibles—Goodwill and Others,” goodwill and other intangible assets with indefinite lives (including in-process research and development assets acquired in a business combination) are not subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.

Intangible assets with determinate lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Amortizable intangible assets generally are amortized on a straight-line basis over periods up to 120 months. The costs to periodically renew our intangible assets are expensed as incurred.

Impairment of Long-Lived Assets

The Company periodically evaluates long-lived assets (both intangible assets and property, plant, and equipment) for impairment whenever events or changes in circumstances indicate that a potential impairment may have occurred. If such events or changes in circumstances arise, the Company compares the carrying amount of the long-lived assets to the estimated future undiscounted cash flows expected to be generated by the long-lived assets. If the estimated aggregate undiscounted cash flows are less than the carrying amount of the long-lived assets, an impairment charge, calculated as the amount by which the carrying amount of the assets exceeds the fair value of the assets, is recorded. The fair value of the long-lived assets is determined based on the estimated discounted cash flows expected to be generated from the long-lived asset unless another method provides a more reliable estimate. If an impairment loss is recognized, the adjusted carrying amount of a long-lived asset is recognized as a new cost basis of the impaired asset. Impairment loss is not reversed even if fair value exceeds the carrying amount in subsequent periods.

Extinguishment of Liabilities

The Company derecognizes financial liabilities when the Company’s obligations are discharged, canceled, or expired.

Leases

The Company follows the provisions of ASC 842, “Leases,” which requires a lessee to recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying leased asset for the lease term. We categorize leases with contractual terms longer than twelve months as either operating or finance. Finance leases are generally those leases that allow us to substantially utilize or pay for the entire asset over its estimated life. All other leases are categorized as operating leases. Lease liabilities are recognized at the present value of the fixed lease payments, reduced by landlord incentives. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the leases or lease prepayments reclassified upon lease commencement. When we have the option to extend the lease term, terminate the lease before the contractual expiration date, or purchase the leased asset, and it is reasonably certain that we will exercise the option, we consider the option in determining the classification and measurement of the lease. Our leases may include variable payments, which are expensed as incurred. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

F-12

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contingencies and Commitments

The Company follows ASC 440 and ASC 450 to account for contingencies and commitments. Certain conditions, as a result of past events, may exist as of the balance sheet date, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible or is probable but cannot be reasonably estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed. Legal costs associated with such loss contingencies are expensed as incurred. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Accrued Expenses

Accrued expenses are expenses that have been incurred but not yet billed and paid and are classified within current liabilities on the consolidated balance sheets.

Revenue Recognition

The Company’s revenue includes revenue from the sale of electric vehicles and is accounted for in accordance with ASC 606, “Revenue from Contracts with Customers.” The Company applies a five-step analysis to (i) identify the contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when, or as, the Company satisfies a performance obligation. Payments for electric vehicle sales are generally received at or shortly after delivery. Sales tax is excluded from the measurement of the transaction price. The revenue from the sale of electric vehicles is recognized when control of the vehicle is transferred to the customer. In general, the control is transferred at the point of delivery to the customer, signifying the fulfillment of our primary performance obligation under ASC 606. Certain contracts with our dealers contain a return provision stating that they may return unsold vehicles after 1 year. Since the Company does not have sufficient relevant statistics of returns yet, we defer revenue recognition until such dealer has sold the vehicles or until there is sufficient evidence to justify a reasonable estimate for consideration to which the Company expects to be entitled. For any amounts received (or receivable) for which the Company does not recognize revenue when it transfers products to customers, a refund liability is recognized. Relevant vehicles transferred to the dealer are presented as “Finished goods delivered to dealer for distribution” in the consolidated balance sheets at initial cost, less any expected costs to recover those products (including potential decreases in the value to the entity of returned products). At the end of each reporting period, the Company updates the measurement of these assets and refund liabilities. The Company did not generate any significant revenue from its core business operations during the three and nine months ended June 30, 2024.

Cost of Revenues

The cost of revenues primarily includes vehicle components and parts, labor costs, and other relevant costs and expenses applicable to sales and revenues, such as provisions for estimated warranty expenses and an allowance to adjust the value of inventories to net realizable value.

F-13

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

General and Administrative Expenses

General and administrative expenses include expenses not related to production, such as salaries and employee benefits, professional fees, rent, repairs and maintenance, utilities and office expenses, depreciation and amortization, advertising and marketing, settlements and penalties, taxes, and licenses. Advertising costs are expensed as incurred and are included in general and administrative expenses. Trade show expenses are deferred until the occurrence of the future event in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising costs for the three and nine months ended June 30, 2024 were approximately $2.6 million and $16.2 million, respectively.

Research and Development Costs

Per ASC 730, “Research and Development,” the Company recognizes all research and development costs in the statement of operations as they occur. These include expenses related to the design, development, testing, and improvement of our electric vehicles and corresponding technologies. Assets with alternative future uses are capitalized and depreciated over their useful lives, with the depreciation expense reported under research and development costs.

Share-Based Compensation

The share-based awards issued by the Company are accounted for in accordance with ASC Subtopic 718-10, “Compensation – Share Compensation,” which requires fair value measurement on the grant date and recognition of compensation expense for all shares of common stock of the Company issued to employees, non-employees, and directors. Generally, the fair value of awards is estimated based on the market price of the shares of common stock of the Company the day immediately preceding the grant date. The fair value of non-marketable share-based awards (granted to employees before the Company became public) was based on an independent valuation. The Company recognizes forfeitures of awards in the periods they occur.

The overwhelming part of share-based awards to employees per employment contracts and a certain part of contracts with non-employees (consultants) are classified as equity with costs and additional paid-in capital recognized over the service period. A significant part of the Company’s share-based awards to consultants is liability-classified: mainly if the number of shares a consultant is entitled to depends on a certain monetary value fixed in the contract. An accrued part of liability, in this case, is revalued each period based on an earned portion of the grant and changes in the market price of the shares of common stock of the Company until a sufficient number of shares is issued.

The Company has also adopted incentive plans that entitle the Chief Executive Officer to share-based awards generally calculated as 1-3% of the outstanding number of shares of common stock, issuable upon achievement of specific financial and operational targets (milestones). This share-based compensation is accrued over the service term when it is probable that the milestone will be achieved. The liability to issue stock (presented within non-current liabilities if the achievement is expected later than 12 months after the balance sheet date) is revalued on every balance sheet date based on the length of the service period, the current market price of the common stock and on the number of shares of common stock outstanding – until the shares have been issued, or until fulfilling the milestone requirements becomes unlikely.

Fair Value of Financial Instruments

We apply fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, Company management considers the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk.

F-14

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair value is estimated by applying the hierarchy as per requirements of ASC 820, “Fair value measurements”, i.e.:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, determining fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

Expected credit losses

The estimation of expected credit losses that may be incurred as we work through the invoice collection process with our customers and other counterparties requires us to make judgments and estimates regarding the probability the amounts due to us are going to be paid. We monitor our customers’ payment history and current creditworthiness to determine that collectability is reasonably assured. We also consider the overall business climate in which our customers and other counterparties operate. On June 30, 2024 and September 30, 2023, no material allowance for credit losses was needed to be recognized to cover anticipated credit losses under current conditions. However, uncertainties regarding changes in the financial condition of our counterparties, either adverse or positive, could impact the amount and timing of any additional credit losses that may be recognized.

Concentrations of Credit Risk

The Company maintains cash balances in several financial institutions that are insured by either the Federal Deposit Insurance Corporation or the National Credit Union Association up to certain federal limitations, generally $250,000. At times, our cash balance may exceed these federal limitations. However, we have not experienced any losses in such accounts, and management believes we are not exposed to any significant credit risk on these accounts due to the high credit rating of relevant financial institutions. The amounts in excess of insured limits as of June 30, 2024 and September 30, 2023 are $3.0 million and $154.9 million, respectively.

Accounting Pronouncements

The Company has implemented all applicable accounting pronouncements that are in effect. The Company has recently adopted the following pronouncements:

ASU 2022-04 - Supplier Finance Program (SFP). This ASU requires that a buyer in an SFP disclose qualitative and quantitative information about its program, including the nature of the SFP and key terms, outstanding amounts as of the end of the reporting period, and presentation in its financial statements. This pronouncement has not impacted the Company’s consolidated financial statements.

ASU 2016-13 - Measurement of Credit Losses on Financial Instruments (CECL). This guidance, commonly referred to as Current Expected Credit Loss (“CECL”), changes impairment recognition to a model that is based on expected losses rather than incurred losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized cost, including trade receivables. The Company evaluated and determined the amendment did not have a material effect on the consolidated financial statements.

F-15

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following are accounting pronouncements that have been issued but are not yet effective for the Company’s consolidated financial statements:

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20), and Derivatives and Hedging—Contracts in an Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in ASU No. 2020-06 simplify the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exceptions for contracts in an entity’s own equity. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company is examining the impact this pronouncement may have on the Company’s consolidated financial statements.

In November 2023, the FASB issued Accounting Standards Update 2023-07—Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. It requires all annual disclosures currently required by ASC 280 to be included in interim periods. It requires disclosure of significant segment expenses regularly provided to the chief operating decision maker (“CODM”), a description of other segment items by reportable segment, and applicable additional measures of segment profit or loss used by the CODM when allocating resources and assessing business performance. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company expects to enhance segment reporting disclosures based on new requirements.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” ASU No. 2023-09, which enhances the transparency, effectiveness, and comparability of income tax disclosures by requiring consistent categories and greater disaggregation of information related to income tax rate reconciliations and the jurisdictions in which income taxes are paid. The guidance is effective for public business entities for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company expects to enhance income tax disclosures based on new requirements.

Other accounting pronouncements issued but not yet effective are not believed by management to be relevant or to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 4 – SEGMENT INFORMATION

Our CEO and Chairman of the Board, as the chief operating decision maker, makes decisions about resources to be acquired, allocated, and utilized for each operating segment. The Company is currently comprised of 2 major operating segments:

●	Bollinger. The Company acquired the controlling interest of Bollinger Motors Inc. (60% on a fully diluted basis) on September 7, 2022. This acquisition positions Mullen into the medium duty truck classes 4-6 EV segments.

●	Mullen/ELMS. By November 30, 2022, Mullen acquired ELMS’ manufacturing plant in Mishawaka Indiana and all the intellectual property needed to engineer and build Class 1 and Class 3 electric vehicles.

All long-lived assets of the Company are in the United States of America.

The table below represents the main financial information pertaining to the segments (there were no material differences from the last annual report regarding segmentation or measuring segment profit or loss).

F-16

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment reporting for the three and nine months ended June 30, 2024

	Bollinger	Mullen/ELMS	Total
Revenue for the three months ended June 30, 2024	$-	$65,235	$65,235
Revenue for the nine months ended June 30, 2024	-	98,570	98,570
Segment’s net loss before impairment and income taxes for the three months ended June 30, 2024	(10,669,490)	(80,927,863)	(91,597,353)
Segment’s net loss before impairment and income taxes for the nine months ended June 30, 2024	(29,877,457)	(195,505,316)	(225,382,773)
Segment’s net loss before income taxes for the three months ended June 30, 2024	(10,669,490)	(80,957,923)	(91,627,413)
Segment’s net loss before income taxes for the nine months ended June 30, 2024	(118,383,314)	(212,491,026)	(330,874,340)
Total segment assets	51,366,330	140,963,436	192,329,766

Segment reporting for the three and nine months ended June 30, 2023

	Bollinger	Mullen/ELMS	Total
Revenue for the three and nine months ended June 30, 2023	$-	$308,000	$308,000
Segment’s net loss before income taxes for the three months ended June 30, 2023	(3,581,662)	(307,388,507)	(310,970,169)
Segment’s net loss before income taxes for the nine months ended June 30, 2023	(17,390,822)	(789,925,204)	(807,316,026)
Total segment assets	246,933,087	313,042,431	559,975,518

NOTE 5 – INVENTORY

The Company’s inventories are stated at the lower of cost or net realizable value and consist of the following:

	June 30, 2024	September 30, 2023
Inventory
Raw materials	$21,134,725	$13,733,385
Work in process	6,737,094	3,136,590
Finished goods	300,665	-
Finished goods delivered to dealer for distribution	9,662,400	937,322
Less: inventory write down to net realizable value	-	(1,000,284)
Total Inventory	$37,834,884	$16,807,013

During the nine months ended June 30, 2024, approximately $1.0 million of the Company’s inventories was consumed for R&D activities, which was recognized as part of research and development expense in the consolidated statement of operations.

F-17

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The goodwill net carrying amounts of $0 and $28,846,832 as of June 30, 2024 and September 30, 2023, respectively, pertain to the Bollinger Motors Inc. acquisition on September 7, 2022. Goodwill is not amortized and is tested for impairment annually or more frequently if there are indicators of impairment. Upon the quantitative goodwill impairment test, an impairment may arise because the carrying amount of a reporting unit that includes goodwill (i.e., Bollinger production unit, see Note 4 – Segment information) exceeds its fair value. Management performed an impairment test on March 31, 2024, and recognized impairment in the amount of $28,846,832 in the financial statements, mainly due to the uncertainty of future funding required to support Bollinger Motors’ business operations and the decrease in the Company’s market capitalization. As of June 30, 2024, the goodwill has been fully impaired.

Other intangible assets

Intangible assets with indefinite useful lives are not amortized but instead tested for impairment. Due to unfavorable market conditions and the decline of market prices of the Company’s common stock, we have tested indefinite-lived in-process research and development assets acquired in September 2022 as part of the Bollinger segment (see Note 4 - Segment information) for recoverability on March 31, 2024 and recognized impairment loss in amount of $58,304,612, mainly due to the uncertainty of future fundings required to support the business and decrease of Company’s market capitalization. No additional impairment has been recognized based on tests performed as of June 30, 2024.

Intangible assets with finite useful lives are amortized over the period of estimated benefit using the straight-line method. The weighted average useful life of intangible assets is 8.1 years. The straight-line method of amortization represents management’s best estimate of the distribution of the economic value of the intangible assets. An impairment loss in the amount of $15,142,455 was recognized in respect of the intangible assets of the ELMS/Legacy Mullen segment (engineering designs) on March 31, 2024 - mainly due to performance misses compared to the previous budgets. Their accumulated amortization in the amount of $1,057,877 was derecognized in correspondence with the initial cost to present the new cost basis of these assets in accordance with ASC 350-30. No additional impairment has been recognized based on tests performed as of June 30, 2024.

	June 30, 2024			September 30, 2023
	Cost Basis	Accumulated Amortization	Net Carrying Amount	Cost Basis	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Patents	$32,447,460	$(5,881,476)	26,565,984	$31,708,460	$(3,445,694)	$28,262,766
Engineering designs	-	-	-	16,200,332	(184,274)	16,016,058
Other	745,947	(270,584)	475,363	745,947	(158,590)	587,357
Trademarks	1,095,693	(197,934)	897,759	1,180,138	(115,682)	1,064,456
Total finite-lived intangible assets	34,289,100	(6,349,994)	27,939,106	49,834,877	(3,904,240)	45,930,637
Indefinite-Lived Intangible Assets
In-process research and development assets	$-	$-	$-	$58,304,612	$-	$58,304,612
Total indefinite-lived intangible assets	-	-	-	58,304,612	-	58,304,612
Total Intangible Assets	$34,289,100	$(6,349,994)	$27,939,106	$108,139,489	$(3,904,240)	$104,235,249

F-18

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Total future amortization expense for finite-lived intangible assets is as follows:

Years Ended September 30,	Future Amortization
2024 (3 months)	$868,642
2025	3,484,113
2026	3,484,113
2027	3,493,695
2028	3,363,505
Thereafter	13,245,038
Total Future Amortization	$27,939,106

For the three and nine months ended June 30, 2024, amortization of the intangible assets was $873,476 and $3,503,631, and it was $913,061 and $4,433,035 for the three and nine months ended June 30, 2023, respectively.

NOTE 7 – DEBT

Short and Long-Term Debt

Short-term debt is defined as debt with principal maturities of one year or less from the balance sheet date; long-term debt has maturities greater than one year, in addition to loans that have matured and remain unpaid.

The following is a summary of our indebtedness as of June 30, 2024:

Type of Debt	Net Carrying Value Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured notes	$2,385,004	$2,385,004	$-	0.00 - 10.00%	2019 - 2021
Matured loan advances	332,800	332,800	-	0.00 - 10.00%	2016 - 2018
Convertible notes	5,021,891	5,021,891	-	15%	September, 2024
Less: debt discount to convertible notes	(5,007,305)	(5,007,305)	-		September, 2024
Total Debt	$2,732,390	$2,732,390	$-

The following is a summary of our indebtedness as of September 30, 2023:

Type of Debt	Net Carrying Value Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured notes	$2,398,881	$2,398,881	$-	0.00 - 10.00%	2019 - 2021
Real estate note	5,000,000	5,000,000	-	8.99%	2024
Matured loan advances	332,800	332,800	-	0.00 - 10.00%	2016 – 2018
Less: debt discount	(270,189)	(270,189)	-
Total Debt	$7,461,492	$7,461,492	$-

F-19

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Scheduled Debt Maturities

The following are scheduled debt maturities as of June 30, 2024:

	Year Ended September 30,
	2024 (3 months)	2025	2026	2027	2028	Total
Total Debt due (excluding debt discount)	$7,739,695	$-	$-	$-	$-	$7,739,695

Accrued interest

As of June 30, 2024 and September 30, 2023, accrued interest on outstanding notes payable was $1,751,479 and $1,548,723, respectively.

Non-convertible promissory note (terminated)

On December 18, 2023, Mullen entered into a Debt Agreement to issue a non-convertible secured promissory note (the “Note”) with a principal amount of $50 million, purchased for $32 million, reflecting an $18 million original issue discount. The issuance of this non-convertible Note was expected on the first trading day when all closing conditions are met. The Note contemplated 10% annual interest, escalating to 18% post-Event of Default. It would mature three months post-issuance. The Note’s terms allowed for accelerated repayment upon default, requiring the Company to pay the principal, accrued interest, and other due amounts. The Note was supposed to be secured by the Company’s assets and impose restrictions on the Company, limiting additional debt, asset liens, stock repurchases, outstanding debt repayment, and affiliate transactions, except for specified exceptions. It mandated prepayment of the principal from net proceeds of any subsequent financing. The funds contemplated by the Debt Agreement have not been received, and on May 7, 2024, the Debt Agreement was terminated.

The $18 million original issue discount was considered a settlement cost related to a dispute over financings that occurred during the fiscal year ending September 30, 2023. The costs have been accrued as of September 30, 2023. Since the loss is no longer probable, the accrual was credited to “Settlements and penalties” of the operating expenses (see Note 16—Operating Expenses) in the quarter ending June 30, 2024.

Series D Convertible Notes

On November 14, 2022, the Company entered into Amendment No. 3 (“Amendment No. 3”) to the June 7, 2022, Securities Purchase Agreement (as amended, the “Series D SPA”). The investors paid $150 million. Instead of receiving shares of Series D Preferred Stock and warrants, they received notes convertible into shares of the Company’s common stock (“Notes”) and warrants.

Amendment No. 3 further provided that the remaining $90 million of the commitment amount will be paid in the first half of 2023 in two tranches. The purchase price per share of Series D Preferred Stock would be the lower of (i) $1.27 ($28,575 after reverse stock splits, see Note 1 - Description of Business and Basis of Presentation), the closing price of the Company’s stock on the date the Securities Purchase Agreement was executed, or (ii) the closing price of the common stock on the trading day immediately preceding the respective purchase date, subject to a floor price of $0.10 per share. For no additional consideration, for every share of Series D Preferred Stock purchased, investors received warrants to purchase shares of common stock equal to 185% of the number of shares of Series D Preferred Stock purchased by the investors at an exercise price equal to the purchase price for shares of Series D Preferred Stock (the warrants also permit cashless exercise). The Company exercised its right and received these investments in April and June 2023, see Note 8 - Warrants and Other Derivative Liabilities and Fair Value Measurements.

F-20

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 15, 2022, the Company issued the unsecured convertible Notes aggregating $150,000,000 in lieu of Series D Preferred Stock. The Notes bore interest at 15% and were convertible into shares of common stock either: (A) at the option of the noteholder at the lower of (i) $0.303 (to be adjusted to stock splits); or (ii) the closing price of our common stock on January 3, 2023; or (B) mandatorily on November 21, 2022, at the lower of (i) $0.303 ($6,818 after reverse stock splits, see Note 1 – Description of Business and Basis of Presentation); or (ii) the closing price of our common stock on November 18, 2022, provided adequate unissued authorized shares were available. For each share issued upon conversion, the holders were entitled to 1.85 times as many five-year warrants with an exercise price equal to the conversion price for the Notes.

As a result, and since the Company had an insufficient number of authorized shares available to settle potential future warrant exercises, the Company recognized a derivative liability of $244,510,164 for the warrants with a corresponding increase in debt discount of $150,000,000 and interest expense of $94,510,164 (presented combined in the Statement of Operations as “Other financing costs - initial recognition of derivative liabilities”). The debt discount was amortized over the term of the Note through the date the convertible notes were mandatorily convertible. Accordingly, the entire amount was expensed in the first quarter of the year ended September 30, 2023. On November 21, 2022, the principal of $59,402,877 was mandatorily converted into 9,815 shares of common stock.

On December 23, 2022, the Company defaulted on the Notes by not having sufficient authorized shares to allow for both the Notes to be fully converted and the warrants to be exercised. On January 13, 2023, the Company entered into a Settlement Agreement and Release in which investors waived the default prior to February 1, 2023. In exchange, the Company granted the investors the right to purchase additional shares of Series D Preferred Stock and warrants in an amount equal to such investor’s pro rata portion of $10 million. This right expired on June 30, 2023.

In February 2023, the holders converted the remaining balance of the Notes (with the principal of $90,362,418) and accrued interest (in the amount of $3,456,941) into 13,762 shares of common stock. See Note 8—Warrants and Other Derivative Liabilities and Fair Value Measurements regarding warrants issued upon conversion of these Notes.

$50 Million Senior Secured Convertible Notes and Warrants

On May 14, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors for the sale of Senior Secured Convertible Notes (“Convertible Notes”) and five-year warrants exercisable for shares of common stock (the “Warrants”). Upon execution of the Securities Purchase Agreement, investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million, including the 5% original issue discount, of Convertible Notes (the “Initial Notes”), and also received Warrants exercisable for an aggregate of 4,793,402 shares of common stock (the “Initial Warrants”). Investors were also obligated to purchase an additional principal amount of $39.5 million, or $37.5 million including the 5% original issue discount, of Convertible Notes and related Warrants if (i) the Company has sufficient authorized shares of common stock available to cover 250% of the shares of common stock underlying the conversion of the Convertible Notes and exercise of the Warrants, (ii) the common stock has an average daily trading volume of $3 million in the previous ten (10) trading days, (iii) a registration statement covering the shares of common stock underlying the conversion of the Convertible Notes and exercise of the Warrants has been declared effective, (iv) the Company has obtained stockholder approval of the issuance of the Convertible Notes and Warrants in compliance with Nasdaq Listing Rule 5635(d), and (v) the Company is in compliance with the continued listing standards of the Nasdaq Capital Market. Such additional Convertible Notes and Warrants were issued in July 2024.

The Convertible Notes accrue interest at 15%, including a 5% Original Issue Discount, and mature in four months from the date of issuance. Upon any event of default, the interest rate automatically increases to 20% per annum. The outstanding principal and accrued but unpaid interest on the Convertible Notes may be converted by the holder into shares of common stock at the lower of (i) $5.49, (ii) 95% of the closing sale price of the common stock on the date that the Company’s registration statement on Form S-1 is declared effective (i.e. $3.61), or (iii) 95% of the lowest daily volume weighted average price in the five (5) trading days prior to such conversion date, provided that the conversion price will not be less than $1.16 per share.

F-21

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As security for payment of the amounts due and payable under the Convertible Notes, the Company collaterally assigned and granted to the holders a continuing security interest in all of the Company’s right, title, and interest in, to, and under the property of the Company, whether then or hereafter owned, existing, acquired or arising and wherever then or hereafter located (subject to certain exceptions). The Convertible Notes are senior in right of payment to all other current and future notes to which the Company is a party. The Convertible Notes also impose restrictions on the Company, limiting additional debt, asset liens, stock repurchases, outstanding debt repayment, dividends distribution, and affiliate transactions, except for specified exceptions.

In connection with the issuance of the Convertible Notes, the holders also received 5-year warrants exercisable for 200% of the shares of common stock underlying such Convertible Notes at an exercise price equal to 105% of the closing sale price of the common stock on the execution date (i.e., $6.07), subject to further adjustment. The Warrants also provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of common stock determined according to the following formula:

Net Number = (A x B) / C

For purposes of the foregoing formula:

A= The total number of shares with respect to which the Warrant is then being exercised.

B= The Black Scholes Value (as described below).

C= The lower of the two Closing Bid Prices of the common stock in the two days prior the time of such exercise (as such Closing Bid Price is defined therein), but in any event not less than $0.10.

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of common stock at the date of the applicable cashless exercise. As such, the Black Scholes value is determined and calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted (i.e., $6.07), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise (i.e., $6.07), (iv) expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of five years (regardless of the actual remaining term of the Warrant).

The Company will have the option to require the holders to exercise the Warrants for cash if, at any time, the following conditions are met: (i) the registration statement covering the securities has been declared effective is effective and available for the resale of the securities and no stop-order has been issued nor has the SEC suspended or withdrawn the effectiveness of the registration statement; (ii) the Company is not in violation of any of the rules, regulations or requirements of, and has no knowledge of any facts or circumstances that could reasonably lead to suspension in the foreseeable future on, the principal market; and (iii) the VWAP for each trading day during the 10 trading day period immediately preceding the date on which the Company elects to exercise this option is 250% above the exercise price.

The Convertible Notes and Warrants are not convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.9% of the common stock.

The Company and the investors also executed a registration rights agreement, pursuant to which the Company agreed to file a registration statement within five days following the closing of the Securities Purchase Agreement. Such registration statement registered for resale by the selling stockholders listed therein, up to 20,000,000 shares of common stock issuable upon exercise of the Initial Notes and the Initial Warrants, and was declared effective on May 29, 2024. In the event that (i) sales cannot be made pursuant to the registration statement or the prospectus contained therein is not properly available for any reason for more than five consecutive calendar days or more than an aggregate of 10 calendar days during any 12-month period or (ii) a registration statement is not effective for any reason, or the prospectus contained therein is not properly available for use for any reason, and the Company fails to file with the SEC any required reports under the Exchange Act, then the Company has agreed (unless the Registrable Securities are freely tradable pursuant to Rule 144) to make payments to each investor as liquidated damages in an amount equal to 1.5% of such investor’s total committed purchase price for the registrable securities affected by such failure and an additional 1.5% on every 30 day anniversary, with a maximum of 12 payments (except with respect to clause (ii). Such payments will bear interest at the rate of 10% per month (prorated for partial months) until paid in full and may be paid in shares of common stock at the option of the Company.

F-22

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For a period beginning on May 14, 2024, and ending on the one-year anniversary from the later of (i) the date registration statements registering the shares issuable upon conversion of all of the Convertible Notes and exercise of all the Warrants is declared effective or (ii) the date the Company has obtained stockholder approval for the transaction, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions as provided in the Securities Purchase Agreement.

The exercise price and number of shares issuable upon conversion of the Convertible Notes or exercise of the Warrants, as applicable, will further be adjusted upon the occurrence of certain events, and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets during restricted period. “Restricted period” means the period commencing on the purchase date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Convertible Notes and Warrants also provide for certain purchase rights whereby if the Company grants, issues, or sells any options, convertible securities, or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of any class of common stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the Warrant.

On May 14, 2024, upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million, including the 5% original issue discount, of Notes and also received 4,793,402 Warrants.

These warrant liabilities were recognized as liabilities due to requirements of ASC 480 as the variable number of shares to be issued upon cashless exercise (deemed the predominant exercise option) was based predominantly on a fixed monetary value. At each warrant exercise date and each accounting period end, the warrant liability for the remaining unexercised warrants is carried forward subsequently at fair value and the gain or loss from revaluation is recorded within the line item “Gain/(loss) on other warrants revaluation”. The fair value of the warrants is based on the fair value of the shares they are exercisable into. Upon initial recognition, the warrant liability fair value was $25.9 million. Additionally, we recognized derivative liabilities for $0.5 upon execution of the contract (the company’s obligations upon an event of default not connected clearly and closely with general debt obligations). The resulting discount to the carrying amount of the Convertible Notes ($13.2 million) will be amortized over the life of the note and recognized as interest expense under the effective interest method during the 4 months ending September 30, 2024. Excess of initial fair value of warrants over the amount of cash proceeds for $13.7 million is presented in the consolidated statement of operations as “Other financing costs - initial recognition of warrants”.

In May 2024, $8.1 million of notes and accumulated interest were converted to 2,281,377 shares of the Company’s common stock.

F-23

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2024, the outstanding convertible notes amounted to $5.0 million (with a debt discount to convertible notes of $5.0 million) and were potentially convertible into 2,182,734 shares of common stock. Conversion of the notes depends on the lowest daily volume weighted average price of the Company’s common stock (“VWAP”). If the lowest daily VWAP in the five trading days prior to June 30, 2024 was $0.1 less, the Company, upon full conversion of outstanding notes, would potentially be liable to issue approximately 97,600 shares more. If the lowest daily VWAP in the five trading days prior to June 30, 2024 was $0.1 higher, the Company, upon full conversion of outstanding notes, would potentially be liable to issue approximately 81,500 shares less. The maximum number of shares that could theoretically be issued upon conversion of these notes was 4.6 million (if shareholders’ approval was obtained and the lowest daily VWAP in the five trading days before such conversion date decreased to or below $1.16).

Outstanding warrants in the amount of 4,793,402 with a carrying value of $25.8 million as of June 30, 2024, were potentially exercisable into 10,741,234 shares of common stock. Exercise of the warrants depends on closing bid price in the last 2 days. If the lowest closing bid price in the last 2 days prior to June 30, 2024 was $0.1 less, the Company, upon full exercise of outstanding warrants, would potentially be liable to issue approximately 469,000 shares more. If the lowest closing bid price in the last 2 days prior to June 30, 2024 was $0.1 higher, the Company, upon full exercise of outstanding warrants, would potentially be liable to issue approximately 431,400 shares less. The maximum number of shares that could theoretically be issued upon exercise of these warrants was 256.7 million (if shareholder approval was obtained and if the lowest closing bid price in the last 2 days before such date decreased to or below $0.1).

Only 17.8 million shares remained registered under S-1 as of June 30, 2024, and the Company has reached the limit of issuance of shares without appropriate approval from shareholders (20% limit established by NASDAQ).

The Convertible Notes were in technical default on the balance sheet date because the Company failed to obtain shareholders’ approval by June 28, 2024, as was required by the contract. This gave investors the right to demand immediate repayment of the outstanding notes. None of the investors utilized this right to accelerate payment. An increased interest rate of 20% was applied until the Company obtained shareholders’ approval for this transaction after the balance sheet date on July 9, 2024.

The Company also signed a commitment letter agreement with an investor for a total investment of $100 million through the issuance of Senior Secured Convertible Notes and Warrants. The Convertible Notes will accrue interest at 15%, include a 5% Original Issue Discount, and have a maturity of four months. They may be issued in eight tranches of $12.5 million over 13 months. The investor may receive a $4 million non-refundable commitment fee, payable in registered common stock. Other conditions are similar to those described above for the $50 million Financing Arrangement. The completion of this transaction remains contingent upon mutual consent and the execution of final documentation by both parties.

NOTE 8 – WARRANTS AND OTHER DERIVATIVE LIABILITIES AND FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Financial Instruments at Carrying Value That Approximated Fair Value

Certain financial instruments not carried at fair value on the consolidated balance sheets are carried at amounts that approximate fair value due to their short-term nature and credit risk. These instruments include cash and cash equivalents, accounts payable, and debt. Accounts payable are short-term and generally due upon receipt or within 30 to 90 days.

Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

Non-financial assets must be measured at fair value when acquired as part of a business combination or when an impairment loss is recognized. See Note 14 — Property, Plant, and Equipment and Note 6 – Goodwill and Other Intangible Assets for further information. All these valuations are based on Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of these assets or liabilities.

F-24

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Liabilities Measured at Fair Value on a Recurring Basis

During nine months ended June 30, 2024 and 2023, the Company had the following financial liabilities measured at fair value on a recurring basis:

Preferred C Warrants

The warrants, which were exercisable for common stock, were issued in connection with the sale of Series C Preferred Stock (the “Preferred C Warrants”) in accordance with the November 2021 Merger Agreement and further amendments. They had an exercise price per share of $8.834 (after the reverse stock splits—$198,765) and a cashless exercise option based on a formula established by relevant contracts.

These warrant liabilities were recognized as liabilities due to requirements of ASC 480 because the variable number of shares to be issued upon cashless exercise (which was deemed to be the predominant exercise option) was based predominantly on a fixed monetary value. These warrant liabilities were also classified as derivates in accordance with ASC 815. At each warrant exercise date and each accounting period end, the warrant liability for the remaining unexercised warrants was carried forward subsequently at fair value.

During the quarter that ended December 31, 2022, the remaining 132 Preferred C Warrants that were outstanding as of September 30, 2022, were fully exercised on a cashless basis.

Preferred D Warrants

In accordance with Series D SPA (see Note 7 - Debt), for every share of Series D Preferred Stock purchased, the investors received 185% (for the final $100 million voluntary investment right expiring June 30, 2023 - 110%) warrants (the “Preferred D Warrants”) exercisable for shares of common stock at an exercise price equal to the lower of (i) $1.27 (after the reverse stock splits - $28,575) or (ii) the market price of common stock on the trading day immediately preceding the purchase notice date. The Preferred D Warrants are exercisable during a five-year period commencing upon issuance. The contracts for the Preferred D Warrants contain cashless exercise provisions similar to the Preferred C Warrants described above. Therefore, management applied similar accounting treatment to the recognition, measurement, and presentation of the warrant liabilities.

In September 2022, the Company received an initial investment amount of $35 million (exercise price was $0.4379, or $9,853 after reverse stock splits) and issued to investors 79,926,925 shares of Series D Preferred Stock and 263 Preferred D Warrants (hereinafter warrants and shares of common stock are presented giving effect to the reverse stock splits, see Note 1 – Description of Business and Basis of Presentation). By September 30, 2022, no Preferred D Warrants were exercised, and all Preferred D Warrants remained outstanding, with a fair value of $55,398,551 on September 30, 2022. During the quarter ended December 31, 2022, all initial Preferred D Warrants were exercised cashless for 10,182 shares of common stock.

In November 2022, the Company received $150,000,000 and issued notes convertible into shares of common stock and Preferred D Warrants in lieu of Series D Preferred Stock. As a result of the conversion of the convertible debt into shares of common stock in November 2022 and February 2023, 43,616 Preferred D Warrants were issued. By June 30, 2023, all these Preferred D Warrants were exercised on a cashless basis for 93,664 shares of common stock.

F-25

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During April 2023, we exercised our investment rights under the Series D SPA and requested an additional $45 million (exercise price was $0.1 or $2,250 after reverse stock splits), issuing to investors: 273,363,635 Series D Preferred Stock, 7,851 shares of common stock (in lieu of Series D Preferred Stock), and 37,000 Preferred D Warrants (post reverse stock split). The warrant liability recognized initially amounted to $73,260,454. By June 30, 2023, all these Preferred D Warrants were exercised on a cashless basis for 147,672 shares of common stock (post reverse stock split).

In June 2023, we exercised the second half of our investment right for $45 million (exercise price was $0.432 or $388.8 after reverse stock splits) and, in lieu of Series D Preferred Stock, investors received: 60,778 shares of common stock and 54,962 prefunded warrants exercisable for one share of common stock each, as well as 214,120 Preferred D Warrants.

In June 2023, one of the investors exercised their investment rights and invested $7 million (the exercise price was $0.52 or $468 after reverse stock splits). The Company issued, in lieu of Series D Preferred Stock, 14,957 shares of common stock and 27,671 Preferred D Warrants.

The pool of investors exercised final voluntary investment rights under the Series D SPA in June 2023. The Company received $100 million (exercise price was $0.1601, or $144.09 after reverse stock splits, for majority of investors, and $0.1696, or $152.64 after reverse stock splits, for one investor), issuing to investors, in lieu of Series D Preferred Stock: 183,731 shares of common stock and 508,159 prefunded warrants exercisable for one share of common stock each, as well as 761,079 Preferred D Warrants.

Upon initial accounting of these investments, the warrant liability recognized in June 2023 amounted to $254,962,776. By September 30, 2023, some of these prefunded warrants and Preferred D Warrants were exercised on a cashless basis for 2,194,413 shares of common stock (post reverse stock splits).

As of September 30, 2023, none of the prefunded warrants and 382,436 Preferred D Warrants (recognized as liabilities in the consolidated balance sheets) exercisable into 1,438,009 shares of common stock with fair value of $64,739,175 remained outstanding.

During the nine months ended June 30, 2024, all remaining Preferred D Warrants were exercised on a cashless basis for 5,552,919 shares of common stock (post reverse stock splits), and there are no more Preferred D Warrants outstanding.

The fair value of warrant obligations was calculated based on the number and market value of shares that can be issued upon the exercise of the warrants. The number of shares to be issued in accordance with relevant agreements is variable. It depends on (i) the lowest closing market price of shares for 2 days before the exercise and (ii) the multiplicator calculated based on Black Scholes formula where all elements, except for risk-free rate, are fixed on the investment date. Accordingly, the fair value of warrants on the recognition date and on subsequent dates was estimated as a maximum of (i) Black Scholes value for cash exercise of relevant warrants and (ii) current market value of the number of shares the Company would be required to issue upon cashless warrant exercise on a relevant date in accordance with warrant contract requirements. The latter valuation, based on observable inputs (level 2), has been higher and reflects the pattern of the warrants exercise since the inception of the Series D SPA.

At each warrant exercise date and each accounting period end, the warrant liability for the remaining unexercised warrants is restated to current fair value, and the gain or loss from revaluation is recorded in the consolidated statement of operations as a “Gain / (loss) on derivative liability revaluation.”

F-26

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All the warrants mentioned in this section provide that if the Company issues or sells, enters into a definitive, binding agreement according to which the Company is required to issue or sell or is deemed, pursuant to the provisions of the warrants, to have issued or sold, any shares of common stock for a price per share lower than the exercise price then in effect, subject to certain limited exceptions. The exercise price of the warrants shall be reduced to such lower price per share. In addition, the exercise price and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in connection with stock splits, dividends, distributions, or other similar transactions.

Other derivative liabilities

Other derivative liabilities recognized and remeasured subsequently at fair value include embedded derivatives issued with convertible notes (primarily, automatic increase in interest rate upon an event of default and optional conversion features that were not clearly and closely related to the economic characteristics and risks of a debt host), and preferred stock that failed equity presentation when the Company had an insufficient number of authorized shares available to settle all potential future conversion transactions. They were carried at fair value and have been reclassified to equity respectively upon conversion of the notes, and authorization of increase of common stock available for issuance by stockholders of the Company during the three months ending March 2023.

Warrants issued with $50 Million Senior Secured Convertible Notes

On May 14, 2024, upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million, including the 5% original issue discount, of Notes and also received 4,793,402 warrants. These warrants are recognized and subsequently carried at fair value. More information is presented in the Note 7 - Debt, $50 Million Senior Secured Convertible Notes and Warrants. The table below classifies these liabilities as having significant other observable inputs (level 2).

Qiantu Warrants

On March 14, 2023, the Company entered into an Intellectual Property and Distribution Agreement (the “IP Agreement”) with Qiantu Motor (Suzhou) Ltd. and two of Qiantu Suzhou’s affiliates (herein “Qiantu”). Pursuant to the IP Agreement, Qiantu granted the Company the exclusive license to use certain of Qiantu’s trademarks and the exclusive right to assemble, manufacture, and sell the homologated vehicles based on the Qiantu K-50 model throughout North America and South America for a period of five years. As a part of consideration for the Company’s entry into the IP Agreement, the Company issued to Qiantu USA warrants to purchase shares of the Company’s common stock (the “Qiantu Warrants”). The Qiantu warrants, per contract, are exercisable at Qiantu USA’s discretion at any time from September 30, 2023, up to and including September 30, 2024. The Qiantu Warrants have anti-dilution provisions similar to those described above, but they provide for an exemption for Series D Preferred Stock transaction rights and obligations that existed when the Qiantu Warrants were issued. As it was expected that the Company may not have a sufficient number of authorized shares of common stock available for issuance during the term of the contract (up to September 2024), and the shares to be issued upon possible exercise of warrants have not been registered, the Qiantu Warrants were recognized at fair value on inception ($6,814,000) and on each subsequent period end. Due to the decline in the market price of shares, the fair value of Qiantu Warrants as of June 30, 2024, decreased to $471,947. The difference was recognized within gains (losses) on derivative liabilities revaluation in the consolidated statements of operations. Upon issuance and revaluation of the instruments, the Company estimated the fair value of these derivatives using the Black-Scholes Pricing Model and binomial option valuation techniques based on the following assumptions: (1) dividend yield of 0%, (2) expected annualized volatility of 198-222%, and (3) risk-free interest rate of 4.3% to 4.7%. The table below classifies these liabilities as having significant unobservable inputs (level 3).

F-27

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Liabilities settlement agreement (SCC)

On May 13, 2024, the Company entered into a Settlement Agreement and Stipulation (the “SAS”) with Silverback Capital Corporation (“SCC”), pursuant to which the Company agreed to issue common stock to SCC in exchange for the settlement of an aggregate of $4.6 million (the “Settlement Amount”) to resolve outstanding overdue liabilities with different vendors. On May 29, 2024, the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida, entered an order approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act in accordance with a stipulation of settlement, pursuant to the SAS between the Company and SCC. Pursuant to the terms of the SAS approved by the order, the Company agreed to issue to SCC shares (the “Settlement Shares”) of common stock. The price of the Settlement Shares is calculated as 75% of the average of the 3 lowest prices traded during the valuation period. The Settlement Agreement provides that the Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount through the issuance of securities issued pursuant to Section 3(a)(10) of the Securities Act.

Upon initial recognition of the transaction, the Company derecognized the liability to vendors in the amount of $4.6 million and recognized derivative liabilities to SCC in the amount of $7.0 million, calculated based on the fair value of the shares of common stock that can be issued to SCC to satisfy the claims. The financial result in the amount of $2.3 million was recognized as “Other financing costs—initial recognition of derivative liabilities” in the consolidated statement of operations.

In connection with the SAS, the Company issued 1,022,500 shares of common stock to settle a part of the liability up to June 30, 2024.

As of June 30, 2024, derivative liabilities to SCC in the amount of $3.1 million remain outstanding, calculated as a fair value of 1,307,172 shares of common stock that could be required to settle an obligation on that date. The table below classifies these liabilities as having significant other observable inputs (level 2). If the average of the 3 lowest prices traded during the valuation period were $0.1 less on June 30, 2024, the Company, upon a request from SCC, would potentially be liable to issue approximately 57,800 shares more. If the average of the 3 lowest prices traded during the valuation period were $0.1 higher on June 30, 2024, the Company, upon a request from SCC, would potentially be liable to issue approximately 53,100 shares more. The maximum number of shares that could theoretically be issued under this contract is not explicitly limited. However, SCC may, at its discretion, rescind the contract (and the Company will remain liable to vendors for remaining obligations) under certain conditions, including if the market price of the shares drops to or below $2.50.

F-28

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Breakdown of items recorded at fair value on a recurring basis in consolidated balance sheets by levels of observable and unobservable inputs as of June 30, 2024 and on September 30, 2023 is presented below:

	June 30, 2024	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities recorded at fair value on a recurring basis	$29,530,178	$-	$29,058,231	$471,947

	September 30, 2023	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities recorded at fair value on a recurring basis	$64,863,309	$-	$64,739,175	$124,134

A summary of all changes in liabilities recorded at fair value on a recurring basis is presented below:

Balance, September 30, 2023	$64,863,309
Derivative liabilities recognized upon issuance of convertible instruments	2,140,496
Other warrants recognized upon issuance of convertible instruments	25,861,899
Loss / (gain) on revaluation	805,135
Conversions of derivatives into common shares	(71,126,401)
Derivatives issued upon extinguishment of accounts payable	6,985,740
Balance, June 30, 2024	$29,530,178

Balance, September 30, 2022	$84,799,179
Derivative liabilities recognized upon issuance of convertible instruments	499,737,254
Derivative liability recognized upon authorized shares shortfall	11,978,166
Loss / (gain) on derivative liability revaluation	89,462,559
Reclassification of derivative liabilities to equity upon authorization of sufficient common shares	(47,818,882)
Financing loss upon over-issuance of shares from warrants	8,934,892
Receivables upon over-issuance of shares from warrants	17,721,868
Reclassification to liability to issue shares upon unfinished warrant exercise on period end	(5,378,806)
Conversions of warrants into common shares	(509,117,758)
Balance, June 30, 2023	$150,318,472

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock

At a special meeting on January 25, 2023, stockholders approved the proposal to increase the Company’s authorized common stock capital from 1.75 billion to 5 billion shares. At June 30, 2024, the Company had 5 billion shares of common stock authorized with $0.001 par value per share.

F-29

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As described in detail in Note 1 - Description of Business and Basis of Presentation above, by December 31, 2023, the Company has effectuated a series of reverse stock splits. All stock splits resulted in the reduction of shares of common stock issued and outstanding and did not affect authorized common stock or preferred stock. The Company had 16,058,994 and 2,871,707 shares of common stock (post reverse stock splits) issued and outstanding on June 30, 2024 and September 30, 2023, respectively.

The holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. In the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the common stockholders are entitled to receive the remaining assets following the distribution of liquidation preferences, if any, to the holders of our preferred stock. The holders of common stock are not entitled to receive dividends unless declared by our Board. To date, no dividends have been declared or paid to the holders of common stock.

When the Company receives a warrant exercise notice or preferred stock conversion notice close to the balance sheet date and issues a relevant order to a transfer agent, which is effectively exercised only after the balance sheet date, relevant shares of common stock are presented in the balance sheet as common stock owed but not issued.

Change in Control Agreements

On August 11, 2023, the Board of Directors approved, and the Company entered, Change in Control Agreements with each non-employee director and Chief Executive Officer. Pursuant to the Change in Control Agreements with each non-employee director, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and such non-employee director will receive $5 million. Pursuant to the Agreement with CEO, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and CEO will receive an aggregate percentage of the transaction proceeds as follows: 10% of the transaction proceeds that are up to and including $1 billion; plus, an additional 5% of transaction proceeds that are more than $1 billion and up to $1.5 billion; and an additional 5% of transaction proceeds that are more than $1.5 billion. A change in control, as defined in the agreements occurs upon (i) any person becoming the beneficial owner of 50% or more of the total voting power of the Company’s then outstanding voting securities, (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change in Control Agreements), or (iii) the consummation of a merger or consolidation of the Company (except when the total voting power of the Company continues to represent at least 50% of the surviving entity), any liquidation, or the sale or disposition by the Company of all or substantially all of its assets.

Stockholder Rights Agreement

On May 1, 2024, the Company entered into a Rights Agreement with Continental Stock Transfer & Trust Company as the rights agent. The Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock and each outstanding share of Preferred Stock Company payable to holders of record as of the close of business on May 13, 2024. Each Right entitles the registered holder to purchase one ten-thousandth of a share of Series A-1 Junior Participating Preferred Stock (“A-1 Preferred Stock”) of the Company at a price of $30.00 per one ten-thousandth of a share of A-1 Preferred Stock, subject to adjustment (the “Exercise Price”). The Rights are not exercisable until the Distribution Date (as defined below). The description and terms of the Rights are set forth in the Rights Agreement.

The Rights will not be exercisable until the earlier of ten days after a public announcement by us that a person or group has acquired 10% or more of the shares of common stock (an “Acquiring Person”) and ten business days (or a later date determined by our board of directors) after a person or group begins a tender or an exchange offer that, if completed, would result in that person or group becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”). At any time after a person becomes an Acquiring Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of common stock at an exchange ratio of one share of common stock for each Right, subject to adjustment as specified in the Rights Agreement. Notwithstanding the preceding, the Board of Directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the common stock of the Company. The Rights will expire on May 1, 2025, unless previously redeemed or exchanged by the Company. The Rights Agreement is designed to enable all Company stockholders to realize the long-term value of their investment and is intended to protect Mullen and its stockholders from efforts by a single stockholder or group to obtain control of the Company without paying a control premium, see below for further details. The Rights have certain anti-takeover effects, including potentially discouraging a takeover that stockholders may consider favorable. Certain exemptions may apply to an Acquiring person. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board of Directors.

F-30

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock

Under the terms of our Certificate of Incorporation, the Board may determine the rights, preferences, and terms of our authorized but unissued shares of Preferred Stock. Pursuant to the terms of its Second Amended and Restated Certificate of Incorporation, as amended, upon conversion of shares of Preferred Stock, such shares so converted are cancelled and not issuable. As of July 26, 2022, as a result of an amendment to its Certificate of Incorporation increasing its authorized Preferred Stock, the Company had 500,000,000 shares of Preferred Stock authorized with $0.001 par value per share, and as of June 30, 2024, pursuant to its terms of Preferred Stock conversion, the Company had remaining 126,263,156 shares of Preferred Stock authorized. The reverse stock splits (see Note 1 - Description of Business and Basis of Presentation above) did not affect the number of shares of Preferred Stock authorized and outstanding, but the conversion ratios were proportionately adjusted to decrease the number of shares of common stock to be issued as a result.

The Company has designated Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock (see description below), Series E Preferred Stock (see Note 18—Series E Preferred Stock), Series AA Preferred Stock (cancelled), and Series A-1 Junior Participating Preferred Stock (see Stockholder Rights Agreement above).

Transactions with Preferred Stock during the three and nine months ended June 30, 2024 and during the three and nine months ended June 30, 2023 are presented in the table below. For more information on extinguishment of Series C Preferred Stock and issuance of Series E Preferred Stock, please see Note 18 – Series E Preferred Stock.

	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock
	Total		Series A		Series C		Series D		Series AA
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, October 1, 2023	1,575,502	$1,576	648	$1	1,211,757	$1,212	363,097	$363	-	$-
Extinguishment of Series C P/S by issuance of Series E P/S	(1,211,299)	(1,212)	-	-	(1,211,299)	(1,212)	-	-	-	-
Balance, June 30, 2024	364,203	$364	648	$1	458	$-	363,097	$363	-	$-

Balance, April 1, 2024	1,575,502	$1,576	648	$1	1,211,757	$1,212	363,097	$363	-	$-
Extinguishment of Series C P/S by issuance of Series E P/S	(1,211,299)	(1,212)	-	-	(1,211,299)	(1,212)	-	-	-	-
Balance, June 30, 2024	364,203	$364	648	$1	458	$-	363,097	$363	-	$-

Balance, October 1, 2022	5,721,897	$5,721	1,924	$2	1,360,321	$1,360	4,359,652	$4,359	-	$-
Issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	273,363,635	273,364	-	-	-	-	273,363,635	273,364	-	-
Issuance of common stock for conversion of preferred stock and dividends	(277,511,343)	(277,510)	(888)	(1)	(150,265)	(149)	(277,360,190)	(277,360)	-	-
Preferred shares series AA issued to officers	1	-	-	-	-	-	-	-	1	-
Preferred shares series AA refund	(1)	-	-	-	-	-	-	-	(1)	-
Balance, June 30, 2023	1,574,189	$1,574	1,036	$1	1,210,056	$1,210	363,097	$363	-	$-

Balance, April 1, 2023	1,574,580	$1,575	1,426	$2	1,210,056	$1,210	363,098	$363	-	$-
Issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	273,363,635	273,364	-	-	-	-	273,363,635	273,364	-	-
Issuance of common stock for conversion of preferred stock and dividends	(273,364,026)	(273,365)	(390)	(1)	-	-	(273,363,636)	(273,364)	-	-
Balance, June 30, 2023	1,574,189	$1,574	1,036	$1	1,210,056	$1,210	363,097	$363	-	$-

F-31

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Redemption Rights

The shares of Preferred Stock are not subject to mandatory redemption.

The Series C Preferred Stock and Series D Preferred Stock are voluntarily redeemable by the Company in accordance with the following schedule, provided that the issuance of shares of common stock issuable upon conversion has been registered and the registration statement remains effective:

Year 1: No Redemption

Year 2: Redemption at 120% of the Redemption Price

Year 3: Redemption at 115% of the Redemption Price

Year 4: Redemption at 110% of the Redemption Price

Year 5: Redemption at 105% of the Redemption Price

Year 6 and thereafter: Redemption at 100% of the Redemption Price

The Series C Preferred Stock and Series D Preferred Stock are redeemable by the Company for a Redemption price per share equal to the Issue Price ($8.84 for Series C Preferred Stock and $0.4379 for remaining Series D Preferred Stock), plus all unpaid accrued and accumulated dividends on such share (whether or not declared), provided: (A) the Preferred Stock has been issued and outstanding for a period of at least one year, (B) the issuance of the shares of common stock underlying the Preferred Stock has been registered pursuant to the Securities Act and such registration remains effective, and (C) the trading price for the common stock is less than the Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market.

Dividends

The holders of Series A and Series B Preferred Stock are entitled to non-cumulative dividends if declared by the Board of Directors. The holders of the Series A Preferred Stock and Series B Preferred Stock participate on a pro rata basis (on an “as converted” basis to common stock) in any cash dividend paid on common stock. No dividends have been declared or paid during three and nine months ended June 30, 2024 and 2023.

The Series C Preferred Stock originally provided for a cumulative 15.0% per annum fixed dividend on the Series C Original Issue Price plus unpaid accrued and accumulated dividends. On January 13, 2023, the Company and most holders of Series C Preferred Stock entered into a waiver agreement pursuant to which such holders irrevocably waived their right to receive any and all cumulative 15.0% per annum fixed dividends on such Preferred Stock, including all unpaid accrued and accumulated dividends.

The Series D Preferred Stock bears a 15.0% per annum fixed dividend accumulated and compounded monthly, payable no later than the 5th day after the end of each month on the Series D Original Issue Price plus unpaid accrued and accumulated dividends. Dividends on the Series D Preferred Stock are payable prior to any dividends on any other series of Preferred Stock or the common stock. The amount of Series D Preferred Stock dividends accumulated as of June 30, 2024 was approximately $0.5 million.

F-32

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company may elect to pay dividends for any month with a payment-in-kind (“PIK”) election if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of NASDAQ and (iii) the average daily trading dollar volume of the Company’s common stock for 10 trading days in any period of 20 consecutive trading days on the NASDAQ is equal to or greater than $27.5 million.

Liquidation, Dissolution, and Winding Up

In the event of any Liquidation Event, the holders of the Series D Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the common stock by reason of their ownership thereof, an amount per share equal to the Series D Original Issue Price ($0.4379 per share in respect of the outstanding Series D Preferred Stock) plus declared but unpaid dividends (none declared but unpaid dividends on June 30, 2024 and 2023).

In the event of any Liquidation Event, the holders of the Series B Preferred Stock will be entitled to receive, after full execution of rights of the Series D Preferred Stockholders, and prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the common stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price plus declared but unpaid dividends (none declared but unpaid dividends on June 30, 2024 and 2023).

Upon the completion of a distribution pursuant to a Liquidation Event to the Series D Preferred Stock and Series B Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the Series A Preferred Stock or the common stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price ($8.84 per share) plus declared but unpaid dividends (none declared but unpaid dividends on June 30, 2024 and 2023).

Upon the completion of a distribution pursuant to a Liquidation Event to the Series D Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any proceeds to the holders of the common stock, by reason of their ownership thereof, $1.29 per share of each share of the Series A Preferred Stock, plus declared but unpaid dividends on such share (none declared but unpaid dividends on June 30, 2024 and 2023). “Liquidation Event” is as defined in the Certificate of Incorporation and, subject to certain exceptions, includes a sale or other disposition of all or substantially all of the Company’s assets, certain mergers, consolidations, and transfers of securities, and any liquidation, dissolution or winding up of the Company.

Conversion

Each share of Series A Preferred Stock is convertible at any time at the option of the holder into 0.0046 (giving effect to the reverse stock splits – see Note 1 – Description of Business and Basis of Presentation) shares of fully paid and non-assessable shares of common stock (rounding up to the nearest share).

Each share of Series B Preferred Stock and each share of Series C Preferred Stock are convertible at the option of the holder at any time into such number of shares of common stock as is determined by dividing the Issue Price by the relevant Conversion Price (in each case, subject to adjustment). As of June 30, 2024, there were no shares of Series B Preferred Stock issued and outstanding. As of June 30, 2024, each share of Series C Preferred Stock is convertible into 0.002183 (giving effect to the reverse stock split – see Note 1 – Description of Business and Basis of Presentation) shares of fully paid and nonassessable shares of common stock (rounding up to the nearest share).

F-33

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Each share of Series C Preferred Stock will automatically be converted into shares of common stock at the applicable conversion rate at the time in effect immediately upon (A) the issuance of shares of common stock underlying the Series C Preferred Stock being registered pursuant to the Securities Act of 1933 and such registration remaining effective, (B) the trading price for the Company’s common stock being more than two times the Series C Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of the Company’s common stock during such 20 trading days is equal to or greater than $4.0 million.

The Series D Preferred Stock is convertible at the option of each holder at any time into the number of shares of common stock determined by dividing the Series D Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series D Conversion Price, subject to adjustment as set in the Certificate of Designation. As of June 30, 2024, each share of Series D is convertible into 0.000047 (giving effect to the reverse stock split – see Note 1 – Description of Business and Basis of Presentation) shares of fully paid and nonassessable shares of common stock (rounding up to the nearest share).

Each share of Series D Preferred Stock will automatically be converted into shares of common stock at the applicable Conversion Rate at the time in effect immediately upon (A) the issuance of shares of common stock underlying the Series D Preferred Stock being registered pursuant to the Securities Act and such registration remaining effective, (B) the trading price for the Company’s common stock being more than two times the Series D Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of the Company’s common stock during such 20 trading days is equal to or greater than $27.5 million.

Voting Rights

The holders of shares of common stock and Series A, Series B, and Series C Preferred Stock at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, must be approved by a majority in interest of the affected series of Preferred Stock, as the case may be.

Each holder of common stock, Series B Preferred Stock, and Series C Preferred Stock has the right to one vote for each share of common stock into which such Series B Preferred Stock and/or Series C Preferred Stock, as applicable, could be converted. Each holder of Series A Preferred has the right to 1,000 votes per share held of record by such holder (this right will terminate on November 5, 2024).

The holders of Series D Preferred Stock have no voting rights except for protective voting rights (one vote for each share) in cases such as approval of a liquidation event, authorization of the issue of securities having a preference over or parity with the Series D Preferred Stock with respect to dividends, liquidation, redemption or voting, entering a merger or consolidation, etc.

F-34

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – LOSS PER SHARE

Earnings per common share (“EPS”) is computed by dividing net income allocated to common stockholders by the weighted average shares of common stock outstanding. Diluted EPS is computed by dividing income allocated to common stockholders plus dividends on dilutive convertible preferred stock by the weighted-average shares of common stock outstanding plus amounts representing the dilutive effect of outstanding warrants and the dilution resulting from converting convertible preferred stock, if applicable. For the three and nine months ended June 30, 2024 and 2023, outstanding warrants, convertible debt, and shares of Preferred Stock were excluded from the diluted share count because the result would have been antidilutive under the “if-converted method.”

The following table presents the reconciliation of net loss attributable to common stockholders to net loss used in computing basic and diluted net income per share of common stock (giving effect to the reverse stock splits – see Note 1 - Description of Business and Basis of Presentation):

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(87,360,817)	$(308,858,234)	$(281,187,675)	$(800,047,339)
Less: preferred stock dividends waived/(accrued)	(23,066)	(13,125)	(66,412)	7,387,811
Less: financial result from exchange of Series C P/S for Series E P/S (see Note 18 - Series E Preferred Stock)	(8,604,029)	-	(8,604,029)	-
Net loss used in computing basic net loss per share of common stock	$(95,987,912)	$(308,871,359)	$(289,858,116)	$(792,659,528)

Net loss per share	$(7.91)	$(1,114.23)	$(37.92)	$(5,544.35)

Weighted average shares outstanding, basic and diluted	12,134,899	277,205	7,644,049	142,967

NOTE 11 – SHARE-BASED COMPENSATION

The Company has incentive plans that are part of its annual discretionary share-based compensation program. The plans include consultants, employees, directors, and officers. The Company has been issuing new shares of common stock under the share-based compensation programs, and cash has not been used to settle equity instruments granted under share-based payment arrangements.

F-35

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	For the three months ended June 30,		For the nine months ended June 30,
Composition of Share-Based Compensation Expense	2024	2023	2024	2023
CEO share based performance award liability revaluation	$1,415,059	$2,256,603	$(4,650,599)	$47,226,436
Share-based compensation to employees and directors	4,868,990	1,421,675	10,342,631	4,102,578
Share-based compensation to consultants (equity-classified)	1,681,508	903,264	2,954,081	7,367,107
Share-based compensation to consultants (liability-classified)	5,599,205	6,130,462	20,527,925	12,319,250
Total share-based compensation expense	$13,564,762	$10,712,004	$29,174,038	$71,015,371

Employees of the Company

Employees of the Company, including officers, are entitled to a number of shares of common stock specified in relevant offer letters and employment contracts and subject to the approval of our Board of Directors Compensation Committee. The total expense of share awards to employees represents the grant date fair value of the relevant number of shares to be issued. It is recognized, in correspondence with additional paid-in capital, over the service period. The majority of awards to employees are equity-classified. The liability related to liability classified stock-based compensation contracts with employees amounts to $75,000 on June 30, 2024. The Company has also accrued a liability (presented within “Accrued expenses and other current liabilities” in the consolidated balance sheets) in an amount of $0.2 million (or 88,290 shares of common stock at market price on June 30, 2024) to compensate employees for delay with the issuance of common stock per relevant offer letters and employment contracts.

Consultants

From time to time, the Company also issues share-based compensation to external consultants providing consulting, marketing, R&D, legal, and other services. The number of shares specified within individual agreements, or the monetary value of those shares, if applicable, is negotiated by our Chief Executive Officer and approved by the Compensation Committee of the Board of Directors. These costs are generally presented as professional fees within general and administrative, and certain qualifying costs may be presented as part of research and development expenses ($0.4 million over the nine months ended June 30, 2024).

A part of these share-based awards is classified as equity and accounted for, similar to stock-based compensation to employees. Another part of the Company’s share-based awards to consultants is classified as liabilities, mainly if the number of shares a consultant is entitled to is predominantly based on monetary value fixed in the contract. An accrued part of liability, in this case, is revalued each period based on the part of the services performed and the market price of the shares of common stock of the Company until a sufficient number of shares is issued. The liability to consultants as of June 30, 2024 amounted to $0.1 million. The Company generally practices prepayment for future services of the consultants by unrestricted shares of common stock. In this case, a prepaid asset is recognized on the balance sheet and is amortized over the period the consultant is delivering their services to the Company. These prepaid costs amounted to $4.3 million as of June 30, 2024.

F-36

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CEO Award Incentive Plans

The Company entered into a CEO Performance Stock Award Agreement, approved by the Board and by stockholders in 2022 (“2022 PSA Agreement”) and a CEO Performance Stock Award Agreement, approved by the Board and by stockholders in 2023 (“2023 PSA Agreement”). Under these plans, the Chief Executive Officer is entitled to share-based awards generally calculated as 1-3% of the outstanding number of shares of common stock, issuable upon achievement of specific financial and operational targets (milestones).

The costs (income) recognized within the line item “CEO share based performance award liability revaluation” in the table above represent both actual issuances of common stock under PSA Agreements and revaluation of these provisions for future probable awards. This share-based compensation is accrued over the service term when it is probable that the milestone will be achieved. The liability to issue stock (presented within non-current liabilities if the achievement is expected later than 12 months after the balance sheet date) is revalued on every balance sheet date based on the length of the service period, the current market price of the common stock, and on the number of shares of common stock outstanding - until the shares have been issued or until the fulfillment of the milestone requirements is no longer probable.

As of June 30, 2024, the accrual for future awards under 2023 PSA Agreement amounted to approximately $4.5 million. A part of this provision in the amount of $0.4 million has been recognized within non-current liabilities as the achievement and issuance of shares are expected more than 12 months after the balance sheet date. No remaining 2022 PSA Agreement awards are considered probable. Out of all remaining 2023 PSA Agreement awards, all awards are considered probable by the Company, except for Vehicle Completion Milestones and Accelerated Development Milestone, which has been achieved (Mullen has acquired a facility with existing equipment that allows the Company to expedite scaling of battery pack production in the USA).

NOTE 12 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	June 30, 2024	September 30, 2023
Provision for settlement expenses and legal fees	$32,781,788	$29,763,627
Tax payables	5,542,156	2,849,346
Accrued payroll	1,852,669	2,406,650
Accrued interest	1,751,479	1,548,724
Refund liability	652,200	652,200
Dividend payable	468,272	401,859
Accrued expense - other	330,100	3,988,382
Total	$43,378,664	$41,610,788

NOTE 13 – LIABILITY TO ISSUE STOCK AND ELOC COMMITMENT FEE

Liability to issue stock

The liability to issue stock on June 30, 2024 (current liability in the amount of $4.4 million and non-current liability in the amount of $0.4 million) represents mainly CEO incentive award provision to be settled in shares of common stock upon the achievement of specific targets (current liability in the amount of $4.1 million and non-current liability in the amount of $0.4 million), as well as certain liability-classified contracts with consultants (current liability in the amount of $0.1 million) and other parties (current liability in amount of $0.2 million). The liability on September 30, 2023 mainly related to CEO incentive award provision, see Note 11 - Share Based Compensation for more details.

F-37

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ELOC commitment fees

On May 21, 2024, the Company entered into the Equity Line of Credit (“ELOC”) Purchase Agreement (the “Purchase Agreement”) with Esousa LLC (the “Investor”), pursuant to which the Investor agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after July 5, 2024, and until the earlier of (i) the 36-month anniversary of the Commencement Date of July 16, 2024, or (ii) the termination of the ELOC Purchase Agreement in accordance with the terms thereof, shares of common stock, having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth below. In connection with the ELOC Purchase Agreement, the Company also entered into a registration rights agreement, pursuant to which the Company agreed to file a registration statement and any additional registration statements, with the SEC covering the resale of the shares of the Company’s common stock issued to Investor pursuant to the ELOC Purchase Agreement.

After the Commencement Date (as defined above), on any business day selected by the Company, the Company may, from time to time and at its sole discretion, direct the Investor to purchase a number of shares of common stock that does not exceed 20% of the trading volume on the Nasdaq Stock Market on the applicable purchase date at a purchase price per share equal to 94% of the lower of (i) the lowest daily VWAP of any trading day during the 15 trading days before, and including, the purchase date; and (ii) the closing price of the common stock on the applicable purchase date. The Company will control the timing and amount of any sales of its common stock to the Investor, and the Investor has no right to require the Company to sell any shares to it under the Purchase Agreement. Actual sales of shares of common stock to the Investor under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of its common stock, and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement. The Company’s right to direct the Investor to purchase shares is subject to certain conditions precedent, including continued listing on Nasdaq or another major stock exchange.

The Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock, then beneficially owned by the Investor and its affiliates, would result in the Investor and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of the Company’s common stock.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty. From and after the date of the Purchase Agreement until its termination, the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof), involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an exempt issuance as described in the Purchase Agreement. The Investor has agreed not to cause or engage in any manner whatsoever any direct or indirect short selling or hedging of the Company’s common stock.

As consideration for its commitment to purchase the Company’s common stock under the Purchase Agreement, the Company agreed to issue shares of common stock equal to $6.0 million divided by the lower of (i) the VWAP on the effective date of the Initial Registration Statement and (ii) the closing price of the common stock on the effective date of the Initial Registration Statement (the “Commitment Shares”) to the Investor. Half of the Commitment Shares will be issued upon the effective date of the Initial Registration Statement, and the remaining amount will be delivered upon stockholder approval of the issuance of shares in excess of the Exchange Cap (as defined above); provided that all Commitment Shares will be issued by the date that is 6 months from the date of the Purchase Agreement. The commitment fee of $6.0 million as of June 30, 2024, per the Purchase Agreement, could theoretically be settled with 2,500,000 shares of common stock.

F-38

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 – PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment consist of the following:

	June 30,	September 30,
	2024	2023
Buildings	$49,979,359	$48,081,466
Machinery and equipment	36,795,981	27,861,452
Construction-in-progress	7,860,376	5,180,642
Land	3,065,757	3,040,303
Other fixed assets	4,744,527	2,824,165
Total cost of assets excluding accumulated impairment	102,446,000	86,988,028
Less: accumulated depreciation	(19,191,336)	(4,955,243)
Property, Plant, and Equipment, net	$83,254,664	$82,032,785

During the year ended September 30, 2023, due to unfavorable market conditions, a decline of the market prices of the Company’s common stock, and budgeted performance misses compared to the budgets prepared previously, we have tested long-lived assets for recoverability. The test was performed on September 1, 2023, by management with the assistance of independent third-party valuation professionals, using both the discounted cash flow method and the guideline public company method. The fair value of the property, plant, and equipment of the ELMS/Legacy Mullen segment (classified in Level 3 of the fair value hierarchy) was determined on a standalone basis utilizing the cost and market approaches to value. The assets of Bollinger’s segment (see Note 4 - Segment information) were not impaired, except for goodwill impairment (see Note 6 - Goodwill and Other Intangible Assets). An impairment loss in the amount of $13,519,492 has been recognized with respect to the property, plant, and equipment of the ELMS/Legacy Mullen segment, primarily construction-in-progress and machinery and equipment.

No additional impairment has been recognized in respect of property, plant, and equipment during the nine months ended June 30, 2024. Depreciation expense related to property, plant, and equipment for the three and nine months ended June 30, 2024 was $2,584,157 and $14,264,452, respectively ($1,680,595 and $7,050,864 for the three and nine months ended June 30, 2023, respectively).

NOTE 15 – PREPAID EXPENSES AND PREPAID INVENTORY

	June 30, 2024	September 30, 2023
Prepaid expenses and prepaid inventory
Prepaid expense	$3,333,391	$8,850,311
Prepaid services	5,539,504	6,284,441
Prepaid inventory	12,424,986	5,063,965
Customs surety bond paid	2,600,000	-
Prepaid trade shows	139,937	2,731,352
Other prepayments	1,721,936	2,025,154
Total prepaid expenses and prepaid inventory	$25,759,754	$24,955,223

F-39

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – OPERATING EXPENSES

General and administrative expenses consist of the following:

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
Professional fees	$14,874,793	$5,250,063	$45,558,985	$51,884,123
Advertising and promotions	2,552,524	985,763	16,188,946	4,746,032
Settlements and penalties	6,116,450	2,327,286	14,777,522	8,592,635
Depreciation	2,235,199	1,680,595	13,318,147	7,050,864
Amortization	873,476	913,061	3,503,631	4,433,035
Compensation to employees	5,242,229	15,133,141	14,462,043	52,147,116
Utilities and office expense	1,076,999	996,997	4,139,924	2,064,100
Employee benefits	10,331,649	1,140,917	12,713,521	2,759,607
Listing and regulatory fees	1,047,596	1,415,003	3,175,362	4,150,348
Repairs and maintenance	405,975	302,623	1,774,935	684,920
Lease	382,290	273,234	1,354,916	1,948,288
Executive expenses and directors’ fees	281,984	73,759	893,895	363,825
Other	2,056,213	1,285,370	6,753,294	3,361,268
Total	$47,477,377	$31,777,812	$138,615,121	$144,186,161

The main portion of the Professional fees relate to stock-based compensation, see Note 11 - Share Based Compensation for additional information.

Research and Development

Research and development expenses for the nine months ended June 30, 2024 and 2023 were $54,486,237 and $51,188,991, respectively. Research and development expenses for the three months ended June 30, 2024 and June 30, 2023 were $14,292,744 and $22,088,011, respectively. Costs are expensed as incurred. Research and development expenses are primarily comprised of external fees and internal costs for engineering, homologation, prototyping, and other expenses related to preparation for the production of electric vehicles such as Mullen Five EV, Mullen One EV cargo van, etc.

NOTE 17 – LEASES

We have entered into various operating lease agreements for certain offices, manufacturing and warehouse facilities, and land. Operating leases led to recognition of right-of-use assets, and current and noncurrent portion of lease liabilities. These right-of-use assets also include any lease payments made and initial direct costs incurred at lease commencement and exclude lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We have lease agreements that require payments for both lease and non-lease components and have elected to account for these as a single lease component. Certain leases provide for annual increases to lease payments based on an index or rate.

On November 1, 2023, the Company entered a 5-year lease agreement for premises of approximately 122,000 sq. ft. in Fullerton, California, designated for light manufacturing and distribution of electric vehicle batteries. Base rent is $2.992 million for the first year (and increases approximately 4% yearly), and additional operating expenses are approximately $715 thousand in the first year with subsequent annual recalculation. Security deposit paid to the landlord is approximately $1 million.

F-40

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents information regarding our lease assets and liabilities.

	June 30, 2024	September 30, 2023
Assets:
Operating lease right-of-use assets	$11,787,983	$5,249,417
Liabilities:
Operating lease liabilities, current	(2,226,906)	(2,134,494)
Operating lease liabilities, noncurrent	(12,338,011)	(3,566,922)
Total lease liabilities	$(14,564,917)	$(5,701,416)
Weighted average remaining lease terms:
Operating leases (in years)	5.23	3.98
Weighted average discount rate:
Operating leases	28%	28%

For the three and nine months ended June 30, 2024, we recognized impairment of right-of-use assets in the amount of $30 thousand and $3.2 million, respectively (none during the three and nine months ended June 30, 2023).

	For the three months ended June 30,		For the nine months ended June 30,
	2024	2023	2024	2023
Operating lease costs:
Fixed lease cost	$1,355,952	$330,175	$4,292,916	$887,294
Variable and short-term lease cost	100,210	85,298	350,533	147,120
Sublease income	(150,413)	(108,127)	(462,363)	(201,875)
Total operating lease costs	$1,305,749	$307,346	$4,181,086	$832,539

The following table reflects the maturities of operating lease liabilities on June 30, 2024:

Years ending September 30,
2024 (3 months)	$945,167
2025	6,500,102
2026	5,077,875
2027	5,029,859
2028	4,830,545
Thereafter	7,352,924
Total lease payments	$29,736,472
Less: imputed interest	(15,171,555)
Carrying amount of lease liabilities	$14,564,917

NOTE 18 – SERIES E PREFERRED STOCK

On May 31, 2024, the Company entered into the Settlement Agreement and Release with Ault Lending, LLC, under which the Company issued $3.0 million of, or 76,923, shares of the Company’s Series E Preferred Stock in exchange for the cancellation of 1,211,299 shares of the Company’s Series C Preferred Stock held by Ault Lending. Under the terms of the Company’s Second Amended and Restated Certificate of Incorporation, such shares of Series C Preferred Stock, including undeclared dividends, had a redemption value of approximately $14.9 million.

F-41

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has designated 76,950 shares of Series E Preferred Stock, generally with the following terms.

Conversion and Exchange. The Series E Preferred Stock is convertible at the option of each holder at any time into the number of shares of common stock, determined by dividing the Series E Original Issue Price by the Series E Conversion Price in effect on the date of conversion. “Series E Original Issue Price” means $39.00 per share for each share of the Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalization, or the like for the Series E Preferred Stock). The initial “Series E Conversion Price” means $3.90 per share, subject to adjustment. Based on this formula, each share of Series E Preferred Stock is currently convertible into 10 shares of common stock. If any shares of Series E Preferred Stock are converted, redeemed, or reacquired by the Company, such shares may not be reissued and will automatically be retired and canceled and resume the status of authorized but unissued shares of preferred stock. The Series E Preferred Stock will not be convertible by a holder to the extent that such holder or any of its affiliates would beneficially own more than 9.99% of the common stock.

Voting Rights. Holders of the Series E Preferred Stock are entitled to vote on an as-converted-to-Common-Stock basis, have full voting rights and powers equal to the voting rights and powers of the holders of the common stock, and are entitled to vote together with the common stock for any question upon which holders of common stock have the right to vote. In addition, approval of holders of a majority of the shares of Series E Preferred Stock, voting as a separate class, is required to (i) alter or change the powers, preferences, or rights of the Series E Preferred Stock to affect them adversely, (ii) amend the Certificate of Incorporation or other charter documents in a manner adverse to the holders of Series E Preferred Stock, (iii) increase the number of authorized shares of Series E Preferred Stock, or (iv) enter into any agreement for any of the foregoing.

Dividends. Holders of the Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis, disregarding for such purpose any conversion limitations hereunder) to and in the same form as dividends paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. No other dividends will be paid on shares of Series E Preferred Stock.

Liquidation, Dissolution, and Winding Up. In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of the Series E Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the common stock, but subject to and after the distribution of proceeds to the Series A preferred stock, Series C preferred stock and Series D preferred stock, because of their ownership thereof, an amount per share equal to the Series E Original Price (as described above), plus declared but unpaid dividends on such share.

Pursuant to the Settlement Agreement, Series E holders, at their discretion, were also permitted to exchange, under Section 3(a)(9) of the Securities Act, or any other applicable securities exemption, some or all of the shares of Series E Preferred Stock for an equal dollar amount of Notes (maturing in 4 months) and Warrants (exercisable within 5 years) under additional investment rights of the Securities Purchase Agreement. For more information on these Notes and Warrants, see Note 7 - Debt, $50 Million Convertible Notes and Warrants.

The Series E Preferred Stock has been recognized at fair value of $8.6 million. As the Notes and Warrants conversion (exchange) option fair value significantly exceeded the fair value of the conventional conversion option, and the value of other rights available to Series E Preferred Stockholders was not likely to exceed this difference, the fair value of Series E Preferred Stock on initial recognition was determined based on fair value of the Notes and Warrants conversion (exchange) option, similar to calculating fair value of warrants issued under the Securities Purchase Agreement (see Note 7 - Debt, $50 Million Convertible Notes and Warrants).

The difference of $8.6 million between the carrying amount of extinguished Series C Preferred Stock and the fair value of issued Series E Preferred Stock was recognized in additional paid-in capital and decreased losses per share (see Note 10—Loss per share).

After the balance sheet date, on July 8, 2024, all 76,923 shares of Series E Preferred Stock were exchanged for Senior Secured Convertible Notes with an initial aggregate principal amount of $3.2 million, or $3.0 million including the 5% original issue discount, and 1,150,416 Warrants (see Note 7 - Debt, $50 Million Convertible Notes and Warrants).

F-42

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 – CONTINGENCIES AND CLAIMS

ASC 450.20 governs the disclosure and recognition of loss contingencies, including potential losses from litigation, regulation, tax, and other matters. The accounting standard defines a “loss contingency” as “an existing condition, situation, or set of circumstances involving uncertainty as to possible loss to an entity that will ultimately be resolved when one or more future events occur or fail to occur.” ASC 450 requires accrual for a loss contingency when it is probable that one or more future events will occur, confirming the fact of loss and the amount of the loss can be reasonably estimated. Under this standard, an event is probable when it is likely to occur.

Occasionally, we are subject to asserted and actual claims and lawsuits arising in the ordinary course of business. Company management reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. We recognize accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and disclose the amount accrued and the amount of a reasonably possible loss over the amount accrued if such disclosure is necessary for our consolidated financial statements. As required by ASC 450, we do not record liabilities when the likelihood is not probable or when the likelihood is probable but the amount cannot be reasonably estimated. To estimate whether a loss contingency should be accrued, management evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss.

The outcomes of our legal proceedings and other contingencies are inherently unpredictable, subject to significant uncertainties. They could be material to our operating results and cash flows for a particular period. At least quarterly, we evaluate developments in our legal proceedings and other contingencies that could affect the amount of liability, including amounts over any previous accruals and reasonably possible losses disclosed, and make adjustments and changes to our accruals and disclosures as appropriate. For the matters we disclose that do not include an estimate of the amount of loss or range of losses, such an estimate is not possible or is immaterial, and we may be unable to estimate the possible loss or range of losses that could potentially result from the application of non-monetary remedies. Until the final resolution of such matters, if any of our estimates and assumptions change or prove to have been incorrect, we may experience losses over the amounts recorded, which could have a material effect on our business, consolidated financial position, results of operations, or cash flows.

Information regarding our legal proceedings is contained in Note 19—Contingencies and Claims of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended September 30, 2023. Other than as set forth herein, there are no additional updates to the legal proceedings involving the Company and/or its subsidiaries.

TOA Trading LLC Litigation

On April 8, 2022, TOA Trading LLC and Munshibari LLC (“Plaintiffs”) filed a complaint against the Company and Mullen Technologies, Inc. in the United States District Court for the Southern District of Florida. Plaintiffs bring claims for breach of contract, or unjust enrichment, related to an unpaid alleged finder’s fee in connection with a merger, and seek damages, pre- and post-judgment interest, as well as an award of reasonable fees and expenses.

During May and June 2024, the Company fully settled the matter for a cash payment of $537,500 and stock-based payments valued at $537,500.

F-43

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The GEM Group

On September 21, 2021, the GEM Group filed an arbitration demand and statement of claim with the American Arbitration Association against Mullen, seeking declaratory relief and damages. On August 3, 2023, the arbitrator ordered Mullen to deposit $7,000,000 into an interest-bearing escrow account with a commercial bank or brokerage firm. That amount was released to the GEM Group in May 2024.

On November 17, 2023, the arbitrator issued the Partial Final Award on Liability, finding that Mullen and Mullen Technologies, Inc. (“MTI”) had repudiated and breached the securities purchase agreement and a related agreement (the “GEM Agreements”). On December 28, 2023, Mullen and MTI filed a complaint against the GEM Group and Christopher F. Brown in the United States District Court for the Southern District of New York, alleging, among other things, that the GEM Group and Mr. Brown engaged in an unlawful securities transaction under the federal securities laws by entering into the GEM Agreements while the GEM Group was operating as an unregistered dealer. The complaint seeks an order declaring, among other things, that the GEM Agreements are void ab initio.

On January 24, 2024, the arbitrator ordered Mullen to deposit an additional $24,114,921 into escrow on or before March 9, 2024. The GEM Group moved to the United States District Court to confirm that second interim order. On January 29, 2024, the parties completed the briefing on the issues of damages and allocation. On April 8, 2024, the District Court stayed the action filed by Mullen and MTI against the GEM Group and Christopher F. Brown.

On May 10, 2024, the arbitrator issued his final award, awarding the GEM Group $26,752,627 in damages for breach of the relevant agreements and $3,830,943.26 in attorney fees and certain administrative costs. On June 11, 2024, the United States District Court confirmed the second interim order. On July 10, 2024, Mullen moved into the United States District Court for the Southern District of New York for an order vacating the arbitration awards and denying GEM’s anticipated motion to confirm those awards.

The Company has paid $7 million and accrued additional expected settlement expenses as of June 30, 2024.

Mullen Stockholder Litigation

In re Mullen Automotive, Inc. Securities Litigation

On May 5, 2022, Plaintiff Margaret Schaub, a purported stockholder, filed a putative class action complaint in the United States District Court Central District of California against the Company, as well as its Chief Executive Officer, David Michery, and the Chief Executive Officer of a predecessor entity, Oleg Firer (the “Schaub Lawsuit”). This lawsuit was brought by Schaub both individually and on behalf of a putative class of the Company’s shareholders, claiming false or misleading statements regarding the Company’s business partnerships, technology, and manufacturing capabilities and alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder. An amended complaint was filed on September 23, 2022, asserting claims against the Company, Mullen Technologies, Inc., and Mr. Michery. The Schaub Lawsuit seeks to certify a putative class of shareholders, seeks monetary damages, and an award of reasonable fees and expenses.

As of June 30, 2024, the Company has created a provision for losses expected to arise from this litigation.

David Gru v. Mullen Automotive Inc.

On May 12, 2022, David Gru, a purported stockholder, filed a putative class action lawsuit in the United States District Court for the Central District of California against the Company, Mr. Michery, and Mr. Firer (the “Gru Lawsuit”). This lawsuit was brought by Gru both individually and on behalf of a putative class of Mullen’s shareholders, claiming false or misleading statements regarding Mullen’s business partnerships, technology, and manufacturing capabilities and alleging violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5. The Gru Lawsuit sought to declare the action to be a class action and sought monetary damages, pre-judgment and post-judgment interest, and an award of reasonable fees and expenses. On August 4, 2022, the Court consolidated this action into the Schaub Lawsuit and ordered this action administratively closed.

F-44

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In re Mullen Automotive, Inc. Derivative Litigation

On August 1, 2022, Jeff Witt and Joseph Birbigalia, purported stockholders, filed a shareholder derivative action in the United States District Court for the Central District of California, purportedly in the right and for the benefit of the Company as a nominal defendant, against Mr. Michery, Mr. Firer, and current or former Company directors Ignacio Novoa, Mary Winter, Kent Puckett, Mark Betor, William Miltner and Jonathan New (the “Witt Lawsuit”). The Witt lawsuit asserts claims for breach of fiduciary duty, unjust enrichment, abuse of control, waste of corporate assets, and violation of Section 14 of the Exchange Act primarily concerning the issues and claims asserted in the Schaub Lawsuit. The Witt Lawsuit seeks monetary damages and an award of reasonable fees and expenses.

The Company has accrued expected settlement expenses as of June 30, 2024.

Hany Morsy v. David Michery et al.

On September 30, 2022, Hany Morsy, a purported stockholder, filed a shareholder derivative action in the United States District Court for the Central District of California, purportedly in the right and for the benefit of the Company as a nominal defendant, against Mr. Michery, Mr. Firer, former Company officer and director, Jerry Alban, and Company directors Mr. Novoa, Ms. Winter, Mr. Puckett, Mr. Betor, Mr. Miltner, and Mr. New (the “Morsy Lawsuit”). This lawsuit asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and violation of Section 14 of the Exchange Act primarily concerning the issues and claims asserted in the Schaub Lawsuit. The Morsy Lawsuit seeks to direct the Company to improve its corporate governance and internal procedures. Also, it seeks monetary damages, pre-judgment and post-judgment interest, restitution, and an award of reasonable fees and expenses. On November 8, 2022, the Court consolidated this matter and the Witt Lawsuit (see above).

Chosten Caris v. David Michery

On April 27, 2023, Chosten Caris, a purported stockholder, filed a complaint against Mr. Michery in the Eighth Judicial Circuit In and For Alachua County, Florida (the “Caris Lawsuit”). This lawsuit purports to seek damages for claims arising under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. The Caris Lawsuit also seeks punitive damages. On May 17, 2023, Mr. Michery removed the Caris Lawsuit to the United States District Court for the Northern District of Florida.

No loss provision has been accrued regarding this matter as of June 30, 2024, as the Company can reasonably estimate neither the probability of the loss nor its magnitude (if any) based on all information presently available to management.

Trinon Coleman v. David Michery et al.

On December 8, 2023, Trinon Coleman, a purported stockholder, filed a shareholder derivative action in the Court of Chancery for the State of Delaware, purportedly in the right and for the benefit of the Company as a nominal defendant, against Mr. Michery, and Company directors Mr. Puckett, Ms. Winter, Mr. Betor, Mr. Miltner, and Mr. New (the “Coleman Lawsuit”). This lawsuit asserts claims for breach of fiduciary duty, insider trading, and unjust enrichment primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Coleman Lawsuit seeks to direct the Company to improve its corporate governance and internal procedures, and also seeks monetary damages and an award of reasonable fees and expenses.

No loss provision has been accrued regarding this matter as of June 30, 2024, as the Company can reasonably estimate neither the probability of the loss nor its magnitude (if any) based on all information presently available to management.

F-45

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other contingencies

Accrued debt settlement

As discussed in the Note 7 - Debt, section “Non-convertible promissory note (terminated)”, on December 18, 2023, Mullen entered into a Debt Agreement to issue a non-convertible secured promissory note with a principal amount of $50 million, purchased for $32 million, reflecting an $18 million original issue discount. The funds contemplated by the Debt Agreement have not been received and, on May 7, 2024, the Debt Agreement has been terminated. The $18 million original issue discount was considered a settlement cost related to a dispute. The costs have been accrued as of September 30, 2023, and, since the loss is no longer probable, the accrual was released to decrease “Settlements and penalties” of the operating expenses (see Note 16 - Operating Expenses) during the three months ending June 30, 2024.

NOTE 20 – RELATED PARTY TRANSACTIONS

Related Party Receivable

Prior to its spinoff as a separate entity and the closing of the Merger on November 5, 2021, the Company operated as a division of MTI, an entity in which the Company’s CEO had a controlling financial interest and in which he was CEO and Chairman. After the spinoff transaction and Merger on November 5, 2021, the Company processed and disbursed payroll and related compensation benefits for 11 employees who provided services only to MTI and rent costs for facilities utilized by MTI pursuant to a Transition Services Agreement (“TSA”). The terms of the TSA required MTI to repay monthly the amounts advanced by the Company, with penalties calculated at the lower of the prime rate plus 1% or the maximum rate under applicable law charged on the unpaid amounts. The terms of the TSA did not provide for any other payment processing service fee from MTI to the Company except the interest fee on overdue advance balances.

On March 31, 2023, the Company converted approximately $1.4 million of these advances to MTI to a note receivable from MTI. The note bore interest at 10% per year and would mature on March 31, 2025, with a default rate of 15% per annum. By the end of the 2023 fiscal year, the note principal had been increased by an additional $0.4 million. The Company incurred approximately $2.5 million and $2.1 million of disbursements on behalf of MTI and charged penalties and interest in amounts of approximately $238 thousand and $179 thousand by December 31, 2023, and September 30, 2023, respectively. Remaining advances, notes, and interest receivable as of September 30, 2023 were presented within non-current assets of the consolidated balance sheets.

On January 16, 2024, the Company terminated the Transition Services Agreement between the Company and Mullen Technologies, Inc., and received a cash payment in full settlement of all outstanding amounts (including outstanding notes receivable, advances, and related interest and penalties) of approximately $2.7 million.

Director Provided Services

For the three months ended June 30, 2024, our non-employee directors earned compensation for service on our Board of Directors and associated committees for $106 thousand in cash and $176 thousand in shares of common stock (for the nine months ended June 30, 2024 - $331 thousand in cash and $563 thousand in shares of common stock).

In addition, the following non-employee directors were engaged in certain other consulting contracts with the Company:

William Miltner

William Miltner is a litigation attorney who provides legal services to the Company. Mr. Miltner is also an elected Director of the Company. For the three and nine months ended June 30, 2024, Mr. Miltner, for services rendered, was entitled to $249 thousand and $955 thousand, respectively. Mr. Miltner has been providing legal services to us since 2020.

F-46

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Mary Winter

Mary Winter, Corporate Secretary and Director, is compensated for Corporate Secretary responsibilities at $5 thousand per month. For the three and nine months ended June 30, 2024, Ms. Winter is entitled to $15 thousand and $45 thousand in consulting fees, respectively.

NOTE 21 – SUBSEQUENT EVENTS

Company management has evaluated subsequent events through August 12, 2024, when these financial statements were available to be issued. Except as discussed below, management has determined that no subsequent events required recognition, adjustment to, or disclosure in the financial statements.

Additional investments after the balance sheet date

Pursuant to the Securities Purchase Agreement ($50 million convertible notes and warrants contract described in Note 7—Debt above), the following transactions took place after the balance sheet date:

●	On July 8, 2024, as part of the additional investment right, an investor exchanged 76,923 shares of Series E Preferred Stock for an initial aggregate principal amount of $3.2 million, or $3.0 million including the 5% original issue discount, of Convertible Notes and 1,150,416 Warrants.

●	On July 9, 2024, the Company held a special meeting of stockholders. For purposes of complying with Nasdaq Listing Rule 5635(d), shareholders approved issuance of shares of common stock (i) pursuant to senior secured convertible notes and related warrants, and any future adjustments of the conversion price of the notes and exercise price of the warrants, purchased pursuant to a Securities Purchase Agreement dated May 14, 2024, in excess of the 19.99% share cap, and (ii) pursuant to the ELOC Purchase Agreement in excess of the 19.99% share cap contained therein.

●	On July 9, 2024, as part of the obligated purchases, investors purchased an additional initial aggregate principal amount of $10.5 million, or $10.0 million including the 5% original issue discount, of Convertible Notes and also received 3,834,726 Warrants.

●	On July 15, 2024, as remaining part of the obligated purchases, investors purchased an additional initial aggregate principal amount of $29.0 million, or $27.5 million including the 5% original issue discount, of Convertible Notes and also received 10,545,490 Warrants.

In total, after the balance sheet date, investors purchased an additional aggregate principal amount of $39.5 million, or $37.5 million including the 5% original issue discount, of Senior Secured Convertible Notes (due in 4 months after execution date) and Warrants (exercisable within 5 years).

Stock issuances after the balance sheet date and exercise of remaining warrants

After the balance sheet date and by August 9, 2024, the Company issued 24,082,192 shares of common stock, mainly upon the exercise of warrants and conversion of notes described in the section entitled “$50 million convertible notes and warrants” of Note 7 - Debt above, and in accordance with the contracts with consultants.

F-47

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Additional investments in Bollinger

On July 26, 2024, Mullen Automotive Inc. entered into a Common Stock Purchase Agreement, by and among the Company and Bollinger Motors, Inc., a Company subsidiary, to acquire up to 467,869 newly issued shares of common stock of Bollinger Motors, representing approximately 33.37% of then outstanding equity ownership of Bollinger Motors on a fully-diluted basis (after giving effect to the conversion or exercise of any outstanding debt and equity securities or equivalents), for an aggregate purchase price of approximately $36.1 million in cash. This transaction may increase Mullen’s part of the equity ownership interests on a fully diluted basis from 60.0% to 72.2%.

At closing, $2.6 million of the purchase price was paid to Bollinger Motors and 33,048 shares were issued by Bollinger Motors to the Company. The remaining investment is subject to a financing condition that permits the Company to decide whether to allocate proceeds raised from various sources to complete any such installment payment. Through the date of this report, an additional $3.8 million of the purchase price was paid to Bollinger Motors for 49,119 shares.

Separately, for a period of eighteen months following July 26, 2024, the Company shall have the right to acquire up to 439,347 additional newly issued shares of Bollinger Motors at the same price per share of $77.16. Also, during the thirty-six month period following July 26, 2024, the Company shall have the right to purchase up to 100% of the total number of shares of Bollinger’s common stock subject to any Committed Third Party Financing at a purchase price that is 75% of the purchase price offered in such Committed Third Party Financing and otherwise on the same terms and conditions provided for in the Committed Third Party Financing. A “Committed Third Party Financing” means receipt by Bollinger Motors from a third party of an arm’s-length bona fide offer that is not subject to any contingencies and for which such third party has fully and irrevocably committed, in the opinion of the Bollinger Motors’ Board, to purchase the common stock, equivalents or other securities of Bollinger Motors.

Asset Purchase Agreement with Mullen Technologies, Inc.

On July 18, 2024, the Company entered into an Asset Purchase Agreement with Mullen Technologies, Inc. (“MTI”), pursuant to which the Company assumed a lease for premises located in Oceanside, California and all equipment and inventory in the premises, as well as staffing and other infrastructure for vehicle sales and repairs for consideration of $1.4 million. The Company’s CEO has a controlling financial interest and is Chairman of MTI, and one of the Company’s directors is CFO of MTI.

F-48

MULLEN AUTOMOTIVE INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2023 and 2022

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Mullen Automotive Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Mullen Automotive Inc., and subsidiaries (the “Company”) as of September 30, 2023, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the year ended September 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and the results of its operations and its cash flows for the year ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Revision to 2022 consolidated financial statements.

We have also audited the revision adjustments to 2022 consolidated financial statements to correct the immaterial disclosure errors as discussed in Note 20, Related Party Transactions, to the consolidated financial statements. In our opinion, such revision adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2022 consolidated financial statements of the Company other than with respect to the revision adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2022 consolidated financial statements taken as a whole.

Retrospective Adjustment for Reverse Stock Splits

We also have audited the retrospective adjustments to the 2022 consolidated financial statements to retrospectively apply the change due to reverse stock splits, as described in Note 1. In our opinion, such retrospective adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2022 consolidated financial statements of the Company other than with respect to these retrospective adjustments for the reverse stock splits and, accordingly, we do not express an opinion or any other form of assurance on the 2022 consolidated financial statements taken as a whole.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit.

We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Intangible Assets, Goodwill, Property, Plant and Equipment, and Other Assets Impairment Tests – Refer to Notes 6, 14 and 15 to the consolidated financial statements

Critical Audit Matter Description

As of September 30, 2023, the Company had intangible assets, net, of $104.2 million, property, plant and equipment, net, of $82.0 million and goodwill of $28.8 million.

Intangible assets are evaluated based on the asset group based on product as well as being evaluated between definite-lived and indefinite-lived intangible assets for the purpose of the impairment assessment. The Company assesses potential impairments whenever events or circumstances indicate that the asset may be impaired. For finite life intangible assets, if these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable. If the asset is not considered recoverable then an impairment charge is taken representing the difference between the fair value of the asset and its carrying amount. Intangible asset impairment charges recorded were $5.9 million for the year ended September 30, 2023.

An indefinite-lived intangible asset is considered impaired if the carrying amount exceeds the fair value of the asset group. In the case of the Company the indefinite lived intangible asset represents acquired in-process research and development assets for products that were not placed into service as of September 30, 2023. The fair value of the asset group was determined using the income approach. The Company did not recognize an impairment loss for the acquired in-process research and development assets in the financial statements for the year ended September 30, 2023.

For property, plant and equipment, if these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable. If the asset is not considered recoverable than an impairment charge is taken representing the difference between the fair value of the asset and its carrying amount. Property, plant and equipment impairment charges recorded were $13.5 million for certain equipment at the Mishawaka plant and $1.3 million for showroom vehicles for the year ended September 30, 2023.

Goodwill impairments are measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount. For the year ended September 30, 2023, a goodwill impairment charge of approximately $64.0 million was recorded for the Bollinger reporting unit.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included the following:

●	Inquiry of management regarding the development of the assumptions used in the valuation of the intangible assets, goodwill, property, plant and equipment, other assets and reporting units.

●	Testing management’s process included evaluating the appropriateness of the valuation models, testing the completeness, accuracy, and relevance of underlying data used in the models, and testing the reasonableness of significant assumptions, including the income projections and discount rates.

●	Tested the accuracy and completeness of company-produced data used by the specialist, and evaluated the relevance and reliability of externally obtained data. For assumptions provided to the specialist by the company, evaluated whether there is a reasonable basis for using each assumption considering whether other reasonably likely outcomes could materially affect the relevant financial statement assertions. Identified and evaluated significant assumptions used by the specialist for reasonableness.

●	To reflect the uncertainty inherent in the projections, we performed our own sensitivity analyses by increasing or decreasing the significant assumptions and evaluated the potential impact on the fair value. In addition, we tested the reconciliation of the fair value of the asset group developed by management to the market capitalization of the Company as of the valuation date.

●	Reviewed the credentials and evaluated the experience, qualifications and objectivity of the Company’s specialist, a third-party valuation firm.

●	Obtained an understanding of the nature of the work the Company’s specialist performed, including the objectives and scope of the specialist’s work; the methods or assumptions used; and a comparison of the methods or assumptions used with industry standards and historical data.

●	Identified and evaluated assumptions developed by the specialist considering assumptions generally used in the specialist’s field; supporting evidence provided by the specialist; existing market data; historical or recent experience and changes in conditions and events affecting the Company.

●	RBSM, LLP utilized professionals with specialized skill and knowledge to assist in evaluating the reasonableness of significant assumptions.

/s/ RBSM, LLP

RBSM LLP

We have served as the Company’s auditor since 2023.

Larkspur, California

January 16, 2024

PCAOB ID Number 587

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Mullen Automotive Inc.

Opinion on the Financial Statements

We have audited, before (1) the effects of the adjustments to retrospectively apply the effects of the reverse stock splits described in Note 1 (Reverse Stock Splits) and (2) the correction of the error on related party disclosures described in Note 20 (Correction of Related Party Disclosures), the accompanying consolidated balance sheet of Mullen Automotive Inc. (the Company) at September 30, 2022, and the related consolidated statements of operations, deficiency in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, (1) before the effects of the adjustments to retrospectively apply the reverse stock split described in Note 1 (Reverse Stock Splits) and (2) except for the related party disclosures described in Note 20 (Correction of Related Party Disclosures), the consolidated financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments for the retrospective effect of the Stock Splits described in Note 1 (Reverse Stock Splits) and/or the correction of the error described in Note 20 (Correction of Related Party Disclosures), and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments and disclosures are appropriate and have been properly applied. Those adjustments and disclosures were audited by RBSM LLP. (The 2022 consolidated financial statements before the effects of the adjustments discussed in Note 1 and the disclosures described in Note 20 are not presented herein).

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has sustained net losses, has indebtedness in default, and has a deficiency in working capital of approximately $36.0 million at September 30, 2022, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as whole, and we are not, by communicating the critical matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Valuation of Intangible Assets and Goodwill in Acquisitions

As described in Note 4 to the consolidated financial statements, the Company completed the 60% acquisition for consideration of $148.2 million (enterprise value $247.0 million) and the transaction was accounted for as a business combination. The Company recorded acquired intangible assets and goodwill at fair value on the date of acquisition using a discounted cash flow methodology. The methods used to estimate the fair value of acquired intangible assets and goodwill involve significant assumptions. The significant assumptions applied by management in estimating the fair value of acquired intangible assets included income projections and discount rates.

The principal considerations for our determination that performing procedures relating to the valuation of intangible assets in acquisitions are a critical audit matter are (1) there was a high degree of auditor judgment and subjectivity in applying procedures relating to the fair value of intangible assets acquired due to the significant judgment by management when developing the estimates and (2) significant audit effort was required in evaluating the significant assumptions relating to the estimates, including the income projections and discount rates. In addition, the audit effort involved the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others, reading the purchase agreements, and testing management’s process for estimating the fair value of intangible assets. Testing management’s process included evaluating the appropriateness of the valuation models, testing the completeness, accuracy, and relevance of underlying data used in the models, and testing the reasonableness of significant assumptions, including the income projections and discount rates. Evaluating the reasonableness of the income projections involved considering the current performance of the acquired business, the consistency with external market and industry data, and whether these assumptions were consistent with other evidence obtained in other areas of the audit. Professionals with specialized skill and knowledge were used to assist in evaluating the reasonableness of significant assumptions, including the discount rates, by comparing them against discount rate ranges that were independently developed using publicly available market data for comparable companies.

Accounting for Contracts that Qualify as Liabilities

As described in Note 13 to the consolidated financial statements, during the year, the Company had an insufficient number of authorized shares available for issuance for the conversion of Series C Preferred Stock and exercise of warrants to purchase common stock. These financial instruments were measured at fair value on a recurring basis until the Company had sufficient authorized common stock.

The principal considerations for our determination that performing procedures relating to the valuation of financial instruments is a critical audit matter are the significant judgment by management when developing the fair value of the liabilities. This in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s significant assumptions related to the valuation models used and related variable inputs used within those models.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing management’s process for developing the fair value estimate; evaluating the appropriateness of the valuation techniques; testing the completeness and accuracy of underlying data used in the model; and evaluating the significant assumptions used by management. Evaluating management’s assumptions related to the volatility amounts and discount rates involved evaluating whether the assumptions used by management were reasonable considering the current and historical performance, the consistency with external market and industry data, and whether these assumptions were consistent with evidence obtained in other areas of the audit.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

Fort Lauderdale, Florida

January 13, 2023

We have served as the Company’s auditor from 2020 to 2023.

MULLEN AUTOMOTIVE INC.

CONSOLIDATED BALANCE SHEETS

	September 30,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$155,267,098	$54,085,685
Restricted cash	429,372	30,289,400
Accounts receivable	671,750	-
Inventory	16,807,013	-
Prepaid expenses and other current assets	24,955,223	1,958,759
TOTAL CURRENT ASSETS	198,130,456	86,333,844
Property, plant, and equipment, net	82,032,785	14,803,716
Intangible assets, net	104,235,249	93,947,018
Deposit on ELMS assets purchase	-	5,500,000
Related party receivable	2,250,489	1,232,387
Right-of-use assets	5,249,417	4,597,052
Goodwill, net	28,846,832	92,834,832
Other non-current assets	960,502	3,345,631
TOTAL ASSETS	$421,705,730	$302,594,479

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$13,175,504	$6,109,425
Accrued expenses and other current liabilities	41,201,929	7,185,881
Dividends payable	401,859	7,762,255
Derivative liabilities	64,863,309	84,799,179
Liability to issue shares	9,935,950	10,710,000
Lease liabilities, current portion	2,134,494	1,428,474
Notes payable, current portion	7,461,492	3,856,497
Refundable deposits	429,372	289,000
Other current liabilities	7,000	90,372
TOTAL CURRENT LIABILITIES	139,610,909	122,231,083
Notes payable, net of current portion	-	5,164,552
Liability to issue shares, net of current portion	1,827,889	-
Lease liabilities, net of current portion	3,566,922	3,359,354
Deferred tax liability	3,891,900	14,882,782
TOTAL LIABILITIES	148,897,620	145,637,771

Commitments and Contingencies (Note 19)

STOCKHOLDERS’ EQUITY
Preferred stock; $0.001 par value; 500,000,000 preferred shares authorized;
Preferred Series D; 437,500,001 shares authorized; 363,097 and 4,359,652 shares issued and outstanding at September 30, 2023 and September 30, 2022, respectively (preference in liquidation of $159,000 and $1,909,091 at September 30, 2023 and 2022, respectively)	363	4,359
Preferred Series C; 40,000,000 shares authorized; 1,211,757 and 1,360,321 shares issued and outstanding at September 30, 2023 and September 30, 2022, respectively (preference in liquidation of $10,696,895 and $12,025,238 at September 30, 2023 and 2022, respectively)	1,212	1,360
Preferred Series A; 200,000 shares authorized; 648 and 1,924 shares issued and outstanding at September 30, 2023 and September 30, 2022, respectively (preference in liquidation of $836 and $2,482 at September 30, 2023 and 2022, respectively)	1	2
Common stock; $0.001 par value; 5,000,000,000 and 1,750,000,000 shares authorized at September 30, 2023 and September 30, 2022, respectively; 2,871,707 and 37,043 shares issued and outstanding at September 30, 2023 and 2022 respectively (*)	2,872	37
Additional paid-in capital (*)	2,071,110,126	948,598,587
Accumulated deficit	(1,862,162,037)	(889,907,455)
TOTAL STOCKHOLDERS’ EQUITY ATTRIBUTABLE TO THE COMPANY’S STOCKHOLDERS	208,952,537	58,696,890
Noncontrolling interest	63,855,573	98,259,819
TOTAL STOCKHOLDERS’ EQUITY	272,808,110	156,956,709
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$421,705,730	$302,594,479

(*)	Adjusted retroactively for reverse stock splits, see Note 1

The accompanying notes are an integral part of these consolidated financial statements.

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2023	2022
Revenue
Vehicle sales	$366,000	$-
Cost of sales	(273,882)	-
Gross margin	92,118	-

Operating expenses:
General and administrative	$215,846,132	$75,338,256
Research and development	77,387,336	21,650,840
Impairment of goodwill	63,988,000	-
Impairment of property, plant, and equipment, and other non-current assets	14,770,000	-
Impairment of intangible assets	5,873,000	-
Loss from operations	(377,772,350)	(96,989,096)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(506,238,038)	(484,421,258)
Gain / (loss) on derivative liability revaluation	(116,256,212)	(122,803,715)
Gain / (loss) extinguishment of debt, net	(6,246,089)	33,413
Gain / (loss) on financing	(8,934,892)	-
Gain / (loss) on sale of fixed assets	386,377	(50,574)
Gain / (loss) on lease termination	(125,000)	-
Interest expense	(4,993,140)	(26,949,081)
Penalty for insufficient authorized shares	-	(3,495,000)
Other income (expense), net	2,532,034	(5,647,841)
Net loss before income tax benefit	(1,017,647,310)	(740,323,152)

Income tax benefit/ (provision)	10,988,482	(1,600)
Net loss	(1,006,658,828)	(740,324,752)

Net loss attributable to noncontrolling interest	(34,404,246)	(791,946)
Net loss attributable to stockholders	(972,254,582)	(739,532,806)

Waived/(Accrued) accumulated preferred dividends	7,360,397	(40,516,440)

Net loss attributable to common stockholders after preferred dividends	$(964,894,185)	$(780,049,246)

Net Loss per Share	$(1,574.14)	$(63,085.26)

Weighted average shares outstanding, basic and diluted	612,964	12,365

The accompanying notes are an integral part of these consolidated financial statements.

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock, total
	(see Note 9 for details)		Common Stock		Paid-in
	Shares	Amount	Shares (*)	Amount (*)	Capital (*)		Accumulated Deficit	Noncontrolling Interest	Stockholders Equity
Balance, October 1, 2021	5,667,682	5,668	313	0	88,657,334	-	(150,374,649)	-	(61,711,647)
Cashless Warrant exercise	-	-	23,567	23	554,371,515		-	-	554,371,538
Dividends deemed and accrued on preferred stock	-	-	-	-	(40,516,440)		-	-	(40,516,440)
Issuance of common stock to settle liability to issue	-	-	6	-	1,034,812		-	-	1,034,812
Issuance of common stock for conversion of debt	-	-	778	1	18,138,099		-	-	18,138,100
Issuance of common stock for conversion of preferred stock	(94,999,089)	(95,000)	4,655	5	93,145		-	-	-
Issuance of common stock for note receivable	-	-	637	1	(1)		-	-	-
Issuance of common stock as payment of penalty to shareholder	-	-	248	-	3,494,999		-	-	3,495,000
Issuance of common stock for asset	-	-	5	-	141,000		-	-	141,000
Issuance of common stock issued for cash	-	-	2,920	3	42,335,078		-	-	42,335,080
Preferred shares issued for cash	92,139,375	92,139	-	-	141,009,395		-	-	141,101,534
Preferred shares issued in exchange for conversion of debt	2,829,029	2,829	-	-	24,988,926		-	-	24,991,755
Preferred shares issued to settle liability to issue	84,900	85	-	-	704,915		-	-	705,000
Beneficial conversion feature of convertible debt	-	-	-	-	3,336,854		-	-	3,335,005
Prefunded warrant issuance	-	-	-	-	15,000,000		-	-	15,000,000
Shares issued for business acquisition	-	-	2,827	3	41,577,644		-	-	41,577,647
Stock based compensation	-	-	1,087	1	43,739,691		-	-	43,739,692
Warrant issuances	-	-	-	-	10,491,621		-	-	10,491,621
Noncontrolling interest from Bollinger Motors acquisition	-	-	-	-	-		-	99,051,765	99,051,765
Noncontrolling interest loss since Bollinger Motors acquisition	-	-	-	-	-		-	(791,946)	(791,946)
Net loss	-	-	-	-	-	-	(739,532,806)	-	(739,532,806)
Balance, September 30, 2022	5,721,897	5,721	37,043	37	948,598,587	-	(889,907,455)	98,259,819	156,956,709

Cashless Warrant exercise	-	-	2,455,348	2,455	627,740,779		-	-	627,743,234
Issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	273,363,635	273,364	267,317	268	196,551,580		-	-	196,825,212
Issuance of common stock for conversion of convertible notes and interest	-	-	23,576	24	153,222,213		-	-	153,222,237
Issuance of common stock for conversion of preferred stock and dividends	(277,510,030)	(277,509)	12,138	12	277,477		-	-	(20)
Reclassification of derivatives to equity upon authorization of sufficient number of shares	-	-	-	-	47,818,884		-	-	47,818,884
Shares issued to settle note payable	-	-	2,758	3	13,736,400		-	-	13,736,403
Shares issued to extinguish penalty	-	-	1,022	1	5,519,999		-	-	5,520,000
Preferred shares series AA issued to officers	-	-	-	-	25,000		-	-	25,000
Preferred shares series AA refund	-	-	-	-	(25,000)		-	-	(25,000)
Share-based compensation	-	-	127,128	127	75,894,355		-	-	75,894,482
Preferred stock dividends waiver	-	-	-	-	7,360,397		-	-	7,360,397
Common stock purchased and retired	-	-	(57,000)	(57)	(5,610,543)		-	-	(5,610,600)
Shares issued to avoid fractional shares on reverse stock split	-	-	2,377	2	(2)		-	-	0
Noncontrolling interest	-	-	-	-	-		-	(34,404,246)	(34,404,246)
Net loss	-	-	-	-	-	-	(972,254,582)	-	(972,254,582)
Balance, September 30, 2023	1,575,502	1,576	2,871,707	2,872	2,071,110,126	-	(1,862,162,037)	63,855,573	272,808,110

(*)	Adjusted retroactively for reverse stock splits, see Note 1

The accompanying notes are an integral part of these consolidated financial statements.

MULLEN AUTOMOTIVE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(1,006,658,828)	$(740,324,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,388,299	3,282,285
Stock-based compensation	85,441,869	43,715,242
Deferred income taxes	(10,990,882)	1,600
Revaluation of derivative liabilities	116,256,212	122,803,715
Initial recognition of derivative liabilities	513,052,038	484,421,258
Impairment of goodwill	63,988,000	-
Impairment of property, plant, and equipment, and other non-current assets	14,770,000	-
Impairment of intangible assets	5,873,000	-
Non-cash financing loss on over-exercise of warrants	8,934,892	-
Non-cash interest and other operating activities	199,998	13,883,637
Amortization of debt discount	662,047	19,595,915
Loss/(gain) on asset disposal	(386,377)	50,574
Loss/(gain) on extinguishment of debt	6,246,089	41,096

Changes in operating assets and liabilities:
Prepaids and other current assets	(22,687,245)	3,114,540
Inventories	(16,807,013)	-
Accounts payable	7,784,136	1,192,113
Accrued expenses and other liabilities	38,500,352	(18,013,899)
Right of use assets and lease liabilities	261,222	441,066
Net cash used in operating activities	(179,172,191)	(65,795,610)

Cash Flows from Investing Activities
Purchase of equipment	(14,508,004)	(11,606,944)
Purchase of intangible assets	(498,431)	(415,181)
ELMS assets purchase	(92,916,874)	(5,500,000)
Acquisition of Bollinger Motors, Inc, net of cash acquired	-	(29,631,984)
Net cash used in investing activities	(107,923,309)	(47,154,109)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable	170,000,000	12,240,353
Payment of notes payable	(20,694,353)	(15,100,768)
Proceeds from issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	196,999,970	142,873,667
Reimbursement for over issuance of shares	17,721,868	-
Payments to acquire treasury stock	(5,610,600)	-
Proceeds from issuance of common stock	-	42,269,378
Proceeds from issue of prefunded warrants	-	15,000,000
Net cash provided by financing activities	358,416,885	197,282,630

Increase in cash	71,321,385	84,332,911
Cash, cash equivalents and restricted cash (in amount of $30,289,400), beginning of period	84,375,085	42,174
Cash, cash equivalents and restricted cash (in amount of $429,372), ending of period	$155,696,470	$84,375,085

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$122,501	$1,407,988
Cash paid for taxes	-	-

Supplemental Disclosure for Non-Cash Activities:
Convertible notes and interest - conversion to common stock	$167,070,343	$17,339,000
Exercise of warrants recognized earlier as liabilities	627,836,463	555,161,139
Reclassification of derivatives to equity upon authorization of common shares	47,818,882	-
Waiver of dividends by stockholders	7,387,808	-
Common stock issued to extinguish other liabilities	5,524,838	-
Notes issued to extinguish liability to issue stock	11,597,571	-
Right-of-use assets obtained in exchange of operating lease liabilities	2,112,773	4,081,716
Extinguishment of financial liabilities by sale of property	238,259
Extinguishment of operational liabilities by sale of property	760,669	-
Preferred shares issued in exchange for convertible debt	-	24,988,926
Stock based payment for business acquired	-	41,577,647
Conversion of a note payable to a liability to issue shares	-	10,413,900

The accompanying notes are an integral part of these consolidated financial statements.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Mullen Automotive Inc., a Delaware corporation (“MAI”, “Mullen”, “we” or the “Company”), is a Southern California-based development-stage electric vehicle company that operates in various verticals of businesses focused within the automotive industry.

Mullen Automotive Inc., a California corporation (“Previous Mullen”), was originally formed on April 20 2010, as a developer and manufacturer of electric vehicle technology and operated as the Electric Vehicle (“EV”) division of Mullen Technologies, Inc. (“MTI”) until November 5, 2021, at which time Previous Mullen underwent a capitalization and corporate reorganization by way of a spin-off to its shareholders, followed by a reverse merger with and into Net Element, Inc., which was accounted for as a reverse merger transaction, in which Previous Mullen was treated as the acquirer for financial accounting purposes. (the “Merger”). The Company changed its name from “Net Element, Inc.” to “Mullen Automotive Inc” and the Nasdaq ticker symbol for the Company’s common stock changed from “NETE” to “MULN” on the Nasdaq Capital Market at the opening of trading on November 5, 2021.

Mullen is building and delivering the newest generation of Commercial Trucks. We also have a portfolio of high-performance Passenger vehicles in various stages of Product Development for launch in subsequent years.

Acquisition of controlling interest in Bollinger Motors, Inc. (see Note 4) in September 2022 positioned Mullen into the medium duty truck classes 4-6, along with the Sport Utility and Pick Up Trucks EV segments. First Bollinger vehicles are expected to be sold in 2024.

The second acquisition (see Note 4) was in October 2022, when the U.S. Bankruptcy Court approved the Company acquisition ELMS’ (Electric Last Mile Solutions) assets in an all-cash purchase. With this transaction, Mullen acquired ELMS’ manufacturing plant in Mishawaka Indiana and all the intellectual property needed to engineer and build Class 1 and Class 3 electric vehicles. These vehicles are intended for sale primarily on the US markets. First vehicles produced by this manufacturing plant have been delivered to customers during the year ended September 30, 2023.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Mullen Investment Properties LLC, a Mississippi corporation, Ottava Automotive, Inc., a California corporation, Mullen Real Estate, LLC, a Delaware corporation, as well as a 60%-owned subsidiary Bollinger Motors Inc., a Delaware corporation. Intercompany accounts and transactions have been eliminated, if any.

Noncontrolling interest presented in these consolidated financial statements relates to the portion of equity (net assets) in subsidiaries not attributable, directly or indirectly, to Mullen. Net income or loss are allocated to noncontrolling interests by multiplying the relative ownership interest of the noncontrolling interest holders for the period by the net income or loss of the entity to which the noncontrolling interest relates.

The financial statements reflect the consolidated financial position and results of operations of Mullen, which have been prepared in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”).

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reverse Stock Splits

In January 2023, the Company’s stockholders, in an effort for the Company to regain compliance with NASDAQ listing rules, approved a proposal to authorize the Board of the Company (the “Board”) to implement a reverse stock split of the outstanding shares of the Company’s common stock at a ratio up to 1-for-25. Pursuant to such authority granted by the Company’s stockholders, the Board approved a reverse stock split of the Company’s common stock at a rate of 1-for-25 shares of common stock, which resulted in a reduction in the number of outstanding shares of common stock and a proportionate increase in the value of each share. The common stock began trading on a reverse split-adjusted basis on the NASDAQ on May 4, 2023.

In August 2023, the Company’s stockholders approved a proposal to authorize the Board to implement a second reverse stock split of the outstanding shares of the Company’s common stock at a ratio up to 1-for-100. Pursuant to such authority granted by the Company’s stockholders, the Board approved a reverse stock split of the Company’s common stock at a rate of 1-for-9 shares of common stock, which resulted in a reduction in the number of outstanding shares of common stock and a proportionate increase in the value of each share. The common stock began trading on a reverse split-adjusted basis on the NASDAQ on August 11, 2023.

In December 2023, the stockholders approved a proposal to authorize a reverse stock split of the Company’s common stock at a ratio within the range of 1-for-2 to 1-for-100, as determined by the Board of the Company. The Board approved a 1-for-100 reverse stock split effective on December 21, 2023. As a result of the reverse stock split, every 100 shares of the Company’s pre-reverse stock split common stock combined and automatically became 1 share of common stock.

As a result of the reverse stock splits, the number of shares of common stock that can be issued upon exercise of warrants, preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split, was appropriately adjusted pursuant to their applicable terms for the reverse stock splits. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant was increased, pursuant to their terms, in inverse proportion to the split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of common stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the reverse stock splits.

The reverse stock splits have not changed the authorized number of shares or the par value of the common stock nor modified any voting rights of the common stock.

No proportionate adjustment was made to the number of shares reserved for issuance pursuant to the Company’s 2022 Equity Incentive Plan as per decision of stockholders that approved an amendment to the Plan in August 2023, increasing the maximum aggregate number of shares of common stock and stock equivalents available for the grant of awards under the 2022 Plan by an additional 52,000,000 shares, which amount is not subject to any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company.

No fractional shares were issued in connection with the reverse stock splits. All fractional shares were rounded up to the nearest whole share. The number and par value of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock were not affected by the reverse stock splits, but their conversion ratios have been proportionally adjusted. There were no outstanding shares of Series B Preferred Stock as of the effective date of the reverse stock splits.

The Company retroactively adjusted its historical financial statements to reflect the reverse stock splits (See Note 10 for reverse stock splits effect on loss per share). All issued and outstanding common stock and per share amounts contained in the financial statements have been adjusted to reflect the reverse stock splits for all periods presented. The common stock and additional paid-in-capital line items of the financial statements were adjusted to account for the reverse stock splits for all periods presented (with $833,431 and $7,048 value of common stock decreased and additional paid-in-capital increased on September 30, 2022, and on October 1, 2021, respectively).

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The impact of the reverse stock splits on the shares of common stock previously reported for the fiscal year ended September 30, 2022 was as follows:

	Pre-RSS	Adjustment to RSS 1:25	Adjustment to RSS 1:9	Adjustment to RSS 1:100	Total post-RSS
Balance, September 30, 2021	7,048,387	(6,766,452)	(250,609)	(31,013)	313
Increase of common stock during fiscal year 2022	826,419,793	(793,363,001)	(29,383,815)	(3,636,247)	36,730
Balance, September 30, 2022	833,468,180	(800,129,453)	(29,634,424)	(3,667,260)	37,043

NOTE 2 – LIQUIDITY, CAPITAL RESOURCES, AND GOING CONCERN

These consolidated financial statements have been prepared on the basis that assumes the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

The Company’s principal source of liquidity consists of existing cash and restricted cash of approximately $155.7 million as of September 30, 2023. During the twelve months ended September 30, 2023, the Company used approximately $179.2 million of cash for operating activities. The net working capital on September 30, 2023 was positive and amounted to approximately $58.5 million, or approximately $133.3 million after excluding derivative liabilities and liabilities to issue stock that are supposed to be settled by issuing common stock without using cash. For the year ended September 30, 2023, the Company has incurred a net loss of $1,006.7 million and, as of September 30, 2023, our accumulated deficit was $1,862.2 million.

These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt, or entering other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, given the impact of the economic downturn on the U.S. and global financial markets, the Company may be unable to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all. Therefore, there can be no assurance that our plans will be successful in alleviating the substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainties.

During the year ended September 30, 2023, the COVID-19 pandemic did not have a material impact on our operating results. The Company has not observed any impairments of its assets or a significant change in the fair value of its assets due to the COVID-19 pandemic. At this time, it is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions.

Use of Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the consolidated financial statements and the reported amounts of total expenses in the reporting periods. Estimates are used for, but not limited to, cash flow projections and discount rate for calculation of goodwill impairment, fair value and impairment of long-lived assets, including intangible assets, inventory reserves, accrued expenses, fair value of financial instruments, depreciable lives of property and equipment, income taxes, contingencies, valuation of preferred stock and warrants. Additionally, the rates of interest on several debt agreements have been imputed where there was no stated interest rate within the original agreement. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results may differ materially from these estimates.

Risks and Uncertainties

We operate within an industry that is subject to rapid technological change, intense competition, and significant government regulation. It is subject to significant risks and uncertainties, including competitive, financial, developmental, operational, technological, required knowledge of industry governmental regulations, and other risks associated with an emerging business. Any one or combination of these or other risks could have a substantial influence on our future operations and prospects for commercial success.

Business Combination

Business acquisitions are accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations”. FASB ASC 805 requires the reporting entity to identify the acquirer, determine the acquisition date, recognize and measure the identifiable tangible and intangible assets acquired, the liabilities assumed and any noncontrolling interest in the acquired entity, and recognize and measure goodwill or a gain from the purchase. The acquiree’s results are included in the Company’s consolidated financial statements from the date of acquisition. Assets acquired and liabilities assumed are recorded at their fair values and the excess of the purchase price over the amounts assigned is recorded as goodwill. Adjustments to fair value assessments are recorded to goodwill over the measurement period (not longer than twelve months). The acquisition method also requires that acquisition-related transaction and post-acquisition restructuring costs be charged to expense. The Company completed the acquisition of Bollinger Motors Inc. on September 7, 2022 (see Note 4).

Cash and Cash Equivalents

Company management considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2023, and 2022, respectively.

Restricted Cash

Cash obtained from customer deposits is held by the Company and is restricted from use to fund operations. Refundable deposits were $429 thousand and $289 thousand for the years ended September 30, 2023, and 2022, respectively, and are presented as liabilities. On September 7, 2022, the Company deposited $30 million in an escrow account as part of the Bollinger Motors Inc. acquisition – these funds have been released for the use of Bollinger Motors Inc. during the year ended September 30, 2023.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various advance payments made for goods or services to be received in the future. These prepaid expenses include insurance and other contracted services requiring up-front payments.

Inventory

Cost of inventories is determined using the standard cost method, which approximates actual cost on a first-in first-out basis. This method includes direct materials, direct labor, and a proportionate share of manufacturing overhead costs based on normal capacity. As of September 30, 2023 there have been no significant direct labor or manufacturing overhead costs included in inventory. Regular reviews are performed to identify and account for variances between the standard costs and actual costs. Any variances identified are recognized in the cost of goods sold during the period in which they occur.

On a quarterly basis, the Company reviews its inventory for excess quantities and obsolescence. This analysis takes into account factors such as demand forecasts, product life cycles, product development plans, and current market conditions. Provisions are made to reduce the carrying value of the inventories to their net realizable value.

Once inventory is written down, a new, lower-cost basis is established, and the inventory is not subsequently written up if market conditions improve. All such inventory write-downs are included as a component of cost of goods sold in the period in which the write-down occurs. Adjustments to these estimates and assumptions could impact our financial position and results of operations.

Property, Plant, and Equipment, net

Property, plant, and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated economic useful lives of the assets. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

Estimated Useful Lives

Description	Life
Buildings	20 to 30 years and shorter of life of asset or lease term
Furniture and equipment	3 to 7 years
Computer and software	1 to 5 years
Machinery, shop and testing equipment	3 to 7 years
Leasehold improvements	Shorter of the estimated useful life or the underlying lease term
Vehicles	5 years

Expenditures for major improvements are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Company management continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, plant, and equipment may not be recoverable in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes, which provides for deferred taxes using an asset and liability approach. We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the “more likely than not” threshold for financial statement recognition and measurement. There are transactions that occur during the ordinary course of business for which the ultimate tax determination may be uncertain. At September 30, 2023 and 2022, there were no material changes to either the nature or the amounts of the uncertain tax positions.

The Company’s income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law.

We maintain a full valuation allowance against the value of our deferred tax assets because based on the weight of evidence available at September 30, 2023 and 2022, it is more likely than not that deferred tax assets will not be realized.

Intangible Assets, net

Intangible assets consist of acquired and developed intellectual property. In accordance with ASC 350, “Intangibles—Goodwill and Others,” goodwill and other intangible assets with indefinite lives (including in-process research and development assets acquired in a business combination) are not subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired.

Intangible assets with determinate lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Amortizable intangible assets generally are amortized on a straight-line basis over periods up to 120 months. The costs to periodically renew our intangible assets are expensed as incurred.

Impairment of Long-Lived Assets

The Company periodically evaluates long-lived assets (both intangible assets and property, plant, and equipment) for impairment whenever events or changes in circumstances indicate that a potential impairment may have occurred. If such events or changes in circumstances arise, the Company compares the carrying amount of the long-lived assets to the estimated future undiscounted cash flows expected to be generated by the long-lived assets. If the estimated aggregate undiscounted cash flows are less than the carrying amount of the long-lived assets, an impairment charge, calculated as the amount by which the carrying amount of the assets exceeds the fair value of the assets, is recorded. The fair value of the long-lived assets is determined based on the estimated discounted cash flows expected to be generated from the long-lived asset unless another method provides a more reliable estimate. If an impairment loss is recognized, the adjusted carrying amount of a long-lived asset is recognized as a new cost basis of the impaired asset. Impairment loss is not reversed even if fair value exceeds carrying amount in subsequent periods.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Assets

Other assets are comprised primarily of prepayments and security deposits for property leases.

Extinguishment of Liabilities

The Company derecognizes financial liabilities when the Company’s obligations are discharged, cancelled, or expired.

Leases

The Company follows the provisions of ASC 842, “Leases”, which requires a lessee to recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying leased asset for the lease term.

Contingencies and Commitments

The Company follows ASC 440 & ASC 450 to account for contingencies and commitments respectively. Certain conditions, as a result of past events, may exist as of the balance sheet date, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be reasonably estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Legal costs associated with such loss contingencies are expensed as incurred. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Accrued Expenses

Accrued expenses are expenses that have been incurred but not yet paid and are classified within current liabilities on the consolidated balance sheets.

Revenue Recognition

The Company’s revenue includes revenue from the sale of electric vehicles and is accounted for in accordance with ASC 606, “Revenue from Contracts with Customers”. The Company applies a five-step analysis to: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when, or as, the Company satisfies a performance obligation. Payments for electric vehicles sales are generally received at or shortly after delivery. Sales tax is excluded from the measurement of the transaction price. The revenue from the sale of electric vehicles is recognized when control of the vehicle is transferred to the customer. In general, the control is transferred at the point of delivery to the customer, signifying the fulfillment of our primary performance obligation under ASC 606. Certain contracts with our dealers contain a return provision, stating that they may return unsold vehicles after 1 year. Since the Company does not have sufficient relevant statistics of returns yet, we defer revenue recognition until the vehicles have been sold by such dealer or until there is sufficient evidence to justify a reasonable estimate for the amount of consideration to which the Company expects to be entitled. For any amounts received (or receivable) for which the Company does not recognize revenue when it transfers products to customers, a refund liability is recognized (amounted to $652,200 as at September 30, 2023, none at September 30, 2022). Relevant vehicles transferred to the dealer are presented as “Finished goods delivered to dealer for distribution” in the consolidated balance sheets at initial cost, less any expected costs to recover those products (including potential decreases in the value to the entity of returned products). At the end of each reporting period, the Company updates the measurement of these assets and refund liabilities.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cost of Goods Sold

The Company’s cost of goods sold includes mainly production costs of vehicles sold in the relevant period as well as a provision for expected warranty expenses.

General and Administrative Expenses

General and administrative (“G&A”) expenses include expenses such as salaries and employee benefits, professional fees, rent, repairs and maintenance, utilities and office expense, depreciation and amortization, advertising and marketing, settlements and penalties, taxes, and licenses. Advertising costs are expensed as incurred and are included in G&A expenses, other than trade show expenses which are deferred until occurrence of the future event, we expense advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.” Advertising costs for the years ended September 30, 2023 and 2022 were $8,443,311 and $4,407,764, respectively.

Research and Development Costs

Per ASC 730, “Research and Development,” the Company recognizes all research and developments costs in the statement of operations as they occur. These include expenses related to the design, development, testing, and improvement of our electric vehicles and corresponding technologies. Assets with alternative future uses are capitalized and depreciated over their useful lives, with the depreciation expense reported under research and development costs.

Share-Based Compensation

The share-based awards issued by the Company are accounted for in accordance with ASC Subtopic 718-10, “Compensation – Share Compensation,” which requires fair value measurement on the grant date and recognition of compensation expense for all shares of common stock of the Company issued to employees, non-employees and directors. Generally, the fair value of awards is estimated based on the market price of the shares of common stock of the Company the day immediately preceding the grant date. The fair value of non-marketable share-based awards (granted to employees before the Company became public) has been estimated based on an independent valuation. The Company recognizes forfeitures of award in the periods they occur.

The overwhelming part of share-based awards to employees per employment contracts, and a certain part of contracts with non-employees (consultants) are classified as equity with costs and additional paid-in capital recognized ratably over the service period. A significant part of the Company’s share-based awards to consultants is liability-classified: mainly if the number of shares consultant is entitled to depends on a certain monetary value fixed in the contract. An accrued part of liability in this case is revaluated each period based on market price of the shares of common stock of the Company, until sufficient number of shares is issued.

The Company has also adopted incentive plans that entitle the Chief Executive Officer to share-based awards generally calculated as 1-3% of then outstanding number of shares of common stock, issuable upon achievement of specific financial and operational targets (milestones) that are supposed to significantly increase value of the Company. This share-based compensation is accrued over the service term when it is probable that the milestone will be achieved. The liability to issue stock (presented within non-current liabilities if the achievement is expected later than 12 month after the balance sheet date) is revalued on every balance sheet date based on the length of the service period, current market price of the common stock and on the number of shares of common stock outstanding – until the shares have been issued, or until fulfilling the milestone requirements becomes unlikely.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

We apply fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, Company management considers the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the hierarchy as per requirements of ASC 820, “Fair value measurements”.

Concentrations of Credit Risk

The Company maintains cash balances in several financial institutions that are insured by either the Federal Deposit Insurance Corporation or the National Credit Union Association up to certain federal limitations, generally $250,000. At times, our cash balance may exceed these federal limitations. However, we have not experienced any losses in such accounts and management believes we are not exposed to any significant credit risk on these accounts. The amounts in excess of insured limits as of September 30, 2023 and 2022 are $154.9 million and $53.3 million, respectively.

Accounting Pronouncements

The Company has implemented all new applicable accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements.

The following are accounting pronouncements that have been issued but are not yet effective for the Company’s consolidated financial statements:

In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 adds the CECL impairment model to U.S. GAAP that is based on expected losses rather than incurred losses. Modified retrospective adoption is required with any cumulative-effect adjustment recorded to retained earnings as of the beginning of the period of adoption. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within the year of adoption. Early adoption is permitted for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating but does not expect the application of this pronouncement to have a significant impact on its allowance for uncollectible amounts for accounts receivable.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20), and Derivatives and Hedging—Contracts in an Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in ASU No. 2020-06 simplify the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exceptions for contracts in an entity’s own equity. For smaller reporting companies ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company does not expect its application to have a material impact on the Company’s consolidated financial statements.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40), which addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The adoption of ASU 2021-04 in 2022 had no effect on the Company’s financial position, results of operations and cash flows.

In November 2023, the FASB issued Accounting Standards Update 2023-07—Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. All public entities will be required to report segment information in accordance with the new guidance starting in annual periods beginning after December 15, 2023. The Company expects to enhance annual segment reporting disclosures based on new requirements.

Other accounting pronouncements issued but not yet effective are not believed by management to be relevant or to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 4 – ACQUISITION OF SUBSIDIARIES AND CERTAIN ASSETS

Acquisition of Bollinger Motors, Inc.

On September 7, 2022, the Company acquired, through a series of purchase agreements, 544,347 shares of common stock of Bollinger Motors, Inc. (“Bollinger Motors”), representing approximately 60% of the outstanding shares. This acquisition has provided the Company with opportunities to produce medium duty truck classes 4-6, along with the B1 Sport Utility and B2 Pick Up Trucks.

The following table summarizes the purchase price consideration to acquire Bollinger Motors:

Cash consideration paid at closing	$75,000,000
Cash consideration deferred	32,000,000
Stock consideration (2,827 shares of common stock of Mullen)	41,577,647
Fair value of total consideration transferred	$148,577,647

Total consideration of $148.6 million paid to Bollinger Motors Inc. and Bollinger Motors Inc. shareholders included:

●	Cash consideration due was approximately $107 million, of which $75 million was paid at closing and $32 million was deposited into an escrow account on November 29, 2022.

●	Stock consideration due to shareholders of Bollinger Motors was 2,827 shares of the Company’s common stock (giving effect to reverse stock splits, see Note 1) with a fair value of approximately $41.6 million.

The Company has determined that the acquisition of Bollinger Motors constitutes a business acquisition as defined by ACS 805, Business Combinations. Accordingly, the assets acquired, and the liabilities assumed in the transaction were recorded at their acquisition date estimated fair value, while the transaction costs associated with the acquisition were expensed as incurred pursuant to the purchased method of accounting in accordance with ASC 805. The Company’s purchase price allocation was based on an evaluation of the appropriate fair values by independent appraiser. Fair values were determined based on the requirements of ASC 820, Fair Measurements and Disclosure.

As a result of the acquisition, Mullen acquired controlling interest of Bollinger Motors. Acquired intellectual property, patents and non-compete agreements have finite lives and will be amortized using the straight-line method of the respective lives of each asset, acquired in-process research and development assets have indefinite lives and will be tested for impairment at least annually (see Note 6 Intangible assets). The following tables summarize the allocation of fair value of assets acquired and liabilities assumed.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchase consideration
Cash consideration	$107,000,000
Stock consideration	41,577,647
Total consideration transferred for 60% of Bollinger Motors	148,577,647
Noncontrolling interest (40%)	99,051,765
Fair value of the entity	$247,629,412

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and restricted cash	$77,238,086
In-process research and development assets	58,304,612
Patents	32,391,186
Other current assets	867,112
Trademarks	1,075,048
Property, plant, and equipment	1,009,662
Non-compete agreements	745,947
Other non-current assets	246,896
Deferred tax liability	(14,882,782)
Accounts payable	(638,752)
Refundable deposits	(213,679)
Other current liabilities	(993,628)
Total identifiable net assets	$155,149,708

Noncontrolling interest	(99,051,765)
Goodwill	92,479,704
$148,577,647

Valuation Methodology

The fair value of in-process research and development assets was determined using the Multiperiod Excess Earnings Method. This method was applied to the core intellectual property of Bollinger Motors consisting of the designs and processes. Under this method, the Company determines free cash flows for a group of assets, and then adjusts it for a contributory charge for the use of other identifiable tangible and intangible assets. The present value of the resulting excess cash flows is adjusted for any tax benefits and the resulting amount represents the fair value of the intangible asset.

The fair value of the Company’s patents was determined using the Relief from Royalty Method. The method considers what a purchaser could afford, or would be willing to pay, for a license of similar intellectual property rights. The royalty stream is then capitalized reflecting the risk and return relationship of investing in the asset. The Company used 5% as an initial royalty rate, gradually decreasing it to 1% over 10 years in 2031 to reflect technological obsolescence.

The non-compete agreement was valued using a discounted cash flow with and without method. Under this method, estimated enterprise value is calculated with non-complete clauses and compared to the enterprise value in the absence of the clauses. Estimated enterprise value is determined as present value of future cash flows. The after-tax differential of enterprise value is adjusted for the probability, reflecting specific facts and circumstances.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As part of application of the above methods, the annual discount rate used to determine the present value of future cash flows varied between 40% and 42%.

Assumptions used in forecasting cash flows and determining the fair value for each of the identified intangible asset included consideration of the following:

-	Historical performance of the assets, sales and profitability

-	Estimation of the economic life of the assets

-	Risk profile of individual assets

-	Business prospects and industry expectations

-	Tax amortization benefits on intangible assets

-	Acquisition of new customers.

Supplemental pro forma information

The following supplemental pro forma information summarizes the Company’s results of operations for the fiscal year ended September 30, 2022, as if the Company completed the acquisition as of the beginning of the annual reporting period beginning October 1, 2021.

	Year ended September 30,
	2022	2021
Total Revenues	-	-
Net loss	(753,916,185)	(57,647,534)

Mullen Advanced Energy Operations LLC

On April 17, 2023, the Company entered into a binding Letter of Agreement with Lawrence Hardge, Global EV Technology, Inc., and EV Technology, LLC (collectively, “EVT”) to partner on a device known as a Battery Life Enhancing Technology. The parties formed a new corporation called Mullen Advanced Energy Operations (“MAEO”) to develop, manufacture, market, sell, lease, distribute, and service all products resulting from the technology. The Company holds a 51% equity interest in MAEO, and EVT holds a 49% equity interest. EVT was supposed to license the technology and intellectual property rights to MAEO and assign all rights to governmental and other contracts relating to the technology. The Company paid Mr. Hardge an upfront payment of $50,000 and an additional $5.0 million payment was due upon execution of definitive agreements and completion of IP assignment. On July 10, 2023, the Company issued a notice terminating the Agreement dated April 17, 2023. The termination notice, which was sent after numerous attempts by the Company to obtain adherence by EVT to the terms of the Agreement, references several breaches by EVT including (1) failing to execute documents evidencing an irrevocable, royalty free, worldwide exclusive license to the Technology and IP, in perpetuity, to MAEO, (2) refusing to conduct any tests of the Technology at a Mullen approved facility after the LOA, (3) repeatedly refusing to honor the terms of the Mutual Non-Disclosure Agreement signed April 14, 2023, and (4) failing to disclose all claims or threatened legal actions by any third parties related to the Technology. MAEO has not had significant transactions since formation.

Acquisition of ELMS assets

On October 13, 2022, the United States Bankruptcy Court for the District of Delaware issued an order approving the sale for approximately $105 million to Mullen of certain assets and assumption and assignment of contracts and related liabilities of Electric Last Mile, Inc. and Electric Last Mile Solutions, Inc. (collectively, “ELMS”) pursuant to the terms and conditions of the Asset Purchase Agreement dated September 16, 2022.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The ELMS asset acquisition closed on November 30, 2022, and is expected to accelerate the market introduction of our cargo van program and provide us with critical manufacturing capacity at a much lower investment than previously expected to supply the rest of our product portfolio.

ELMS assets include:

●	The factory in Mishawaka, Indiana, providing Mullen with the capability to produce up to 50,000 vehicles per year;

●	All Intellectual Property, including all manufacturing data that is required for the assembly of the Class 1 van and Class 3 Cab Chassis;

●	All inventory including finished and unfinished vehicles, part modules, component parts, raw materials, and tooling; and

●	All property including equipment, machinery, supplies, computer hardware, software, communication equipment, data networks and all other data storage.

The following table details the allocation of purchase price by asset category for the ELMS asset purchase:

Asset Category	Fair Value Allocation
Land	$1,440,000
Buildings and site improvements	41,287,038
Equipment	27,336,511
Intangible assets: engineering design	22,112,791
Inventory	13,198,692
Total Purchased Assets	$105,375,032

On November 9, 2022, the Company formed Mullen Indiana Real Estate LLC, a limited liability company in the State of Delaware, to hold the acquired real property located in Mishawaka, Indiana.

NOTE 5 – INVENTORY

The Company’s inventories are stated at the lower of cost or net realizable value and consist of the following:

September 30, 2023
Inventory
Work in process	3,136,590
Raw materials	13,733,385
Finished goods delivered to dealer for distribution	937,322
Less: write-down to net realizable value	(1,000,284)
Total Inventory	$16,807,013

The cost of inventories is determined using a standard cost method, which approximates the first-in, first-out (FIFO) method. This includes direct materials, direct labor, and relevant manufacturing overhead costs. Variances between standard and actual costs are recognized in the cost of goods sold during the period in which they occur.

The Company regularly reviews its inventories for excess and obsolete items by assessing their net realizable value (NRV). The NRV is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. During the year ended September 30, 2023, a charge of $1 million was recorded to write the inventories down to NRV.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the year ended September 30, 2023, approximately $1 million of the Company’s inventories was consumed for R&D activities, which was recognized as part of research and development expense in the consolidated statement of operations.

NOTE 6 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The goodwill in gross amount of $92,834,832 and net carrying amount of $28,846,832 as at September 30, 2023 (and $92,834,832 gross and net carrying amount as at September 30, 2022) pertains to the Bollinger Motors acquisition on September 7, 2022 (see Note 4 for more details).

Goodwill is not amortized and is tested for impairment annually, or more frequently if there are indicators of impairment. Every reporting period the Company assesses qualitative factors (such as macroeconomic conditions, industry and market considerations, financial performance of the Company, entity-specific events etc.) to determine whether it is necessary to perform the quantitative goodwill impairment test. Upon the quantitative goodwill impairment test, impairment may arise to the extent carrying amount of a reporting unit that includes goodwill (i.e. Bollinger production unit, see Note 21 – Segment information) exceeds its fair value.

As a result of the impairment test performed on September 1, 2023 by management with the assistance of independent third-party valuation professionals, the Company has recognized impairment loss in amount of $63,988,000. We used a combination of the market and income approach to determine fair value. Full amount of the loss has been recognized in the consolidated statement of operations, and the part of the loss that relates to noncontrolling interest in the subsidiary ($25,595,200) has decreased noncontrolling interest in equity section of the consolidated balance sheets. The goodwill impairment was caused mainly by unfavorable capital market conditions, i.e., prolonged decrease in the Company’s market capitalization, including a significant decline in stock price and a budgeted performance misses compared to the budgets prepared on acquisition date.

The quantitative goodwill impairment tests were based on determining the fair value of the Bollinger Motors reporting units based on management judgments and assumptions using the discounted cash flows under the income approach classified in Level 3 of the fair value hierarchy and comparable company market valuation classified in Level 2 of the fair value hierarchy approaches. If the carrying value of a reporting unit exceeds its fair value, the Company will measure any goodwill impairment loss as the amount by which the carrying amount of a reporting unit exceeds its fair value, not to exceed the total amount of goodwill allocated to that reporting unit. The valuation approaches are subject to key judgments and assumptions that are sensitive to change such as judgments and assumptions about appropriate sales growth rates, operating margins, discount rate, and comparable company market multiples. When developing these key judgments and assumptions, the Company considers economic, operational and market conditions that could impact the fair value of the reporting unit. However, estimates are inherently uncertain and represent only management’s reasonable expectations regarding future developments. These estimates and the judgments and assumptions upon which the estimates are based will likely differ in some respects from actual future results.

Other intangible assets

Intangible assets are stated at cost, net of accumulated amortization. Patents and other identifiable intellectual property purchased as part of the Bollinger Motors acquisition in September 2022 have been initially recognized at fair value.

Intangible assets with indefinite useful lives are not amortized but instead tested for impairment. Intangible assets with finite useful lives are amortized over the period of estimated benefit using the straight-line method. The weighted average useful life of intangible assets is 8.97 years. The straight-line method of amortization represents management’s best estimate of the distribution of the economic value of the intangible assets.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Due to unfavorable market conditions and decline of the market prices of the Company’s common stock, we have tested long-lived assets for recoverability. Based on the test performed on September 1, 2023 by independent professional appraisers, the assets of the Bollinger’s segment (see Note 21 - Segment information), including indefinite-lived in-process research and development assets, acquired in September 2022, were not impaired, except for impairment of goodwill (see above). Fair value of indefinite-lived in-process research and development (classified in Level 3 of the fair value hierarchy) was estimated based on multi-period excess earnings method, a valuation technique that estimates the value of an intangible asset by quantifying the amount of residual or “excess” earnings generated by the subject asset, and discounting them to a present value equivalent. Significant judgments inherent in this analysis include assumptions about appropriate sales growth rates, profitability levels, discount rates and the amount of expected future cash flows. The judgments and assumptions used in the estimate of fair value are generally consistent with the projections and assumptions that are used in operating plans. Such assumptions are subject to change as a result of changing economic and competitive conditions. The determination of fair value is highly sensitive to differences between estimated and actual cash flows and changes in the related discount rate used to evaluate the fair value of the in-process research and development assets.

An impairment loss in amount of $5,873,000 has been recognized in respect of the intangible assets of the ELMS/Legacy Mullen segment (primarily engineering designs and website design and development). Their accumulated depreciation in amount of $4,318,850 has been derecognized in correspondence with initial cost to present the new cost basis of these assets in accordance with ASC 350-30. Fair value of the engineering designs (classified in Level 3 of the fair value hierarchy) was estimated based on cost approach, which involves evaluation of the costs required to replace or recreate the subject intangible assets. Significant judgments inherent in this analysis include the accuracy of the historical cost data, obsolescence factor, probability of success related to the commercialization of the reporting segment that utilizes the engineering designs.

	September 30, 2023			September 30, 2022
	Cost Basis	Accumulated Amortization	Net Carrying Amount	Cost Basis	Accumulated Amortization	Net Carrying Amount
Finite-Lived Intangible Assets
Website design and development	$-	$-	$-	$2,660,391	$(1,108,496)	$1,551,895
Patents	31,708,460	(3,445,694)	28,262,766	32,391,186	(204,109)	32,187,077
Engineering designs	16,200,332	(184,274)	16,016,058	-	-	-
Other	745,947	(158,590)	587,357	2,259,575	(454,756)	1,804,819
Trademarks	1,180,138	(115,682)	1,064,456	466,014	-	466,014
Total finite-lived intangible assets	49,834,877	(3,904,240)	45,930,637	37,777,166	(1,767,361)	36,009,805
Indefinite-Lived Intangible Assets
In-process research and development assets	$58,304,612	$-	$58,304,612	$57,937,213	$-	$57,937,213
Total indefinite-lived intangible assets	58,304,612	-	58,304,612	57,937,213	-	57,937,213
Total Intangible Assets	$108,139,489	$(3,904,240)	$104,235,249	$95,714,379	$(1,767,361)	$93,947,018

Total future amortization expense for finite-lived intangible assets is as follows:

Years Ended September 30, 2023	Future Amortization
2024	$5,250,711
2025	5,250,711
2026	5,250,711
2027	5,241,310
2028	5,101,522
Thereafter	19,835,672
Total Future Amortization	$45,930,637

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended September 30, 2023 and 2022, amortization of the intangible assets was $6,526,911 and $1,476,457 respectively.

NOTE 7 – DEBT

Short and Long-Term Debt

Short-term debt is defined as debt with principal maturities of one year or less, long-term debt has maturities greater than one year.

The following is a summary of our indebtedness at September 30, 2023:

Type of Debt	Net Carrying Value Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured notes	$2,398,881	$2,398,881	$-	0.00 - 10.00%	2019 - 2021
Real Estate note	5,000,000	5,000,000	-	8.99%	2023 - 2024
Loan advances	332,800	332,800	-	0.00 - 10.00%	2016 - 2018
Less: debt discount	(270,189)	(270,189)	-	NA	NA
Total Debt	$7,461,492	$7,461,492	$-

The following is a summary of our indebtedness at September 30, 2022:

Type of Debt	Net Carrying Value Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured notes	$3,051,085	$3,051,085	$-	0.00 - 10.00%	2019 - 2021
Promissory notes	1,096,787	-	1,096,787	28.00%	2024
Real Estate note	5,247,612	247,612	5,000,000	5.0 - 8.99%	2023 - 2024
Loan advances	557,800	557,800	-	0.00 - 10.00%	2016 - 2018
Less: debt discount	(932,235)	-	(932,235)	NA	NA
Total Debt	$9,021,049	$3,856,497	$5,164,552

Scheduled Debt Maturities

The following are scheduled debt maturities as at September 30, 2023:

	Years Ended September 30,
	2023	2024	2025	2026	2027	Total
Total Debt	$2,717,804	$4,743,688	$-	$-	$-	$7,461,492

Notes and Advances

In November 2022, we issued convertible instruments with detachable warrants, resulting in the recognition of a debt discount, which is amortized to interest expense over the term of the relevant instrument. Debt discount on convertible notes with detachable warrants in the amount of $150,000,000 (see below) was presented in the statement of operations as “Other financing costs - initial recognition of derivative liabilities” and in the cash flow statement – in the line item “Initial recognition of derivative liabilities”.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company issued shares of common stock to certain creditors for the conversion of convertible notes, satisfaction of debt payments, and in settlement of indebtedness. For the year ended September 30, 2023, the carrying amount of indebtedness that was settled via issuance of shares of our common stock was $167,070,343 (this relates mainly to convertible notes issued in lieu of preferred stock and relevant interest, see below).

NuBridge Commercial Lending LLC Promissory Note

On March 7, 2022, the Company’s wholly owned subsidiary, Mullen Investment Properties, LLC, entered into a Promissory Note (the “Promissory Note”) with NuBridge Commercial Lending LLC for a principal amount of $5 million. The Promissory Note bears interest at a fixed rate of 8.99% per annum and the principal amount is due March 1, 2024. Collateral for the loan includes the title to the Company’s property at 1 Greentech Drive, Tunica, MS. Under the Promissory Note, prepaid interest and issuance costs of $1,157,209 were withheld from the principal and recorded as debt discount, which is being amortized over the term of the Promissory note. As of September 30, 2023, the remaining unamortized debt discount was $270,188.

Drawbridge and Amended A&R Note with Esousa

On October 14, 2022, the Company entered into an Amended and Restated Secured Convertible Note and Security Agreement (the “A&R Note”) with Esousa Holdings LLC (“Esousa”), including principal of $1,032,217 (net of debt discount of $64,570) and accrued interest of $316,127 along with the liability to issue 467 shares of common stock (having a then carrying value of $10,710,000) and an obligation to compensate for the losses from market value decline of shares were exchanged for a new convertible note payable with a face value of $12,945,914 and 1,022 shares of common stock (having a fair value of $5,524,600), resulting in a loss on extinguishment of $6,452,170. On November 1, 2022, the A&R Note payable to Esousa, inclusive of any accrued interest, was converted into 2,758 shares of common stock.

Convertible Notes

On November 14, 2022, the Company entered into Amendment No. 3 (“Amendment No. 3”) to the June 7, 2022, Securities Purchase Agreement (as amended, the “Series D SPA”). The investors paid $150 million and, in lieu of receiving shares of Series D Preferred Stock and warrants, the investors received notes convertible into shares of the Company’s common stock (“Notes”) and warrants.

Amendment No. 3 further provided that the remaining $90 million of the commitment amount will be paid in the first half of 2023 in two tranches. The purchase price per share of Series D Preferred Stock would be the lower of (i) $1.27 ($28,575 after reverse stock splits, see Note 1), the closing price of the Company’s stock on the date the Securities Purchase Agreement was executed, or (ii) the closing price of the common stock on the trading day immediately preceding the respective purchase date, subject to a floor price of $0.10 per share. For no additional consideration, for every share of Series D Preferred Stock purchased, investors received warrants to purchase shares of common stock equal to 185% of the number of shares of Series D Preferred Stock purchased by the investors at an exercise price equal to the purchase price for shares of Series D Preferred Stock (the warrants also permit cashless exercise). The Company exercised its right and received these investments in April and June 2023, see Note 8 Warrants and Other Derivative Liabilities and Fair Value Measurements.

On November 15, 2022, the Company issued the unsecured convertible Notes aggregating $150,000,000 in lieu of Series D Preferred Stock. The Notes bear interest at 15% and were convertible into shares of common stock either: (A) at the option of the noteholder at the lower of: (i) $0.303 (to be adjusted to stock splits); or (ii) the closing price of our common stock on January 3, 2023; or (B) mandatorily on November 21, 2022 at the lower of: (i) $0.303 ($6,818 after reverse stock splits, see Note 1); or (ii) the closing price of our common stock on November 18, 2022, provided adequate unissued authorized shares were available. For each share issued upon conversion, the holders were entitled to 1.85 times as many five-year warrants with an exercise price equal to the conversion price for the Notes.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a result, and since the Company had an insufficient number of authorized shares available to settle potential future warrant exercises, the Company recognized a derivative liability of $244,510,164 for the warrants with a corresponding increase in debt discount of $150,000,000 and interest expense of $94,510,164 (presented combined in the Statement of Operations as “Other financing costs - initial recognition of derivative liabilities”). The debt discount was amortized over the term of the Note through the date the convertible notes were mandatorily convertible. Accordingly, the entire amount was expensed in the first quarter of the year ended September 30, 2022. On November 21, 2022, principal of $59,402,877 was mandatorily converted into 9,815 shares of common stock.

On December 23, 2022, the Company defaulted on the Notes by not having sufficient authorized shares to allow for both the Notes to be fully converted and the warrants to be exercised. On January 13, 2023, the Company entered into a Settlement Agreement and Release in which investors waived the default prior to February 1, 2023. In exchange, the Company granted the investors the right to purchase additional shares of Series D Preferred Stock and warrants in an amount equal to such investor’s pro rata portion of $10 million. This right expired on June 30, 2023.

During February 2023, the remaining balance of the Notes (with the principal of $90,362,418) and accrued interest (in amount of $3,456,941) were converted by the holders into 13,762 shares of common stock. See Note 8 Warrants and Other Derivative Liabilities and Fair Value Measurements with regards to warrants issued upon conversion of these Notes.

As of September 30, 2023 and 2022, accrued interest on outstanding notes payable was $1,548,723 and $1,374,925, respectively.

NOTE 8 – WARRANTS AND OTHER DERIVATIVE LIABILITIES AND FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of non-performance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Instruments at Carrying Value That Approximated Fair Value

Certain financial instruments that are not carried at fair value on the consolidated balance sheets are carried at amounts that approximate fair value, due to their short-term nature and credit risk. These instruments include cash and cash equivalents, accounts payable, and debt. Accounts payable are short-term in nature and generally are due upon receipt or within 30 to 90 days.

Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

Non-financial assets are only required to be measured at fair value when acquired as a part of business combination or when an impairment loss is recognized. See Note 4 – Acquisition of subsidiaries, Note 14 - Property, Plant, and Equipment and Note 6 – Intangible assets for further information. All these valuations are based on Level 3 – Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of these assets or liabilities.

Financial Liabilities Measured at Fair Value on a Recurring Basis

During the year ended September 30, 2023, the Company had the following financial liabilities measured at fair value on a recurring basis:

Preferred C Warrants

The warrants, which were exercisable for common stock, issued in connection with the sale of Series C Preferred Stock (the “Preferred C Warrants”) in accordance with the November 2021 Merger Agreement and further amendments had an exercise price per share of $8.834 (after the reverse stock splits - $198,765) and a cashless exercise option based on certain formula established by relevant contracts.

These warrant liabilities were recognized as liabilities due to requirements of ASC 480 because the variable number of shares to be issued upon cashless exercise (which was deemed to be the predominant exercise option) is based predominantly on a fixed monetary value.

The initial financial costs recorded upon the issuance of the Preferred C Warrants during the year ended September 30, 2022 was $429,883,573. This amount is comprised of $137,090,205 preferred stock discount (amortized immediately as the preferred stock does not have a stated term of life) and $292,793,368 finance costs (calculated as the difference between fair value of warrant liabilities recognized and the preferred stock discount).

At each warrant exercise date and each accounting period end the warrant liability for the remaining unexercised warrants was marked-to-market value and the resulting gain or loss was recorded.

On February 10, 2022, the terms of the Preferred C Warrants were amended, resulting in a change to the calculated derived dollar amount. The effect of these changes in the amount of $32,735,345 has been accounted for as deemed dividends on preferred stock and decreased additional paid-in capital of the Company.

During the year ended September 30, 2022, 1,864 (giving effect to the reverse stock splits, see Note 1) Preferred C Warrants were exercised on a cashless basis resulting in the issuance of 23,698 shares of common stock, with a total fair market value of $554,371,539 at the date of exercise.

During the quarter ended December 31, 2022, 132 Preferred C Warrants that remained outstanding as at September 30, 2022 were fully exercised.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred D Warrants

In accordance with Series D SPA for every share of Series D Preferred Stock purchased, the investors received 185% (for the final $100 million voluntary investment right expiring June 30, 2023 - 110%) warrants (the “Preferred D Warrants”) exercisable for shares of common stock at an exercise price equal to the lower of (i) $1.27 (after the reverse stock splits - $28,575) or (ii) the market price of common stock on the trading day immediately preceding the purchase notice date. The Preferred D Warrants are exercisable during a five-year period commencing upon issuance. The contracts for the Preferred D Warrants contain cashless exercise provisions similar to Preferred C Warrants described above. Therefore, management applied similar accounting treatment to recognition, measurement, and presentation of the warrant liabilities.

In September 2022, the Company received initial investment in amount of $35 million (exercise price was $0.4379, or $9,853 after reverse stock splits) and issued to investors 79,926,925 shares of Series D preferred stock, and 263 Preferred D Warrants (hereinafter warrants and shares of common stock are presented giving effect to the reverse stock splits, see Note 1).

By September 30, 2022, no Preferred D Warrants were exercised and all Preferred D Warrants remained outstanding with the fair value on September 30, 2022 in the amount of $55,398,551.

During the quarter ended December 31, 2022, all initial Preferred D Warrants were exercised on a cashless basis for 10,182 shares of common stock.

In November 2022, the Company received $150,000,000 and issued, in lieu of Series D Preferred Stock, notes convertible into shares of common stock and Preferred D Warrants. As a result of the conversion of the convertible debt into shares of common stock in November 2022 and February 2023, 43,616 Preferred D Warrants were issued. By June 30, 2023, all these Preferred D Warrants were exercised on a cashless basis for 93,664 shares of common stock.

During April 2023, we exercised our investment rights under the Series D SPA and requested additional $45 million (exercise price was $0.1 or $2,250 after reverse stock splits) issuing to investors: 273,363,635 Series D Preferred Stock, 7,851 shares of common stock (in lieu of Series D Preferred Stock), and 37,000 Preferred D Warrants (post reverse stock split). The warrant liability recognized initially amounted to $73,260,454. By June 30, 2023 all these Preferred D Warrants were exercised on a cashless basis for 147,672 shares of common stock (post reverse stock split).

In June 2023, we exercised the second half of our investment right for $45 million (exercise price was $0.432 or $388.8 after reverse stock splits) and, in lieu of Series D Preferred Stock, investors received: 60,778 shares of common stock and 54,962 prefunded warrants exercisable for one share of common stock each, as well as 214,120 Preferred D Warrants.

In June 2023, one of the investors exercised their investment rights and invested $7 million (exercise price was $0.52 or $468 after reverse stock splits). The Company issued, in lieu of Series D Preferred Stock, 14,957 shares of common stock and 27,671 Preferred D Warrants.

Final voluntary investment rights under the Series D SPA have been exercised by the pool of investors in June 2023 and the Company received $100 million (exercise price was $0.1601, or $144.09 after reverse stock splits, for majority of investors, and $0.1696, or $152.64 after reverse stock splits, for one the investors), issuing to investors, in lieu of Series D Preferred Stock: 183,731 shares of common stock and 508,159 prefunded warrants exercisable for one share of common stock each, as well as 761,079 Preferred D Warrants.

The warrant liability recognized in June 2023 upon initial accounting of these investments amounted to $254,962,776.

By September 30, 2023, a part of these prefunded warrants and Preferred D Warrants was exercised on a cashless basis for 2,194,413 shares of common stock (post reverse stock splits). As of September 30, 2023, none of prefunded warrants and 382,436 Preferred D Warrants (recognized as liability in the consolidated balance sheets) exercisable into 1,438,009 shares of common stock with fair value of $64,739,175 remained outstanding and their exercise (on a cash or cashless basis) is available to investors for a period of approximately 5 years.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of warrant obligations is calculated based on the number and market value of shares that can be issued upon exercise of the warrants. The number of shares to be issued in accordance with relevant agreements is variable and depends on (i) lowest closing market price of shares for 2 days before the exercise, and (i) multiplicator calculated based on Black Scholes formula where all elements, except for risk-free rate, are fixed on the investment date. Accordingly, the fair value of warrants on recognition date and on subsequent dates was estimated as a maximum of (i) Black Scholes value for cash exercise of relevant warrants and (ii) current market value of the number of shares the Company would be required to issue upon cashless warrant exercise on a relevant date in accordance with warrant contract requirements. The latter valuation, based on observable inputs (level 2), has been higher and reflects the pattern of the warrants exercise since the inception of the Series D SPA.

At each warrant exercise date and each accounting period end the warrant liability for the remaining unexercised warrants was marked-to-market value and the resulting gain or loss was recorded in consolidated statement of operations as a “Gain / (loss) on derivative liability revaluation”.

All the warrants mentioned in this section provide that if the Company issues or sells, enters into a definitive, binding agreement pursuant to which he Company is required to issue or sell or is deemed, pursuant to the provisions of the warrants, to have issued or sold, any shares of common stock for a price per share lower than the exercise price then in effect, subject to certain limited exceptions, then the exercise price of the warrants shall be reduced to such lower price per share. In addition, the exercise price and the number of shares of common stock issuable upon exercise of the warrants are subject to adjustment in connection with stock splits, dividends or distributions or other similar transactions.

Other derivative liabilities

Other derivative liabilities recognized and remeasured subsequently at fair value include: embedded derivatives issued with convertible notes (primarily, conversion option), and preferred stock that failed equity presentation when the Company had insufficient number of authorized shares available to settle all potential future conversion transactions, automatic increase in interest rate upon an event of default, and optional conversion feature that were not clearly and closely related to the economic characteristics and risks of a debt host. These derivative liabilities were initially recognized on November 15, 2022, when the Company entered into Amendment No. 3 to the Series D SPA (see Note 7) having an insufficient number of authorized shares of common stock available for issuance upon conversion of preferred stock and convertible notes payable and the exercise of outstanding warrants. They were carried at fair value and have been reclassified to equity respectively upon final conversion of the Notes in February 2023, and upon authorization of increase of common stock available for issuance by stockholders of the Company in January 2023.

Qiantu Warrants

On March 14, 2023, the Company entered into an Intellectual Property and Distribution Agreement (the “IP Agreement”) with Qiantu Motor (Suzhou) Ltd., and two of Qiantu Suzhou’s affiliates (herein “Qiantu”). Pursuant to the IP Agreement, Qiantu granted the Company the exclusive license to use certain of Qiantu’s trademarks and the exclusive right to assemble, manufacture, and sell the homologated vehicles based on the Qiantu K-50 model throughout North America and South America for a period of five years (see Note 19 for more details). These rights will be obtained and the commitment will only be effective upon the Company’s assessment of feasibility and profitability of the project.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As a part of consideration for the Company’s entry into the IP Agreement, the Company issued to Qiantu USA warrants to purchase up to 3,334 (giving effect to the reverse stock splits, see Note 1) shares of the Company’s common stock (the “Qiantu Warrants”).

The Qiantu warrants, per contract, are exercisable at Qiantu USA’s discretion at any time from September 30, 2023 up to and including September 30, 2024 at 110% of the market price of the Company’s common stock at the close of trading on the earlier of (a) when the Company completes its obligations to its Series D Preferred Stock investors; or (b) June 15, 2023, so their exercise price is $234 (giving effect to the reverse stock splits). The Qiantu Warrants have anti-dilution provisions similar to those described above, but they provide for exemption for Series D Preferred Stock transactions rights and obligations that existed on the date the Qiantu Warrants were issued.

As it was expected that the Company may not have a sufficient number of authorized shares of common stock available for issuance during the term of the contract (up to September 2024), and the shares to be issued upon possible exercise of warrants have not been registered, the Qiantu Warrants were recognized at fair value on inception ($6,814,000) and on each subsequent period end. Due to decline in market price of shares the fair value of Qiantu Warrants on September 30, 2023 decreased to $124,133. The difference has been recognized within gains (losses) on derivative liabilities revaluation in the consolidated statements of operations.

Upon issuance and upon revaluation of the instruments, the Company estimated the fair value of these derivatives using the Black-Scholes Pricing Model and binomial option valuation techniques based on the following assumptions: (1) dividend yield of 0%, (2) expected annualized volatility of 198-222%, and (3) risk-free interest rate of 4.3% to 4.7%. These liabilities are classified as having significant unobservable inputs (level 3) in the table below.

Breakdown of items recorded at fair value on a recurring basis in consolidated balance sheets by levels of observable and unobservable inputs as of September 30, 2023 and on September 30, 2022 is presented below:

	September 30, 2023	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$64,863,309	$-	$64,739,175	$124,134

	September 30, 2022	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$84,799,179	$-	$84,799,179	$-

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of all changes in warrants and other derivative liabilities is presented below:

Balance, September 30, 2022	$84,799,179
Derivative liabilities recognized upon issuance of convertible instruments	501,073,872
Derivative liability recognized upon authorized shares shortfall	11,978,166
Loss / (gain) on derivative liability revaluation	116,256,211
Reclassification of derivative liabilities to equity	(47,818,882)
Financing loss upon over-issuance of shares from warrants	8,934,892
Receivables upon over-issuance of shares from warrants	17,721,868
Conversions of warrants into shares of common stock	(628,081,997)
Balance, September 30, 2023	$64,863,309

Balance, September 30, 2021	$-
Derivative liabilities recognized upon issuance of convertible instruments	484,421,258
Loss / (gain) on derivative liability revaluation	122,803,715
Conversions of warrants into shares of common stock	(555,161,139)
Change in agreement with warrant holders (recognized as deemed dividends)	32,735,345
Balance, September 30, 2022	$84,799,179

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock

At a special meeting on January 25, 2023, stockholders approved the proposal to increase the Company’s authorized common stock capital from 1.75 billion to 5 billion shares. At September 30, 2023, the Company had 5,000,000,000 shares of common stock authorized with $0.001 par value per share.

As described in detail in the Note 1 above, during the year ended September 30, 2023, the Company has effectuated a series of reverse stock splits. All stock splits resulted in reduction of shares of common stock issued and outstanding and did not affect authorized common stock or preferred stock. The Company had 2,871,707 and 37,043 shares of common stock (post reverse stock splits) issued and outstanding on September 30, 2023 and September 30, 2022, respectively.

On July 6, 2023, the Board of the Company authorized a stock buyback program, pursuant to which the Company could, until December 31, 2023, purchase up to $25 million in shares of its outstanding common stock. The shares may be repurchased, from time to time, in the open market or in privately negotiated transactions depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The authorization of the stock buyback program did not obligate the Company to purchase any shares and may be terminated or amended by the Board at any time prior to its expiration date. Up to September 30, 2023, the Company has purchased through a broker from unrelated parties, on an open market, 57,000 shares of common stock at prices ($99.7 and $98.5 giving effect to 1:100 reverse stock split effectuated in December 2023) that approximated closing market price on the relevant dates. The shares of common stock purchased according to this stock buyback program have been immediately retired.

The holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the common stockholders are entitled to receive the remaining assets following distribution of liquidation preferences, if any, to the holders of our preferred stock. The holders of common stock are not entitled to receive dividends unless declared by our Board. To date, no dividends were declared or paid to the holders of common stock.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

When the Company receives a warrant exercise notice or preferred stock conversion notice close to the balance sheet date, and issues relevant order to a transfer agent which is effectively exercised only after the balance sheet date, relevant shares of common stock are presented in the balance sheet as common stock owed but not issued.

Change in Control Agreements

On August 11, 2023, the Board of Directors approved, and the Company entered, Change in Control Agreements with each non-employee director and Chief Executive Officer. Pursuant to the Change in Control Agreements with each non-employee director, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and such non-employee director will receive $5 million. Pursuant to the Agreement with CEO, upon a change in control of the Company, any unvested equity compensation will immediately vest in full and CEO will receive an aggregate percentage of the transaction proceeds as follows: 10% of the transaction proceeds that are up to and including $1 billion; plus an additional 5% of transaction proceeds that are more than $1 billion and up to $1.5 billion; and an additional 5% of transaction proceeds that are more than $1.5 billion. A change in control, as defined in the agreements occurs upon (i) any person becoming the beneficial owner of 50% or more of the total voting power of the Company’s then outstanding voting securities, (ii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Change in Control Agreements), or (iii) the consummation of a merger or consolidation of the Company (except when the total voting power of the Company continues to represent at least 50% of the surviving entity), any liquidation, or the sale or disposition by the Company of all or substantially all of its assets.

Preferred Stock

Under the terms of our Certificate of Incorporation, the Board may determine the rights, preferences, and terms of our authorized but unissued shares of Preferred Stock. On September 30, 2023, the Company had 500,000,000 shares of Preferred Stock authorized with $0.001 par value per share. The reverse stock splits (see Note 1 above) did not affect the number of shares of Preferred Stock authorized and outstanding, but the conversion ratios were proportionately adjusted to decrease the number of shares of common stock to be issued as a result.

The Company has designated Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, with transactions over the last two years presented below:

	Preferred Stock								Preferred Stock
	Series A		Series B		Series C		Series D		Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, October 1, 2022	100,363	100	5,567,319	5,568	-	-	-	-	5,667,682	5,668
Issuance of common stock for conversion of preferred stock	(98,439)	(98)	(5,567,319)	(5,568)	(13,766,058)	(13,766)	(75,567,273)	(75,568)	(94,999,089)	(95,000)
Preferred shares issued for cash	-	-	-	-	12,212,450	12,212	79,926,925	79,927	92,139,375	92,139
Preferred shares issued in exchange for conversion of debt	-	-	-	-	2,829,029	2,829	-	-	2,829,029	2,829
Preferred shares issued to settle liability to issue	-	-	-	-	84,900	85	-	-	84,900	85
Balance, September 30, 2022	1,924	2	-	-	1,360,321	1,360	4,359,652	4,359	5,721,897	5,721

Issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	-	-	-	-	-	-	273,363,635	273,364	273,363,635	273,364
Issuance of common stock for conversion of preferred stock and dividends	(1,276)	(1)	-	-	(148,564)	(148)	(277,360,190)	(277,360)	(277,510,030)	(277,509)
Balance, September 30, 2023	648	1	-	-	1,211,757	1,212	363,097	363	1,575,502	1,576

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Redemption Rights

The shares of Preferred Stock are not subject to mandatory redemption.

The Series C and Series D Preferred Stock are voluntarily redeemable by the Company in accordance with the following schedule, provided that the issuance of shares of common stock issuable upon conversion has been registered and the registration statement remains effective:

Year 1: No Redemption

Year 2: Redemption at 120% of the Redemption Price

Year 3: Redemption at 115% of the Redemption Price

Year 4: Redemption at 110% of the Redemption Price

Year 5: Redemption at 105% of the Redemption Price

Year 6 and thereafter: Redemption at 100% of the Redemption Price

The Series C and Series D Preferred Stock are also redeemable by the Company at any time for a price per share equal to the Issue Price ($8.84 for Series C Preferred Stock and $0.4379 for remaining Series D Preferred Stock), plus all unpaid accrued and accumulated dividends on such share (whether or not declared), provided: (A) the Preferred Stock has been issued and outstanding for a period of at least one year, (B) the issuance of the shares of common stock underlying the Preferred Stock has been registered pursuant to the Securities Act and such registration remains effective, and (C) the trading price for the common stock is less than the Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market.

Dividends

The holders of Series A and Series B Preferred Stock are entitled to non-cumulative dividends if declared by the Board of Directors. The holders of the Series A Preferred Stock and Series B Preferred Stock participate on a pro rata basis (on an “as converted” basis to common stock) in any cash dividend paid on common stock. No dividends have been declared or paid during years ended September 30, 2023, and 2022.

The Series C Preferred Stock originally provided for a cumulative 15.0% per annum fixed dividend on the Series C Original Issue Price plus unpaid accrued and accumulated dividends. On January 13, 2023, the Company and holders of Series C Preferred Stock entered into a waiver agreement pursuant to which such holders irrevocably waived their right to receive any and all cumulative 15.0% per annum fixed dividends on such Preferred Stock, including all unpaid accrued and accumulated dividends. As a result, an adjustment to the additional paid-in capital of the Company has been recognized during the year ended September 30, 2023.

The Series D Preferred Stock bears a 15.0% per annum fixed dividend accumulated and compounded monthly, payable no later than the 5th day after the end of each month on the Series D Original Issue Price plus unpaid accrued and accumulated dividends. Dividends on the Series D Preferred Stock are payable prior to any dividends on any other series of Preferred Stock or the common stock. The amount of Series D Preferred Stock dividends accumulated as at September 30, 2023 was approximately $0.4 million.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company may elect to pay dividends for any month with a payment-in-kind (“PIK”) election if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of NASDAQ and (iii) the average daily trading dollar volume of the Company’s common stock for 10 trading days in any period of 20 consecutive trading days on the NASDAQ is equal to or greater than $27.5 million.

Liquidation, Dissolution, and Winding Up

In the event of any Liquidation Event, the holders of the Series D Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the common stock by reason of their ownership thereof, an amount per share equal to the Series D Original Issue Price ($0.4379 per share in respect of the outstanding Series D Preferred Stock) plus declared but unpaid dividends (none declared but unpaid dividends on September 30, 2023 and 2022).

In the event of any Liquidation Event, the holders of the Series B Preferred Stock will be entitled to receive, after full execution of rights of the Series D Preferred Stock holders, and prior and in preference to any distribution of the proceeds to the holders of the other series of Preferred Stock or the common stock by reason of their ownership thereof, an amount per share equal to the Series B Original Issue Price plus declared but unpaid dividends (none declared but unpaid dividends on September 30, 2023 and 2022).

Upon the completion of a distribution pursuant to a Liquidation Event to the Series D Preferred Stock and Series B Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive, prior and in preference to any distribution of the proceeds to the holders of the Series A Preferred Stock or the common stock by reason of their ownership thereof, an amount per share equal to the Series C Original Issue Price ($8.84 per share) plus declared but unpaid dividends (none declared but unpaid dividends on September 30, 2023 and 2022).

Upon the completion of a distribution pursuant to a Liquidation Event to the Series D Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any proceeds to the holders of the common stock, by reason of their ownership thereof, $1.29 per share of each share of the Series A Preferred Stock, plus declared but unpaid dividends on such share (none declared but unpaid dividends on September 30, 2023 and 2022). “Liquidation Event” is as defined in the Certificate of Incorporation and, subject to certain exceptions, includes a sale or other disposition of all or substantially all of the Company’s assets, certain mergers, consolidations and transfers of securities, and any liquidation, dissolution or winding up of the Company.

Conversion

Each share of Series A Preferred Stock is convertible at any time at the option of the holder into 0.0044 (giving effect to the reverse stock splits – see Note 1) shares of fully paid and non-assessable shares of common stock (rounding up to the nearest share).

Each share of Series B Preferred Stock and each share of Series C Preferred Stock are convertible at the option of the holder at any time into such number of shares of common stock as is determined by dividing the Issue Price by the relevant Conversion Price (in each case, subject to adjustment). As of September 30, 2023, there were no shares of Series B Preferred Stock issued and outstanding. As of September 30, 2023, each share of Series C Preferred Stock is convertible into 0.000044 (giving effect to the reverse stock split – see Note 1) shares of fully paid and nonassessable shares of common stock (rounding up to the nearest share).

Each share of Series C Preferred Stock will automatically be converted into shares of common stock at the applicable conversion rate at the time in effect immediately upon (A) the issuance of shares of common stock underlying the Series C Preferred Stock being registered pursuant to the Securities Act of 1933 and such registration remaining effective, (B) the trading price for the Company’s common stock being more than two times the Series C Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of the Company’s common stock during such 20 trading days is equal to or greater than $4.0 million.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series D Preferred Stock is convertible at the option of each holder at any time into the number of shares of common stock determined by dividing the Series D Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series D Conversion Price, subject to adjustment as set in the Certificate of Designation. As of September 30, 2023, each share of Series D is convertible into 0.000044 (giving effect to the reverse stock split – see Note 1) shares of fully paid and nonassessable shares of common stock (rounding up to the nearest share).

Each share of Series D Preferred Stock will automatically be converted into shares of common stock at the applicable Conversion Rate at the time in effect immediately upon (A) the issuance of shares of common stock underlying the Series D Preferred Stock being registered pursuant to the Securities Act and such registration remaining effective, (B) the trading price for the Company’s common stock being more than two times the Series D Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of the Company’s common stock during such 20 trading days is equal to or greater than $27.5 million.

Voting Rights

The holders of shares of common stock and Series A, Series B and Series C Preferred Stock at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, must be approved by a majority in interest of the affected series of Preferred Stock, as the case may be.

Each holder of common stock, Series B Preferred and Series C Preferred has right to one vote for each share of common stock into which such Series B Preferred Stock and/or Series C Preferred Stock, as applicable, could be converted. Each holder of Series A Preferred has the right to 1,000 votes per share held of record by such holder (this right will terminate on November 5, 2024).

The holders of Series D Preferred Stock have no voting rights except for protective voting rights (one vote for each share of common stock into which such Series D Preferred Stock could be converted) in such cases as approval of a liquidation event, authorization of issue of securities having a preference over or parity with the Series D Preferred Stock with respect to dividends, liquidation, redemption or voting, entering a merger or consolidation, etc.

NOTE 10 – LOSS PER SHARE

Earnings per common share (“EPS”) is computed by dividing net income allocated to common stockholders by the weighted-average shares of common stock outstanding. Diluted EPS is computed by dividing income allocated to common stockholders plus dividends on dilutive convertible preferred stock and preferred stock that can be tendered to exercise warrants, by the weighted-average shares of common stock outstanding plus amounts representing the dilutive effect of outstanding warrants and the dilution resulting from the conversion of convertible preferred stock, if applicable.

For the fiscal years ended September 30, 2023 and 2022, outstanding warrants, convertible debt and shares of Preferred Stock were excluded from the diluted share count because the result would have been antidilutive under the “if-converted method.”

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the reconciliation of net loss attributable to common stockholders to net loss used in computing basic and diluted net income per share of common stock (giving effect to the reverse stock splits – see Note 1):

	Fiscal Year ended September 30,
	2023	2022
Net loss attributable to common stockholders	$(972,254,582)	$(739,532,806)
Waived/(Accrued) accumulated preferred dividends	7,360,397	(40,516,440)
Net loss used in computing basic net loss per share of common stock	$(964,894,185)	$(780,049,246)

Net loss per share	$(1,574.14)	$(63,085.26)

Weighted average shares outstanding, basic and diluted	612,964	12,365

NOTE 11 – SHARE-BASED COMPENSATION

The Company has share incentive plans that are a part of annual discretionary share-based compensation program. The plans include consultants and employees, directors and officers. The Company has been issuing new shares of common stock under the share-based compensation programs, and cash has not been used to settle equity instruments granted under share-based payment arrangements.

The remaining number of shares reserved for awards equity instruments under the Equity Incentives Plan to both employees and consultants on September 30, 2023 is 42,234,250 shares of common stock.

	For the fiscal year ended
	September 30,
Composition of Stock-Based Compensation Expense	2023	2022
Directors, officers and employees share-based compensation	$63,748,809	$19,471,496
Share-based compensation to consultants (equity-classified)	7,553,487	23,937,976
Share-based compensation to consultants (liability-classified)	14,139,573	330,220
Total share-based compensation expense	$85,441,869	$43,739,692

Employees of the Company

Employees of the Company, including officers, are entitled to a number of shares of common stock specified in relevant employment contracts and subject to the approval of our Board of Directors Compensation Committee. The total expense of share awards to employees represents the grant date fair value of relevant number of shares to be issued and is recognized, along with additional paid-in capital, ratably over the service period. Awards to the majority of employees vest on the first or the second employment anniversary of the employee - the weighted average vesting period is 14 months.

Total remaining unrecognized compensation costs related to nonvested awards to these employees amount to $0.2 million. The weighted-average period over which these costs are expected to be recognized is 6 months. The liability that relates to liability classified stock-based compensation contracts amounts to $75,000 on September 30, 2023.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Awards granted to employees: one time issuance on employment anniversary	Number of shares	Weighted average grant date fair value of shares
Nonvested at the beginning of the year	35	$42,416
Granted during the year	1,021	$376
Vested during the year	(30)	$43,287
Forfeited during the year	(61)	$2,081
Nonvested at the end of the year	965	$456

Several members of management and officers are entitled to the same number of common stock specified in their employment contracts on every anniversary as long as they continue to serve. The grant fair value in this case is also based on the employment date. Therefore, these annual stock-based compensation costs are fixed throughout the employment period of each employee, unless modified subsequently. Total stock-based compensation costs of this type amounted to $6.0 million in the year ended September 30, 2023, and will amount to $5.8 million in each subsequent year unless entitled employees change or their contracts are modified.

Awards granted to management: issuances on every employment anniversary (*)	Number of shares	Weighted average grant date fair value of shares
Nonvested at the beginning of the year	100	$79,616
Granted during the year	100	$79,616
Vested during the year	(100)	$79,616
Forfeited during the year	(13)	$159,525
Nonvested at the end of the year	87	$67,353

(*)	Information is presented for a 12-month period, see comments above.

Consultants

From time to time the Company also issues share-based compensation to external consultants providing consulting, marketing, R&D, legal and other services. The weighted average term of such contracts is 5 months. The number of shares specified within the individual agreements, or a monetary value of those shares, if applicable, is usually negotiated by our Chief Executive Officer and approved by the Board.

These costs are generally presented as professional fees within general and administrative, and certain qualifying costs may be presented as part of research and development expenses ($5.0 million in the year ended September 30, 2023, and none in the year ended September 30, 2022).

A part of these share-based awards is classified as equity and accounted for similar to stock-based compensation to employees. Another part of the Company’s share-based awards to consultants is classified as liabilities: mainly if a number of shares a consultant is entitled to is predominantly based on monetary value fixed in the contract. An accrued part of liability in this case is revaluated each period based on market price of the shares of common stock of the Company, until sufficient number of shares is issued. There was no liability to consultants as at September 30, 2023. The Company generally practices prepayment for future services of the consultants by unrestricted shares of common stock – in this case a prepaid asset is recognized on the balance sheet and is amortized over the period the consultant is delivering their services to the Company. The amount of these prepaid costs amounted to $5.1 million as at September 30, 2023 and this amount represents the total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan to non-employees. The weighted-average period over which these costs are expected to be recognized after the balance sheet date is 6 months.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Awards granted to consultants: classified as equity	Number of shares	Weighted average grant date fair value of shares
Nonvested at the beginning of the year	38	$14,400
Granted during the year	6,982	$862
Vested during the year	(8,019)	$761
Forfeited during the year	-	$-
Nonvested at the end of the year	1,000	$56
Prepaid in vested stock but not amortized by the end of the year	5,275	$128

Awards granted to consultants: classified as liability	Number of shares	Weighted average grant date fair value of shares
Nonvested at the beginning of the year	-	$-
Granted during the year	102,928	$208
Vested during the year	(102,928)	$208
Forfeited during the year	-	$-
Nonvested at the end of the year	-	$-
Prepaid in vested stock but not amortized by the end of the year	51,002	$87

CEO Award Incentive Plans

The Company adopted the CEO Performance Stock Award Agreement, approved by the Board and by stockholders in 2022 (“2022 PSA Agreement”) and CEO Performance Stock Award Agreement, approved by the Board and by stockholders in 2023 (“2023 PSA Agreement”). Under these plans, the Chief Executive Officer is entitled to share-based awards generally calculated as 1-3% of then outstanding number of shares of common stock, issuable upon achievement of specific financial and operational targets (milestones) that are supposed to significantly increase value of the Company.

This share-based compensation is accrued over the service term when it is probable that the milestone will be achieved. The liability to issue stock (presented within non-current liabilities if the achievement is expected later than 12 months after the balance sheet date) is revalued on every balance sheet date based on the length of the service period, current market price of the common stock, and on the number of shares of common stock outstanding – until the shares have been issued, or until fulfilling of the milestone requirements is no longer probable.

The milestones per 2022 PSA Agreement:

●	Vehicle Delivery Milestones: For each of the following five vehicle delivery milestone that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of the Company’s then-current total issued and outstanding shares of common stock: (i) Delivery of the Company’s Class One Van to customers for a pilot program under the captured fleet exemption by the end of December 2022; (ii) Procuring full USA certification and homologation (or vehicle approval process) for the sale and delivery of its Class One Van by end of August 2023 (expired by September 30, 2023); (iii) Full USA certification and homologation of the Dragonfly RS sports car by August 2024 (not considered probable by September 30, 2023); (iv) Producing a drivable prototype of its Mullen 5 vehicle for consumers to test by end of October 2023; and (v) Producing a drivable prototype of its Mullen 5 RS High Performance vehicle for consumers to test by end of January 2023 (expired by September 30, 2023).

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 3, 2022, the Company delivered its Class One Van to Hotwire Communications, a South Florida-based telecommunications company and Internet Service Provider for a pilot program under the captured fleet exemption.

On August 20, 2023, a drivable porotype of the Mullen 5 vehicle was part of the Mullen road tour and available for consumers to test drive.

●	Capital Benchmark Milestones: For each $100 million raised (a “Capital Tranche”), and subject to an aggregate maximum of raised of $1.0 billion in equity or debt financing between the date of the award agreement and the end of July 2024, the Company will issue a number of shares of common stock equal to 1%, of the Company’s then-current total issued and outstanding shares of common stock; as of the date a Capital Tranche is achieved. Additionally, if the Company is included in the Russell Index, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares as of the date the Company is approved to be included on the Russell Index.

On June 7, 2022, the Company entered into a Securities Purchase Agreement which, along with subsequent amendments, allowed the Company to raise more than $400 million to date through the issuance of preferred stock, prefunded warrants and common stock in lieu of preferred stock and other warrants. As at September 30, 2022, reaching the next 2 financial milestones (raising more than $500 and $600 million) was also considered probable.

On June 27, 2022, the Company joined the Russell 2000 and 3000 Indexes.

●	Feature Milestone: If Mullen enters into an agreement with a manufacturer or provider of equipment, accessory, feature or other product (collectively, “Feature”) by the end of 2023 that sets the Company or its vehicle apart from its competitors or that provides the Company a first mover or first disclosure advantage over its competitors for the Feature, the Company will issue to Mr. Michery a number of shares of common stock equal to 5% of the Company’s then-current total issued and outstanding shares of common stock as of the date the Feature milestone is achieved.

On September 1, 2022, the Company announced that it a signed partnership with Watergen Inc. to develop and equip Mullen’s portfolio of electric vehicles with technology that will produce fresh drinking water from the air for in-vehicle consumer and commercial application. On October 12, 2022, the Company entered into the Distributorship Agreement whereby Watergen will be integrating its unique atmospheric water generating and dehumidifying technology into the Company’s vehicles and granting exclusivity to the Company for the integration design developed specifically for its vehicles.

●	Distribution Milestone: For each vehicle distribution milestone set forth below that is satisfied by entering into a joint venture or other distribution agreement by December 31, 2024, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock for each distribution milestone achieved: (i) agreement with an established local, US dealer or franchise network; and (ii) agreement with an established Latin American or other non-US based dealer or franchise network.

On November 8, 2022, the Company entered into an agreement into an agreement to appoint Newgate Motor Group as the marketing, sales, distribution and servicing agent for the Mullen I-GO in Ireland and the United Kingdom.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 12, 2022, the Company entered into a Dealer Agreement with Randy Marion Isuzu, a large USA dealer, to purchase and distribute the Company’s vehicles.

The milestones per 2023 PSA Agreement:

(In accordance with management’s assessment, all milestones per 2023 PSA Agreement as at September 30, 2023 are considered probable and one (Accelerated Development Milestone) has been achieved).

●	Vehicle Completion Milestones: For each vehicle completion Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock: (i) Procuring full USA certification and homologation of its Class Three Van by end of December 2023; (ii) Full USA certification and homologation of the Bollinger B1 SUV by end of June 2025; and (iii) Full USA certification and homologation of the Bollinger B2 truck by end of June 2025.

●	Revenue Benchmark Milestones: For each $25 Million of revenue recognized by the Company (each a “Revenue Tranche”), and subject to an aggregate maximum of recognized revenue of $250 Million between the date of grant and the end of December 2025, the Company will issue to Mr. Michery a number of shares of common stock equal to 1% of Mullen’s then-current total issued and outstanding shares of common stock as of the date a Revenue Tranche is achieved.

●	Battery Development Milestones: For each Battery Development Milestone set forth below that is satisfied within the performance period specified, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock: (i) the Company either directly or in collaboration with a joint venture partner develops or produces new and more advanced battery cells by the end of December 2024; (ii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 1 vehicle by the end of December 2024; (iii) the Company either directly or in collaboration with a joint venture partner scales its battery cells in the USA to the vehicle pack level for the Mullen Class 3 vehicle by the end of December 2024.

●	JV-Acquisition Milestones: If Mullen enters into a partnership, joint venture, purchase and sale agreement or similar transaction by the end of 2025 where the Company acquires a majority interest in an enterprise that manufacturers or provides vehicles, vehicle equipment, battery cells, accessories or other products beneficial to the Company, the Company will issue to Mr. Michery a number of shares of common stock equal to 3% of Mullen’s then-current total issued and outstanding shares of common stock as of date the JV-Acquisition Milestone is achieved.

●	Accelerated Development Milestone: If Mullen acquires a facility with existing equipment that allows the Company to expedite scaling of battery pack production in the USA, the Company will issue to Mr. Michery a number of shares of common stock equal to 2% of Mullen’s then-current total issued and outstanding shares of common stock as of date the Accelerated Development Milestone is achieved.

On September 6, 2023, the Company acquired the battery production assets of Romeo Power including intellectual property, machinery and equipment that allows the Company to expedite scaling of battery pack production in the USA.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CEO Performance Award Table

Date	Tranche	% of O/S Shares	Shares O/S	Shares Issued	Stock Price	Stock Compensation ($)
9/21/2022	PSA2022. Russell Index Tranche	2%	21,386	428	9,225	$3,945,799
10/12/2022	PSA2022. Features Milestone	5%	39,897	1,995	5,625	11,221,088
11/9/2022	PSA2022. Non-USA Distribution	2%	54,718	1,094	6,075	6,648,217
11/30/2022	PSA2022. Capital Benchmark (>$200 mln)	2%	63,923	1,278	4,500	5,753,090
12/16/2022	PSA2022. USA Distribution	2%	75,274	1,505	6,750	10,161,979
2/16/2023	PSA2022. Vehicle Delivery - Pilot	2%	37,079	742	7,650	5,673,024
6/13/2023	PSA2022. Capital Benchmark (>$300 mln)	1%	292,533	2,925	207	605,542
7/5/2023	PSA2022. Capital Benchmark (>$400 mln)	1%	714,863	7,149	53	378,877
10/10/2023	PSA2022. Vehicle Delivery - Mullen 5	2%	1,844,064	36,881	27	985,468
10/10/2023	PSA2023. Accelerated development milestone	2%	2,484,730	49,695	27	1,327,840
Total Shares Awarded				103,692		$46,700,924

As at September 30, 2023, the accrual for future awards under 2022 PSA Agreement amounted to approximately $2.6 million (including $1.7 million award for the milestone that has been achieved but the shares have not been issued on the year end yet). Out of all remaining 2022 PSA Agreement awards the only awards that are considered probable are capital benchmarks that provide for a 1% of outstanding common stock on every $100 million the Company raises.

The accrual for future awards under the 2023 PSA Agreement as at September 30, 2023 amounted to approximately $8.7 million representing the earned part of all awards considered probable (including $2.2 million award for the milestone that has been achieved but the shares have not been issued on the year end yet). A part of this provision, in the amount of $1.8 million has been recognized within non-current liabilities as the achievement is expected later than 12 months after the balance sheet date.

The costs recognized within the line item “Directors, Officers and Employees share-based compensation” in the table above represent both actual issuances of common stock under the PSA Agreements (16,689 shares with fair value of $40.4 million) and this provision for future achieved and probable awards.

Total remaining compensation cost related to nonvested share-based compensation milestones granted under the Plans will depend on probability of the milestones achievement, market price of the shares at the day before the issuance date, and on the number of shares of common stock outstanding on the day a milestone is achieved. If market price and the number of shares of common stock outstanding on September 30, 2023 remain constant and all milestones considered probable are actually achieved, these remaining compensation cost would amount to $31.3 million; the weighted-average period over which these costs are expected to be recognized after the balance sheet date is 14 months.

The remaining number of shares authorized for awards under the PSA Agreements on September 30, 2023 was 293,861 shares of common stock (giving effect to the reverse stock splits, see Note 1).

NOTE 12 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	September 30, 2023	September 30, 2022
Accrued Expenses and Other Liabilities
Accrued expense - other	$34,397,209	$3,529,384
IRS tax liability	2,849,346	1,744,707
Accrued payroll	2,406,650	534,782
Accrued interest	1,548,724	1,377,008
Total	$41,201,929	$7,185,881

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – LIABILITY TO ISSUE STOCK

The liability on September 30, 2023 (current liability in amount of $9.9 million and non-current liability in amount of $1.8 million) primarily represents CEO incentive award provision to be settled in shares of common stock upon achievement of specific targets, see Note 11 - Share Based Compensation for more details. The liability on September 30, 2022 represents an obligation to issue shares of common stock to one of the investors that could not be timely issued due to the insufficient number of authorized shares available.

NOTE 14 – PROPERTY, PLANT, AND EQUIPMENT, NET

Property, plant, and equipment, net consists of the following:

	September 30, 2023	September 30, 2022
Buildings	$48,081,466	$7,659,121
Machinery and equipment	27,861,452	7,383,612
Land	3,040,303	647,576
Construction-in-progress	5,180,642	269,778
Other fixed assets	2,824,165	1,743,057
Total cost of assets excluding accumulated impairment	86,988,028	17,703,144
Less: accumulated depreciation	(4,955,243)	(2,899,428)
Property, Plant, and Equipment, Net	$82,032,785	$14,803,716

Due to unfavorable market conditions, decline of the market prices of the Company’s common stock, and budgeted performance misses compared to the budgets prepared previously, we have tested long-lived asset for recoverability. The test was performed on September 1, 2023 by independent professional appraisers using both discounted cash flow method and guideline public company method. The fair value of the property, plant, and equipment of the ELMS/Legacy Mullen segment (classified in Level 3 of the fair value hierarchy) was determined on a standalone basis utilizing the cost and market approaches to value. The assets of the Bollinger’s segment (see Note 21 - Segment information) were not impaired, except for impairment of goodwill (see Note 6 - Goodwill and intangible assets). An impairment loss in amount of $13,519,492 has been recognized in respect of the property, plant, and equipment of the ELMS/Legacy Mullen segment: primarily construction-in-progress, and machinery and equipment, and show room assets. Their accumulated depreciation in amount of $5,969,367 has been derecognized in correspondence with initial cost to present the new cost basis of these assets in accordance with ASC 360.

Depreciation expense related to property, plant, and equipment for the years ended September 30, 2023 and 2022 was $8,023,596 and $379,256, respectively.

NOTE 15 – OTHER NON-CURRENT ASSETS

As discussed in the Note 14 above, we have tested long-lived asset for recoverability on September 1, 2023. As a result, the non-current assets with carrying amount of $1,250,508 have been fully impaired. Depreciation of these assets during the year ended September 30, 2023 and 2022 amounted to $1,762,415 and $587,684, respectively.

	September 30, 2023	September 30, 2022
Other Non-current Assets
Other assets	$-	$81,589
Show room vehicles	-	2,982,986
Security deposits	960,502	281,056
Total Other Assets	$960,502	$3,345,631

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – OPERATING EXPENSES

General and Administrative Expenses consist of the following:

	Year ended September 30,
	2023	2022
Professional fees	$36,374,957	$46,224,690
Compensation to employees	94,140,300	13,714,669
Depreciation	9,786,011	966,940
Amortization	6,602,288	888,774
Lease	1,429,110	2,145,648
Settlements and penalties	36,196,538	1,134,707
Employee benefits	4,014,915	2,107,793
Utilities and office expense	4,620,425	511,899
Advertising and promotions	8,443,311	4,407,764
Taxes and licenses	442,279	(284,854)
Repairs and maintenance	1,128,266	392,679
Executive expenses and directors’ fees	699,133	482,455
Listing and regulatory fees	6,042,474	1,546,810
Outside labor	-	352,201
Other	5,926,125	746,081
Total	$215,846,132	$75,338,256

The main portions of the Professional fees and Compensation to employees relate to stock-based compensation issued to non-employees and employees, respectively, see Note 11 - Share Based Compensation for additional information.

Research and Development

Research and Development expenses as of September 30, 2023 and 2022, were $77,387,336 and $21,650,840, respectively. Costs are expensed as incurred. Research and development expenses are primarily comprised of external fees and internal costs for engineering, homologation, prototyping costs and other expenses related to preparation to mass-production of electric vehicles such as Mullen Five EV, which has been eliminated, Mullen One EV cargo van, etc.

NOTE 17 – LEASES

We have entered into various operating lease agreements for certain offices, manufacturing and warehouse facilities, and corporate aircraft. Operating leases led to recognition of right-of-use assets, and current and noncurrent portion of lease liabilities, as appropriate. These right-of-use assets also include any lease payments made and initial direct costs incurred at lease commencement and exclude lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We have lease agreements which require payments for both lease and non-lease components and have elected to account for these as a single lease component. Certain leases provide for annual increases to lease payment based on an index or rate. We calculate the present value of future lease payments based on the index or at the lease commencement date for new leases.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents information regarding our lease assets and liabilities.

	September 30, 2023	September 30, 2022
Assets:
Operating lease right-of-use assets	$5,249,417	$4,597,052
Liabilities:
Operating lease liabilities, current	(2,134,494)	(1,428,474)
Operating lease liabilities, non-current	(3,566,922)	(3,359,354)
Total lease liabilities	$(5,701,416)	$(4,787,828)
Weighted average remaining lease terms:
Operating leases	3.98 years	2.63 years
Weighted average discount rate:
Operating leases	28%	28%
Cash paid for amounts included in the measurement of lease liabilities for the fiscal year ended September 30, 2023, and 2022	$3,168,567	$1,751,680

	For the fiscal year ended September 30,
	2023	2022
Operating lease costs:
Fixed lease cost	$3,318,326	$1,718,424
Variable lease cost	250,499	496,914
Short-term lease cost	-	164,690
Sublease income	(362,126)	(293,511)
Total operating lease costs	$3,206,699	$2,086,517

Operating Lease Commitments

Our leases primarily consist of land, land and building, or equipment leases. Our lease obligations are based upon contractual minimum rates. Most leases provide that we pay taxes, maintenance, insurance and operating expenses applicable to the premises. The initial term for most real property leases is typically 1 to 3 years, with renewal options of 1 to 5 years, and may include rent escalation clauses.

The following table reflects maturities of operating lease liabilities at September 30, 2023:

Years ending September 30,
2024	$3,135,400
2025	2,639,884
2026	803,759
2027	584,468
2028	206,919
Thereafter	1,579,534
Total lease payments	$8,949,964
Less: imputed interest	(3,248,548)
Present value of lease liabilities	$5,701,416

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 – INCOME TAXES

The Company and its less than 100% owned subsidiaries are filing separate tax returns and we calculate the provision for income taxes by using a “separate return” method. Sec 174 deduction and R&D credits are calculated using consolidated tax return rules and allocated among its members.

We record deferred income taxes using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income tax assets and liabilities are recorded based on the differences between the financial reporting and income tax bases of assets and liabilities.

The components of loss before income taxes are $1,017,647,310 and $740,323,152, for the years ended September 30, 2023 and 2022, respectively.

The Company’s total provision (benefit) for income taxes consists of the following for the years ended September 30, 2023 and 2022, respectively:

	September 30, 2023	September 30, 2022
Current
Federal	$-	$-
State	2,400	1,600
Total Current	$2,400	$1,600

Deferred
Federal	$(10,990,882)	$(280,552)
State	-	-
Total Deferred	$(10,990,882)	$(280,552)

Total provision (benefit) for income taxes	$(10,988,482)	$(278,952)

The following table represents accumulated income tax NOL (net operating loss) carryforwards for the years ended September 30, 2023 and 2022, respectively:

	September 30, 2023	September 30, 2022
Federal
2034-2037	$29,838,716	$29,838,716
Indefinite	451,052,564	311,525,886
Total Federal	$480,891,280	$341,364,602

California
2034-2040	$473,427,974	$318,862,714
Total California	$473,427,974	$318,862,714

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The reconciliation of our effective tax rate to the statutory federal rate of 21% for the years ended September 30, 2023 and 2022 is as follows:

	September 30, 2023	September 30, 2023 - %	September 30, 2022	September 30, 2022 - %
Income tax benefit at statutory rate	$(213,705,935)	21%	$(155,466,389)	21%
State income taxes	2,400	0%	1,600	0%
Permanent differences	155,268,652	(15)%	995,227	(0.13)%
Valuation allowance	49,635,916	(5)%	154,180,328	(20.83)%
Federal return to provision true up	(2,269,617)	0%	-	0%
Other	80,102	0%	10,282	0%
Total (benefit) provision for income taxes	$(10,988,482)	1%	$(278,952)	0.04%

We record deferred income taxes using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income tax assets and liabilities are recorded based on the differences between the financial reporting and income tax bases of assets and liabilities.

Significant components of the Company’s net deferred tax assets as of September 30, 2023 and 2022, respectively, are as follows:

	2023	2022
Deferred tax assets:
Stock compensation	$10,327,117	$8,442
Net operating loss carryforwards	118,886,728	78,791,906
Charitable contributions	2,680	1,219
Accrued expenses	414,745	86,926
Impairment other	-	-
Other assets	413,579	426,099
Intangibles		48,382,778
163(j) limitation	15,971,671	14,522,536
Research expenditures	16,077,633	-
Mark-to-market warrants	-	121,545,414
Total gross deferred tax assets	162,094,153	263,765,320

R&D tax credits	7,353,043	578,842

Less valuation allowance	(155,435,630)	(258,903,457)
Total net deferred tax assets	14,011,566	5,440,705

Deferred tax liabilities:
Intangibles	(16,358,329)	(19,428,527)
Fixed assets	(1,545,473)	(969,201)
Other	336	(336)
Total deferred tax liabilities	(17,903,466)	(20,398,064)
Net deferred tax assets	$(3,891,900)	$(14,957,359)

We maintain a full valuation allowance against the value of our deferred tax assets because based on the weight of evidence available at September 30, 2023 and 2022, it is more likely than not that deferred tax assets will not be realized.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We follow the guidance for accounting for uncertainty in income taxes in accordance with FASB ASC 740, which clarifies uncertainty in income taxes recognized in an enterprise’s financial statements. The standard also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken, or expected to be taken, in an income tax return. Only tax positions that meet the more likely than not recognition threshold may be recognized. In addition, the standard provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. The Company’s tax years for 2014 through 2023 are still subject to examination by the tax authorities.

NOTE 19 – CONTINGENCIES AND CLAIMS

ASC 450.20 governs the disclosure and recognition of loss contingencies, including potential losses from litigation, regulation, tax and other matters. The accounting standard defines a “loss contingency” as “an existing condition, situation, or set of circumstances involving uncertainty as to possible loss to an entity that will ultimately be resolved when one or more future events occur or fail to occur.” ASC 450 requires accrual for a loss contingency when it is probable that one or more future events will occur confirming the fact of loss and the amount of the loss can be reasonably estimated. Under this standard an event is probable when it is likely to occur.

From time to time, we are subject to asserted and actual claims and lawsuits arising in the ordinary course of business. Company management reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. We recognize accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and disclose the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for our consolidated financial statements to not be misleading. As required by ASC 450 we do not record liabilities when the likelihood is not probable, or when the likelihood is probable, but the amount cannot be reasonably estimated. To estimate whether a loss contingency should be accrued by a charge to income, management evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss.

The outcomes of our legal proceedings and other contingencies are inherently unpredictable, subject to significant uncertainties, and could be material to our operating results and cash flows for a particular period. We evaluate, at least quarterly, developments in our legal proceedings and other contingencies that could affect the amount of liability, including amounts in excess of any previous accruals and reasonably possible losses disclosed, and make adjustments and changes to our accruals and disclosures as appropriate. For the matters we disclose that do not include an estimate of the amount of loss or range of losses, such an estimate is not possible or is immaterial, and we may be unable to estimate the possible loss or range of losses that could potentially result from the application of non-monetary remedies. Until the final resolution of such matters, if any of our estimates and assumptions change or prove to have been incorrect, we may experience losses in excess of the amounts recorded, which could have a material effect on our business, consolidated financial position, results of operations, or cash flows.

Qiantu Motor (Suzhou) Ltd.

This matter arises out of a contract dispute between Mullen and Qiantu Motor (Suzhou) Ltd. (“Qiantu”) related to the engineering, design, support, and homologation of Qiantu’s K50 vehicle by Mullen.

On March 14, 2023, the parties entered into a Settlement Agreement providing for full settlement of all pending litigation between Mullen and Qiantu. The parties also released all claims against each other arising from or in connection with the matters and claims that were subject to the legal proceedings. Pursuant to the Settlement Agreement, (1) the parties agreed to enter into an IP Agreement (as defined and described below) and (2) in connection with the settlement of the Legal Proceedings and for the privilege of entering into the IP Agreement, the Mullen paid $6 million to Qiantu.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the execution of the Settlement Agreement, on March 14, 2023, Mullen entered into an Intellectual Property and Distribution Agreement (“IP Agreement”) with Qiantu, and two of Qiantu’s affiliates (collectively “Qiantu”). Pursuant to the IP Agreement, Qiantu granted Mullen the exclusive license to use certain of Qiantu’s trademarks and the exclusive right to assemble, manufacture, and sell the homologated vehicles based on the Qiantu K-50 model throughout North America (including Canada, Mexico, and the United States of America) and South America for a period of five (5) years, which period does not start until Mullen has successfully homologated vehicles based on terms of the IP Agreement (“Five Year Period”). During the Five-Year Period, Mullen is also obligated to purchase a certain number of vehicle kits every year from Qiantu. These rights shall be obtained and the commitment shall only be effective upon Mullen’s assessment of feasibility and profitability of the project within 150 days as provided for by the IP Agreement.

As consideration for Mullen’s entry into the IP Agreement, (1) Mullen issued to Qiantu USA warrants to purchase up to 3,334 shares of Mullen’s common stock (the “Qiantu Warrants”) as described below; (2) Mullen additionally paid Qiantu $2,000,000 for deliverable items under the IP Agreement; and (3) in exchange, Mullen will pay Qiantu a royalty fee of $1,200 for each homologated vehicle sold in North America and South America during the term of the IP Agreement. The Qiantu Warrants were issued upon execution of the IP Agreement and are exercisable at Qiantu USA’s discretion commencing at any time from September 30, 2023 up to and including September 30, 2024 at 110% of the market price of Mullen’s common stock at the close of trading on the earlier of (a) when Mullen completes its obligations to its Series D Preferred Stock investors; or (b) June 15, 2023 (for more information on these warrants, see Note 8).

As Mullen continues analysis of the homologation costs, Mullen believes it would be in its best interest to also acquire licensing rights in additional territories. In that regard, Mullen is currently in negotiations with Qiantu for the licensing rights to the European territory.

No loss contingencies have been accrued in respect of this matter as at September 30, 2023, other than those paid (see above) as the Company can reasonably estimate neither probability of additional losses, nor their magnitude (if any), based on all available information presently known to management.

International Business Machines (“IBM”)

This claim was filed in the Supreme Court of the State of New York on May 7, 2019. This matter arises out of a contract dispute between Mullen and IBM related to a joint development and technology license agreement, patent license agreement, and a logo trademark agreement. On November 9, 2021, the court, pursuant to an inquest order, awarded damages in favor of IBM and on December 1, 2021, the court entered a judgment in favor of IBM in the amount of $5,617,192. On February 2, 2022, IBM filed a Motion to Amend the Judgment it had obtained to add Mullen Automotive and Ottava as Judgment Debtors. Mullen filed an Appeal on April 8, 2022. A settlement was reached in which Mullen paid the full amount of the Judgment with interest, for a total of approximately $5,900,000, but maintained its Appeal rights. IBM then filed a Motion to Dismiss the Appeal based on Mullen’s payment of the Judgment. Mullen filed an Opposition to the same on July 18, 2022, and the hearing of the matter was set for July 25, 2022. The Court took the same under submission, and a decision has still not been issued. The Appeal remains pending.

The Company has recognized the amounts paid ($5.9 million) as losses on settlement in the year ended September 30, 2022 and does not expect any additional losses to be reasonably possible.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TOA Trading LLC Litigation

This claim arises out of an alleged breach of contract related to an unpaid finder’s fee. On April 11, 2022, TOA Trading LLC and Munshibari LLC (“Plaintiffs”), filed a complaint against Mullen in the United States District Court for the Southern District of Florida. The Plaintiffs estimated the damages to be $15 million. On May 18, 2022, Mullen filed a Motion to Dismiss or in the Alternative, Transfer Venue. Plaintiffs filed their opposition on June 1, 2022 and Mullen filed its reply on June 8, 2022. The court took the Motion to Dismiss or in the Alternative, Transfer Venue under submission. Plaintiffs filed a Notification of Ninety Days Expiring on February 1, 2023 notifying the court that Mullen’s Motion to Dismiss or in the Alternative, Transfer Venue had been fully briefed for a period of time exceeding 90 days. On March 22, 2023, the Court issued a ruling denying Mullen’s Motion to Dismiss or in the Alternative, Transfer Venue. Accordingly, Mullen filed its Answer to Plaintiffs’ complaint on April 7, 2023. The Parties have completed written and oral discovery. Court mandated mediation took place on September 7, 2023, and was not successful. Mullen filed a Motion for Summary Judgment (“MSJ”) on October 6, 2023. The MSJ was fully submitted on November 3, 2023. Trial is set for February 12, 2024.

Based on the early stage of the litigation, no loss contingencies have been accrued in respect of this matter as at September 30, 2023 as the Company can reasonably estimate neither probability of the loss, nor their magnitude (if any), based on all available information presently known to management.

DBI Lease Buyback Servicing LLC, Drawbridge Investments LLC

In June 2022, Mullen entered into a letter agreement with DBI Lease Buyback Servicing LLC (“DBI”) wherein it agreed to provide DBI with a right to purchase up to $25 million worth of a to-be-issued Series E Convertible Preferred Stock and warrants. The option and its terms have not been finalized.

On March 2, 2023, DBI and Drawbridge Investments LLC (collectively, “Drawbridge”) filed a complaint in the Commercial Division of the Supreme Court of the State of New York, County of New York against Mullen. The complaint asserted three claims arising out of an alleged Series E option agreement by which Drawbridge allegedly would be able to purchase to-be-created Series E preferred shares and obtain warrants for Mullen’s common stock in exchange for, inter alia, a $3.5 million discount on a promissory note held by Drawbridge. Specifically, Drawbridge asserts claims for: (1) specific performance of the alleged agreement; (2) money damages (in an amount exceeding $100 million) arising out of Mullen’s alleged breach of the alleged agreement; and (3) declaratory judgment setting forth Drawbridge’s rights and Mullen’s obligations under the alleged agreement.

Drawbridge commenced the action by Order to Show Cause (“OSC”) whereby it, inter alia, sought a temporary restraining order (“TRO”) (a) enjoining Mullen from (i) increasing the number of designated shares for any outstanding stock and (ii) issuing new preferred stock; and (b) requiring Mullen to maintain at least 500,000,000 in authorized common stock (post reverse splits). On March 14, 2023, the Court vacated the TRO and entered an Order on March 15, 2023 whereby the TRO was vacated and denied. At the April 18, 2023 hearing for the preliminary injunctive relief sought by Drawbridge in the OSC and after reviewing Mullen’s opposition and hearing oral argument from both sides, the Court reserved decision on Drawbridge’s motion. Mullen moved to dismiss the complaint, with prejudice, on May 9, 2023. The Motion to Dismiss (“MTD”) was fully submitted on or about June 27, 2023. By Order dated August 25, 2023 and entered on August 29, 2023, the Court granted Mullen’s MTD and denied Drawbridge’s motion for a preliminary injunction.

On December 5, 2023, as part of the settlement, Drawbridge withdrew its appeal with prejudice. Based on the contract signed by the parties, the Company accrued $1.95 million as of September 30, 2023 in full and complete satisfaction of the claims.

The GEM Group

On September 21, 2021, the GEM Group filed an arbitration demand and statement of claim against Mullen seeking declaratory relief and damages. This matter arises out of an alleged breach of a securities purchase agreement dated November 13, 2020. On June 7, 2023, the arbitrator held oral argument on issues related to liability. The arbitrator has not yet issued his decision on issues related to liability. Briefing and oral argument on issues of damages, if necessary, will be scheduled after the arbitrator issues its decision on liability.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 13, 2023, the GEM Group requested permission to file a motion for interim relief based on its belief that Mullen may not be able to satisfy its obligations should the arbitrator ultimately rule in the GEM Group’s favor. Despite Mullen’s objections, the arbitrator authorized the GEM Group to file an application. On July 12, 2023, the GEM Group filed an Application for Interim Award of Relief. Mullen filed its response on July 19, 2023. On August 3, 2023, the Arbitrator issued his Decision and Order on Application for Interim Measures requiring Mullen to deposit $7,000,000 into an interest-bearing escrow account with a commercial bank or brokerage firm. The arbitrator also ordered that all interest earned on the escrow account shall become the property of the party determined in the arbitration to be entitled to the principal and that the amounts held in escrow shall be released only upon further order of the arbitrator, a court or other tribunal of competent jurisdiction, or by agreement of the parties. On December 15, 2023, the GEM Group filed a motion seeking to have an additional $29,114,921.00 of cash placed in escrow considering the issuance of the Partial Award. Mullen filed an opposition to that request on December 29, 2023. To date, the arbitrator has not issued a decision on the GEM Group’s request.

The Company has accrued $7 million as a probable settlement expense as of September 30, 2023. Based on the early stage of the litigation, it is not possible to reasonably estimate if exposure exceeds the amounts accrued.

Mullen Stockholder Litigation

Margaret Schaub v. Mullen Automotive Inc.

On May 5, 2022, Plaintiff Margaret Schaub, a purported stockholder, filed a putative class action complaint in the United States District Court Central District of California against the “Company”, as well as its Chief Executive Officer, David Michery, and the Chief Executive Officer of a predecessor entity, Oleg Firer (the “Schaub Lawsuit”). This lawsuit was brought by Schaub both individually and on behalf of a putative class of the Company’s shareholders, claiming false or misleading statements regarding the Company’s business partnerships, technology, and manufacturing capabilities, and alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder. The Schaub Lawsuit seeks to certify a putative class of shareholders, and seeks monetary damages, as well as an award of reasonable fees and expenses.

On August 4, 2022, the Court issued an order consolidating the Schaub Lawsuit with the later-filed Gru Lawsuit (discussed below), and appointing lead plaintiff and lead counsel.

On September 23, 2022, Lead Plaintiff filed her Consolidated Amended Class Action Complaint (“Amended Complaint”) against the Company, Mr. Michery, and the Company’s predecessor, Mullen Technologies, Inc., premised on the same purported violations of the Exchange Act and Rule 10b-5, seeking to certify a putative class of shareholders, and seeking an award of monetary damages, as well as reasonable fees and expenses. Defendants filed their motion to dismiss the Amended Complaint on November 22, 2022. On September 28, 2023, the Court granted Defendants’ motion to dismiss, in part, and denied the motion to dismiss, in part.

No loss contingencies have been accrued in respect of this matter as at September 30, 2023, as the Company can reasonably estimate neither probability of the loss, nor their magnitude (if any), based on all available information presently known to management.

Trinon Coleman v. David Michery et al.

On December 8, 2023, Trinon Coleman, a purported stockholder, filed a derivative action in the Court of Chancery for the State of Delaware against the Company as a nominal defendant, Mr. Michery, and Company directors Mr. Puckett, Ms. Winter, Mr. Betor, Mr. Miltner, and Mr. New (the “Coleman Lawsuit”). This lawsuit asserts claims for breach of fiduciary duty, insider trading, and unjust enrichment primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Coleman Lawsuit seeks to direct the Company to improve its corporate governance and internal procedures, and seeks monetary damages and an award of reasonable fees and expenses.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

No loss contingencies have been accrued in respect of this matter as at September 30, 2023, as the Company can reasonably estimate neither probability of the loss, nor their magnitude (if any), based on all available information presently known to management.

David Gru v. Mullen Automotive Inc.

On May 12, 2022, David Gru, a purported stockholder, filed a putative class action lawsuit in the United States District Court for the Central District of California against Mullen Automotive Inc. (“Mullen”), Mr. Michery, and Mr. Firer (the “Gru Lawsuit”). This lawsuit was brought by Gru both individually and on behalf of a putative class of Mullen’s shareholders, claiming false or misleading statements regarding Mullen’s business partnerships, technology, and manufacturing capabilities, and alleging violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5. The Gru Lawsuit sought to declare the action to be a class action, and sought monetary damages, pre-judgment and post-judgment interest, as well as an award of reasonable fees and expenses. On August 4, 2022, the Court consolidated this action into the Schaub Lawsuit, and ordered this action administratively closed.

Jeff Witt v. Mullen Automotive Inc.

On August 1, 2022, Jeff Witt and Joseph Birbigalia, purported stockholders, filed a derivative action in the United States District Court for the Central District of California against the Company as a nominal defendant, Mr. Michery, Mr. Firer, and current or former Company directors Ignacio Novoa, Mary Winter, Kent Puckett, Mark Betor, William Miltner and Jonathan New (the “Witt Lawsuit”). The Witt lawsuit asserts claims for breach of fiduciary duty, unjust enrichment, abuse of control, waste of corporate assets, and violation of Section 14 of the Exchange Act primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Witt Lawsuit seeks monetary damages, as well as an award of reasonable fees and expenses.

On November 8, 2022, the Court consolidated this matter and the Morsy Lawsuit (see below) into one case, and on November 30, 2022 stayed the consolidated derivative action pending (1) dismissal of the consolidated securities class action (the Schaub Lawsuit discussed above), or (2) the filing of an answer in the consolidated securities class action and notice by any party that they no longer consent to the voluntary stay of this consolidated derivative action. The case currently remains stayed.

No loss contingencies have been accrued in respect of this matter as at September 30, 2023, as the Company can reasonably estimate neither probability of the loss, nor their magnitude (if any), based on all available information presently known to management.

Hany Morsy v. David Michery, et al.

On September 30, 2022, Hany Morsy, a purported stockholder, filed a derivative action in the United States District Court for the Central District of California against the Company as a nominal defendant, Mr. Michery, Mr. Firer, former Company officer and director, Jerry Alban, and Company directors Mr. Novoa, Ms. Winter, Mr. Puckett, Mr. Betor, Mr. Miltner, and Mr. New (the “Morsy Lawsuit”). This lawsuit asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and violation of Section 14 of the Exchange Act primarily in connection with the issues and claims asserted in the Schaub Lawsuit. The Morsy Lawsuit seeks to direct the Company to improve its corporate governance and internal procedures, and also seeks monetary damages, pre-judgment and post-judgment interest, restitution, and an award of reasonable fees and expenses.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 8, 2022, the Court consolidated this matter and the Witt Lawsuit (see above) into one case, and stayed the consolidated action (as discussed above).

Chosten Caris v. David Michery

On April 27, 2023, Chosten Caris, a purported stockholder, filed a complaint against Mr. Michery in the Eighth Judicial Circuit In and For Alachua County, Florida (the “Caris Lawsuit”). This lawsuit purports to seek damages for claims arising under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. The Caris Lawsuit also seeks punitive damages. On May 17, 2023, Mr. Michery removed the Caris Lawsuit to the United States District Court for the Northern District of Florida. Mr. Michery filed a Motion to Dismiss (“MTD”) the Caris Lawsuit on June 20, 2023.

On July 21, 2023, Plaintiff filed a document entitled “Conclusion” and another entitled “Memorandum Summary.” The court, on July 25, 2023, entered an order in response to Plaintiff’s “Conclusion” advising that the document did not constitute a sufficient filing because it was not in the proper format, did not include a certificate of service, was not signed, and was not responsive to the MTD. The court additionally, expanded Plaintiff’s deadline to respond to the MTD from July 21, 2023 to August 8, 2023 and deferred its ruling on the MTD as a result of the extended filing deadline.

On July 26, 2023, Plaintiff filed a document entitled “Plaintiff’s Demand” requesting certain relief from the court. The court, on July 28, 2023, issued an order denying “Plaintiff’s Demand”, advising that no action will be taken on Plaintiff’s July 21, 2023 “Memorandum Summary”, and further deferring a ruling on the MTD. Plaintiff filed his response to the MTD on August 3, 2023. No reply is permitted in this court. To date, the court has not issued an order with respect to the MTD.

No loss contingencies have been accrued in respect of this matter as at September 30, 2023, as the Company can reasonably estimate neither probability of the loss, nor their magnitude (if any), based on all available information presently known to management.

NOTE 20 – RELATED PARTY TRANSACTIONS

Correction of Related Party Disclosures

Subsequent to the issuance of the Company’s consolidated financial statements for fiscal year ended September 30, 2022, management was informed by the Company’s current independent auditor that it needed to provide additional disclosures pertaining to its advances to Mullen Technologies, Inc. (“MTI”) of approximately $1.2 million for fiscal year ended September 30, 2022, which were made under the Transition Services Agreement dated May 12, 2021 between the Company and MTI (the “TSA”).

First, Note 19 to the consolidated financial statements for the year ended September 30, 2022 should have disclosed that the Company’s CEO was also the CEO, Board Chairman and controlling owner of MTI. As of September 30, 2022, approximately $1.2 million of the receivable from related party MTI was past due and outstanding.

Second, Note 19 to the consolidated financial statements for fiscal year ended September 30, 2022, misdescribed the Company’s services to MTI as “management and accounting services at cost”. The proper disclosure should have been described as the processing and disbursement of payroll and related costs for 11 employees that provided services only to MTI, as well as the payment of rent for a facility utilized by MTI’s business during the fiscal year ended September 30, 2022. Pursuant to Article III of the TSA, MTI is obligated to pay monthly to the Company certain allocated costs, without mark-up, and covered taxes related to the services provided; however, such payments were not made to the Company during the year ended September 30, 2022. In addition, late monthly payments accrue interest at a rate per annum equal to the lower of the prime rate plus 1% or the maximum rate under applicable law. Interest on the unpaid receivable balance from related party MTI of approximately $0.1 million was not accrued and was not included in the September 30, 2022 balance of the receivable of approximately $1.2 million.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with Staff Accounting bulletin (“SAB”) No. 99, “Materiality,” and SAB No. 108, “Considering the Effects of Prior year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the errors to its related party disclosures regarding its advance receivable from MTI and determined that the related impact did not materially misstate its previously issued consolidated financial statements and related notes for fiscal year ended September 30, 2022. Although the Company concluded that the errors described above were not material to its previously issued financial statements, the Company has determined it is appropriate to correct the related party disclosures in the comparative disclosures below in this Note 20 to the consolidated financial statements for the fiscal years ended September 30, 2023 and 2022.

Related Party Note Receivable

Prior to its spinoff as a separate entity and the closing of the Merger on November 5, 2021, the Company operated as a division of MTI, an entity in which the Company’s CEO had a controlling financial interest and of which he was CEO and Chairman during the fiscal years ended September 30, 2023 and 2022.

Subsequent to the spinoff transaction and Merger on November 5, 2021, the Company processed and disbursed payroll and related compensation benefits for 11 employees that provided services only to MTI and rent costs for facilities utilized by MTI pursuant to the TSA. The terms of the TSA require MTI to repay monthly the amounts advanced by the Company, with the lower of the prime rate plus 1% or the maximum rate under applicable law charged on the unpaid amounts. The terms of the TSA do not provide for any other payment processing service fee from MTI to the Company except the interest fee on overdue advance balances. The Company incurred approximately $1.2 million and $0.9 million of disbursements on behalf of MTI during the years ended September 30, 2022 and 2023, respectively. No amounts have been collected for the funds advanced through September 30, 2023.

On March 31, 2023, the Company converted approximately $1.4 million of these advances to MTI to a note receivable from MTI. The note bears interest at 10% per year and matures on March 31, 2025 with a default rate of 15% per annum. By the end of the 2023 fiscal year, the note principal has been increased by additional $0.4 million. Remaining advances, note and interest receivable as at September 30 2023 and 2022 are presented within non-current assets of the consolidated balance sheets.

The following table summarizes the activity for the Company’s advances receivable from related party MTI:

	Advances	Interest on advances	Note	Interest on note	Total
Balance, September 30, 2021	-	-	-	-	-
Additions	1,232,387	-	-	-	1,232,387
Repayments	-	-	-	-	-
Balance, September 30, 2022	1,232,387	-	-	-	1,232,387
Additions	392,954	-	446,091	-	839,045
Conversion	(1,388,405)	-	1,388,405	-	-
Accrued interest	-	91,030	-	88,027	179,057
Repayments	-	-	-	-	-
Balance, September 30, 2023	236,936	91,030	1,834,496	88,027	2,250,489

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 16, 2023, the Company terminated the TSA with MTI, and received payment in full from MTI in settlement of all then receivable amounts outstanding (refer to Note 22 - Subsequent events).

Director Provided Services

For the fiscal year ended September 30, 2023, our non-employee directors have earned compensation for service on our Board of Directors and Committees of our Board of Directors in amount of $287,000 in cash and $487,500 in shares of common stock. In addition, the following non-employee directors were engaged in certain other consulting contracts with the Company:

William Miltner

William Miltner is a litigation attorney who provides legal services to Mullen Automotive and its subsidiaries. Mr. Miltner also is an elected Director for the Company, beginning his term in August 2021. For the fiscal year ending September 30, 2023, Mr. Miltner received $1,058,105 for services rendered. Mr. Miltner has been providing legal services to us since 2020.

Mary Winter

On October 26, 2021, the Company entered into a consulting agreement with Mary Winter, Corporate Secretary and Director, to compensate for Corporate Secretary Services and director responsibilities for the period from October 1, 2021 to September 30, 2023, in the amount of $60,000 annually or $5,000 per month. As of September 30, 2023, Ms. Winter has received $60,000 in consulting payments.

NOTE 21 – SEGMENT INFORMATION

Our CEO and Chairman of the Board, as the chief operating decision maker, makes decisions about resources to be acquired, allocated and utilized to each operating segment. The Company is currently comprised of 2 major operating segments:

-	Bollinger. The Company acquired the controlling interest of Bollinger Motors Inc. (60%) on September 7, 2022. This acquisition positions Mullen into the medium duty truck classes 4-6, along with the Sport Utility and Pick Up Trucks EV segments.

-	Mullen/ELMS. By November 30, 2022, Mullen acquired ELMS’ manufacturing plant in Mishawaka Indiana and all the intellectual property needed to engineer and build Class 1 and Class 3 electric vehicles.

All long-lived assets of the Company are located in the United States of America. All revenue presented in these consolidated financial statements relates to contracts with customers located in the United States of America.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment reporting for the year ended September 30, 2023

	Bollinger	Mullen/ELMS	Total
Revenues (including $308,000 from one dealer)	$-	$366,000	$366,000
Interest gains	1,585,376	684,367	2,269,743
Interest expenses	(88,580)	(4,904,560)	(4,993,140)
Depreciation and amortization expense	(3,808,877)	(12,579,422)	(16,388,299)
Impairment of goodwill	(63,988,000)	-	(63,988,000)
Impairment of property, plant, and equipment	-	(14,770,000)	(14,770,000)
Impairment of intangible assets	-	(5,873,000)	(5,873,000)
Income tax benefit/(expense)	10,990,882	(2,400)	10,988,482

Other significant noncash items:
Stock-based compensation	-	(85,441,869)	(85,441,869)
Revaluation of derivative liabilities	-	(116,256,212)	(116,256,212)
Initial recognition of derivative liabilities	-	(513,052,038)	(513,052,038)
Non-cash financing loss on over-exercise of warrants	-	(8,934,892)	(8,934,892)
Loss on extinguishment of debt	-	(6,246,089)	(6,246,089)

Net loss	$(83,285,117)	$(923,373,711)	$(1,006,658,828)

Total segment assets	$169,410,298	$252,295,433	$421,705,730
Expenditures for segment’s long-lived assets (property, plant, and equipment, and intangible assets)	$(4,677,421)	$(103,245,888)	$(107,923,309)

Segment reporting for the year ended September 30, 2022 (*)

	Bollinger	Mullen	Total
Revenues	$-	$-	$-
Interest gains	-	-	-
Interest expenses	-	(26,949,081)	(26,949,081)
Depreciation and amortization expense	(605,216)	(2,677,069)	(3,282,285)

Other significant noncash items:
Stock-based compensation	-	(43,715,242)	(43,715,242)
Revaluation of derivative liabilities	-	(122,803,715)	(122,803,715)
Initial recognition of derivative liabilities	-	(484,421,258)	(484,421,258)
Non-cash interest and other operating activities	-	(13,883,637)	(13,883,637)
Amortization of debt discount	-	(19,595,915)	(19,595,915)

Net loss	$(1,979,865)	$(738,344,887)	$(740,324,752)

Segment assets	$230,498,634	$72,095,844	$302,594,478
Expenditures for segment long-lived assets (property, plant, and equipment, and intangible assets)	$-	$(47,154,109)	$(47,154,109)

(*)	Bollinger Motors, Inc was acquired on September 7, 2022

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 – SUBSEQUENT EVENTS

Company management has evaluated subsequent events through January 16, 2023, which is the date these financial statements were available to be issued. Except as discussed below, management has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the financial statements:

New lease contracts

On November 1, 2023, the Company entered a 5-year lease agreement for premises of approximately 122,000 sq. ft. in Fullerton, California, designated for light manufacturing and distribution of electric vehicle batteries. Base rent is $2,992 thousand for the first year (and increases approximately 4% every year) and additional operating expenses are approximately $715 thousand in the first year with subsequent annual recalculation. Security deposit payable to the landlord is approximately $1 million.

Continued NASDAQ listing

On October 26, 2023, Mullen received approval from the Nasdaq Hearings Panel to continue its listing on The Nasdaq Capital Market. This decision is subject to two conditions:

1.	By January 22, 2024, Mullen must demonstrate a closing bid price of $1 per share for 20 consecutive trading sessions to comply with Listing Rule 5550(a)(2).

2.	By March 8, 2024, the Company needs to hold an annual shareholder meeting, satisfying Listing Rule 5620(a), which requires providing stockholders an opportunity to discuss company affairs with management.

Amendment to Bylaws and Other Events

Mullen revised its bylaws, effective November 30, 2023. The updated bylaws, now incorporating earlier amendments, make changes to stockholder nomination procedures. Notably, the timeframe for stockholder notices before annual meetings is now between 90 and 120 days. Additionally, any stockholder seeking to nominate directors must adhere to new SEC proxy rules, including using differently colored proxy cards than the company. Furthermore, the Company has scheduled its 2024 Annual Meeting for February 29, 2024, to be held virtually. This meeting will also count as the annual meeting for 2023, in response to a requirement from Nasdaq’s Listing Qualifications Department. These changes reflect the Company’s efforts to streamline its governance and compliance processes, ensuring clearer guidelines for stockholder participation and aligning with regulatory requirements.

Lawsuits on manipulation of the share price of the Company’s securities

The Company has filed a spoofing complaint on Dec. 6, 2023, in the United States District Court for the Southern District of New York alleging that UBS Securities, LLC, IMC Financial Markets and Clear Street Markets, LLC engaged in a market manipulation scheme using spoofing to manipulate the market price of Mullen share. In connection with the decision to file the spoofing complaint, the Company has voluntarily dismissed the lawsuit originally filed on Aug. 29, 2023, in the United States District Court for the Southern District of New York against certain broker-dealers, alleging a scheme to manipulate the share price of the Company’s securities focusing on short-selling claims. That case covered a limited period of three months and did not provide the Company with a sufficient opportunity to justify the cost that would be incurred in pursuing the claims in that litigation. The Company conducted a cost-benefit analysis of both cases and concluded that it would be a prudent exercise of business judgment to pursue the larger spoofing litigation rather than the short-selling litigation.

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Prospectus supplement

On November 1, 2023, Mullen filed a prospectus supplement with the U.S. Securities and Exchange Commission. This supplement updates the Company’s prospectus dated February 14, 2023, and is part of the registration statement filed on the same date. It pertains to the registration of 1,030,097 shares of common stock (giving effect to reverse stock split, see above), related to remaining warrants held by certain selling stockholders. These warrants are part of the Company’s existing securities purchase agreement, which has been amended several times since its initial date on June 7, 2022 (see Note 8).

Significant stock issuances after the balance sheet date

After the balance sheet date, the Company issued 3,012,986 shares of common stock, mainly upon exercise of 279,404 Preferred D Warrants (see Note 8) and issuance of shares under the stock-based compensation plans.

Certification of products

In November 2023, the Mullen ONE received a certificate of conformity from the Environmental Protection Agency on Nov. 2, 2023, permitting sales in the majority of U.S. states. In December 2023, the Mullen ONE received certification from the California Air Resources Board (“CARB”) as a zero-emission vehicle in the state of California permitting sales in remaining15 states and the District of Columbia that follow CARB regulations. Having received credentials from both CARB and the EPA, Mullen can now sell the Mullen ONE in every state throughout the U.S. Additionally, the certification gives the Mullen ONE eligibility for critical state EV incentive programs. The CARB certification takes on even more significance with CARB’s recent Advanced Clean Truck regulation, which will require that all local delivery and government fleets must be zero emissions by 2036. The Company began manufacturing Mullen ONE cargo vans at Tunica Assembly plant on November 1, 2023.

Non-convertible secured promissory note

On December 18, 2023, Mullen entered into a Debt Agreement to issue a non-convertible secured promissory note (the “Note”) with a principal amount of $50 million, purchased for $32 million, reflecting an $18 million original issue discount. The Note, which does not include conversion rights, stock, warrants, or other securities, aims to raise capital for the Company’s manufacturing operations. The issuance of this non-convertible Note is scheduled for the first trading day when all closing conditions are met. By January 15, 2024, the loan has not been received.

The Note will incur 10% annual interest, escalating to 18% post-Event of Default. It matures three months post-issuance. The Note’s terms allow for accelerated repayment upon default, requiring the Company to pay the principal, accrued interest, and other due amounts. The Note is secured by the Company’s assets and imposes restrictions on the Company, limiting additional debt, asset liens, stock repurchases, outstanding debt repayment, and affiliate transactions, except for specified exceptions. It mandates prepayment of the principal from net proceeds of any subsequent financing.

Repayment of related party receivables

On January 16, 2023, the Company terminated the Transition Services Agreement between the Company and Mullen Technologies, Inc., and received payment in full settlement of all amounts outstanding (including outstanding notes receivable, advances and related interest) of approximately $2.7 million (refer to Note 20 – Related party transactions).

MULLEN AUTOMOTIVE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Reverse stock split

At the Special Meeting reconvened on December 18, 2023, the stockholders approved a proposal to authorize a reverse stock split of the Company’s common stock at a ratio within the range of 1-for-2 to 1-for-100, as determined by the Board of the Company. The Board approved a one-for-one hundred (1-for-100) reverse stock split ratio and, on December 20, 2023, the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to effect a one-for-one hundred (1-for-100) reverse stock split effective on December 21, 2023. As a result of the reverse stock split, every 100 shares of the Company’s pre-reverse stock split common stock combined and automatically became 1 share of common stock.

The reverse stock split has not changed the authorized number of shares or the par value of the common stock nor modified any voting rights of the common stock. Also, at the effective Time, the number of shares of common stock issuable upon exercise of warrants, preferred stock, and other convertible securities, as well as any commitments to issue securities, that provide for adjustments in the event of a reverse stock split was appropriately adjusted pursuant to their applicable terms for the reverse stock split. If applicable, the conversion price for each outstanding share of preferred stock and the exercise price for each outstanding warrant was increased, pursuant to their terms, in inverse proportion to the 1-for-100 split ratio such that upon conversion or exercise, the aggregate conversion price for conversion of preferred stock and the aggregate exercise price payable by the warrant holder to the Company for shares of common stock subject to such warrant will remain approximately the same as the aggregate conversion or exercise price, as applicable, prior to the reverse stock split. Furthermore, pursuant to the terms of the amendment to the Company’s 2022 Equity Incentive Plan, which was approved by the stockholders at the Company’s annual meeting held on August 3, 2023, the shares of common stock available for issuance under the 2022 Equity Incentive Plan were not adjusted as a result of the reverse stock split.

No fractional shares were issued in connection with the reverse stock split. All shares of common stock that were held by a stockholder were aggregated subsequent to the reverse stock split and each fractional share resulting from such aggregation held by a stockholder was rounded up to the next whole share. As a result, additional 321,036 shares were issued for the benefit of shareholders that would otherwise obtain fractional shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

EXPENSE	AMOUNT
SEC registration fee	$11,827
Legal fees and expenses	$100,000
Accounting fees and expenses	$10,000
Printing and engraving expenses	$5,000
Miscellaneous expenses	$2,500
$129,327

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Article VIII of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article IX of our certificate of incorporation, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and no underwriting discounts or commissions were paid with respect to the issuance of the securities. Share and price per amount below are not adjusted to reflect reverse stock splits that have been effectuated after such issuances.

On August 26, 2021, Net Element opted to exchange a tranche in the aggregate amount of $3,489,870 for 352,320 shares of Common Stock based on the “exchange price” of $9.90539 per share pursuant to the Master Exchange Agreement. Such issuance of shares is exempted from the registration requirements of the Securities Act, in reliance upon Section 3(a)(9) of the Securities Act.

As of September 9, 2021, Net Element exchanged an aggregate of an additional 500,000 shares of Common Stock pursuant to the Master Exchange Agreement. Such issuance of shares is exempted from the registration requirements of the Securities Act, in reliance upon Section 3(a)(9) of the Securities Act.

On November 5, 2021, in connection with the merger between the Company and Net Element, the Company issued (1) in the sum of 7,647,321 shares of Common Stock to David Michery, Elegant Funding Inc., Keith R. Drohan, Tiffany A Drohan, Tiffany N Drohan and HLE Development Inc.; and (2) 13,481,188 shares of Common Stock a purchase price of $8.83 per share pursuant to an exchange agreement.

On January 18, 2022, the Company approved the issuance of an aggregate of 1,908,000 shares of Common Stock to certain employees of the Company.

In February 2022, the Company issued 1,000,000 shares of Common Stock to Preferred Management Partners, Inc.

On March 24, 2022, the Company issued 428,382 shares of Common Stock to the Company’s chief executive officer, David Michery.

On March 25, 2022, the Company issued 4,969,357 shares of Series C Preferred Stock. par value $0.001 per share (“Series C Preferred Stock”), and warrants to purchase 17,111,236 shares of Common Stock for an aggregate purchase price of approximately $43.9 million.

On June 7, 2022 and as amended on June 23, 2022, the Company entered into a securities purchase agreement (the “Series D Purchase Agreement”) with certain accredited investors to purchase an aggregate of $275 million of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and five-year warrants exercisable for shares of Common Stock.

On September 7, 2022, in connection with the acquisition of Bollinger Motors, Inc., the Company agreed to pay the sellers an aggregate of up to approximately $71.2 million consisting of $30 million in cash and $41.2 million worth of shares of the Company’s Common Stock, equal to 63,599,876 shares.

On September 19, 2022, the Company and the investors entered into Amendment No.2 to the Series D Purchase Agreement, whereby the investors purchased Series D Preferred Shares in the aggregate value of $35,000,000 from the Company and the Company issued to the investors 79,926,925 shares of Series D Preferred Stock and warrants exercisable for 147,864,810 shares of Common Stock.

On October 14, 2022, the Company entered into an Exchange Agreement (the “2022 Exchange Agreement”) with Esousa pursuant to which Esousa acquired a new secured convertible promissory note in exchange for the convertible note dated June 17, 2022 (the “2022 Exchange Note”). The 2022 Exchange Note has a principal amount of $12,945,914. Esousa may elect to convert all or any portion of the then-outstanding principal balance of the 2022 Exchange Note into that number of shares of Common Stock equal to the number obtained by dividing the outstanding principal balance of the 2022 Exchange Note to be so converted at a 5% discount to the lowest daily volume-weighted average price in the 10 trading days prior to conversion based on the prevailing market value of shares of the Common Stock of the Company as reported on Nasdaq at close on the date on which a written notice of conversion is delivered to the Company.

On October 25, 2022, the Company’s Board of Directors approved a settlement agreement with Esousa and authorized the issuance of 23,000,000 shares of Common Stock to Esousa to settle any potential claims related to the 2022 Exchange Agreement.

On November 14, 2022, the Company entered into a Subscription and Investment Representation Agreement with David Michery, its Chief Executive Officer, who is an accredited investor pursuant to which the Company issued and sold one share of the Company’s Series AA Preferred Stock, par value $0.001 per share, to the purchaser for $25,000.00 in cash. The Series AA Preferred Stock was subsequently canceled and eliminated on January 30, 2023.

On November 15, 2022, the Company and the investors entered into Amendment No. 3 to the Series D Purchase Agreement, whereby the investors paid $150 million for notes convertible into shares of the Common Stock and for no additional consideration, for every share of Common Stock issued to the investor upon conversion of such note, the holder shall receive warrants exercisable for 185% of the Company’s Common Stock at an exercise price equal to the conversion price applicable at the time of conversion of such note, subject to further adjustment as provided in the warrants. The shares issuable under the notes have been issued pursuant to the exemption from registration set forth in Section 3(a)(9) of the Securities Act, which permits an issuer to exchange new securities for existing securities exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On March 14, 2023, in connection with the entry of an IP Agreement with a business partner in connection with the settlement of an arbitration matter, the Company issued to the business partner warrants to purchase up to 75,000,000 shares of the Company’s Common Stock.

On June 5, 2023, the Company entered into a letter agreement in connection with the Series D Purchase Agreement (as amended), pursuant to which the Company agreed to issue to Acuitas Capital LLC (“Acuitas”) (1) 19,493,071 shares of the Company’s Common Stock. (2) pre-funded warrants exercisable for 8,074,124 shares of Common Stock and (3) warrants exercisable for 50,999,310 shares of Common Stock.

On June 12, 2023, the Company entered into a letter agreement in connection with the Series D Purchase Agreement (as amended), pursuant to which the Company agreed to issue to the Series D Preferred Stock investors (1) 54,700,517 shares of the Company’s Common Stock, (2) pre-funded warrants exercisable for 49,466,145 shares of Common Stock and (3) warrants exercisable for 192,708,321 shares of Common Stock after receiving $45 million commitment amount under the Series D Purchase Agreement (as amended).

On June 21, 2023 and June 26, 2023, certain accredited investors in the Company exercised an option to purchase additional shares of Series D Preferred Stock in an amount equal to such investors’ pro rata investment of $100 million in the Company pursuant to the Series D Purchase Agreement (as amended). Specifically, on June 22, 2023 and June 26, 2023, the Company and the Series D Preferred Stock investors entered into a letter agreement in connection with the Series D Purchase Agreement (as amended), pursuant to which the Company agreed to issue (1) 165,357,735 shares of the Company’s Common Stock, (2) pre-funded warrants exercisable for 457,343,268 shares of Common Stock; and (3) warrants exercisable for 684,971,101 shares of Common Stock. On June 20, 2023, the Company entered into a letter agreement with Acuitas pursuant to which the pre-funded warrants exercisable for 8,074,124 shares of Common Stock and warrants exercisable for 50,999,310 shares of Common Stock were cancelled in exchange for $13 million investment and warrants exercisable for 18,058,507 shares of Common Stock at an exercise price of $0.52 per share.

On May 14, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), with certain investors, pursuant to which upon the terms and subject to the conditions contained therein, the investors agreed to purchase an aggregate principal amount of $52.6 million of 5% Original Issue Discount Senior Secured Notes convertible into shares of Common Stock (the “Notes”) and five-year warrants exercisable for shares of Common Stock (the “Warrants”). Upon execution of the Securities Purchase Agreement, the investors purchased an initial aggregate principal amount of $13.2 million, or $12.5 million including the 5% original issue discount, of Notes (the “Initial Notes”) and also received Warrants exercisable, based on a cash exercise, for an aggregate of 4,793,402 shares of Common Stock (the “Initial Warrants”), and are obligated to purchase an additional principal amount of $39.5 million, or $37.5 million including the 5% original issue discount, of Notes and related Warrants if certain conditions are satisfied. For a period until the later of (i) the date a registration statement registering the shares issuable upon conversion of the Notes and exercise of the Warrants is declared effective or (ii) the date the Company has obtained stockholder approval for the transaction, the investors have the right, but not the obligation, to purchase an additional $52.6 million of 5% Original Issue Discount Senior Secured Convertible Notes and related Warrants on the same terms and conditions.

On May 21, 2024, the Company entered into the ELOC Purchase Agreement with Esousa, pursuant to which Esousa has agreed to purchase from the Company, at the Company’s direction from time to time, in its sole discretion, from and after July 5, 2024, and until the earlier of (i) the 36-month anniversary of the commencement date thereof or (ii) the termination of the ELOC Purchase Agreement in accordance with the terms thereof, shares of Common Stock, having a total maximum aggregate purchase price of $150,000,000, upon the terms and subject to the conditions and limitations set forth therein. On August 27, 2024, the Company issued 13,816,105 shares of Common Stock to Esousa as commitment shares pursuant to the terms of the ELOC Purchase Agreement. On September 12, 2024, the Company issued an additional 10,977,300 shares of Common Stock to Esousa as commitment shares pursuant to the ELOC Purchase Agreement. On October 23, 2023, the Company issued 502,066 shares of Common Stock.

On May 31, 2024, the Company entered into the Settlement Agreement with Ault Lending pursuant to which the Company issued $3 million of, or 76,923, shares of the Company’s Series E Preferred Stock in exchange for the cancellation of 1,211,299 shares of the Company’s Series C Preferred Stock held by Ault Lending. Pursuant to the terms of the Company’s Certificate of Incorporation, such shares of Series C Preferred Stock had a redemption value of approximately $14.9 million and aggregate accrued dividends of approximately $4.2 million.

On May 13, 2024, the Company entered into a Settlement Agreement and Stipulation (the “SAA”) with Silverback Capital Corporation (“SCC”), pursuant to which the Company agreed to issue Common Stock to SCC in exchange for the settlement of an aggregate of $4,623,655 (the “Settlement Amount”) to resolve outstanding overdue liabilities with different vendors. On May 29, 2024, the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act in accordance with a stipulation of settlement, pursuant to the SSA between the Company and SCC. Pursuant to the terms of the SSA approved by the Order, the Company agreed to issue to SCC shares (the “Settlement Shares”) of Common Stock. The Settlement Agreement provides that the Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount through the issuance of securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the SSA, SCC may deliver requests to the Company for additional shares of Common Stock to be issued to SCC until the Settlement Amount is paid in full, provided that any excess shares issued to SCC will be cancelled. In connection with the SSA, from May 31, 2024 through August 21, 2024, the Company issued an aggregate of 6,381,215 shares of Common Stock to SCC.

On July 8, 2024, Ault Lending exchanged all of its shares of Series E Preferred Stock for an initial aggregate principal amount of $3.2 million, or $3.0 million including the 5% original issue discount, of Notes and Warrants to purchase, based on a cash exercise, 1,150,416 shares of Common Stock (subject to adjustment).

On July 9, 2024, as part of the Obligated Purchases, investors purchased an additional initial aggregate principal amount of $10.5 million, or $10.0 million including the 5% original issue discount, of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 3,834,726 shares of Common Stock.

On July 15, 2024, as part of the Obligated Purchases, investors purchased an additional initial aggregate principal amount of $29.0 million, or $27.5 million including the 5% original issue discount, of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 10,545,490 shares of Common Stock.

On September 25 and 27 and October 2, 2024, pursuant to the Additional Investment Rights, the investors purchased an additional initial aggregate principal amount of approximately $13.2 million (or $12.5 million excluding the 5% original issue discount) of Notes and also received Warrants exercisable, based on a cash exercise, for an aggregate of 48,928 shares of Common Stock.

From October 23, 2024 to October 31, 2024, the Company issued an aggregate of 975,000 shares (the “Shares”) of common stock, par value $.001 per share (“Common Stock”), in accordance with a settlement agreement dated October 21, 2024 (the “Settlement Agreement”) whereby the Company agreed to issue to a note holder (the “Holder”) $3.0 million (the “Settlement Amount”) of shares of its Common Stock in exchange for the satisfaction and cancellation of all obligations related to approximately $4.5 million of secured promissory notes. Pursuant to the terms of the Settlement Agreement, the number of shares of Common Stock issued to the Holder for the Settlement Amount was and will be based on the closing price of the Common Stock on the day immediately preceding such issuance, subject to an ownership limitation of 9.99%. The Company is also obligated to issue shares of Common Stock so that the Holder achieves the Settlement Amount but may satisfy any remaining balance of the Settlement Amount by cash payment. The Shares were issued, and additional shares of Common Stock issued pursuant to the Settlement Agreement will be issued, in reliance on the exemption from the registration requirements of Section 3(a)(9) of the Securities Act of 1933, as amended, which applies to transactions in which a security is exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 16. Exhibits and Financial Statement Schedules

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.1+	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., and Robert Bollinger.	8-K	001-34887	2.1	09/08/2022
2.1(a)	First Amendment to the Common Stock Purchase Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., and Robert Bollinger.	8-K	001-34887	2.1	10/14/2022
2.1(b)	First Amendment to the Cash Escrow Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., Robert Bollinger and Continental Stock Transfer & Trust Company.	8-K	001-34887	2.2	10/14/2022
2.1(c)	First Amendment to the Stock Reservation Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., Robert Bollinger and Continental Stock Transfer & Trust Company.	8-K	001-34887	2.3	10/14/2022
2.2	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and Robert Bollinger.	8-K	001-34887	2.2	09/08/2022
2.3	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and John Masters.	8-K	001-34887	2.3	09/08/2022
2.4+	Common Stock Purchase Agreement, dated as of September 7, 2022, by and among Mullen Automotive Inc. and Seaport Global Asset Management SPV LLC - Series A.	8-K	001-34887	2.4	09/08/2022
2.5+	Asset Purchase Agreement dated September 16, 2022 between the Company and David W. Carickhoff, solely as Chapter 7 trustee of the Bankruptcy Estates of Electric Last Mile Solutions, Inc. and Electric Last Mile, Inc.	8-K	001-34887	10.1	09/19/2022
2.6+	Common Stock Purchase Agreement, dated as of July 26, 2024, by and among Mullen Automotive Inc. and Bollinger Motors, Inc.	8-K	001-34887	2.1	8/1/2024
3.1(a)	Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., dated November 5, 2021	8-K	001-34887	3.2	11/12/2021
3.1(b)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Mullen Automotive Inc., dated March 8, 2022	8-K	001-34887	3.1	03/10/2022
3.1(c)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on July 26, 2022	8-K	001-34887	3.1	07/27/2022

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1(d)	Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock.	S-3ASR	333-267502	4.1(c)	09/19/2022
3.1(e)	Certificate of Mullen Automotive Inc. Increasing Number of Shares of Preferred Stock Designated as Series D Convertible Preferred Stock.	S-3ASR	333-267913	4.1(d)	10/17/2022
3.1(f)	Certificate of Designation of Series AA Preferred Stock, filed November 14, 2022	8-K	001-34887	3.1	11/14/2022
3.1(g)	Certificate of Cancellation filed on January 30, 2023	8-K	001-34887	3.1	01/30/2023
3.1(h)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on January 30, 2023	8-K	001-34887	3.2	01/30/2023
3.1(i)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on May 3, 2023	8-K	001-34887	3.1	05/05/2023
3.1(j)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on August 10, 2023	8-K	001-34887	3.1	08/11/2023
3.1(k)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on December 20, 2023	8-K/A	001-34887	3.1	12/21/2023
3.1(l)	Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Junior Participating Preferred Stock filed on May 1, 2024	8-K	001-34887	3.1	5/6/2024
3.1(m)	Certificate of Mullen Automotive Inc. of Preferred Stock Designated as Series E Preferred Stock filed on May 31, 2024.	8-K	001-34887	3.1	6/6/2024
3.1(n)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on September 13, 2024	8-K	001-34887	3.1	9/20/2024
3.2	Amended and Restated Bylaws, as of November 30, 2023	10-K	001-34887	3.2	1/17/2024
4.1	Description of Company’s Securities.	10-K/A	001-34887	4.4	01/30/2023
4.2	Form of Warrant (related to Series D Preferred Stock Securities Purchase Agreement dated June 7, 2022)	8-K	001-34887	10.1 (Exhibit A)	06/10/2022
4.3	Warrant dated March 14, 2023 issued to Qiantu Motor USA, Inc.	10-Q	001-34887	4.2	05/15/2023
4.4	Rights Agreement dated as of May 1, 2024, by and between the Company and Continental Stock Transfer & Trust Company	8-K	001-34887	4.1	5/6/2024
5.1*	Opinion of Jones Day
10.1#	Mullen Automotive Inc. 2022 Equity Incentive Plan	DEF 14A	001-34887	Appx B	06/24/2022
10.1(a)#	Amendment to 2022 Equity Incentive Plan dated August 3, 2023	8-K	001-34887	10.1	08/07/2023
10.1(b)#	Amendment to 2022 Equity Incentive Plan dated September 9, 2024	8-K	001-34887	10.1	9/13/2024
10.1(c)#	Form of Stock Option Agreement under 2022 Equity Incentive Plan	10-K	001-34887	10.2(a)	1/13/2023
10.1(d)#	Form of Restricted Stock Agreement under 2022 Equity Incentive Plan	10-K	001-34887	10.2(b)	1/13/2023
10.1(e)#	Form of Restricted Stock Unit Agreement under 2022 Equity Incentive Plan	10-K	001-34887	10.2(c)	1/13/2023

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.2#	CEO Performance Stock Award Agreement dated May 5, 2022 between Mullen Automotive Inc. and David Michery	8-K	001-34887	10.2	07/27/2022
10.3#	CEO Performance Stock Award Agreement dated June 8, 2023 between Mullen Automotive Inc. and David Michery	8-K	001-34887	10.2	08/07/2023
10.4	Amended and Restated Secured Convertible Note and Security Agreement dated June 17, 2022 Esousa Holdings LLC	8-K	001-34887	10.1	06/21/2022
10.4(a)	Letter Agreement (Sale of Note) dated June 17, 2022	8-K	001-34887	10.2	06/21/2022
10.4(b)	Exchange Agreement, dated as of October 14, 2022, by and among Mullen Automotive Inc. and Esousa Holdings LLC.	8-K	001-34887	10.1	10/21/2022
10.4(c)	Secured Convertible Note and Security Agreement dated October 14, 2022 with Esousa Holdings LLC.	8-K	001-34887	10.2	10/21/2022
10.5#	Amended and Restated Employment Agreement, dated as of June 1, 2021, by and between David Michery and Mullen Technologies, Inc.	S-4/A	333-256166	10.10	07/22/2021
10.6	Transition Services Agreement, dated as of May 12, 2021, by and between Mullen Technologies, Inc. and Mullen Automotive Inc.	S-4/A	333-256166	10.14	07/22/2021
10.6(a)	Termination Agreement, dated January 15, 2024, by and between Mullen Technologies, Inc. and Mullen Automotive Inc.	10-K	001-34887	10.6(a)	1/17/2024
10.7	Tax Sharing Agreement, dated May 12, 2021, by and among Mullen Technologies, Inc. and Mullen Automotive Inc.	S-4/A	333-256166	10.15	07/22/2021
10.8	Consultant Agreement dated October 26, 2021 between the Company and Mary Winter	10-K	001-34887	10.25	12/29/2021
10.9	Loan Commitment with NuBridge Commercial Lending executed February 23, 2022	8-K	001-34887	10.2	02/28/2022
10.9(a)	Guaranty dated March 7, 2022 between NuBridge Commercial Lending, LLC and David Michery	10-Q	001-34887	10.4(a)	05/16/2022
10.10	Securities Purchase Agreement dated June 7, 2022 for Series D Preferred Stock and Warrants	8-K	001-34887	10.1	06/10/2022
10.10(a)	Amendment No. 1 dated June 23, 2022 to Securities Purchase Agreement dated June 7, 2022	8-K	001-34887	10.1	06/24/2022
10.10(b)	Amendment No. 2 dated September 19, 2022 to Securities Purchase Agreement dated June 7, 2022	S-3ASR	333-267502	99.3	09/19/2022
10.10(c)	Amendment No. 3 to the Securities Purchase Agreement, dated November 15, 2022, by and between Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	11/21/2022
10.10(d)	Form of Convertible Note dated November 15, 2022	8-K	001-34887	10.2	11/21/2022
10.10(e)	Amendment No. 4 to the Securities Purchase Agreement, dated April 3, 2023, by and between Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	04/07/2023

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.10(f)	Form of Promissory Note	8-K	001-34887	10.2	04/07/2023
10.10(g)	Letter Agreement, dated May 15, 2023, by and among Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	05/19/2023
10.10(h)	Letter Agreement, dated June 5, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC	8-K	001-34887	10.1	06/05/2023
10.10(i)	Letter Agreement, dated June 12, 2023, by and between Mullen Automotive Inc. and the buyers named therein	8-K	001-34887	10.1	06/12/2023
10.10(j)	Letter Agreement, dated June 22, 2023, by and between Mullen Automotive Inc. and the buyers named therein.	8-K	001-34887	10.1	06/26/2023
10.10(k)	Letter Agreement, dated June 26, 2023, by and between Mullen Automotive Inc. and Ault Lending, LLC	8-K	001-34887	10.2	06/26/2023
10.10(l)	Letter Agreement, dated June 20, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC.	8-K	001-34887	10.3	06/26/2023
10.11	Lease dated June 29, 2022 between the Company and with the Lakeview Business Center, LLC	10-Q	001-34887	10.7	08/12/2022
10.12	Consulting Agreement dated January 12, 2022 between the Company and Ignacio Novoa	10-Q	001-34887	10.8	08/12/2022
10.13	Firm Order Agreement dated December 12, 2022, between Randy Marion Isuzu, LLC and the Company	8-K	001-34887	10.1	12/15/2022
10.14#	Offer Letter with Jonathan New dated September 7, 2022	10-K	001-34887	10.22	1/13/2023
10.15	Settlement Agreement dated January 13, 2023 with Acuitas, J. Fallon and Mank Capital	10-K	001-34887	10.23	1/13/2023
10.15(a)	Form of Promissory Note	10-K	001-34887	10.23(a)	1/13/2023
10.16	Waiver Agreement dated January 12, 2023 with Series C Preferred Stockholders	10-K	001-34887	10.24	1/13/2023
10.17	Settlement Agreement dated January 13, 2023 with respect to Series D Securities Purchase Agreement	10-K	001-34887	10.25	1/13/2023
10.17(a)	Form of Warrant	10-K	001-34887	10.25(a)	1/13/2023
10.17(b)	Amendment to the Settlement Agreement, dated March 2, 2023, by and between Mullen Automotive Inc. and Acuitas Capital LLC	8-K	001-34887	10.1	03/06/2023
10.18	Settlement Agreement, dated as of March 14, 2023, by and among Mullen Automotive Inc., Qiantu Motor (Suzhou) Ltd., and Qiantu Motor USA, Inc.	10-Q	001-34887	10.5	05/15/2023
10.18(a)+	Intellectual Property and Distribution Agreement, dated as of March 14, 2023, by and among Mullen Automotive Inc., Qiantu Motor (Suzhou) Ltd., and two affiliates of Qiantu Motor (Suzhou) Ltd.	10-Q	001-34887	10.5(a)	05/15/2023
10.19#	Employment Agreement between the Company and Chester Bragado dated March 21, 2023	10-Q	001-34887	10.6	05/15/2023
10.20	Promissory Note dated March 31, 2023 from Mullen Technologies, Inc. to Mullen Automotive Inc., and Addendum dated August 12, 2023	10-K	001-34887	10.20	1/17/2024

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.21	Change of Control Agreement dated August 14, 2023 between Mullen Automotive Inc. and David Michery	10-K	001-34887	10.21	1/17/2024
10.22	Form of Change of Control Agreement dated August 14, 2023 between Mullen Automotive Inc. and each non-employee director	10-K	001-34887	10.22	1/17/2024
10.23	Securities Purchase Agreement, dated December 18, 2023, by and among Mullen Automotive Inc. and the purchaser named therein	8-K	001-34887	10.1	12/22/2023
10.24	Commitment Letter dated May 14, 2024	10-Q	001-34887	10.2	5/14/2024
10.25	Securities Purchase Agreement dated May 14, 2024 by and among Mullen Automotive Inc. and the purchasers named therein	10-Q	001-34887	10.3	5/14/2024
10.25(a)	Form of Convertible Note	10-Q	001-34887	10.3(a)	5/14/2024
10.25(b)	Form of Warrant	10-Q	001-34887	10.3(b)	5/14/2024
10.25(c)	Registration Rights Agreement dated May 14, 2024 by and among Mullen Automotive Inc. and the purchasers named therein	10-Q	001-34887	10.3(c)	5/14/2024
10.26	Common Stock Purchase Agreement, dated as of May 21, 2024, by and between the Company and the Investor	8-K	001-34887	10.1	5/24/2024
10.26(a)	Registration Rights Agreement, dated as of May 21, 2024, by and between the Company and the Investor	8-K	001-34887	10.2	5/24/2024
10.27	Settlement Agreement and Release, dated May 31, 2024, by and between Mullen Automotive Inc. and the investor thereto.	8-K	001-34887	10.1	6/6/2024
10.28	Settlement Agreement and Release, dated May 13, 2024, by and between Mullen Automotive Inc. and Silverback Capital Corporation	10-Q	001-34887	10.1	8/12/2024
10.29	Purchase Agreement dated August 23, 2024 between the Mullen Automotive Inc, VoltiE Group and Volt Mobility Holding Ltd.	8-K	001-34887	10.1	8/26/2024
10.30	Amended and Restated Secured Promissory Note dated October 24, 2024 issued by Bollinger Motors, Inc.	8-K	001-34887	10.1	10/28/2024
16.1	Letter from Daszkal Bolton LLP dated March 3, 2023	8-K	001-34887	16.1	03/03/2023
21.1	List of Subsidiaries	10-K	001-34887	21.1	1/13/2023
23.1	Consent of Independent Registered Public Accounting Firm (RBSM LLP)					✔
23.2	Consent of Independent Registered Public Accounting Firm (Daszkal Bolton LLP)					✔
23.3*	Consent of Jones Day					(included in Exhibit 5.1)
24.1*	Power of Attorney
107*	Filing Fee Table

*	Previously filed.
#	Indicates management compensatory plan, contract or arrangement.
+	Mullen Automotive Inc. has omitted certain exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted exhibits upon request by the SEC.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of Title 17 of the Code of Federal Regulations), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of Title 17 of the Code of Federal Regulations);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Brea, California as of November 7, 2024.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
Chief Executive Officer, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Michery	Chief Executive Officer, President and Chairman of the Board	November 7, 2024
David Michery	(Principal Executive Officer)

/s/ Jonathan New	Chief Financial Officer	November 7, 2024
Jonathan New	(Principal Financial Officer)

/s/ Chester Bragado	Chief Accounting Officer	November 7, 2024
Chester Bragado	(Principal Accounting Officer)

*	Secretary and Director	November 7, 2024
Mary Winter

*	Director	November 7, 2024
John Andersen

*	Director	November 7, 2024
Ignacio Novoa

*	Director	November 7, 2024
Kent Puckett

*	Director	November 7, 2024
Mark Betor

*	Director	November 7, 2024
William Miltner

*By:	/s/ Jonathan New
Attorney-in-Fact